As filed with the Securities and Exchange Commission on September 9, 2005

Registration No. 333-[            ].

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPITAL BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	6712	56-2101930
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4901 Glenwood Avenue

Raleigh, North Carolina 27612

(919) 645-6400

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

B. Grant Yarber

President and Chief Executive Officer

Capital Bank Corporation

4901 Glenwood Avenue

Raleigh, North Carolina 27612

(919) 645-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John L. Jernigan, Esq.

Jason L. Martinez, Esq.

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

2500 Wachovia Capitol Center

Raleigh, North Carolina 27601

(919) 821-1220

Approximate date of commencement of the proposed sale to the public:  As soon as practicable after the merger described in this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, no par value per share	4,966,612	N/A	$64,380,927	$7,578

(1)	Represents the estimated maximum number of shares of common stock issuable by Capital Bank Corporation upon the consummation of the merger with 1st State Bancorp, Inc., which has been determined in accordance with the terms of the merger agreement governing the transaction by dividing $74,499,168.79 by $15.00. Pursuant to Rule 416, this registration statement also covers an indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee and computed pursuant to Rule 457(f) under the Securities Act, based upon the average of high and low prices of the common stock of 1st State Bancorp on September 7, 2005 ($36.05), as reported on the Nasdaq National Market System, and the estimated number of shares of 1st State Bancorp common stock to be cancelled in the merger (2,898,637 shares) less the estimated amount of cash to be paid by Capital Bank Corporation to 1st State Bancorp shareholders in connection with the merger ($40,114,937.04).
(3)	Calculated by multiplying (i) the proposed aggregate offering price of $64,380,927 by (ii) 0.0001177.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Subject to completion September 9, 2005

CAPITAL BANK CORPORATION Proxy Statement for Special Meeting of Shareholders [ ], 2005, [ ]:00 [ ].m. local time Capital Bank 4901 Glenwood Avenue, Raleigh, North Carolina 27612	1ST STATE BANCORP, INC. Proxy Statement for Special Meeting of Shareholders [ ], 2005, [ ]:00 [ ].m. local time 1st State Bank 445 S. Main Street, Burlington, North Carolina 27215

PROSPECTUS—COMMON STOCK

ACQUISITION PROPOSED—YOUR VOTE IS VERY IMPORTANT

The boards of directors of Capital Bank Corporation and 1st State Bancorp, Inc., or 1st State Bancorp, have approved Capital Bank Corporation’s acquisition of 1st State Bancorp in a merger transaction in which 1st State Bancorp will merge into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation. In the merger, each 1st State Bancorp shareholder may elect to receive one of the following forms of consideration for their 1st State Bancorp common stock, subject to the allocation procedures described in this joint proxy statement/prospectus:

•	$37.15 in cash per share of 1st State Bancorp common stock;
•	Capital Bank Corporation common stock based on a formula in which 1.0 share of Capital Bank Corporation common stock is multiplied by an exchange ratio (such exchange ratio equal to $37.15 divided by the average of the daily closing sales price of Capital Bank Corporation common stock during the twenty (20) trading day period ending three (3) business days prior to the closing date of the merger) to determine the number of shares to be received in exchange for each share of 1st State Bancorp common stock; or
•	A combination of both.

Elections will be limited by the requirement that 65% of the total merger consideration will be in the form of Capital Bank Corporation common stock. Therefore the allocation of cash and Capital Bank Corporation common stock that 1st State Bancorp shareholders will receive depends on the elections of other 1st State Bancorp shareholders. Since the market price of Capital Bank Corporation common stock may fluctuate between the date of this joint proxy statement/prospectus and the date that the merger is completed, we cannot predict the number of shares of Capital Bank Corporation common stock that a 1st State Bancorp shareholder would receive upon election of the all stock or mixed consideration alternatives.

Shares of Capital Bank Corporation common stock currently trade on the National Market of the Nasdaq Stock Market, Inc. (the “Nasdaq National Market”) under the symbol “CBKN.” Shares of 1st State Bancorp common stock currently trade on the Nasdaq National Market under the symbol “FSBC.”

Before this transaction can be completed, the shareholders of both companies must vote to approve it. Each company will hold a special meeting of its shareholders to consider and vote on this merger proposal and other matters. Your vote is important. Whether or not you plan to attend your company’s special meeting, please take the time to vote by completing and returning the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote for the proposals described in this joint proxy statement/prospectus.

This document contains important information about the merger, the procedures for electing to receive cash, stock or a combination of both and other matters. We urge you to review this entire document carefully. You may also obtain information about Capital Bank Corporation and 1st State Bancorp from documents each company has filed with the Securities and Exchange Commission.

We enthusiastically support the merger and join with the other members of our boards of directors in recommending that you vote in favor of the merger.

B. Grant Yarber President and Chief Executive Officer, Capital Bank Corporation	James C. McGill President and Chief Executive Officer, 1st State Bancorp, Inc.

The merger of Capital Bank Corporation and 1st State Bancorp involves some risks. You should carefully consider the risk factors beginning on page 20.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued in the merger or passed upon the accuracy or adequacy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense. The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation, or any other governmental agency.

The date of this joint proxy statement/prospectus is [                    ], 2005 and

it was first mailed to shareholders on or about [                    ], 2005

This joint proxy statement/prospectus serves two purposes: it is a proxy statement being used by both the Capital Bank Corporation board of directors and the 1st State Bancorp board of directors to solicit proxies for use at their special meetings; it is also the prospectus of Capital Bank Corporation regarding the Capital Bank Corporation common stock to be issued to 1st State Bancorp shareholders if the merger is completed. This document provides you with detailed information about the proposed merger of 1st State Bancorp into Capital Bank Corporation. We encourage you to read this entire document carefully. Capital Bank Corporation has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended, and this joint proxy statement/prospectus is the prospectus filed as part of such registration statement. This joint proxy statement/prospectus does not contain all of the information in the registration statement nor does it include the exhibits to the registration statement. Please see “Additional Information” on page 101.

When used in this joint proxy statement/prospectus, the terms “Capital Bank Corporation” and “1st State Bancorp” refer to Capital Bank Corporation and 1st State Bancorp, respectively, and, where the context requires, to Capital Bank Corporation and 1st State Bancorp and their respective predecessors and subsidiaries. “We” refers to both Capital Bank Corporation and 1st State Bancorp.

This joint proxy statement/prospectus incorporates important business and financial information about Capital Bank Corporation and 1st State Bancorp that is not included in or delivered with this document. You should refer to “Additional Information” on page 101 for a description of the documents incorporated by reference in this joint proxy statement/prospectus. You can obtain documents related to Capital Bank Corporation and 1st State Bancorp that are incorporated by reference in this document through the Securities and Exchange Commission web site at http://www.sec.gov. You may also obtain copies of these documents, other than exhibits, unless such exhibits are specifically incorporated by reference into the information that this joint proxy statement/prospectus incorporates, without charge by requesting them in writing or by telephone from the appropriate company:

If you are a Capital Bank Corporation shareholder: Nancy A. Snow Capital Bank Corporation 4901 Glenwood Avenue Raleigh, North Carolina 27612 Telephone: (919) 645-6400	If you are a 1st State Bancorp shareholder: A. Christine Baker 1st State Bancorp, Inc. 445 S. Main Street Burlington, North Carolina 27215 Telephone: (336) 227-8861

TO OBTAIN TIMELY DELIVERY OF CAPITAL BANK CORPORATION DOCUMENTS, YOU MUST MAKE YOUR REQUEST BY [ ], 2005.	TO OBTAIN TIMELY DELIVERY OF 1ST STATE BANCORP DOCUMENTS, YOU MUST MAKE YOUR REQUEST BY [ ], 2005.

You should rely only on the information incorporated by reference or provided in or with this joint proxy statement/prospectus to vote at your special meeting. We have not authorized anyone to give you different information. You should not assume that the information in this joint proxy statement/prospectus, or in any documents delivered with this joint proxy statement/prospectus, or any supplement, is accurate as of any date other than the date on the front of such documents, and neither the mailing of the joint proxy statement/prospectus to you nor the issuance of shares of Capital Bank Corporation common stock in connection with the merger shall create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is not lawful to make any such offer or solicitation.

CAPITAL BANK CORPORATION

4901 Glenwood Avenue, Raleigh, North Carolina 27612

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [                    ], 2005

Capital Bank Corporation will hold a special meeting of shareholders at its corporate offices located at 4901 Glenwood Avenue, Raleigh, North Carolina, at [    ]:00 [  ].m. local time on [                    ], 2005, to consider and vote on the following proposals:

1. To approve the merger agreement and the related plan of merger, dated as of June 29, 2005, between Capital Bank Corporation and 1st State Bancorp, Inc. by which Capital Bank Corporation will acquire 1st State Bancorp, Inc. through the merger of 1st State Bancorp, Inc. into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation. In the merger, each 1st State Bancorp, Inc. shareholder may elect to receive one of the following forms of consideration for their 1st State Bancorp, Inc. common stock, subject to the allocation procedures described in the attached joint proxy statement/prospectus:

•	$37.15 in cash per share of 1st State Bancorp, Inc. common stock;

•	Capital Bank Corporation common stock based on a formula in which 1.0 share of Capital Bank Corporation common stock is multiplied by an exchange ratio (such exchange ratio equal to $37.15 divided by the average of the daily closing sales price of Capital Bank Corporation common stock during the twenty (20) trading day period ending three (3) business days prior to the closing date of the merger) to determine the number of shares to be received in exchange for each share of 1st State Bancorp, Inc. common stock; or

•	A combination of both.

2. To approve the issuance of up to 4,966,612 shares of Capital Bank Corporation common stock to the shareholders of 1st State Bancorp, Inc. in connection with Capital Bank Corporation’s acquisition of 1st State Bancorp, Inc. in a merger. Pursuant to the terms of the merger agreement, the aggregate number of shares of Capital Bank Corporation common stock to be issued in the merger will be determined by dividing $74,499,168.79 by the average closing price, which for the purposes of this calculation has been set at $15.00.

3. To approve the adjournment of the Capital Bank Corporation special meeting, if necessary, to permit Capital Bank Corporation to solicit additional proxies if there are insufficient votes at the special meeting to constitute a quorum or to approve the merger agreement and the related plan of merger or the issuance of shares of Capital Bank Corporation common stock in the merger.

4. To transact any other matters that properly come before this special meeting or any adjournment or postponement of this special meeting.

The merger is more fully described in the accompanying joint proxy statement/prospectus. In accordance with Securities and Exchange Commission rules, proposals one and two above are being presented separately, however, neither the merger nor the proposal to issue shares to 1st State Bancorp, Inc. shareholders will be effected unless each of proposals one and two above are approved by our shareholders.

Record holders of Capital Bank Corporation common stock at the close of business on [                    ], 2005, will receive notice of and may vote at the special meeting, including any adjournment or postponement of the special meeting. The approval of the merger transaction by a majority of the shares of Capital Bank Corporation common stock outstanding on [                    ], 2005 and the approval of the issuance of Capital Bank Corporation common stock in the merger by a majority of those shares of Capital Bank Corporation common stock voted, in person or by proxy, at the special meeting are conditions to the consummation of the merger.

The merger of Capital Bank Corporation and 1st State Bancorp, Inc. involves some risks. You should consider carefully the risk factors beginning on page 20.

Whether or not you plan to attend the shareholders’ meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your shares will be voted in favor of the merger agreement and the related plan of merger, the issuance of Capital Bank Corporation common stock in connection with the merger and adjournment of the special meeting, if necessary, to permit Capital Bank Corporation to solicit additional proxies if there are insufficient votes at the special meeting to constitute a quorum or to approve the other proposals presented at the meeting. If you do not either return your card or attend and vote in favor at the special meeting, the effect will be a vote against the merger. By signing the proxy, you also authorize the proxy holders to vote as directed by the board of directors of Capital Bank Corporation on other business as may properly come before the meeting.

Your vote is very important. The board of directors of Capital Bank Corporation has approved the merger and the issuance of shares in the merger and strongly encourages you to vote in favor of the merger, the related share issuance and for adjournment of the special meeting, if necessary, to permit Capital Bank Corporation to solicit additional proxies. Whether or not you plan to attend the special meeting, please mark, sign, date and return your proxy promptly.

BY ORDER OF THE BOARD OF DIRECTORS

Nancy A. Snow

Vice President and Secretary

Raleigh, North Carolina, [                    ], 2005

1ST STATE BANCORP, INC.

445 S. Main Street, Burlington, North Carolina 27215

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [                    ], 2005

1st State Bancorp, Inc. will hold a special meeting of shareholders at the main office of 1st State Bank located at 445 S. Main Street, Burlington, North Carolina 27215, at [    ]:00 a.m. local time on [                    ], 2005 to consider and vote on the following proposals:

1. To approve the merger agreement and the related plan of merger, dated as of June 29, 2005, between Capital Bank Corporation and 1st State Bancorp, Inc., pursuant to which Capital Bank Corporation will acquire 1st State Bancorp, Inc. through the merger of 1st State Bancorp, Inc. into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation. In the merger, each 1st State Bancorp, Inc. shareholder may elect to receive one of the following forms of consideration for their 1st State Bancorp, Inc. common stock, subject to the allocation procedures described in the attached joint proxy statement/prospectus:

•	$37.15 in cash per share of 1st State Bancorp, Inc. common stock;

•	Capital Bank Corporation common stock based on a formula in which 1.0 share of Capital Bank Corporation common stock is multiplied by an exchange ratio (such exchange ratio equal to $37.15 divided by the average of the daily closing sales price of Capital Bank Corporation common stock during the twenty (20) trading day period ending three (3) business days prior to the closing date of the merger) to determine the number of shares to be received in exchange for each share of 1st State Bancorp, Inc. common stock; or

•	A combination of both.

2. To approve the adjournment of the 1st State Bancorp, Inc. special meeting, if necessary, to permit 1st State Bancorp, Inc. to solicit additional proxies if there are insufficient votes at the special meeting to constitute a quorum or to approve the merger agreement and the related plan of merger.

3. To transact any other matters that properly come before this special meeting or any adjournment or postponement of this special meeting.

The merger is more fully described in the accompanying joint proxy statement/prospectus.

Record holders of 1st State Bancorp, Inc. common stock at the close of business on [                    ], 2005 will receive notice of and may vote at the special meeting, including any adjournments or postponements. The approval of the merger by two-thirds of the shares of 1st State Bancorp, Inc. common stock outstanding on [                    ], 2005 is a condition to the consummation of the merger.

The merger of Capital Bank Corporation and 1st State Bancorp, Inc. involves some risks. You should consider carefully the risk factors beginning on page 20.

Whether or not you plan to attend the shareholders’ meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your shares will be voted in favor of the merger agreement and the related plan of merger and for adjournment of the special meeting, if necessary, to permit 1st State Bancorp, Inc. to solicit additional proxies if there are insufficient votes at the special meeting to constitute a quorum or to approve the other proposals presented at the meeting. If you do not either return your card or attend and vote in favor at the special meeting, the effect will be a vote against the merger. By signing the proxy, you also authorize the proxy holders to vote as directed by the board of directors of 1st State Bancorp, Inc. on other business as may properly come before the meeting.

Your vote is very important. The board of directors of 1st State Bancorp, Inc. has approved the merger and strongly encourages you to vote in favor of the merger and for adjournment of the special meeting, if necessary, to permit 1st State Bancorp, Inc. to solicit additional proxies. Please do not send any stock certificates until you receive separate instructions from us.

BY ORDER OF THE BOARD OF DIRECTORS

A. Christine Baker

Treasurer and Secretary

Burlington, North Carolina, [                    ], 2005

QUESTIONS AND ANSWERS ABOUT MERGER

OF 1ST STATE BANCORP INTO CAPITAL BANK CORPORATION

Q:	Why are Capital Bank Corporation and 1st State Bancorp proposing to merge?

A:	The boards of directors of both Capital Bank Corporation and 1st State Bancorp believe that, among other things, the merger will provide the resulting company with expanded opportunities for profitable growth. In addition, the boards believe that by combining the resources of the two companies, the resulting company will have an improved ability to compete in the changing and competitive financial services industry.

Q:	What am I being asked to vote upon and how does my board recommend I vote?

A:	If you are a Capital Bank Corporation shareholder, you are being asked to approve the merger agreement and the related plan of merger pursuant to which Capital Bank Corporation will acquire 1st State Bancorp by merger, with Capital Bank Corporation being the surviving corporation, and the issuance of Capital Bank Corporation common stock to 1st State Bancorp shareholders in the proposed merger. If you are a 1st State Bancorp shareholder, you are being asked to approve the merger agreement and the related plan of merger pursuant to which Capital Bank Corporation will acquire 1st State Bancorp, with Capital Bank Corporation being the surviving corporation.

The Capital Bank Corporation board of directors has unanimously determined that the proposed merger is advisable and in the best interests of Capital Bank Corporation shareholders, has approved the merger agreement and the issuance of Capital Bank Corporation common stock to 1st State Bancorp shareholders in the proposed merger and recommends that you vote for adoption of the merger agreement and the issuance of such shares. The 1st State Bancorp board of directors has unanimously determined that the proposed merger is advisable and in the best interests of 1st State Bancorp shareholders, has approved the merger agreement and recommends that you vote for adoption of the merger agreement.

Shareholders of Capital Bank Corporation and 1st State Bancorp are also being asked to approve a proposal to permit adjournment of their respective meetings to permit the solicitation of additional proxies in the event there are insufficient votes to constitute a quorum or to approve the matters presented at such meeting. The board of directors of Capital Bank Corporation and the board of directors of 1st State Bancorp recommends that their respective shareholders vote for the adjournment proposals.

Neither Capital Bank Corporation’s board of directors nor 1st State Bancorp’s board of directors is aware of any other business to be considered at their respective meetings.

Q:	What vote is required to approve the transaction?

A:	The approval of the merger agreement and the related plan of merger requires (1) the affirmative vote of at least two-thirds of the shares of 1st State Bancorp common stock outstanding on [ ], 2005 and (2) the affirmative vote of a majority of the shares of Capital Bank Corporation common stock outstanding on [ ], 2005. In addition, the issuance of Capital Bank Corporation common stock in the merger requires the affirmative vote of a majority of those shares of Capital Bank Corporation common stock voted, in person or by proxy, at the special meeting.

If a quorum does not exist at the Capital Bank Corporation special meeting, adjournment requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the special meeting. If a quorum exists at the Capital Bank Corporation special meeting, but there are not enough affirmative votes to approve the merger or issuance of shares in the merger, the special meeting may be adjourned if the votes cast, in person or by proxy, at the Capital Bank Corporation special meeting favoring the proposal to adjourn exceed the votes cast, in person or by proxy, opposing the proposal to adjourn.

The 1st State Bancorp special meeting may be adjourned if the votes cast, in person or by proxy, at the 1st State Bancorp special meeting favoring the proposal to adjourn exceed the votes cast, in person or by proxy, opposing the proposal to adjourn, whether or not a quorum exits.

Q:	What do I need to do now?

A.	Indicate on your proxy card how you want to vote, and sign, date, and mail the proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at your respective special shareholder meeting. The Capital Bank Corporation meeting will take place on [ ], 2005, at [ ]:00 [ ].m. local time. The 1st State Bancorp meeting will take place on [ ], 2005, at [ ]:00 [ ].m. local time.

The boards of directors of Capital Bank Corporation and 1st State Bancorp each recommend that you vote in favor of each of the proposals on which you will be voting at your respective special shareholders meeting.

Q:	What will 1st State Bancorp shareholders receive as a result of the merger?

A:	As a shareholder of 1st State Bancorp, you may elect to receive all cash, all Capital Bank Corporation common stock or a combination of cash and Capital Bank Corporation common stock for the shares of 1st State Bancorp common stock you own. At your election, for each share of 1st State Bancorp common stock you own you will receive either (i) $37.15 in cash, without interest, (ii) 1.0 share of Capital Bank Corporation common stock multiplied by the exchange ratio (described in detail in the next question) or (iii) 0.691829 shares of Capital Bank Corporation common stock multiplied by the exchange ratio plus an amount equal to $11.4486 in cash.

Although you will be able to elect to receive either cash, Capital Bank Corporation common stock or the combination of cash and Capital Bank Corporation common stock described above in exchange for your shares of 1st State Bancorp common stock, elections will be limited by the requirement that 65% of the total merger consideration must be in the form of Capital Bank Corporation common stock. As a result, unless you elect the combination of cash and stock, the form of consideration you receive will depend in part on the elections of other 1st State Bancorp shareholders.

Fractional shares will not be issued. The number of shares of Capital Bank Corporation common stock that a 1st State Bancorp shareholder is entitled to receive will be rounded to the nearest whole share, with fractions of .50 or more rounded up to the next whole share and fractions of less than .50 eliminated.

Please see pages 42-45 of this joint proxy statement/prospectus for a full description of the all cash, all stock and mixed consideration options and shareholder election procedures.

Q:	How will the value of the consideration 1st State Bancorp shareholders may receive be determined?

A:	The value of the consideration 1st State Bancorp shareholders may elect to receive in exchange for their 1st State Bancorp common stock is dependent on the “exchange ratio,” which is an amount equal to $37.15 divided by the “average closing price.” The “average closing price” means the average of the daily closing sales price of Capital Bank Corporation common stock during the twenty (20) trading day period ending three (3) business days prior to the closing date of the merger. As a result, the number of Capital Bank Corporation shares that a 1st State Bancorp shareholder may elect to receive may fluctuate depending on the average closing price of Capital Bank Corporation common stock. 1st State Bancorp shareholders should read the section entitled “The Merger—Merger Consideration; Cash, Stock or Mixed Election,” which shows examples of the consideration a 1st State Bancorp shareholder could receive in the merger.

In addition, the average closing price is subject to an $18.00 “cap,” so it can be no higher than $18.00 (even if the actual average closing price is higher), and to a “floor” of $15.00. If the average closing price is greater than $18.00, the average closing price will be deemed to be $18.00 and that the exchange ratio will be set at 2.063889. If the average closing price falls below the $15.00 floor, Capital Bank Corporation will have the option to:

•	consummate the transaction by calculating the exchange ratio using the actual average closing price, even if lower than $15.00;

•	set the average closing price at $15.00 and pay 1st State Bancorp shareholders an additional amount per share in cash equal to $15.00 minus the lower average closing price; or

•	set the average closing price at $15.00 and pay no additional consideration to 1st State Bancorp shareholders.

If Capital Bank Corporation elects to set the average closing price at $15.00 and pay no additional consideration to 1st State Bancorp shareholders, 1st State Bancorp will have the right to elect to terminate the transaction. Please see “The Merger Agreement—Waiver and Amendment; Termination—Termination” on page 77 for more information about 1st State Bancorp’s rights to terminate the transaction in these circumstances.

Q:	I am a 1st State Bancorp shareholder. How do I elect to receive cash, stock or a combination of both?

A:	A form for making an election will be sent to you separately after the effective time of the merger. For your election to be effective, your properly completed election form, along with your 1st State Bancorp stock certificates or an appropriate guarantee of delivery, must be sent to and received by the exchange agent no later than the election deadline specified in the election form (which will not in any event be less than twenty (20) business days after the form is mailed to 1st State Bancorp shareholders). Do not send your stock certificates to 1st State Bancorp, Capital Bank Corporation or Capital Bank Corporation’s exchange agent until you receive the transmittal materials with instructions from the exchange agent. If you do not make a timely election you will be deemed to have elected to receive the mixed consideration of cash and stock.

Q:	I am a 1st State Bancorp shareholder. When should I send in my stock certificates?

A:	After the merger is completed, the combined company will send 1st State Bancorp shareholders written instructions for exchanging their stock certificates for merger consideration. You should not send in your stock certificates until you receive these instructions.

Q:	I am a Capital Bank Corporation shareholder. Should I send in my common stock certificates?

A:	No. Outstanding shares of Capital Bank Corporation common stock will remain outstanding following the merger with 1st State Bancorp.

Q:	Who will serve as Capital Bank Corporation’s chief executive officer after the merger?

A:	After the merger is complete, B. Grant Yarber, who currently serves as Capital Bank Corporation’s chief executive officer, will continue in the role of chief executive officer of Capital Bank Corporation. It also is expected that immediately after completion of the merger, Capital Bank Corporation will employ certain executives of 1st State Bancorp.

Q:	Will Capital Bank Corporation’s board of directors change after the merger?

A:	Yes. As soon as reasonably practicable after the effective time of the merger, Capital Bank Corporation will cause four members of 1st State Bancorp’s current board of directors to be appointed as members of Capital Bank Corporation’s board of directors and as members of Capital Bank’s board of directors, each subject to required regulatory approvals.

Q:	Will shareholders have dissenters’ rights?

A:	Neither 1st State Bancorp shareholders nor Capital Bank Corporation shareholders will have any right to dissent from the merger and demand an appraisal of their shares of 1st State Bancorp common stock or Capital Bank Corporation common stock, as the case may be.

Q:	What are the federal income tax consequences to 1st State Bancorp shareholders?

A:	For federal income tax purposes, 1st State Bancorp shareholders who exchange their shares solely for Capital Bank Corporation common stock will generally not recognize gain or loss on the exchange. 1st State Bancorp shareholders who exchange their shares for Capital Bank Corporation common stock and cash will recognize gain (but not loss) on the exchange, but not in excess of the cash received. 1st State Bancorp shareholders who exchange their shares solely for cash will recognize gain or loss on the exchange.

Please see page 69 of this joint proxy statement/prospectus for a description of the material federal income tax consequences of the merger.

Q:	May I sell the shares of Capital Bank Corporation common stock that I will receive in the merger?

A:	Generally, yes. Shares of Capital Bank Corporation common stock that you receive in the merger will be freely transferable, unless you are an “affiliate” of 1st State Bancorp under applicable federal securities laws. Affiliates generally include directors, certain executive officers and holders of 10% or more of 1st State Bancorp common stock. Generally, all shares of Capital Bank Corporation common stock received by affiliates of 1st State Bancorp (including shares they beneficially own for others) may not be sold by them, except in compliance with the Securities Act of 1933, as amended. For more detail regarding this subject, see page 70.

Q:	When do you expect the merger to be completed?

A:	We anticipate that the merger will be completed in January 2006. In addition to shareholder approvals, we must also obtain certain regulatory approvals.

Q:	My shares are held in my broker’s name. How do I vote my shares?

A:	Copies of this joint proxy statement/prospectus were sent to you by your broker. The broker will request instructions from you as to how you want your shares to be voted, and the broker will vote your shares according to your instructions.

Q:	I hold shares in 1st State Bancorp’s retirement plans. Can I vote these shares?

A:	Yes, if you participate in the 1st State Bancorp, Inc. Employee Stock Ownership Plan, or the 1st State ESOP, you will have the opportunity to direct the 1st State ESOP trustee in voting all 1st State Bancorp common stock allocated to your 1st State ESOP account. If you do not instruct the 1st State ESOP trustee how to vote your ESOP shares, the 1st State ESOP trustee will vote your shares (and any other allocated ESOP shares for which no voting directions are received as well as any unallocated ESOP shares) in the same proportion as participants who did vote their ESOP shares. In addition, if you hold 1st State Bancorp common stock in the employer stock fund under the 1st State Bank Employees’ Savings and Profit Sharing Plan and Trust, or the 1st State Bank 401(k) Plan, you may direct 1st State Bank, as plan administrator, on how to vote shares in your 1st State Bank 401(k) Plan account. If you fail to instruct the plan administrator on how to vote common stock in your 1st State 401(k) Plan account, the plan administrator may vote your shares as it determines.

Q:	I hold common stock in Capital Bank Corporation’s 401(k) Retirement Plan. Can I vote these shares?

A:	Yes, if a portion of your individual account in the Capital Bank Corporation 401(k) Retirement Plan, or Capital Bank 401(k) Retirement Plan, is invested in Capital Bank Corporation common stock, you may direct Capital Bank, as plan administrator, to vote or exercise similar rights with respect to the shares of Capital Bank Corporation common stock held in your account. If you fail to timely instruct the plan administrator as to how to vote any shares of Capital Bank Corporation common stock held in your account under your Capital Bank 401(k) Retirement Plan account, your shares will not be voted.

Q:	What will happen if I don’t send in my proxy card?

A:

If you don’t send in your proxy card or give voting instructions to your broker or nominee, and you don’t attend the applicable special meeting and vote in person, then your shares will not be voted. If a significant number of shareholders of either Capital Bank Corporation or 1st State Bancorp do not return their proxy cards, it could be more difficult to obtain the required approval of shareholders of each company entitled to vote on the merger. Since the affirmative vote of holders of two-thirds of the outstanding shares of 1st State Bancorp and a majority of the outstanding shares of Capital Bank Corporation is required to approve the merger, the failure to return your proxy card or vote in person at the meeting will have the same effect as a vote against the merger, so we urge you to vote.

Q:	If I’ve lost my stock certificate, can I receive consideration in the merger?

A:	Yes. However, you will have to provide an affidavit attesting to the fact that you lost your stock certificate. Additionally, you may have to give Capital Bank Corporation or the exchange agent a bond to indemnify Capital Bank Corporation against a loss in the event someone finds or has your lost certificate and is able to transfer it. To avoid these measures, you should do everything you can to find your lost certificate before the time comes to send it in.

Q:	Where will my shares be listed after the merger?

A:	Shares of Capital Bank Corporation’s common stock issued in the transaction will be listed on the Nasdaq National Market and will trade under the symbol “CBKN.”

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. You can change your vote at or before the special meeting. You can do this in any of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice or new proxy card to the corporate secretary at the appropriate address listed below. Third, you can attend the special meeting and vote in person. Simply attending the meeting and not voting, however, will not revoke your proxy.

All written notices of revocation and other communications with respect to revocation of proxies by Capital Bank Corporation shareholders should be sent to: Capital Bank Corporation, 4901 Glenwood Avenue, Raleigh, North Carolina 27612, Attention: Corporate Secretary.

All written notices of revocation and other communications with respect to revocation of proxies by 1st State Bancorp shareholders should be sent to: 1st State Bancorp, Inc., 445 S. Main Street, Burlington, North Carolina 27215, Attention: Corporate Secretary.

Q:	If the merger is completed, what will happen to my options to acquire 1st State Bancorp common stock?

A:	Upon completion of the merger, each outstanding 1st State Bancorp stock option will be terminated in exchange for a cash payment by 1st State Bancorp to each holder in an amount equal to $37.15 per share minus the applicable exercise price per share for 1st State Bancorp common stock covered by such 1st State Bancorp stock option.

Q:	Who can help answer my questions?

A:	If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

B. Grant Yarber	or	A. Christine Baker
Capital Bank Corporation		1st State Bancorp, Inc.
4901 Glenwood Avenue		445 S. Main Street
Raleigh, North Carolina 27612		Burlington, North Carolina 27215
(919) 645-6400		(336) 227-8861

SUMMARY

This Summary highlights selected information in this joint proxy statement/prospectus and may not contain all the information that is important to you. To understand the proposed merger fully and for a more complete description of the legal terms of the proposed merger, you should carefully read this entire document, the documents delivered with it and the documents to which we have referred you in “Additional Information” on page 101. The merger agreement is attached as Appendix A to this joint proxy statement/prospectus. For your reference, we have included page references in this summary to direct you to more complete descriptions of the topics presented in this summary.

PARTIES TO THE MERGER

Capital Bank Corporation (page 96) 4901 Glenwood Avenue Raleigh, North Carolina 27612 Telephone: (919) 645-6400

Capital Bank Corporation is a financial holding company incorporated under the laws of the State of North Carolina on August 10, 1998. Capital Bank Corporation’s primary function is to serve as the holding company for its wholly-owned subsidiary, Capital Bank.

Capital Bank is a community bank engaged in the general commercial banking business in Wake, Chatham, Granville, Alamance, Lee, Buncombe, Guilford and Catawba Counties of North Carolina. Capital Bank offers a full range of banking services, including automated teller machine access to its customers for cash withdrawals through nationwide ATM networks.

As of [                    ], 2005, Capital Bank Corporation had consolidated assets of $[            ] million, consolidated loans of $[    ] million, consolidated investment securities of $[    ] million, consolidated deposits of $[    ] million, and consolidated shareholders’ equity of $[    ] million.

1st State Bancorp, Inc. (page 98) 445 S. Main Street Burlington, North Carolina 27215 Telephone: (336) 227-8861

1st State Bancorp, Inc. is a bank holding company incorporated under the laws of the State of Virginia on November 16, 1998. 1st State Bancorp’s primary function is to serve as the holding company for its wholly-owned subsidiary, 1st State Bank.

1st State Bank is a community and customer oriented North Carolina-chartered commercial bank headquartered in Burlington, North Carolina. 1st State Bank has seven full service offices located in north central North Carolina on the Interstate 85 corridor between the Piedmont Triad and Research Triangle Park. 1st State Bank conducts most of its business in Alamance County, North Carolina.

As of [                    ], 2005, 1st State Bancorp had consolidated assets of $[    ] million, consolidated loans of $[    ] million, consolidated investment securities of $[    ] million, consolidated deposits of $[    ] million, and consolidated shareholders’ equity of $[    ] million.

SHAREHOLDER MEETINGS

Special Meeting of Capital Bank Corporation (page 37)

The special meeting of Capital Bank Corporation shareholders will be held at the corporate offices of Capital Bank located at 4901 Glenwood Avenue, Raleigh, North Carolina, at [    ]:00 [  ].m., local time, on [                    ], 2005.

Capital Bank Corporation shareholders will be asked to: (i) approve the merger agreement and the related plan of merger; (ii) approve the issuance of up to 4,966,612 shares of Capital Bank Corporation common stock to the shareholders of 1st State Bancorp in connection the merger; (iii) approve the adjournment of the Capital Bank Corporation special meeting, if necessary, to permit Capital Bank Corporation to solicit additional proxies if there are insufficient votes at the special meeting to constitute a quorum or to approve the merger agreement and the related plan of merger or the issuance of shares of Capital Bank Corporation common stock in the merger; and (iv) transact any other matters that properly come before the special meeting or any adjournment or postponement of such meeting.

Capital Bank Corporation’s board of directors is not aware of any other business to be considered at Capital Bank Corporation’s special meeting. A quorum of Capital Bank Corporation shareholders must be present at the special meeting in order to conduct business. A quorum is established when the holders of a majority of the shares of common stock entitled to vote on a matter is represented at the meeting, either in person or by proxy.

Special Meeting of 1st State Bancorp (page 39)	The special meeting of 1st State Bancorp shareholders will be held at the corporate offices of 1st State Bank located at [ ], at [ ]:00 [ ].m., local time, on [ ], 2005.

1st State Bancorp shareholders will be asked to: (i) approve the merger agreement and the related plan of merger; (ii) approve the adjournment of the 1st State Bancorp special meeting, if necessary, to permit 1st State Bancorp to solicit additional proxies if there are insufficient votes at the special meeting to constitute a quorum or to approve the merger agreement and the related plan of merger; and (iii) transact any other matters that properly come before the special meeting or any adjournment or postponement of such meeting.

1st State Bancorp’s board of directors is not aware of any other business to be considered at 1st State Bancorp’s special meeting. A quorum of 1st State Bancorp shareholders must be present at the special meeting in order to conduct business. A quorum is established when the holders of a one-third of the shares of common stock entitled to vote on a matter is represented at the meeting, either in person or by proxy.

Required Shareholder Votes (pages 37 and 40)	Capital Bank Corporation. The approval of the merger agreement and the related plan of merger requires the affirmative vote of the holders of a majority of the outstanding shares of Capital Bank Corporation’s common stock. In addition, the issuance of Capital Bank Corporation common stock in the merger transaction requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the special meeting. Because both proposals must be approved in order for the merger to be effected, a vote against either proposal has the same effect as a vote against both of the proposals. The merger will not occur and neither of the proposals will be effected unless both of the proposals are approved.

In addition, if a quorum does not exist, adjournment of the special meeting requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the special meeting. If a quorum exists at the special meeting, but there are not enough affirmative votes to approve the merger or issuance of shares in the merger, the special meeting may be adjourned if the votes cast, in person or by proxy, at the special meeting favoring the proposal to adjourn exceed the votes cast, in person or by proxy, opposing the proposal to adjourn.

1st State Bancorp. The approval of the merger agreement and the related plan of merger will require the affirmative vote of the holders of two-thirds of the outstanding shares of 1st State Bancorp common stock. The special meeting may be adjourned if the votes cast, in person or by proxy, at the special meeting favoring the proposal to adjourn exceed the votes cast, in person or by proxy, opposing the proposal to adjourn, whether or not a quorum exists.

Voting Rights at The Shareholder Meetings (pages 37 and 40)

Capital Bank Corporation. If you are a Capital Bank Corporation shareholder as of the close of business on [                    ], 2005, the record date, you are entitled to vote at the special meeting of Capital Bank Corporation shareholders. On such record date, [                    ] shares of Capital Bank Corporation common stock were outstanding. If you are a Capital Bank Corporation shareholder, you will be entitled to one vote for each share of Capital Bank Corporation common stock owned as of the record date. You may vote either by attending the meeting and voting your shares or by completing the enclosed proxy card and mailing it to Capital Bank Corporation in the enclosed envelope.

1st State Bancorp. If you are a 1st State Bancorp shareholder as of the close of business on [                    ], 2005, the record date, you are entitled to vote at the special meeting of 1st State Bancorp shareholders. On such record date, [            ] shares of 1st State Bancorp common stock were outstanding. If you are a 1st State Bancorp shareholder, you will be entitled to one vote for each share of 1st State Bancorp common stock owned as of the record date. You may vote either by attending the meeting and voting your shares or by completing the enclosed proxy card and mailing it to 1st State Bancorp in the enclosed envelope.

We have prepared this joint proxy statement/prospectus to assist you in deciding how to vote and whether or not to grant your proxy.

Please indicate on your proxy card how you want to vote, and please sign, date and return the proxy by mail as soon as possible so that your shares will be voted at the meeting. If you sign, date and mail your proxy card without marking how you want to vote, your proxy will be counted as a vote, in the case of 1st State Bancorp shareholders and Capital Bank Corporation shareholders, for the merger, including the other transactions contemplated thereby, and the related plan of merger and for the proposal to authorize adjournment in order to solicit additional proxies, and in the case of Capital Bank Corporation shareholders, for the issuance of Capital Bank Corporation common stock in connection with the merger. Failure to return your proxy card or to vote in person will have the effect of a vote against the merger. If you sign a proxy, you may revoke it at any time prior to the meeting or by attending and voting at the meeting. You cannot vote shares held in book-entry form or in a brokerage account; only your broker can vote these shares. If you do not provide your broker with instructions on how to vote your shares, your broker will not be permitted to vote them, and your shares will have the same effect as votes against the merger.

Dissenters’ Rights (pages 39 and 41)

Neither 1st State Bancorp shareholders nor Capital Bank Corporation shareholders will have any right to dissent from the merger and demand an appraisal of their shares of 1st State Bancorp common stock or Capital Bank Corporation common stock, as the case may be.

Recommendation to Shareholders (pages 39 and 41)

Capital Bank Corporation. The board of directors of Capital Bank Corporation has approved the merger agreement and the related plan of merger and the issuance of shares of Capital Bank Corporation common stock to the shareholders of 1st State Bancorp in connection with the merger. The Capital Bank Corporation board believes that the proposed merger and the related issuance of shares of Capital Bank Corporation common stock are each fair to Capital Bank Corporation shareholders and are each in their best interests. The Capital Bank Corporation board recommends that Capital Bank Corporation shareholders vote for approval of the merger agreement and the related plan of merger and the related issuance of shares of Capital Bank Corporation common stock. In addition, the board of directors of Capital Bank Corporation recommends that shareholders vote for the proposal to authorize the adjournment of the special meeting, if necessary, to permit the solicitation of additional proxies.

1st State Bancorp. The board of directors of 1st State Bancorp has approved the merger agreement and the related plan of merger. The 1st State Bancorp board believes that the proposed merger is fair to 1st State Bancorp shareholders and is in their best interests. The 1st State Bancorp board recommends that 1st State Bancorp shareholders vote for approval of the merger agreement, including the transactions contemplated thereby and the related plan of merger. In addition, the board of directors of 1st State Bancorp recommends that shareholders vote for the proposal to authorize the adjournment of the special meeting, if necessary, to permit the solicitation of additional proxies.

THE MERGER

Reasons for the Merger (pages 48-50)

The boards of directors of both Capital Bank Corporation and 1st State Bancorp believe that, among other things, the merger will provide the resulting company with expanded opportunities for profitable growth. In addition, the boards believe that by combining the resources of the two companies, the resulting company will have increased economies of scale and an improved ability to compete in the changing and competitive financial services industry.

Overview of the Merger (page 42)

Capital Bank Corporation and 1st State Bancorp have agreed to combine their businesses under the terms of a merger agreement between the companies that is described in this joint proxy statement/prospectus. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Appendix A. Pursuant to the merger agreement, upon completion of the merger, 1st State Bancorp will merge into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation.

After the merger is complete, it is contemplated that 1st State Bank will be operated as a separate subsidiary of Capital Bank Corporation for an interim period, then merged into Capital Bank Corporation’s subsidiary, Capital Bank, with Capital Bank as the surviving bank.

What 1st State Bancorp Shareholders Will Receive in the Merger (page 42)

At the effective time of the merger, each outstanding share of 1st State Bancorp common stock will be automatically converted into the right to receive either (i) $37.15 in cash, without interest, (ii) 1.0 share of Capital Bank Corporation common stock multiplied by the “exchange ratio” or (iii) 0.691829 shares of Capital Bank Corporation common stock multiplied by the exchange ratio plus an amount equal to $11.4486 in cash, all on and subject to the terms and conditions contained in the merger agreement. Although, you will be able to elect to receive either cash, Capital Bank Corporation common stock or the combination of cash and Capital Bank Corporation common stock described above in exchange for your shares of 1st State Bancorp common stock, elections will be limited by the requirement that approximately 65% of the total merger consideration must be in the form of Capital Bank Corporation common stock. As a result, unless you elect the combination of cash and stock, the form of consideration you receive will depend in part on the elections of other 1st State Bancorp shareholders.

Fractional shares will not be issued. The number of shares of Capital Bank Corporation common stock that a 1st State Bancorp shareholder is entitled to receive will be rounded to the nearest whole share with fractions of .50 or more rounded up to the next whole share and fractions of less than .50 eliminated.

As described above, the value of the consideration 1st State Bancorp shareholders may elect to receive in exchange for their 1st State Bancorp common stock is dependent on the “exchange ratio,” which is an amount equal to $37.15 divided by the average closing price. The “average closing price” is the average of the daily closing sales price of Capital Bank Corporation common stock during the twenty (20) trading day period ending three (3) business days prior to the closing date of the merger. As a result, the number of shares of Capital Bank Corporation common stock that a 1st State Bancorp shareholder may elect to receive may fluctuate depending on the average closing price of Capital Bank Corporation common stock. For example, on [                    ], 2005, Capital Bank Corporation common stock closed at $[            ] per share. If $[      ] were the average closing price, then the exchange ratio would be [      ] and, as a result, 1st State Bancorp shareholders who elect to receive all shares would receive [        ] shares of Capital Bank Corporation common stock for each share of 1st State Bancorp common stock they hold and 1st State Bancorp shareholders who elect to receive a combination of cash and shares would receive $11.4486 in cash and [        ] shares of Capital Bank Corporation common stock for each share of 1st State Bancorp common stock they hold. The market price of Capital Bank Corporation common stock, which is used to calculate the average closing price, may fluctuate between [                    ], 2005 and the date that the merger is completed. As a result, we cannot predict the number of shares of Capital Bank Corporation common stock that a 1st State Bancorp shareholder would receive for one share of 1st State Bancorp common stock upon election of the all stock or mixed consideration alternatives. Further, the market price of Capital Bank Corporation common stock may fluctuate between the date that the merger is completed and the date when 1st State Bancorp shareholders actually receive their shares of Capital Bank Corporation common stock. Such fluctuation would change the value of the shares of Capital Bank Corporation common stock that 1st State Bancorp shareholders may ultimately receive in the merger. 1st State Bancorp shareholders who elect to receive all cash in the merger will receive $37.15 in cash for each share of 1st State Bancorp common stock they hold, irrespective of the average closing price of Capital Bank Corporation common stock. 1st State Bancorp shareholders should read the section entitled “The Merger—Merger Consideration; Cash, Stock or Mixed Election,” which shows additional examples of the consideration a 1st State Bancorp shareholder could receive in the merger.

In addition, the average closing price is subject to an $18.00 “cap,” so it can be no higher than $18.00 (even if the actual average closing price is higher), and to a “floor” of $15.00. If the average closing price is greater than $18.00, the average closing price will be deemed to be $18.00 and the exchange ratio will be set at 2.063889. If the average closing price falls below $15.00, Capital Bank Corporation will have the option to:

•	consummate the transaction by calculating the exchange ratio using the actual average closing price, even if lower than $15.00;

•	set the average closing price at $15.00 and pay 1st State Bancorp shareholders an additional amount per share in cash equal to $15.00 minus the actual average closing price; or

•	set the average closing price at $15.00 and pay no additional consideration to 1st State Bancorp shareholders.

If Capital Bank Corporation elects to set the average closing price at $15.00 per share and pay no additional consideration to 1st State Bancorp shareholders, 1st State Bancorp will have the right to elect to terminate the transaction. Please see “The Merger Agreement—Waiver and Amendment; Termination—Termination” on page 77 for more information about 1st State Bancorp’s rights to terminate the transaction in these circumstances.

Please see pages 42-45 of this joint proxy statement/prospectus for a full description of the all cash, all stock and mixed consideration options and shareholder election procedures.

Effect of the Merger on 1st State Bancorp Stock Options (page 45)

When the merger becomes effective, each outstanding option to purchase 1st State Bancorp common stock granted under 1st State Bancorp’s stock option plans will be terminated in exchange for a cash payment by Capital Bank Corporation to each option holder in an amount equal to $37.15 per share minus the applicable exercise price per share for 1st State Bancorp common stock covered by such 1st State Bancorp stock option.

How 1st State Bancorp Shareholders Can Elect Stock, Cash or Both (page 45)

Holders of shares of 1st State Bancorp common stock may indicate a preference to receive Capital Bank Corporation common stock, cash or a mixed consideration in the merger by completing the election form sent to them upon completion of the merger. The election form will provide that a 1st State Bancorp shareholder shall receive the mixed consideration of stock and cash unless the shareholder elects to receive all stock or all cash. If a shareholder does not so elect within a time period specified on the election form (which in any event will not be less than twenty (20) business days after the form is mailed to 1st State Bancorp shareholders), Capital Bank Corporation will allocate such shareholder the mixed consideration of stock and cash. For those shareholders who make an election other than the mixed consideration, however, the amount of Capital Bank Corporation common stock and cash to be received as consideration is subject to allocation among 1st State Bancorp shareholders. See “The Merger—Merger Consideration; Cash, Stock or Mixed Election” on page 42.

Neither 1st State Bancorp’s board of directors nor its financial advisor makes any recommendation as to whether you should choose all cash, all Capital Bank Corporation stock or mixed consideration. Each holder of 1st State Bancorp common stock at the time of the completion of the merger should consult with his or her own financial advisor on this decision.

Exchange of Stock Certificates for Consideration (page 46)

Promptly after the merger is completed, 1st State Bancorp shareholders will receive an election form and transmittal letter from Capital Bank Corporation’s exchange agent with instructions on how to surrender their 1st State Bancorp stock certificates in exchange for the merger consideration. By completing such election form, holders of 1st State Bancorp shares can elect to receive the cash, stock or mixed consideration, subject to the allocation provisions described below in “The Merger—Merger Consideration; Cash, Stock or Mixed Election.”

1st State Bancorp shareholders should carefully review and complete the election form and materials and return them as instructed, together with their stock certificates for 1st State Bancorp common stock. 1st State Bancorp shareholders should not send their stock certificates to 1st State Bancorp, Capital Bank Corporation or Capital Bank Corporation’s exchange agent until they receive these written instructions. Shares of 1st State Bancorp common stock held in book-entry form or in a brokerage account will be exchanged for the merger consideration without the submission of any 1st State Bancorp stock certificate.

Opinion of Capital Bank Corporation’s Financial Advisor (page 50)

In connection with the merger, the board of directors of Capital Bank Corporation considered the opinion of its financial advisor, FTN Midwest Securities Corp., or FTN. FTN rendered a written opinion to the board of directors of Capital Bank Corporation that, as of June 28, 2005, and based upon and subject to the factors and assumptions set forth therein, the exchange ratio and the aggregate merger consideration being paid by Capital Bank Corporation was fair from a financial point of view to Capital Bank Corporation. FTN also issued an updated opinion letter as of [                    ], 2005. The opinion dated as of June 28, 2005 is attached as Appendix B hereto and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by FTN in providing its opinion. Please read this opinion carefully and in its entirety.

This opinion is directed to the board of directors of Capital Bank Corporation and does not constitute a recommendation to any shareholder as to how that shareholder should vote on, or take any other action with respect to, the merger.

Opinion of 1st State Bancorp’s Financial Advisor (page 59)

In connection with the merger, the board of directors of 1st State Bancorp considered the opinion of its financial advisor, The Orr Group, LLC, or The Orr Group. The Orr Group rendered a written opinion to the board of directors of 1st State Bancorp that, as of June 29, 2005, and based upon and subject to the factors and assumptions set forth therein, the exchange ratio and the aggregate merger consideration being paid by Capital Bank Corporation was fair from a financial point of view to 1st State Bancorp. The Orr Group also issued an updated opinion letter as of [                    ], 2005. The opinion dated as of June 29, 2005 is attached as Appendix C hereto and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by The Orr Group in providing its opinion. Please read this opinion carefully and in its entirety.

This opinion is directed to the board of directors of 1st State Bancorp and does not constitute a recommendation to any shareholder as to how that shareholder should vote on, or take any other action with respect to, the merger.

Material U.S. Federal Income Tax Consequences (page 69)

It is anticipated that the merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and that, for federal income tax purposes, 1st State Bancorp shareholders who exchange their shares solely for Capital Bank Corporation common stock will generally not recognize gain or loss on the exchange. 1st State Bancorp shareholders who exchange their shares for Capital Bank Corporation common stock and cash will recognize gain (but not loss) on the exchange, but not in excess of the cash received. 1st State Bancorp shareholders who exchange their shares solely for cash will recognize gain or loss on the exchange. The actual federal income tax consequences to you of electing to receive cash, Capital Bank Corporation common stock or a combination of cash and stock will not be ascertainable at the time you make your election because we will not know at that time if, or to what extent, the allocation and proration procedures will apply.

Because certain tax consequences of the merger may vary depending on the particular circumstances of each shareholder and other factors, each shareholder of 1st State Bancorp should consult his or her own tax advisor to determine the tax consequences of the merger under federal, state, local, and foreign tax laws.

Accounting Treatment (page 70)

The merger will be accounted for by Capital Bank Corporation as a purchase transaction for accounting and financial reporting purposes. Under the purchase method, Capital Bank Corporation will record, at fair value, the acquired assets and assumed liabilities of 1st State Bancorp. The amount by which the purchase price paid by Capital Bank Corporation exceeds the fair value of the net tangible and identifiable intangible assets acquired by Capital Bank Corporation through the merger will be recorded as goodwill.

Share Ownership of Management and Certain Shareholders (pages 38 and 40)

Capital Bank Corporation. On the record date for the Capital Bank Corporation special meeting, Capital Bank Corporation directors and executive officers, their immediate family members and entities they controlled or owned shared voting power over [                    ] shares of Capital Bank Corporation common stock, or approximately [        ] percent of the outstanding shares of Capital Bank Corporation common stock, which constitutes approximately [    ] percent of the vote required to approve the merger.

1st State Bancorp. On the record date for the 1st State Bancorp special meeting, 1st State Bancorp directors and executive officers, their immediate family members and entities they controlled or owned shared voting power over [            ] shares of 1st State Bancorp common stock, or approximately [        ] percent of the outstanding shares of 1st State Bancorp common stock, which constitutes approximately [        ] percent of the vote required to approve the merger.

1st State Bancorp officers, directors and 1st State Bancorp’s largest individual shareholder, Maurice Koury, have agreed to vote their shares of 1st State Bancorp common stock in favor of the merger agreement at the 1st State Bancorp special meeting. See “Interests of Certain Persons in the Merger—Voting Agreements of 1st State Bancorp Officers, Directors and Certain Significant Shareholders.”

Interests of Certain Persons in the Merger (page 64)

In considering the boards’ recommendations to vote for the merger transaction, shareholders should be aware that some directors and executive officers of Capital Bank Corporation and 1st State Bancorp have interests in the merger that may be different from, or in addition to, those of their respective shareholders generally. These interests generally include, among other things, the potential for such persons to occupy positions as officers or directors of Capital Bank Corporation or Capital Bank after the merger, potential benefits under employment or severance arrangements as a result of the merger, and the right after the merger of past and present officers and directors of 1st State Bancorp to continued indemnification from Capital Bank Corporation and continued insurance coverage by Capital Bank Corporation.

THE MERGER AGREEMENT

Effective Time (page 72)

The merger will become effective on the date and at the time of the filing of articles of merger with the Secretary of State of the State of North Carolina and the Virginia State Corporation Commission. The merger agreement requires 1st State Bancorp and Capital Bank Corporation to use their reasonable efforts to cause the effective time to occur within a reasonable period of time following the satisfaction or waiver of all closing conditions. 1st State Bancorp and Capital Bank Corporation anticipate that the merger will become effective in January 2006. 1st State Bancorp and Capital Bank Corporation cannot assure you if or when the necessary shareholder and regulatory approvals can be obtained or that the other conditions precedent to the merger can or will be satisfied.

Regulatory Approval and Other Conditions (pages 72 and 74)

Before the merger may be completed, notice to and approval from various federal and state banking regulators, including the Federal Reserve, is required. Capital Bank Corporation and 1st State Bancorp have filed an application and notification with the Federal Reserve for approval of the merger. We expect to obtain this and all other required approvals, but make no assurances that such regulatory approvals will be obtained or as to the timing of receiving such approvals.

In addition to the required regulatory approvals, the merger can be completed only if certain other conditions, including without limitation the following, are met or waived:

•	approval of the merger agreement, the related plan of merger and the issuance of shares in the merger by Capital Bank Corporation shareholders;

•	approval of the merger agreement and the related plan of merger by 1st State Bancorp shareholders;

•	receipt of a satisfactory legal opinion that the merger will qualify as a tax-free reorganization;

•	material compliance by the parties with the covenants in the merger agreement; and

•	the effectiveness of the registration statement, of which this joint proxy statement/prospectus is a part, covering the shares of Capital Bank Corporation common stock to be issued to 1st State Bancorp shareholders in connection with the merger.

The merger agreement, attached to this joint proxy statement/prospectus as Appendix A, describes in greater detail these and other conditions that must be met before the merger may be completed.

Waiver and Amendment; Termination (page 76)

At any time before the merger is completed, 1st State Bancorp and Capital Bank Corporation may mutually agree to terminate the merger agreement and not proceed with the merger. In addition, either party may unilaterally terminate the merger if:

•	any law or regulation makes consummation of the merger agreement illegal or there is a final prohibition, judgment, injunction, order or decree enjoining either party from consummating the merger agreement or the merger;

•	all conditions to effect the transactions contemplated by the merger have not been fulfilled or waived by March 31, 2006, and the party seeking termination is in material compliance with all of its obligations under the merger agreement;

•	a condition to the obligation to effect the merger of the party seeking termination is incapable of fulfillment and has not been waived by the other party; or

•	the other party commits an unremedied breach of the representations or warranties, covenants or agreements contained in the merger agreement.

1st State Bancorp may unilaterally terminate the merger agreement if its board of directors decides to effect a 1st State Bancorp Fiduciary Duty Termination (defined below under “The Merger Agreement—Non-Solicitation”), and 1st State Bancorp pays Capital Bank Corporation a termination fee of $2,000,000.

In addition, in the event the average closing price is below $15.00, and Capital Bank Corporation elects to set the average closing price at $15.00 and pay no additional consideration to the 1st State Bancorp shareholders, then 1st State Bancorp may unilaterally terminate the merger agreement without payment of any termination fee.

Termination Fee (page 77)

The merger agreement requires 1st State Bancorp to pay Capital Bank Corporation a termination fee of $2,000,000 within three (3) days of termination of the merger agreement by 1st State Bancorp if the 1st State Bancorp board of directors decides to effect a 1st State Bancorp Fiduciary Duty Termination.

Non-Solicitation (page 77)

Unless the merger agreement is terminated, 1st State Bancorp has agreed that neither it nor any of its officers, directors, affiliates, representatives or agents will solicit, initiate or encourage any acquisition proposal or, subject to certain limited exceptions, participate in any discussions or negotiations with or encourage any effort or attempt by a third party to take any other action or to facilitate an acquisition proposal.

RISK FACTORS

If the merger is consummated, you may elect to receive cash and/or shares of Capital Bank Corporation common stock in exchange for your shares of 1st State Bancorp common stock. Prior to deciding whether or not to approve the merger and which type of consideration to elect, you should be aware of and consider the following risks and uncertainties that are applicable to the merger. These risks and uncertainties should be considered in addition to the other information contained or incorporated by reference in this joint proxy statement/prospectus, including the matters addressed under the caption “Forward-Looking Statements.”

Risks Associated with the Merger

You may receive a form of consideration different from what you elect

If you are a 1st State Bancorp shareholder, you will have the opportunity to elect to receive all cash, all stock or a combination of cash and stock for your shares of 1st State Bancorp common stock. However, your right to receive stock or cash for your shares is limited because of allocation procedures set forth in the merger agreement that are intended to ensure that 65% of the aggregate merger consideration be paid in Capital Bank Corporation common stock and 35% of the aggregate merger consideration be paid in cash. If you elect to receive all cash in the merger and the total amount of cash that 1st State Bancorp shareholders elect to receive in the merger exceeds the amount of cash that Capital Bank Corporation has agreed to pay in the merger, you will receive some shares of Capital Bank Corporation common stock in addition to cash. If you elect to receive all stock in the merger and the total number of shares of Capital Bank Corporation common stock that 1st State Bancorp shareholders elect to receive in the merger exceeds the amount of common stock that Capital Bank Corporation has agreed to issue in the merger, you will receive some cash in addition to shares of Capital Bank Corporation common stock. Therefore, you may not receive exactly the form of consideration that you elect, unless you elect the combination of cash and stock. A detailed discussion of the consideration provisions of the merger agreement is set forth under “The Merger—Merger Consideration; Cash, Stock or Mixed Election” and “The Merger—Election Procedures; Surrender and Exchange of Stock Certificates.”

Because the market price of Capital Bank Corporation common stock may fluctuate, you cannot be sure of the market value of the Capital Bank Corporation common stock that you may receive in the merger

Upon the closing of the merger, each of your shares of 1st State Bancorp common stock will automatically be converted into the right to receive either (i) cash, (ii) shares of Capital Bank Corporation common stock or (iii) a mix of cash and Capital Bank Corporation common stock. The number of shares of Capital Bank Corporation common stock to be exchanged for each share of 1st State Bancorp common stock will be based on the average closing price of Capital Bank Corporation common stock over a twenty (20) day trading period shortly before the closing of the merger. Changes in the price of Capital Bank Corporation common stock from the date of this joint proxy statement/prospectus and the date of the completion of the merger may affect the number of shares of Capital Bank Corporation common stock that you will receive in the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our business, operations and prospects, and regulatory considerations. Many of these factors are beyond the control of the parties to the merger. In addition, there will be a time period between the completion of the merger and the time when 1st State Bancorp shareholders receiving stock consideration actually receive their shares of Capital Bank Corporation common stock. Until the shares of Capital Bank Corporation common stock are received, 1st State Bancorp shareholders will not be able to sell those shares in the open market and, thus, will not be able to avoid losses resulting from any decline in the trading price of Capital Bank Corporation common stock during this period.

Capital Bank Corporation may not be able to successfully integrate 1st State Bancorp or to realize the anticipated benefits of the merger

The merger involves the combination of two bank holding companies that previously have operated independently. A successful combination of the operations of the two entities will depend substantially on

Capital Bank Corporation’s ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. Capital Bank Corporation may not be able to combine the operations of 1st State Bancorp and Capital Bank Corporation without encountering difficulties, such as:

•	the loss of key employees and customers;

•	the disruption of operations and business;

•	inability to maintain and increase competitive presence;

•	deposit attrition, customer loss and revenue loss;

•	possible inconsistencies in standards, control procedures and policies;

•	unexpected problems with costs, operations, personnel, technology and credit; and/or

•	problems with the assimilation of new operations, sites or personnel, which could divert resources from regular banking operations.

Further, although meaningful cost savings are anticipated as a result of the merger, such expected cost savings may not be realized. Finally, any cost savings that are realized may be offset by losses in revenues or other charges to earnings.

The tax consequences of the merger for 1st State Bancorp shareholders will depend on the merger consideration received

The tax consequences of the merger to 1st State Bancorp shareholders will depend on the merger consideration received by them. The parties have structured the merger to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. Accordingly, 1st State Bancorp shareholders will not recognize any gain or loss on the conversion of shares of 1st State Bancorp common stock solely into shares of Capital Bank Corporation common stock. However, shareholders who receive cash in exchange for shares of 1st State Bancorp common stock may owe taxes on any gain realized in the exchange.

Although the Internal Revenue Services has not provided a ruling on the matter, both parties will obtain a legal opinion that, subject to certain assumptions deemed reasonable by the law firm rendering the opinion, the merger qualifies as a tax-free reorganization. The opinion neither binds the Internal Revenue Service nor prevents the Internal Revenue Service from adopting a contrary position. If the merger fails to qualify as a tax-free reorganization, a 1st State Bancorp shareholder would recognize gain or loss on each 1st State Bancorp share surrendered in the amount of the difference between the basis in such share and the fair market value of Capital Bank Corporation shares received by such 1st State Bancorp shareholder in exchange for it at the time of the merger. For a detailed discussion of the tax consequences of the merger to 1st State Bancorp shareholders, see “The Merger—Material Federal Income Tax Consequences.”

Directors and officers of 1st State Bancorp have potential conflicts of interest in the merger

You should be aware that some directors and officers of 1st State Bancorp have interests in the merger that are different from, or in addition to, the interests of 1st State Bancorp shareholders generally. For example, certain executive officers have entered into agreements that provide for either severance payments or continued employment following the merger. These agreements may create potential conflicts of interest. These and certain other additional interests of 1st State Bancorp’s directors and officers may cause some of these persons to view the proposed transaction differently than you view it.

The opinion obtained by 1st State Bancorp from its financial advisor will not reflect changes in circumstances prior to the merger

On June 29, 2005, The Orr Group delivered to the 1st State Bancorp board its opinion as to the fairness from a financial point of view to the shareholders of 1st State Bancorp, as of that date, of the aggregate merger consideration to be received by them under the merger agreement. A copy of this opinion is attached hereto as Appendix C. The opinion does not reflect changes that may occur or may have occurred after the date of such opinion, to the operations and prospects of Capital Bank Corporation or 1st State Bancorp, general market and economic conditions and other factors. As a result of the foregoing, 1st State Bancorp shareholders should be aware that the opinion of The Orr Group attached hereto does not address the fairness of the aggregate merger consideration at any time other than as of June 29, 2005. 1st State Bancorp has received an updated opinion from The Orr Group dated [                    ], 2005.

Risks Associated with Capital Bank Corporation

Capital Bank Corporation’s results are impacted by the economic conditions of its principal operating regions

Capital Bank Corporation’s operations are, and the operations of the combined company after the merger will be, concentrated throughout Central and Western North Carolina. As a result of this geographic concentration, Capital Bank Corporation’s results may correlate to the economic conditions in these areas. Deterioration in economic conditions in any of these market areas, particularly in the industries on which these geographic areas depend, may adversely affect the quality of its loan portfolio and the demand for its products and services, and accordingly, its results of operations.

Capital Bank Corporation is exposed to risks in connection with the loans it makes

A significant source of risk for Capital Bank Corporation arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. Both Capital Bank Corporation and 1st State Bancorp have underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses, that are believed to be appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying our respective loan portfolios. Such policies and procedures, however, may not prevent unexpected losses that could adversely affect our results of operations.

Capital Bank Corporation competes with larger companies for business

The banking and financial services business in Capital Bank Corporation’s market areas continues to be a competitive field and is becoming more competitive as a result of:

•	changes in regulations;

•	changes in technology and product delivery systems; and

•	the accelerating pace of consolidation among financial services providers.

Capital Bank Corporation may not be able to compete effectively in its markets, and its results of operations could be adversely affected by the nature or pace of change in competition. Capital Bank Corporation competes for loans, deposits and customers with various bank and nonbank financial services providers, many of which have substantially greater resources, including higher total assets and capitalization, greater access to capital markets and a broader offering of financial services.

Capital Bank Corporation trading volume has been low compared with larger banks

The trading volume in Capital Bank Corporation common stock on the Nasdaq National Market has been comparable to other similarly-sized banks. Nevertheless, this trading is relatively low when compared with more seasoned companies listed on the Nasdaq National Market or other consolidated reporting systems or stock exchanges. Thus, the market in Capital Bank Corporation common stock may be limited in scope relative to other companies.

Capital Bank Corporation depends heavily on its key management personnel

Capital Bank Corporation’s success depends in part on its ability to retain key executives and to attract and retain additional qualified management personnel who have experience both in sophisticated banking matters and in operating a small to mid-size bank. Competition for such personnel is strong in the banking industry, and it may not be successful in attracting or retaining the personnel it requires. Capital Bank Corporation expects to effectively compete in this area by offering financial packages that include incentive-based compensation and the opportunity to join in the rewarding work of building a growing bank.

Technological advances impact Capital Bank Corporation’s business

The banking industry is undergoing technological changes with frequent introductions of new technology-driven products and services. In addition to improving customer services, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Capital Bank Corporation’s future success will depend, in part, on its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in its operations. Many of its competitors have substantially greater resources than Capital Bank Corporation does to invest in technological improvements. Capital Bank Corporation may not be able to effectively implement new technology-driven products and services or successfully market such products and services to its customers.

Government regulations may prevent or impair Capital Bank Corporation’s ability to pay dividends, engage in acquisitions or operate in other ways

Current and future legislation and the policies established by federal and state regulatory authorities will affect Capital Bank Corporation’s operations. Capital Bank Corporation is subject to supervision and periodic examination by the Federal Deposit Insurance Corporation and the North Carolina State Banking Commission. Banking regulations, designed primarily for the protection of depositors, may limit Capital Bank Corporation’s growth and the return to you, its investors, by restricting certain of its activities, such as:

•	the payment of dividends to its shareholders;

•	possible mergers with or acquisitions of or by other institutions;

•	desired investments;

•	loans and interest rates on loans;

•	interest rates paid on deposits;

•	the possible expansion of branch offices; and/or

•	the ability to provide securities or trust services.

Capital Bank Corporation also is subject to capitalization guidelines set forth in federal legislation, and could be subject to enforcement actions to the extent that it is found by regulatory examiners to be undercapitalized. Capital Bank Corporation cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on its future business and earnings prospects. The cost of compliance with regulatory requirements including those imposed by the Securities and Exchange Commission may adversely affect its ability to operate profitably.

There are potential risks associated with future acquisitions and expansions

Capital Bank Corporation intends to continue to explore expanding its branch system through selective acquisitions of existing banks or bank branches in the Research Triangle area and other North Carolina markets, although it currently does not have any specific plans, arrangements or understandings regarding such expansion. Capital Bank Corporation cannot say with any certainty that it will be able to consummate, or if consummated, successfully integrate, future acquisitions, or that it will not incur disruptions or unexpected expenses in integrating such acquisitions. In the ordinary course of business, Capital Bank Corporation evaluates potential acquisitions that would bolster its ability to cater to the small business, individual and residential lending markets in North Carolina. In attempting to make such acquisitions, Capital Bank Corporation anticipates competing with other financial institutions, many of which have greater financial and operational resources. In addition, since the consideration for an acquired bank or branch may involve cash, notes or the issuance of shares of common stock, existing shareholders could experience dilution in the value of their shares of Capital Bank Corporation’s common stock in connection with such acquisitions. Any given acquisition, if and when consummated, may adversely affect Capital Bank Corporation’s results of operations or overall financial condition.

In addition, Capital Bank Corporation may expand its branch network through de novo branches in existing or new markets. These de novo branches will have expenses in excess of revenues for varying periods after opening that could decrease Capital Bank Corporation’s reported earnings.

Compliance with changing regulation of corporate governance and public disclosure may result in additional risks and expenses

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new Securities and Exchange Commission regulations, are creating uncertainty for companies such as Capital Bank Corporation. These laws, regulations and standards are subject to varying interpretations in many cases, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Capital Bank Corporation is committed to maintaining high standards of corporate governance and public disclosure. As a result, Capital Bank Corporation’s efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased expenses and a diversion of management time and attention. In particular, Capital Bank Corporation’s efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding management’s required assessment of its internal control over financial reporting and its external auditors’ audit of that assessment has required the commitment of significant financial and managerial resources. Capital Bank Corporation expects these efforts to require the continued commitment of significant resources. Further, the members of Capital Bank Corporation’s board of directors, members of the audit or compensation committees, its chief executive officer, its chief financial officer and certain other executive officers could face an increased risk of personal liability in connection with the performance of their duties. In addition, it may become more difficult and more expensive to obtain director and officer liability insurance. As a result, Capital Bank Corporation’s ability to attract and retain executive officers and qualified board and committee members could be more difficult.

FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains “forward-looking statements” about Capital Bank Corporation and 1st State Bancorp on a combined basis following the merger. “Forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, are statements that represent our judgment concerning the future and are subject to risks and uncertainties that could cause our actual operating results and financial position to differ materially from the forward-looking statements. Such forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” or “continue,” or the negative thereof or other variations thereof or comparable terminology.

The ability of Capital Bank Corporation and 1st State Bancorp to predict results or the actual effects of the combined company’s plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, the following:

•	difficulties in obtaining required shareholder and regulatory approvals for the merger;

•	the level and timeliness of realization, if any, of expected cost savings from the merger;

•	difficulties related to the consummation of the merger and the integration of the businesses of Capital Bank Corporation and 1st State Bancorp;

•	a materially adverse change in the financial condition of Capital Bank Corporation or 1st State Bancorp;

•	greater than expected deposit attrition, customer loss, or revenue loss following the merger;

•	loan losses that exceed the level of allowance for loan losses of the combined company;

•	lower than expected revenue following the merger;

•	management of the combined company’s growth;

•	the risks associated with possible or completed acquisitions;

•	increases in competitive pressure in the banking industry;

•	changes in the interest rate environment that reduce margins;

•	changes in deposit flows, loan demand or real estate values;

•	changes in accounting principles, policies or guidelines;

•	legislative or regulatory changes;

•	general economic conditions, either nationally or in North Carolina, that are less favorable than expected resulting in, among other things, a deterioration of the quality of the combined company’s loan portfolio and the demand for its products and services;

•	dependence on key personnel;

•	changes in business conditions and inflation;

•	changes in the securities markets; and

•	the other risk factors described on page 20 of this joint proxy statement/prospectus.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Capital Bank Corporation shareholders and 1st State Bancorp shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Capital Bank Corporation or 1st State Bancorp or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Capital Bank Corporation and 1st State Bancorp undertake no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

SELECTED FINANCIAL DATA

Selected Historical Financial Data

The following tables present selected historical financial data for Capital Bank Corporation for each of the years in the five-year period ended December 31, 2004 and for the six-month periods ended June 30, 2005 and 2004. In addition, the tables present selected historical financial data for 1st State Bancorp for each of the years in the five-year period ended September 30, 2004 and for the nine-month periods ended June 30, 2005 and 2004.

Capital Bank Corporation Selected Historical Financial Data

The information for Capital Bank Corporation is based on the consolidated financial statements contained in reports Capital Bank Corporation has filed with the Securities and Exchange Commission, certain of which documents have been incorporated by reference in this joint proxy statement/prospectus. See “Additional Information” on page 101. You should read the following tables in conjunction with the consolidated financial statements of Capital Bank Corporation described above (and the notes to them), recognizing that historical results are not necessarily indicative of results to be expected for any future period.

Selected Historical Condensed Financial Data of Capital Bank Corporation

	For the Six Months Ended June 30,		As of and for the Years Ended December 31,
(Dollars in thousands except share and per share data)	2005	2004	2004	2003	2002	2001	2000
Summary of Operations
Interest Income	$23,704	$20,394	$42,391	$40,440	$36,244	$26,173	$23,751
Interest Expense	9,638	7,894	16,257	16,318	15,895	14,701	13,101

Net Interest Income	14,066	12,500	26,134	24,122	20,349	11,472	10,650
Provision (Credit) for Loan Losses	(406)	413	1,038	8,247	4,190	1,215	1,110

Net Interest Income After Provision For Loan Losses	14,472	12,087	25,096	15,875	16,159	10,257	9,540
Non-interest Income	2,919	3,145	6,905	10,322	7,987	4,490	2,193
Non-interest Expense	12,639	11,707	23,824	25,165	17,465	11,847	9,596

Pre-tax Net Income	4,752	3,525	8,177	1,032	6,681	2,900	2,137
Income Tax Expense (Benefit)	1,594	1,254	2,866	38	2,374	480	(36)

Net Income	$3,158	$2,271	$5,311	$994	$4,307	$2,420	$2,173

Per Share Data
Net Income—Basic	$0.47	$0.34	$0.79	$0.15	$0.79	$0.65	$0.61
Net Income—Diluted	0.46	0.33	0.77	0.15	0.76	0.65	0.59
Cash Dividends Declared	0.12	0.10	0.21	0.20	0.20	—	—
Period End Stated Book Value	12.00	11.03	11.76	11.15	11.44	10.28	9.57
Period End Tangible Book Value	10.04	8.84	9.78	8.93	9.19	9.14	8.31

Selected Balance Sheet Data (at Period End)
Total Assets	$917,392	$885,754	$882,294	$857,734	$840,976	$406,741	$343,620
Gross Loans	648,765	657,537	654,867	625,945	600,609	306,891	242,275
Allowance for Loan Losses	10,075	11,417	10,721	11,613	9,390	4,286	3,463
Deposits	689,997	671,796	654,976	629,619	644,887	304,443	279,094
Borrowings	101,203	102,456	102,320	114,591	97,858	50,000	15,000
Shareholders’ Equity	79,499	72,615	77,738	72,923	75,471	36,983	35,015

Performance Ratios
Return On Average Assets	0.36%	0.26%	0.60%	0.11%	0.66%	0.65%	0.73%
Return on Average Shareholders’ Equity	4.02	3.05	7.04	1.34	7.43	6.69	6.21
Net Interest Margin	3.54	3.17	3.28	3.06	3.38	3.28	3.78
Average Shareholders’ Equity to Average Total Assets	8.84	8.51	8.58	8.55	8.89	9.69	11.83

Capital Ratios
Tier I Risk-Based Capital	11.37	10.41	11.08	10.68	9.03	9.63	11.76
Total Risk-Based Capital	12.62	11.78	12.33	12.13	10.28	10.88	13.02
Leverage	9.89	8.90	9.61	8.71	8.18	8.75	10.27

Asset Quality Ratios
Allowance/Gross Loans	1.55	1.74	1.64	1.86	1.56	1.40	1.43
Nonperforming Loans/Gross Loans	1.04	1.59	1.25	1.28	0.51	1.00	0.16
Nonperforming Assets/Total Assets	1.30	0.80	0.98	1.05	0.48	0.75	0.11
Net Charge-Offs/Average Loans	0.07	0.19	0.25	0.95	0.78	0.15	0.17

1st State Bancorp Selected Historical Financial Data

The information for 1st State Bancorp is based upon the consolidated financial statements contained in reports 1st State Bancorp has filed with the Securities and Exchange Commission, certain of which documents have been delivered together with this document and are incorporated by reference in this joint proxy statement/prospectus. See “Additional Information” on page 101. You should read the following tables in conjunction with the consolidated financial statements of 1st State Bancorp described above (and the notes to them), recognizing that historical results are not necessarily indicative of results to be expected for any future period.

Selected Historical Condensed Financial Data of 1st State Bancorp, Inc.

	For the Nine Months Ended June 30,		As of and for the Years Ended September 30,
(Dollars in thousands except share and per share data)	2005	2004	2004	2003	2002	2001	2000
Summary of Operations
Interest Income	$13,634	$12,107	$16,342	$17,209	$20,062	$24,580	$24,784
Interest Expense	4,337	3,594	4,793	5,592	7,773	12,306	11,596

Net Interest Income	9,297	8,513	11,549	11,617	12,289	12,274	13,188
Provision for Loan Losses	890	180	240	240	240	240	240

Net Interest Income After Provision For Loan Losses	8,407	8,333	11,309	11,377	12,049	12,034	12,948
Non-interest Income	1,633	1,802	2,341	3,455	2,670	2,328	1,524
Non-interest Expense	6,203	6,232	8,280	8,669	8,763	9,154	8,346

Pre-tax Net Income	3,837	3,903	5,370	6,163	5,956	5,208	6,126
Income Tax Expense (Benefit)	1,363	1,393	1,906	2,243	2,154	1,835	2,140

Net Income	$2,474	$2,510	$3,464	$3,920	$3,802	$3,373	$3,986

Per Share Data
Net Income—Basic	$0.88	$0.89	$1.23	$1.39	$1.25	$1.12	$1.35
Net Income—Diluted	0.84	0.85	1.17	1.33	1.21	1.06	1.32
Cash Dividends Declared	0.30	0.30	0.40	0.38	0.32	0.32	0.32
Period End Stated Book Value	22.81	21.53	22.25	21.10	20.46	19.35	18.00
Period End Tangible Book Value	22.65	21.36	22.08	20.91	20.34	19.28	17.97

Selected Balance Sheet Data (at Period End)
Total Assets	$373,087	$380,385	$377,714	$362,640	$350,469	$336,792	$355,527
Gross Loans	238,587	238,197	235,719	229,581	223,779	225,897	227,131
Allowance for Loan Losses	4,191	3,910	3,956	3,856	3,732	3,612	3,536
Deposits	274,367	263,838	262,734	262,712	260,667	248,370	254,405
Borrowings	28,000	47,500	44,000	31,500	20,000	20,000	20,000
Shareholders’ Equity	66,120	63,770	65,914	62,701	61,569	63,644	59,209

Performance Ratios
Return On Average Assets	0.89%	0.91%	0.94%	1.13%	1.09%	0.98%	1.17%
Return on Average Shareholders’ Equity	5.00	5.29	5.42	6.27	5.85	5.51	5.50
Net Interest Margin	3.51	3.28	3.34	3.54	3.75	3.82	4.10
Average Shareholders’ Equity to Average Total Assets	17.72	17.25	17.29	17.96	18.60	17.74	21.19

Capital Ratios
Tier I Risk-Based Capital	23.50	22.74	23.66	24.01	24.90	27.26	27.04
Total Risk-Based Capital	24.75	23.99	24.91	25.27	26.15	28.51	28.30
Leverage	17.81	16.67	17.47	17.30	16.98	18.11	17.34

Asset Quality Ratios
Allowance/Gross Loans	1.76	1.67	1.68	1.68	1.67	1.60	1.56
Nonperforming Loans/Gross Loans	1.17	1.71	1.68	1.84	1.91	0.39	1.30
Nonperforming Assets/Total Assets	0.83	1.06	1.05	1.17	1.25	0.85	0.82
Net Charge-Offs/Average Loans	0.37	0.07	0.06	0.05	0.05	0.07	0.07

Selected Unaudited Pro Forma Financial Data

The following table sets forth certain selected unaudited pro forma financial data for Capital Bank Corporation and for 1st State Bancorp. The unaudited pro forma condensed combined financial data gives effect to the merger under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma information gives effect to the merger as though it were completed as of or at the beginning of the period stated. Capital Bank Corporation prepares its financial statements on the basis of a fiscal year beginning on January 1 and ending on December 31, and 1st State Bancorp does so on the basis of a fiscal year beginning October 1 and ending on September 30. Because the fiscal years of Capital Bank Corporation and 1st State Bancorp differ, 1st State Bancorp’s year ended December 31, 2004 historical operating results are based on 1st State Bancorp’s first fiscal quarter of its fiscal year ended September 30, 2005, combined with the results for the nine months ended September 30, 2004. 1st State Bancorp’s six months ended June 30, 2005 historical operating results are based on 1st State Bancorp’s second and third fiscal quarters of its fiscal year ended September 30, 2005.

The unaudited pro forma financial data set forth below is not necessarily indicative of results that would have actually been achieved if the merger transaction had been consummated as of the date indicated, or that may be achieved in the future. This information should be read in conjunction with the historical financial statements of each of Capital Bank Corporation and 1st State Bancorp (and the notes to them), which are delivered with and incorporated by reference in this joint proxy statement/prospectus. See “Additional Information” on page 101.

Capital Bank Corporation anticipates that the merger will provide the combined company with some future financial benefits that include reduced operating expenses. However, Capital Bank Corporation does not reflect any of the anticipated cost savings in the pro forma financial information. Therefore, the pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma financial information does not attempt to show how the combined company would have actually performed had the companies been combined throughout the periods presented. Capital Bank Corporation has included in the unaudited pro forma condensed combined financial statements all the adjustments necessary for a fair statement of results of the historical periods.

Unaudited Pro Forma Condensed Combined Statements of Financial Condition as of June 30, 2005

(Dollars in thousands except share data)	Capital Bank Corporation	1st State Bancorp, Inc.	Pro Forma Acquisition Adjustments(1)		Pro Forma Combined

Assets
Cash and cash equivalents	$54,229	$8,949	$(7,126	)a	$56,052

Investment securities:
Held to maturity	14,182	24,251	(120	)b	$38,313
Available for sale	141,295	87,540			228,835

Federal Home Loan Bank stock	6,345	2,000			8,345

Loans receivable held for sale	—	1,390			1,390
Loans receivable held for investment, net	638,690	234,396	1,353	c	874,439

Intangible assets	910	—	5,000	d, e	5,910
Goodwill	12,048	—	46,095	e	58,143
Premises and equipment	16,179	7,567	885	f	24,631
Other assets	33,514	6,994	4,870	g, i	45,378

Total assets	$917,392	$373,087	$50,957		$1,341,436

Liabilities and Shareholders’ Equity
Deposits	$689,997	$274,367	$(302	)h	$964,062
Advances from Federal Home Loan Bank	101,203	28,000	670	i	129,873
Repurchase agreements	15,326	—			15,326
Short-term borrowings	—	—	30,000	a	30,000
Subordinated debentures	20,620	—	10,310	j	30,930
Accrued expenses and other liabilities	10,747	4,600	1,900	k	17,247

Total liabilities	837,893	306,967	42,578		1,187,438

Shareholders’ equity:	79,499	66,120	8,379	l	153,998

Total liabilities and shareholders’ equity	$917,392	$373,087	$50,957		$1,341,436

(1) The unaudited pro forma condensed combined statements of financial condition have been prepared to reflect the acquisition of 1st State Bancorp by Capital Bank Corporation for an aggregate price of $114.6 million. Capital Bank Corporation’s cost estimates are forward looking. While the costs represent Capital Bank Corporation’s current estimates, the amount of actual costs could vary materially from the estimates if future developments differ from the underlying assumptions used by management in determining the current estimates.

1st State Bancorp outstanding shares as of June 30, 2005	2,898,637	$107,684
Options (strike price $14.71)	308,812	$6,930

Total consideration		$114,614

Maximum cash consideration—35%		$40,115

Maximum stock consideration—65%		$74,499

a Cash out for transaction costs plus cash portion of transaction
1st State Bancorp transaction costs	$1,700
Capital Bank Corporation transaction costs	7,538
ESOP loan payoff	(2,227)
Proceeds of borrowings	(30,000)
Proceeds of trust preferred	(10,000)
Max cash out—35%	40,115

	$7,126

b Fair market value adjustment for investment securities held to maturity of $(120)
c Fair market value adjustment for fixed rate loans of $1,353
d Allocation to core deposit intangible—to be amortized over 7 years—sum of years digits
e Total consideration	$114,614
Fair market value of assets acquired	63,519

Excess consideration	51,095

Core deposit intangible	5,000

Allocated to Goodwill	46,095

f Fair market value adjustment for premises and equipment of $885
g Tax benefit 1st State Bancorp	3,000
Tax benefit Capital Bank Corporation	2,579

	5,579
Deferred tax on fair market value adjustments	(665)
Deferred tax adjustment on FAS 115 loss	(354)

	4,560

h Fair market value adjustment for time deposits of $(302)
i Fair market value adjustment for fixed rate FHLB advances of $670
j Cash	10,000
Investment in trust (other assets)	310

Trust preferred securities	10,310
k Deferred tax adjustment on core deposit intangible	1,900
l Recording the effects of the acquisition:
Equity of 1st State Bancorp acquired	$(66,120)
Stock of Capital Bank Corporation issued to shareholders of 1st State Bancorp	74,499

Excess purchase price	8,379

Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2005

(In thousands)	Capital Bank Corporation	1st State Bancorp, Inc.	Pro Forma Acquisition Adjustments (1)		Pro Forma Combined
Interest income	$23,704	$9,297	$(578	)a	$32,423
Interest expense	9,638	3,067	286	b	12,991

	14,066	6,230	(864)		19,432
Provision (credit) for loan losses	(406)	560	—		154

Net Interest Income	14,472	5,670	(864)		19,278

Other income	2,919	979	—		3,898
Other expense	12,532	4,131	10	c	16,673
Amortization of intangible assets	107	—	625	d	732

Income before income taxes	4,752	2,518	(1,499)		5,771
Income taxes	1,594	896	(570	)e	1,920

Net income	$3,158	$1,622	$(929)		$3,851

(1) The unaudited pro forma condensed combined statements of operation have been prepared to reflect the acquisition of 1st State Bancorp by Capital Bank Corporation as of the beginning of the period presented. Actual transaction expenses have not been reflected in these unaudited pro forma condensed combined statements of operations. Pro forma adjustments are made to reflect:

a	Interest Income:
	Loss of interest on cash used in acquisition	(503)
	Amortization of held to maturity securities adjustment	9
	Amortization of loan adjustment	(84)

	Adjustment to interest income	(578)

b	Interest Expense:
	Amortization of deposit adjustment	151
	Amortization of adjustment to FHLB advances	(126)
	Interest on trust preferred	261

	Adjustment to interest expense	286

c	Noninterest Expense
	Depreciation of write-up of building	10

d	Amortization of intangible assets
	Amortization of core deposit intangible	625

e	Tax effect
	Adjustments to earnings before taxes	(1,499)
	Tax rate	38%
	Adjustments to taxes	(570)

Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2004

(In thousands)	Capital Bank Corporation	1st State Bancorp, Inc.	Pro Forma Acquisition Adjustments (1)		Pro Forma Combined
Interest income	$42,391	$16,632	$(1,156	)a	$57,867
Interest expense	16,257	4,828	572	b	21,657

	26,134	11,804	(1,728)		36,210
Provision for loan losses	1,038	510	—		1,548

Net Interest Income	25,096	11,294	(1,728)		34,662

Other income	6,905	2,476	—		9,381
Other expense	23,577	8,256	20	c	31,853
Amortization of intangible assets	247	—	1,250	d	1,497

Income before income taxes	8,177	5,514	(2,998)		10,693
Income taxes	2,866	1,956	(1,139	)e	3,683

Net income	$5,311	$3,558	$(1,859)		$7,010

(1) The unaudited pro forma condensed combined statements of operation have been prepared to reflect the acquisition of 1st State Bancorp by Capital Bank Corporation as of the beginning of the period presented. Actual transaction expenses have not been reflected in these unaudited pro forma condensed combined statements of operations. Pro forma adjustments are made to reflect:

a	Interest Income:
	Loss of interest on cash used in acquisition	(1,006)
	Amortization of held to maturity securities adjustment	17
	Amortization of loan adjustment	(167)

	Adjustment to interest income	(1,156)

b	Interest Expense:
	Amortization of deposit adjustment	302
	Amortization of adjustment to FHLB advances	(251)
	Interest on trust preferred	521

	Adjustment to interest expense	572

c	Noninterest Expense
	Depreciation of write-up of building	20

d	Amortization of intangible assets
	Amortization of core deposit intangible	1,250

e	Tax effect
	Adjustments to earnings before taxes	(2,998)
	Tax rate	38%
	Adjustments to taxes	(1,139)

Unaudited Historical and Pro Forma Comparative Share Data

The following table shows comparative per share data about our historical and pro forma net income, cash dividends and book value. The comparative per share data below provides Capital Bank Corporation and 1st State Bancorp shareholders with information about the value of their shares prior to the merger as opposed to the value of their shares after the merger and once the two companies are combined.

In addition, 1st State Bancorp’s pro forma net income per share for the year ended December 31, 2004 is based on 1st State Bancorp’s historical net income for the first fiscal quarter of its fiscal year ended

September 30, 2005, combined with its net income for the nine months ended September 30, 2004. 1st State Bancorp’s pro forma net income per share for the six month period ended June 30, 2005 is based on 1st State Bancorp’s historical net income for the second and third fiscal quarters of its fiscal year ended September 30, 2005. You should not rely on the pro forma information as necessarily indicative of historical results we would have experienced had we been combined or of future results we will have after the merger. In addition, you should not rely on the six-month information as indicative of results for the entire year.

This information should be read in conjunction with the unaudited pro forma financial data (and the notes to them), and the historical financial statements (and the notes to them), of Capital Bank Corporation and 1st State Bancorp, which have been delivered with and incorporated by reference in this joint proxy statement/prospectus. See “—Selected Unaudited Pro Forma Financial Data” above, and “Additional Information” on page 101.

Pro forma assumptions include (i) that the exchange ratio of Capital Bank Corporation common stock for 1st State Bancorp common stock is 2.4590, (ii) the issuance of 4,931,107 shares of Capital Bank Corporation common stock, and (iii) a seven year sum of years digits amortization relating to core deposit intangible of approximately $5.0 million to be recorded in accordance with the purchase method of accounting. Assumptions also include no amortization or impairment of the goodwill resulting from the transaction in the amount of approximately $46.1 million.

Unaudited Historical and Pro Forma Per Share Data

	1st State Bancorp Common Stock	Capital Bank Corporation Common Stock	Combined Pro Forma Per Share Data		1st State Bancorp Equivalent Pro Forma Per Share Data(1)
Six month period ended June 30, 2005
Net income, basic	$0.58	$0.47	$0.33		$0.82
Net income, diluted	0.55	0.46	0.33		0.80
Dividends	0.20	0.12	0.12		0.30
Book value	22.81	12.00	13.33		32.77

Year ended December 31, 2004
Net income, basic	$1.23	$0.79	$0.61		$1.50
Net income, diluted	1.17	0.77	0.59		1.45
Dividends	0.40	0.21	0.21		0.52
Book value(2)	22.25	11.76	n/m	(3)	n/m	(3)

(1)	Because of the number of shares of Capital Bank Corporation common stock to be issued in the merger will not be known until just before completion of the merger, 1st State Bancorp equivalent pro forma per share data cannot be computed at this time. Equivalent pro forma per share data shown represents the pro forma amounts attributed to one share of 1st State Bancorp common stock that has been exchanged. Equivalent pro forma per share amounts are calculated by multiplying the pro forma combined amounts by a hypothetical exchange ratio of 2.4590. The preliminary purchase price was determined using the average of the closing prices of Capital Bank Corporation common stock for the period commencing two trading days before, and ending two trading days after, June 29, 2005, the date of the merger announcement, and assumes $40.1 million in total cash consideration. The actual exchange ratio may differ depending on the average of the daily closing sales price of Capital Bank Corporation common stock during the twenty trading day period ending three business days prior to the closing date of the merger.
(2)	The pro forma combined book value per share as of June 30, 2005 is calculated as the Capital Bank Corporation/1st State Bancorp pro forma combined shareholders’ equity at June 30, 2005 divided by the sum of the shares of Capital Bank Corporation common stock outstanding at the period ending June 30, 2005 and the number of shares of Capital Bank Corporation common stock to be issued in conjunction with the acquisition of 1st State Bancorp.
(3)	Book value as of December 31, 2004 is not meaningful (n/m) as purchase adjustments were calculated as of June 30, 2005.

COMPARATIVE MARKET PRICES AND DIVIDENDS

Shares of Capital Bank Corporation common stock are traded on the Nasdaq National Market under symbol “CBKN.” Shares of 1st State Bancorp common stock are traded on the Nasdaq National Market under symbol “FSBC.”

The following table shows, for the periods indicated, the reported closing sale prices per share for 1st State Bancorp common stock and Capital Bank Corporation common stock on (i) June 28, 2005, the last trading day before the public announcement of the execution of the merger agreement, and (ii) [                    ], 2005, the latest practicable date prior to the date of this joint proxy statement/prospectus. This table also shows in the column entitled “Equivalent Price Per 1st State Bancorp Share” the closing price of a share of Capital Bank Corporation common stock on [                    ], 2005 multiplied by an exchange ratio of [        ], which is based upon an average closing price of $[            ]. Because the exchange ratio depends on the “average closing price,” which is determined based on the price of Capital Bank Corporation common stock during a measurement period prior to the completion of the merger, the actual exchange ratio may be more or less than [            ].

We make no assurance as to what the market price of the Capital Bank Corporation common stock will be when the merger is completed or anytime thereafter. The value referenced under “Equivalent Price Per 1st State Bancorp Share” is provided only as an example of what the value would be of a share of 1st State Bancorp common stock if the merger were consummated on [                    ], 2005, three (3) trading days after [                    ], 2005. Because the market value of Capital Bank Corporation common stock will fluctuate after the date of this joint proxy statement/prospectus, we cannot assure you what value a share of Capital Bank Corporation common stock will have when received by a 1st State Bancorp shareholder. 1st State Bancorp shareholders should obtain current stock price quotations for Capital Bank Corporation and 1st State Bancorp common stock.

Date	1st State Bancorp Common Stock	Capital Bank Corporation Common Stock	Equivalent Price Per 1st State Bancorp Share
June 28, 2005	$34.85	$15.28	$[ ]
[ ], 2005	[ ]	[ ]	[ ]

The following table shows, for the periods indicated, the high and low sales prices for Capital Bank Corporation common stock as reported by the Nasdaq National Market, and the cash dividends declared per share of Capital Bank Corporation common stock.

	High		Low		Cash Dividends Per Share Declared
2003:
First Quarter	$14.70		$12.95		$0.05
Second Quarter	15.98		13.20		0.05
Third Quarter	16.40		14.10		0.05
Fourth Quarter	16.93		15.09		0.05

2004:
First Quarter	$18.12		$15.45		$0.05
Second Quarter	17.06		15.20		0.05
Third Quarter	16.74		15.88		0.05
Fourth Quarter	18.98		15.97		0.06

2005:
First Quarter	$19.46		$16.35		$0.06
Second Quarter	18.48		15.00		0.06
(through [ ], 2005)	[	]	[	]	[N/A	]

The following table shows, for the periods indicated, the high and low sales prices for 1st State Bank Bancorp common stock as reported by the Nasdaq National Market, and the cash dividends declared per share of 1st State Bancorp common stock.

	High		Low		Cash Dividends Per Share Declared
2003:
First Quarter	$24.98		$22.99		$0.08
Second Quarter	24.55		23.28		0.10
Third Quarter	25.50		23.31		0.10
Fourth Quarter	26.85		25.00		0.10

2004:
First Quarter	$29.57		$25.87		$0.10
Second Quarter	30.75		28.51		0.10
Third Quarter	29.45		26.25		0.10
Fourth Quarter	27.27		25.75		0.10

2005:
First Quarter	$29.33		$24.25		$0.10
Second Quarter	30.00		27.50		0.10
Third Quarter	36.50		25.05		0.10
(through [ ], 2005)	[	]	[	]	[	]

SHAREHOLDER MEETINGS

Capital Bank Corporation Shareholder Meeting

Date, Place, Time and Purpose

Capital Bank Corporation is furnishing this joint proxy statement/prospectus to the holders of Capital Bank Corporation common stock in connection with a proxy solicitation by its board of directors, which will use the proxies at a special meeting of Capital Bank Corporation shareholders to be held at its corporate offices located at 4901 Glenwood Avenue, Raleigh, North Carolina, at [    ]:00 [  ].m., local time, on [                    ], 2005.

At this special meeting, holders of Capital Bank Corporation common stock will be asked to:

•	approve the merger agreement and the related plan of merger;

•	approve the issuance of up to 4,966,612 shares of Capital Bank Corporation common stock to the shareholders of 1st State Bancorp in connection with the merger;

•	approve the adjournment of the Capital Bank Corporation special meeting, if necessary, to permit Capital Bank Corporation to solicit additional proxies if there are insufficient votes at the special meeting to constitute a quorum or to approve the merger agreement and the related plan of merger or the issuance of shares of Capital Bank Corporation common stock in the merger; and

•	transact any other matters that properly come before this special meeting or any adjournment or postponement of such meeting. Capital Bank Corporation’s board of directors is not aware of any other business to be considered at the meeting.

Record Date, Voting Rights, Required Vote and Revocability of Proxies

The Capital Bank Corporation board of directors has fixed the close of business on [                    ], 2005 as the record date for determining Capital Bank Corporation shareholders entitled to notice of, and to vote at, the special meeting of Capital Bank Corporation shareholders. Only holders of Capital Bank Corporation common stock of record on the books of Capital Bank Corporation at the close of business on [                    ], 2005 have the right to receive notice of, and to vote at, the special meeting. On the record date, there were [                    ] shares of Capital Bank Corporation common stock issued and outstanding held by approximately [            ] holders of record. At the special meeting, Capital Bank Corporation shareholders will have one vote for each share of Capital Bank Corporation common stock owned on the record date.

A quorum of shareholders is required to hold the special meeting. A quorum will exist when the holders of a majority of the outstanding shares of Capital Bank Corporation common stock entitled to vote on a matter are present at the special meeting. To determine whether a quorum is present, Capital Bank Corporation will count all shares of Capital Bank Corporation common stock present at the special meeting either in person or by proxy, whether or not such shares are voted for any matter.

Under North Carolina law, approval of the merger agreement and the related plan of merger will require the affirmative vote of the holders of a majority of the outstanding shares of Capital Bank Corporation common stock. In addition, pursuant to the rules of the Nasdaq National Market, the issuance of Capital Bank Corporation common stock in the merger requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the special meeting.

Because shareholders must approve both the proposal to approve the merger agreement and the related plan of merger and the proposal to issue shares of Capital Bank Corporation common stock in connection with the merger in order for the merger to be effected, a vote against either of these proposals has the same effect as a vote against both of the proposals. The merger will not occur and neither of the proposals will be effected unless both of the proposals are approved.

Although it is not anticipated, under North Carolina law, the special meeting may be adjourned for the purpose of establishing a quorum or of soliciting additional proxies in favor of the merger and of the issuance of shares of Capital Bank Corporation common stock in connection with the merger. If a quorum does not exist, adjournment of the special meeting requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the special meeting. If a quorum exists, but there are not enough affirmative votes to approve the merger or issuance of shares in the merger, the special meeting may be adjourned if the votes cast, in person or by proxy, at the Capital Bank Corporation special meeting favoring the proposal to adjourn exceed the votes cast, in person or by proxy, opposing the proposal to adjourn. If it is necessary to adjourn the special meeting, whether or not a quorum exists, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned, if the special meeting is adjourned for less than 120 days. If the special meeting is adjourned, Capital Bank Corporation’s shareholders who have already sent in their proxies may revoke them at any time prior to their use.

Brokers who hold shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers. Any abstention or “broker non-vote” are counted towards a quorum but will have the same effect as a vote against approval of the merger. Abstentions and broker non-votes are not counted as votes cast and thus have no impact on the proposal to approve the issuance of shares of Capital Bank Corporation common stock or the proposal authorizing adjournment to solicit additional proxies. Properly executed proxies that Capital Bank Corporation receives before the vote at the Capital Bank Corporation special meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies. Any proxy received with no instructions indicated will be voted for the proposal to approve the merger agreement and the related plan of merger and the proposal to issue Capital Bank Corporation common stock in connection with the merger and the proposal to authorize the adjournment of the Capital Bank Corporation special meeting, if necessary, to permit Capital Bank Corporation to solicit additional proxies, and the proxy holder will vote the proxy as directed by the board of directors of Capital Bank Corporation as to any other matter that may come properly before the special meeting.

A shareholder of Capital Bank Corporation who has given a proxy may revoke it at any time prior to its exercise at the Capital Bank Corporation special meeting by (1) giving written notice of revocation to the Corporate Secretary of Capital Bank Corporation prior to its exercise at the special meeting, (2) properly submitting to Capital Bank Corporation a duly executed proxy bearing a later date, or (3) attending the Capital Bank Corporation special meeting and voting in person. Simply attending the meeting and not voting, however, will not revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to: Capital Bank Corporation, 4901 Glenwood Avenue, Raleigh, North Carolina 27612, Attention: Corporate Secretary.

On the record date, Capital Bank Corporation’s directors and executive officers, including their immediate family members and affiliated entities, owned or had or shared voting power over [                    ] shares or approximately [        ] percent of the outstanding shares of Capital Bank Corporation common stock, or approximately [    ] percent of the shares required to approve the merger. On such record date, none of 1st State Bancorp’s officers or directors owned shares of Capital Bank Corporation common stock, and neither 1st State Bancorp or its subsidiaries nor Capital Bank Corporation or its subsidiaries owned any shares of Capital Bank Corporation common stock other than in a fiduciary capacity for others.

Capital Bank Corporation Common Stock in the Capital Bank 401(k) Retirement Plan

If your individual account in the Capital Bank 401(k) Retirement Plan includes investments in the Capital Bank Corporation Common Stock Fund, you have the right to direct Capital Bank, as plan administrator, as to the exercise of all voting, tender and similar rights the plan has with respect to the shares of Capital Bank Corporation common stock that represent your interest in the Common Stock Fund. Capital Bank, as plan administrator, will provide you with detailed instructions for voting your shares of Capital Bank Corporation common stock in the Capital Bank 401(k) Retirement Plan along with all routine reports and other communications distributed to shareholders outside of the Capital Bank 401(k) Retirement Plan. If you fail to timely instruct the plan administrator as to how to vote any shares of Capital Bank Corporation common stock held in your Capital Bank 401(k) Retirement Plan account, your shares will not be voted. See “Record Date, Voting Rights, Required Vote and Revocability of Proxies.”

Solicitation of Proxies

The solicitation of proxies from Capital Bank Corporation is made on behalf of the Capital Bank Corporation board of directors. Capital Bank Corporation will pay all costs of the solicitation of shareholders, including mailing this joint proxy statement/prospectus to its shareholders, and Capital Bank Corporation will bear the cost of printing and filing this joint proxy statement/prospectus. Directors, officers, employees and agents of Capital Bank Corporation may solicit proxies by mail, in person, or by telephone. They will receive no additional compensation for such services. Although Capital Bank Corporation does not currently expect to do so, it may engage one or more proxy solicitation firms to assist it in the delivery of proxy materials and solicitation of votes. Capital Bank Corporation also may make arrangements with brokerage firms and other custodians, nominees and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of the common stock held of record by such persons. Capital Bank Corporation will reimburse any such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with the services provided.

Dissenters’ Rights

Capital Bank Corporation shareholders will not have dissenters’ rights in connection with the merger.

Recommendation by Capital Bank Corporation’s Board of Directors

The Capital Bank Corporation board of directors has approved the merger agreement and the related plan of merger and the issuance of the shares of Capital Bank Corporation common stock to the shareholders of 1st State Bancorp in connection with the merger. The Capital Bank Corporation board believes that the proposed merger and the related issuance of shares of Capital Bank Corporation common stock each is fair to Capital Bank Corporation shareholders and each is in their best interests. The Capital Bank Corporation board recommends that Capital Bank Corporation shareholders vote for approval of the merger agreement and the related plan of merger and the issuance of Capital Bank Corporation common stock in connection with the merger. In addition, the board of directors of Capital Bank Corporation recommends that shareholders vote for the proposal to authorize the adjournment of the special meeting, if necessary, to permit the solicitation of additional proxies.

1st State Bancorp Shareholder Meeting

Date, Place, Time and Purpose

1st State Bancorp is furnishing this joint proxy statement/prospectus to the holders of 1st State Bancorp common stock in connection with a proxy solicitation by its board of directors, which will use the proxies at a special meeting of 1st State Bancorp shareholders to be held at the corporate offices of 1st State Bank located at 445 S. Main Street, Burlington, North Carolina, at [    ]:00 a.m., local time, on [                    ], 2005.

At this special meeting, holders of 1st State Bancorp common stock will be asked to:

•	approve the merger agreement and the related plan of merger;

•	approve the adjournment of the 1st State Bancorp special meeting, if necessary, to permit 1st State Bancorp to solicit additional proxies if there are insufficient votes at the special meeting to constitute a quorum or to approve the merger agreement and the related plan of merger; and

•	transact any other matters that properly come before this special meeting or any adjournment or postponement of such meeting. 1st State Bancorp’s board of directors is not aware of any other business to be considered at the special meeting.

Record Date, Voting Rights, Required Vote and Revocability of Proxies

The 1st State Bancorp board of directors has fixed the close of business on [                    ], 2005 as the record date for determining 1st State Bancorp shareholders entitled to notice of, and to vote at, the special meeting of 1st State Bancorp shareholders. Only holders of 1st State Bancorp common stock of record at the close of business on [                    ], 2005 have the right to receive notice of, and to vote at, the special meeting. On the record date, there were [            ] shares of 1st State Bancorp common stock issued and outstanding held by approximately [    ] holders of record. At the special meeting, 1st State Bancorp shareholders will have one vote for each share of 1st State Bancorp common stock owned on the record date.

A quorum of shareholders is required to hold the special meeting. A quorum will exist when the holders of at least one-third of the outstanding shares of 1st State Bancorp common stock entitled to vote on a matter are present at the special meeting. To determine whether a quorum is present, 1st State Bancorp will count all shares of 1st State Bancorp common stock present at the special meeting either in person or by proxy, whether or not such shares are voted for any matter.

Under Virginia law, approval of the merger agreement and the related plan of merger will require the affirmative vote of the holders of two-thirds of the outstanding shares of 1st State Bancorp common stock.

Although it is not anticipated, under Virginia law, the special meeting may be adjourned for the purpose of establishing a quorum or of soliciting additional proxies in favor of the merger. The special meeting may be adjourned if the votes cast, in person or by proxy, at the special meeting favoring the proposal to adjourn exceed the votes cast, in person or by proxy, opposing the proposal to adjourn, whether or not a quorum exits. If it is necessary to adjourn the special meeting, whether or not a quorum exists, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned, if the special meeting is adjourned for less than 120 days. If the special meeting is adjourned, 1st State Bancorp’s shareholders who have already sent in their proxies may revoke them at any time prior to their use.

Brokers who hold shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers. Any abstention or “broker non-vote” are counted towards a quorum but will have the same effect as a vote against approval of the merger. Abstentions and broker non-votes are not counted as votes cast and thus have no impact on the proposal authorizing adjournment to solicit additional proxies. Properly executed proxies that 1st State Bancorp receives before the vote at the 1st State Bancorp special meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies. Any proxy received with no instructions indicated will be voted for the proposal to approve the merger agreement and the related plan of merger and the proposal to authorize the adjournment of the 1st State Bancorp special meeting, if necessary, to permit 1st State Bancorp to solicit additional proxies, and the proxy holder will vote the proxy as directed by the board of directors of 1st State Bancorp as to any other matter that may come properly before the special meeting.

A shareholder of 1st State Bancorp who has given a proxy may revoke it at any time prior to its exercise at the 1st State Bancorp special meeting by (1) giving written notice of revocation to the Corporate Secretary of 1st State Bancorp either prior to or at the special meeting, (2) properly submitting to 1st State Bancorp a duly executed proxy bearing a later date, or (3) attending the 1st State Bancorp special meeting and voting in person. Simply attending the meeting and not voting, however, will not revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to: 1st State Bancorp, 445 S. Main Street, Burlington, North Carolina 27215, Attention: A. Christine Baker.

On the record date for the 1st State Bancorp shareholder meeting, 1st State Bancorp’s directors and executive officers, including their immediate family members and entities they controlled or owned, shared voting power over [        ] shares or approximately [    ] percent of the outstanding shares of 1st State Bancorp common stock, which constitutes approximately [    ] percent of the vote required to approve the merger. On such record date, none of Capital Bank Corporation’s officers or directors owned shares of 1st State Bancorp common stock, and neither Capital Bank Corporation or its subsidiaries nor 1st State Bancorp or its subsidiaries owned any shares of 1st State Bancorp common stock other than in a fiduciary capacity for others.

1st State Bancorp officers, directors and 1st State Bancorp’s largest individual shareholder, Maurice Koury, have agreed to vote their shares of 1st State Bancorp common stock in favor of the merger agreement at the 1st State Bancorp shareholder meeting. These individuals, their immediate family members and entities they controlled or owned shared voting power over [        ] shares of 1st State Bancorp common stock, or approximately [    ] percent of the outstanding shares of 1st State Bancorp common stock, which constitutes approximately [        ] percent of the vote required to approve the merger.

Voting 1st State Bancorp Common Stock Held in 1st State Bank Retirement Plans

If you have an account in the 1st State ESOP, you will be given the opportunity to instruct the 1st State ESOP trustee with respect to voting of all shares of 1st State Bancorp common stock allocated to your account. The 1st State ESOP trustee will provide you detailed information on voting your 1st State ESOP shares. If you do not timely instruct the 1st State ESOP trustee on how to vote your 1st State ESOP shares, the 1st State ESOP trustee will vote your shares (and any other allocated ESOP shares for which no voting directions are received as well as any unallocated ESOP shares) in the same proportion as 1st State ESOP participants who did vote their ESOP shares. In addition, if you hold 1st State Bancorp common stock in the employer stock fund of the 1st State 401(k) Plan you have the right to instruct 1st State Bank, as plan administrator, how to vote and tender or exchange offer rights involving all 1st State Bank shares held in your 1st State 401(k) Plan account. 1st State Bank will provide you detailed instructions for voting any shares held under the 1st State 401(k) Plan. If you fail to timely instruct the plan administrator as to how to vote any shares in your 1st State 401(k) Plan account, the plan administrator may vote your shares as it determines.

Solicitation of Proxies

The solicitation of proxies from 1st State Bancorp is made on behalf of the 1st State Bancorp board of directors. 1st State Bancorp will pay all costs of the solicitation of shareholders, including mailing this joint proxy statement/prospectus to its shareholders, but Capital Bank Corporation will bear the cost of printing and filing this joint proxy statement/prospectus. Directors, officers, employees and agents of 1st State Bancorp may solicit proxies by mail, in person, or by telephone. They will receive no additional compensation for such services. Although 1st State Bancorp does not currently expect to do so, it may engage one or more proxy solicitation firms to assist it in the delivery of proxy materials and solicitation of votes. 1st State Bancorp also may make arrangements with brokerage firms and other custodians, nominees and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of the common stock held of record by such persons. 1st State Bancorp will reimburse any such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with the services provided.

Dissenters’ Rights

1st State Bancorp shareholders will not have dissenters’ rights in connection with the merger.

Recommendation by 1st State Bancorp’s Board of Directors

The board of directors of 1st State Bancorp has approved the merger agreement and the related plan of merger. The 1st State Bancorp board believes that completion of the merger is in the best interests of 1st State Bancorp and its shareholders. The 1st State Bancorp board recommends that its shareholders vote for approval of the merger agreement and the related plan of merger. In addition, the board of directors of 1st State Bancorp recommends that shareholders vote for the proposal to authorize the adjournment of the special meeting to permit the solicitation of additional proxies.

THE MERGER—PROPOSAL FOR SHAREHOLDERS OF

CAPITAL BANK CORPORATION AND 1ST STATE BANCORP, INC.

The following information describes material aspects of the proposed transaction by which 1st State Bancorp will be merged with and into Capital Bank Corporation pursuant to the terms of the merger agreement. This description is qualified in its entirety by the Appendices attached to this joint proxy statement/prospectus and which are incorporated into this document by reference. You are urged to read these Appendices in their entirety.

General

Upon completion of the merger, 1st State Bancorp will be merged with and into Capital Bank Corporation. Capital Bank Corporation will be the surviving corporation.

This section of this joint proxy statement/prospectus describes certain aspects of the merger, including the background of the merger and the parties’ reasons for the merger.

Merger Consideration; Cash, Stock or Mixed Election

Merger Consideration. As a shareholder of 1st State Bancorp, you may elect to receive all cash, all Capital Bank Corporation common stock or a combination of cash and Capital Bank Corporation common stock for the shares of 1st State Bancorp common stock you own, subject to certain allocation and proration provisions described below on page 44.

•	If you elect to receive cash, you will receive $37.15 for each share of 1st State Bancorp common stock you own.

•	If you elect to receive only shares of Capital Bank Corporation common stock, you will receive 1.0 share of Capital Bank Corporation common stock multiplied by the exchange ratio for each share of 1st State Bancorp common stock you own.

•	If you elect to receive a combination of cash and shares, you will receive 0.691829 shares of Capital Bank Corporation common stock multiplied by the exchange ratio plus an amount equal to $11.4486 in cash for each share of 1st State Bancorp common stock you own.

As a result of the allocation and proration provisions in the merger agreement, depending on the elections by all other 1st State Bancorp shareholders, you may not receive exactly the form of consideration that you elect, unless you elect the combination of cash and stock described above. If you elect all cash, you may receive a portion of your merger consideration in Capital Bank Corporation common stock, and if you elect all stock, you may receive a portion of your merger consideration in cash.

The value of the consideration 1st State Bancorp shareholders may elect to receive in exchange for their 1st State Bancorp common stock is dependent on: (1) the “exchange ratio” and (2) the “average closing price.”

“Exchange ratio” means an amount equal to $37.15 divided by the average closing price.

“Average closing price” means the average of the daily closing sales price of Capital Bank Corporation common stock during the twenty (20) trading day period ending three (3) business days prior to the closing date of the merger. However, the average closing price is subject to an $18.00 “cap,” so it can be no higher than $18.00 (even if the average closing price is higher), and to a “floor” of $15.00. If the actual average closing price is greater than $18.00, the average closing price will be deemed to be $18.00, and the exchange ratio will be set at 2.063889. If the average closing price falls below the $15.00 floor, Capital Bank Corporation will have the option to:

•	consummate the transaction by calculating the exchange ratio using the average closing price, even if lower than $15.00;

•	set the average closing price at $15.00 and pay 1st State Bancorp shareholders an additional amount in cash equal to $15.00 minus the average closing price; or

•	set the average closing price at $15.00 and pay no additional consideration to 1st State Bancorp shareholders.

If Capital Bank Corporation elects to set the average closing price at $15.00 and pay no additional consideration to 1st State Bancorp shareholders, 1st State Bancorp will have the right to elect to terminate the transaction. Please see “The Merger Agreement—Waiver and Amendment; Termination—Termination” on page 77 for more information about 1st State Bancorp’s rights to terminate the transaction in these circumstances.

Capital Bank Corporation will not issue fractional shares. The number of shares of Capital Bank Corporation common stock which a 1st State Bancorp shareholder is entitled to receive will be rounded to the nearest whole share, with fractions of .50 or more rounded up to the next whole share and fractions of less than .50 eliminated.

If either 1st State Bancorp or Capital Bank Corporation effects any stock splits, reverse stock splits, stock dividends or similar changes in its capital accounts prior to the effective time, the exchange ratio will be appropriately adjusted in order to give effect to those changes. Each of the shares of 1st State Bancorp common stock held by 1st State Bancorp or any of its subsidiaries or by Capital Bank Corporation or any of its subsidiaries, will be canceled and retired at the effective time and no exchange or payment will be made with respect to such shares.

The following table illustrates the calculation of the exchange ratio and the different forms of merger consideration that a holder of 100 shares of 1st State Bancorp common stock may elect to receive in the merger. On [                    ], 2005, the closing price of Capital Bank Corporation common stock was $[        ]. We can give you no assurance as to what the market price of Capital Bank Corporation common stock will be if and when the merger is completed, and 1st State Bancorp shareholders are advised to obtain current market quotations for Capital Bank Corporation common stock. In addition, because the tax consequences of receiving cash will differ from the tax consequences of receiving Capital Bank Corporation common stock, you should carefully read the information included below under “—Material U.S. Federal Income Tax Consequences” on page 69 prior to making an election.

Average Closing Price	Exchange Ratio(1)	All Cash(2) Election	All Share(3) Election	Cash(2) and Share(4) Election
$18.00	2.063889	$3,715.00	206	$1,144.86	142
17.75	2.092958	3,715.00	209	1,144.86	144
17.50	2.122857	3,715.00	212	1,144.86	146
17.25	2.153623	3,715.00	215	1,144.86	148
17.00	2.185294	3,715.00	218	1,144.86	151
16.75	2.217910	3,715.00	221	1,144.86	153
16.50	2.251515	3,715.00	225	1,144.86	155
16.25	2.286154	3,715.00	228	1,144.86	158
16.00	2.321875	3,715.00	232	1,144.86	161
15.75	2.358730	3,715.00	235	1,144.86	163
15.50	2.396774	3,715.00	239	1,144.86	165
15.25	2.436066	3,715.00	243	1,144.86	168
15.00	2.476667	3,715.00	247	1,144.86	171

(1)	Equals $37.15 divided by the average closing price.
(2)	Consideration paid in cash is not impacted by the average closing price or the exchange ratio.
(3)	Determined by multiplying (a) the quotient of the exchange ratio multiplied by 1.0 by (b) each share of 1st State Bancorp common stock, or 100 shares for the purpose of this illustration. This illustration does not reflect any cash to be paid by Capital Bank Corporation in lieu of fractional shares.

(4)	Number of shares to be issued determined by multiplying (x) the quotient of the exchange ratio multiplied by 0.691829 by (y) each share of 1st State Bancorp common stock, or 100 shares for the purpose of this illustration. This illustration does not reflect any cash to be paid by Capital Bank Corporation in lieu of fractional shares.

The illustration provided in the table above assumes that the average closing price stays within the $18.00 cap and $15.00 floor. In such instance, the aggregate per share merger consideration 1st State Bancorp shareholders would receive in the merger will equal $37.15, irrespective of whether you elect to receive all cash, all stock or a combination of both. If the average closing price is greater than $18.00, you would be entitled to the consideration set forth above corresponding to the $18.00 average closing price. If you were to elect to receive shares of Capital Bank Corporation common stock under these circumstances, the actual value of the consideration you receive in the merger could be more than $37.15 per share. If you were to elect to receive shares of Capital Bank Corporation common stock and the actual average closing price falls below $15.00, the value of the consideration you would receive will be less than $37.15, if Capital Bank Corporation elects to set the average closing price at $15.00 and pay no additional consideration to 1st State Bancorp shareholders as described above in the definition of average closing price.

Cash, Stock or Mixed Election. Under the terms of the merger agreement, 1st State Bancorp shareholders may elect to convert their shares into cash, Capital Bank Corporation common stock or a combination of cash and Capital Bank Corporation common stock. The right of 1st State Bancorp shareholders to elect all stock or all cash consideration for their shares is limited, however, in that the aggregate number of shares of Capital Bank Corporation common stock to be issued in the merger is equal to $74,499,168.79 divided by the average closing price and the aggregate cash amount to be paid to shareholders in the merger is fixed at $33,185,195.76. These amounts are subject to adjustments for any stock dividend, stock split or similar recapitalization by Capital Bank Corporation and also are subject to adjustment so that the amount of merger consideration to be paid in shares of Capital Bank Corporation common stock is not less than the amount necessary to qualify the merger as a tax-free reorganization under Section 368 of the Code. The merger agreement contains allocation and proration procedures to accomplish this result. We are not making any recommendation as to whether 1st State Bancorp shareholders should elect to receive cash or Capital Bank Corporation common stock in the merger. Each holder of 1st State Bancorp common stock must make his or her own decision with respect to such election.

It is unlikely that elections will be made in the exact proportions provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if 1st State Bancorp shareholders in the aggregate elect to receive more or less of the Capital Bank Corporation common stock than Capital Bank Corporation has agreed to issue. These procedures are summarized below.

•	Mixed Elections: 1st State Bancorp shareholders who have made no election or elect to receive 0.691829 shares of Capital Bank Corporation common stock multiplied by the exchange ratio and $11.4486 cash for each share of 1st State Bancorp common stock they own will have their elections filled.

•	When Stock Is Oversubscribed: If 1st State Bancorp shareholders elect to receive more Capital Bank Corporation common stock than Capital Bank Corporation has agreed to issue in the merger, then all 1st State Bancorp shareholders who have elected to receive all cash will receive all cash for their 1st State Bancorp shares and all shareholders who elected to receive all Capital Bank Corporation common stock will receive a pro rata portion of the available Capital Bank Corporation shares plus cash for those shares not converted into Capital Bank Corporation common stock.

•	When Stock Is Undersubscribed: If 1st State Bancorp shareholders elect to receive fewer shares of Capital Bank Corporation common stock than Capital Bank Corporation has agreed to issue in the merger, then all 1st State Bancorp shareholders who have elected to receive all Capital Bank Corporation common stock will receive all Capital Bank Corporation common stock, and those shareholders who have elected to receive all cash will receive a pro rata portion of the available cash and Capital Bank Corporation common stock in whatever proportion is necessary to make up the shortfall.

Notwithstanding these rules, in order that the tax opinion described under “—Material U.S. Federal Income Tax Consequences” can be rendered, it may be necessary for Capital Bank Corporation to reduce the number of shares of 1st State Bancorp common stock that will be converted into the right to receive cash and correspondingly increase the number of shares of 1st State Bancorp common stock that will be converted into Capital Bank Corporation common stock. If this adjustment is necessary, shareholders who elect to receive all cash or a mixture of cash and stock may be required on a pro rata basis to receive a greater amount of Capital Bank Corporation common stock than they have elected.

No guarantee can be made that if you elect to receive all Capital Bank Corporation common stock or all cash that you will receive precisely what you elect. As a result of the allocation and proration procedures and other limitations outlined in this document and in the merger agreement, if you elect to receive all cash, you may receive some stock and if you elect to receive all stock, you may receive some cash.

For details on the allocation and proration provisions, please refer to the merger agreement, attached as Appendix A to this joint proxy statement/prospectus.

Treatment of Stock Options

As of the date of the merger agreement, there were outstanding options to purchase 308,812 shares of 1st State Bancorp common stock under the 1st State Bancorp, Inc. 2000 Stock Option and Incentive Plan, or the Option Plan.

Pursuant to the merger agreement, on the effective date of the merger, each outstanding 1st State Bancorp stock option will be terminated in exchange for a cash payment by Capital Bank Corporation to each holder in an amount equal to $37.15 per share minus the applicable exercise price per share for 1st State Bancorp common stock covered by such 1st State Bancorp stock option. There are no outstanding options to purchase shares of 1st State Bancorp common stock with a strike price of $37.15 or higher per share.

Election Procedures; Surrender and Exchange of Stock Certificates

Election Procedures. Capital Bank Corporation has appointed Registrar and Transfer Company as its exchange agent in connection with the merger. Capital Bank Corporation will deposit with the exchange agent, for the benefit of 1st State Bancorp shareholders, certificates representing shares of Capital Bank Corporation common stock and cash to be issued or paid as consideration in the merger, subject to the allocation and proration procedures described above in “—Merger Consideration, Cash, Stock or Mixed Elections.” In accordance with the allocation and proration procedures, 1st State Bancorp shareholders as of the date of the completion of the merger will be entitled to elect to receive cash, stock or a combination of cash and stock in exchange for their shares of 1st State Bancorp common stock.

Holders of shares of 1st State Bancorp common stock may indicate a preference to receive the mixed consideration, the all stock consideration, or the all cash consideration in the merger by completing the election form sent to them upon completion of the merger. The election form will provide that a 1st State Bancorp shareholder will receive the mixed consideration of stock and cash unless the shareholder elects to receive all stock or all cash. If a shareholder does not make an election within a time period specified on the election form (which will not in any event be less than twenty (20) business days after the form is mailed to 1st State Bancorp shareholders), Capital Bank Corporation will allocate such shareholder the mixed consideration of stock and cash.

All shareholder elections must be made on the election form that will be provided to the holders of 1st State Bancorp common stock after the effective time of the merger. To be effective, an election form must be received, properly completed and accompanied by the stock certificate(s) in respect of which the election is being made, by the exchange agent no later than the election deadline specified in the election form (which will not in any event be less than twenty (20) business days after the form is mailed to 1st State Bancorp shareholders). A record holder that fails to submit an effective election form prior to the election deadline will be deemed to have elected to receive the mixed consideration of stock and cash.

In the event any 1st State Bancorp common stock certificate has been lost, stolen, destroyed or is otherwise missing, the person claiming the missing certificate must give the exchange agent an affidavit attesting to the missing nature of the certificate. Also, the person claiming the missing certificate may have to comply with additional conditions, imposed by the exchange agent or Capital Bank Corporation pursuant to the provisions of applicable North Carolina law, including a requirement that the shareholder provide a lost instrument indemnity or surety bond in form, substance and amount satisfactory to the exchange agent and Capital Bank Corporation. Once the person claiming the missing certificate has satisfied the conditions, and the allocation of cash and stock has been completed, the exchange agent will issue in exchange for such missing certificate the cash and/or stock to which he or she is entitled.

Elections may be revoked or changed upon written notice to the exchange agent prior to the election deadline. If a shareholder revokes the election form and does not properly make a new election by the election deadline, the shareholder will be deemed to have elected to receive the mixed consideration of stock and cash. The exchange agent may use reasonable discretion to determine whether any election, revocation or change has been properly or timely made, and any good faith determination of the exchange agent shall be binding and conclusive. Neither Capital Bank Corporation nor the exchange agent is under any obligation to notify any person of any defect in an election form.

Neither 1st State Bancorp nor Capital Bank Corporation (or their respective boards of directors) nor 1st State Bancorp’s financial advisor makes any recommendation as to whether any 1st State Bancorp shareholder should choose the mixed consideration, the all stock consideration or the all cash consideration for their shares of 1st State Bancorp common stock. 1st State Bancorp shareholders should consult with their own financial advisors about this decision.

Surrender and Exchange of Stock Certificates. Promptly after the merger is completed, 1st State Bancorp shareholders will receive transmittal materials from Capital Bank Corporation’s exchange agent with instructions on how to surrender their 1st State Bancorp stock certificates.

1st State Bancorp shareholders should carefully review and complete such materials and return them as instructed, together with their stock certificates for 1st State Bancorp common stock. 1ST STATE BANCORP SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES TO 1ST STATE BANCORP, CAPITAL BANK CORPORATION OR CAPITAL BANK CORPORATION’S EXCHANGE AGENT UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS WITH INSTRUCTIONS FROM THE EXCHANGE AGENT.

Shares of 1st State Bancorp common stock held in book-entry form or in a brokerage account will be exchanged without the submission of any 1st State Bancorp stock certificate.

1st State Bancorp shareholders who surrender their stock certificates and properly complete transmittal and election forms prior to the election deadline date, or any extension of such time period, will automatically receive the merger consideration allocated to them as the result of the merger promptly following completion of the allocation procedures and after the closing of the merger. Other shareholders will receive the merger consideration allocated to them as soon as practicable after their stock certificates have been surrendered with appropriate documentation to the exchange agent or other steps have been taken to surrender the evidence of their stock interest in 1st State Bancorp in accordance with the instructions accompanying the letter of transmittal. Capital Bank Corporation is not obligated to deliver the stock certificates or other consideration to any former 1st State Bancorp shareholder until such shareholder has properly surrendered his or her 1st State Bancorp stock certificates (unless such certificates are held in book-entry form or “street name,” in which case they automatically will be exchanged without being surrendered). Whenever a dividend or other distribution with a record date after the date on which the merger is completed is declared by Capital Bank Corporation on its common stock, the declaration will include dividends or other distributions on all shares of Capital Bank Corporation common stock that may be issued in connection with the merger. Capital Bank Corporation, however, will not pay any dividend or other distribution that is payable to any former 1st State Bancorp shareholder who has not properly surrendered his or her 1st State Bancorp stock certificates.

If certificates representing shares of 1st State Bancorp common stock are presented for transfer after the merger becomes effective, they will be cancelled and exchanged, as applicable, for shares of Capital Bank Corporation common stock and a check for any undelivered dividends or distributions on the Capital Bank Corporation common stock after the merger. At the time the merger becomes effective, the stock transfer books of 1st State Bancorp will be closed, and no transfer of shares of 1st State Bancorp common stock by any shareholder will be made or recognized.

Background of and Reasons for the Merger

Background of the Merger. In March 2005, 1st State Bancorp’s board of directors asked The Orr Group to help the board analyze the strategic alternatives available to 1st State Bancorp. The board of directors had been concerned about 1st State Bancorp’s ability to remain competitive in an industry which required increasing investments in technology and in which profit margins were under continual pressure in its main lines of business. The board of directors also was aware of the trend towards consolidation in the financial services industry and believed that it was appropriate to become better informed regarding the potential value of 1st State Bancorp in a business combination.

On April 7, 2005, representatives of The Orr Group met with the board of directors to present their firm’s analysis of strategic alternatives available to 1st State Bancorp. Also attending the meeting were representatives of Muldoon Murphy & Aguggia LLP, or Muldoon Murphy, 1st State Bancorp’s special legal counsel. The Orr Group’s analysis discussed the current operating environment for financial institutions and 1st State Bancorp’s specific competitive situation. The analysis also assessed 1st State Bancorp’s prospects under its current business plan and under various alternative scenarios. The analysis surveyed recent acquisition activity in the financial services industry and reviewed pricing data from recent acquisitions of financial institutions with characteristics similar to those of 1st State Bancorp. The Orr Group analysis included a discussion of companies that 1st State Bancorp believed potentially would be interested in discussing a business combination transaction in the event the board of directors desired to further inform itself regarding the potential value of 1st State Bancorp in a business combination.

After extensive discussion of its alternatives at the April 7 meeting, 1st State Bancorp’s board of directors retained The Orr Group to assist in the process of soliciting proposals from other financial institutions and authorized The Orr Group to prepare an information memorandum containing financial and other information about 1st State Bancorp that could be used to canvass potentially interested parties.

In late April 2005, when the information memorandum had been completed, The Orr Group contacted sixteen (16) financial institutions that it believed were most likely to be interested in a business combination with 1st State Bancorp. Of these, twelve (12) institutions entered into confidentiality agreements and received the information memorandum. By mid May 2005, seven (7) institutions, including Capital Bank Corporation, submitted non-binding written indications of interest in a business combination with 1st State Bancorp. All of the bidders, including Capital Bank Corporation, offered 1st State Bancorp’s board of directors a mix of cash and stock.

On May 24, 2005, the executive committee of 1st State Bancorp’s board of directors held a special meeting that was attended by representatives of The Orr Group and Muldoon Murphy. At that meeting, the executive committee discussed the seven (7) indications of interest received. The executive committee directed The Orr Group to continue discussions with all seven (7) institutions and scheduled a board meeting for the following week to inform the full board of the status of the ongoing discussions and to have the board make a determination on how to proceed.

During the last week of May 2005, The Orr Group continued discussions with all seven bidders, offering each the opportunity to submit their highest and best offers. Five institutions, including Capital Bank Corporation, determined to increase their bids. Specifically, Capital Bank Corporation revised its indication of interest to offer the board of 1st State Bancorp a choice of a floating exchange ratio with consideration fixed at $37.15 per share or a fixed exchange ratio.

The board of directors convened a special meeting on May 31, 2004, which was attended by representatives of The Orr Group and Muldoon Murphy, to discuss and compare the indications of interest received. After extensive discussion, 1st State Bancorp’s board of directors determined that the indication of interest submitted by Capital Bank Corporation was the most attractive of the indications of interest received, and the board further determined to pursue the floating exchange rate option because it provided for more price certainty for 1st State Bancorp’s shareholders. Accordingly, 1st State Bancorp’s board of directors invited Capital Bank Corporation to conduct due diligence and directed management of 1st State Bancorp to conduct due diligence on Capital Bank Corporation and to begin negotiation of a definitive agreement with Capital Bank Corporation.

On June 29, 2005, after both parties had completed due diligence and a definitive agreement had been negotiated, 1st State Bancorp’s board of directors scheduled a special meeting, which was attended by representatives of The Orr Group and Muldoon Murphy, to discuss in detail the terms of the definitive agreement. 1st State Bancorp’s special legal counsel reviewed the terms of the definitive agreement with the board. The representatives of The Orr Group delivered their firm’s opinion that the merger was fair to shareholders from a financial point of view. After extensive discussion, the board of directors approved and adopted the merger agreement, which was signed that day.

1st State Bancorp’s Reasons for the Merger. 1st State Bancorp’s board of directors has approved the merger agreement and recommends that 1st State Bancorp shareholders vote for the approval of the merger agreement.

1st State Bancorp’s board of directors has determined that the merger and the merger agreement are fair to, and in the best interests of, 1st State Bancorp and its shareholders. In approving the merger agreement, 1st State Bancorp’s board of directors consulted with legal counsel as to its legal duties and the terms of the merger agreement and with its financial advisor with respect to the financial aspects and fairness of the transaction from a financial point of view. In arriving at its determination, 1st State Bancorp’s board of directors also considered a number of factors, including the following:

•	The expected results from continuing to operate as an independent community banking institution, and the likely benefits to shareholders, compared with the value of the merger consideration offered by Capital Bank Corporation.

•	Information concerning the businesses, earnings, operations, financial condition and prospects of 1st State Bancorp and Capital Bank Corporation, both individually and as combined. The 1st State Bancorp board of directors took into account the results of 1st State Bancorp’s due diligence review of Capital Bank Corporation.

•	The opinion rendered by The Orr Group, as financial advisor to 1st State Bancorp, that the merger consideration is fair to 1st State Bancorp’s shareholders from a financial point of view.

•	The terms of the merger agreement and the structure of the merger, including the fact that 1st State Bancorp shareholders will have the opportunity to elect to receive either cash, Capital Bank Corporation common stock, or both, in exchange for their shares and that the merger is intended to qualify as a transaction of a type that is generally tax-free for U.S. federal income tax purposes and as a purchase for accounting purposes.

•	The extensive review made by the 1st State Bancorp board of directors of various pricing and other data in an attempt to establish 1st State Bancorp’s value in a business combination transaction.

•

The review conducted by the 1st State Bancorp board of directors of the strategic options available to 1st State Bancorp and the assessment of the 1st State Bancorp board of directors that none of those options presented superior opportunities or were likely to create greater value for 1st State Bancorp shareholders than the prospects presented by the proposed merger with Capital Bank Corporation.

•	The 1st State Bancorp board of directors’ belief, after its review, that there was no potential merger partner with both a greater incentive to pursue a transaction with 1st State Bancorp and a greater ability to pay a favorable merger price than Capital Bank Corporation.

•	The fact that the market for Capital Bank Corporation common stock after the merger is expected to be substantially broader than the current market for 1st State Bancorp common stock.

•	1st State Bancorp shareholders who receive Capital Bank Corporation common stock will experience an increase in dividends, based on Capital Bank Corporation’s current dividend rate and the proposed exchange ratio.

•	The current and prospective economic, competitive and regulatory environment facing 1st State Bancorp and independent community banking institutions generally.

•	The 1st State Bancorp board of directors’ assessment that 1st State Bancorp would better serve the convenience and needs of its customers and the communities that it serves through affiliation with a financial institution such as Capital Bank Corporation that has a larger infrastructure, wider selection of financial products and services and more prominent market position.

•	Capital Bank Corporation’s statement that it intends to retain as many 1st State Bank employees as possible.

•	The 1st State Bancorp board of directors’ belief that, while no assurances could be given, the probability of consummating the merger appeared to be high, and the business and financial advantages contemplated in connection with the merger appeared achievable within a reasonable time frame.

•	The likelihood of Capital Bank Corporation’s receiving regulatory approval of the merger.

•	The likelihood of 1st State Bancorp shareholders approving the merger.

The foregoing discussion of the information and factors considered by the 1st State Bancorp board of directors is not exhaustive, but includes all material factors considered by the board of directors. In reaching its determination to approve and recommend the merger, the 1st State Bancorp board of directors did not quantify or otherwise attempt to assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighed factors differently.

Capital Bank Corporation’s Reasons for the Merger. Capital Bank Corporation’s board of directors has approved the merger agreement and the issuance of shares of Capital Bank Corporation common stock to the shareholders of 1st State Bancorp in connection with the merger and recommends that Capital Bank Corporation shareholders vote for the approval of the merger agreement and the related issuance of shares. The terms of the merger transaction, including the merger consideration, are the result of arm’s-length negotiations between representatives of Capital Bank Corporation and 1st State Bancorp. In reaching its decision to approve the merger agreement and the related issuance of shares, the Capital Bank Corporation board of directors consulted with its legal advisors regarding the terms of the transaction, with its financial advisor regarding the financial aspects of the proposed transaction and the fairness of the merger consideration, and with management of Capital Bank Corporation, and, without assigning any relative or specific weights, considered a number of factors which the Capital Bank Corporation board of directors deemed material, both from a short-term and long-term perspective, including the following:

•	The financial terms of the merger transaction, including the relationship of the value of the consideration issuable in the merger to the market value, tangible book value, and earnings per share of 1st State Bancorp common stock.

•	The information presented to the directors by the management of Capital Bank Corporation concerning the business, operations, earnings, asset quality, and financial condition of 1st State Bancorp, including the composition of the earning assets portfolio of 1st State Bancorp.

•	The non-financial terms of the merger transaction, including the treatment of the merger transaction as a tax-free reorganization for federal income tax purposes.

•	The likelihood of the merger transaction being approved by applicable regulatory authorities without undue conditions or delay.

•	The similarity between Capital Bank Corporation’s and 1st State Bancorp’s management, philosophies, approaches and commitments to the communities and customers they serve and their respective employees.

•	The proposed retention of key 1st State Bancorp senior executives and 1st State Bancorp and 1st State Bank boards of directors which would help assure the continuity of management, the likelihood of successful integration and the successful operation of the combined companies.

•	The attractiveness of the market position of 1st State Bancorp in the market in which it operates.

•	The opinion rendered by FTN as to the fairness, from a financial point of view, of the merger transaction to the holders of Capital Bank Corporation common stock.

The foregoing discussion is not intended to be exhaustive but includes all of the material factors considered by the Capital Bank Corporation board of directors in determining to recommend that shareholders approve the merger agreement and the related plan of merger and the issuance of shares of Capital Bank Corporation common stock to shareholders of 1st State Bancorp in connection with the merger. The Capital Bank Corporation board of directors did not quantify or otherwise attempt to assign relative or specific weights to the factors considered in reaching its determination that the merger agreement and the related plan of merger and the issuance of shares of Capital Bank Corporation common stock pursuant to the merger agreement are in the best interests of Capital Bank Corporation shareholders.

Opinion of Capital Bank Corporation’s Financial Advisor

Capital Bank Corporation retained FTN to act as its exclusive financial advisor in connection with the proposed merger. On June 28, 2005, FTN delivered to the board of directors of Capital Bank Corporation an oral opinion, which was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio provided for, and the aggregate merger consideration to be paid by Capital Bank Corporation, in the merger were fair, from a financial point of view, to Capital Bank Corporation. This opinion is attached as Appendix B hereto and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by FTN in providing its opinion. It is a condition to Capital Bank Corporation’s obligation to consummate the merger that FTN issue a bring-down letter dated within five business days prior to the mailing of this joint proxy statement/prospectus indicating that, as of that date, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio provided for, and the aggregate merger consideration paid by Capital Bank Corporation in the merger is fair, from a financial point of view, to Capital Bank Corporation. In satisfaction of this condition, FTN has issued an updated opinion letter dated as of [                    ], 2005.

THE FULL TEXT OF FTN’S OPINION, DATED JUNE 28, 2005, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY FTN, IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/ PROSPECTUS AND IS INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE. THE SUMMARY OF FTN’S OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. CAPITAL BANK CORPORATION SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY. FTN’S OPINION WAS DELIVERED TO THE BOARD OF DIRECTORS OF CAPITAL BANK CORPORATION FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO CAPITAL BANK CORPORATION, OF THE EXCHANGE RATIO AND THE AGGREGATE MERGER CONSIDERATION PAID IN THE MERGER AND DOES NOT ADDRESS THE FAIRNESS TO, OR ANY OTHER CONSIDERATION OF, THE HOLDERS OF ANY CLASS OF SECURITIES, CREDITORS OR OTHER CONSTITUENCIES OF CAPITAL BANK CORPORATION, OR ANY OTHER ASPECT OF THE MERGER, INCLUDING THE MERITS OF THE UNDERLYING DECISION BY CAPITAL BANK CORPORATION TO ENGAGE IN THE MERGER. FTN’S OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF CAPITAL BANK CORPORATION AS TO HOW THE SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE PROPOSED MERGER OR ANY OTHER MATTER.

In preparing its opinion to the board of directors of Capital Bank Corporation, FTN performed various financial and comparative analyses, including those described below. The summary set forth below does not purport to be a complete description of the analyses underlying FTN’s opinion or the presentation made by FTN to the board of directors of Capital Bank Corporation. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, FTN did not attribute any particular weight to any analysis or factor considered by it, but rather made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Also, no company included in FTN’s comparative analyses described below is identical to Capital Bank Corporation or 1st State Bancorp, and no transaction is identical to the merger. Therefore, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Capital Bank Corporation or 1st State Bancorp and the companies to which they are being compared. Accordingly, FTN believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, or focusing on information presented in tabular format, without considering all of the analyses and factors or the narrative description of the analyses, would create a misleading or incomplete view of the process underlying its opinion.

In performing its analyses, FTN made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of FTN, Capital Bank Corporation or 1st State Bancorp. Any estimates contained in the analyses performed by FTN are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, FTN’s opinion was among several factors taken into consideration by the board of directors of Capital Bank Corporation in making its determination to approve the merger agreement and the aggregate consideration to be paid by Capital Bank Corporation in the merger. Consequently, FTN’s analyses should not be viewed as determinative of the decision of the board of directors or management of Capital Bank Corporation with respect to the fairness of the exchange ratio or the aggregate merger consideration provided for in the merger agreement.

In arriving at its opinion, FTN, among other things, did the following:

•	Reviewed the merger agreement.

•	Reviewed certain publicly available business and financial information relating to Capital Bank Corporation and 1st State Bancorp that FTN deemed to be relevant.

•	Reviewed certain information, including financial analyses and forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Capital Bank Corporation and 1st State Bancorp, including financial forecasts relating to 1st State Bancorp prepared by the management of 1st State Bancorp and Capital Bank Corporation, or the Forecasts, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the merger, or the Synergies, furnished to FTN by Capital Bank Corporation.

•	Conducted discussions with members of the senior managements of Capital Bank Corporation and 1st State Bancorp and their respective representatives regarding the matters described in the preceding two bullet points as well as their respective businesses and prospects before and after giving effect to the merger and the Synergies.

•	Reviewed the reported price and trading activity for Capital Bank Corporation common stock and 1st State Bancorp common stock, and compared them with similar information for certain other publicly traded companies that FTN deemed to be relevant.

•	Compared the proposed financial terms of the merger with the financial terms of other transactions that FTN deemed to be relevant.

•	Reviewed the current market environment in the banking industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as FTN considered appropriate.

In performing its reviews and analyses and in rendering its opinion, FTN relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided by Capital Bank Corporation or 1st State Bancorp or their respective representatives, or that was otherwise reviewed by FTN and has assumed such accuracy and completeness for purposes of rendering the opinion. FTN further relied on the assurances of management of Capital Bank Corporation and 1st State Bancorp that they were not aware of any facts or circumstances that would make any of the information provided by Capital Bank Corporation and 1st State Bancorp, respectively, inaccurate or misleading. FTN has not been asked to undertake, and has not undertaken, an independent verification of any of such information, and FTN does not assume any responsibility or liability for the accuracy or completeness thereof. FTN did not undertake an independent evaluation or appraisal of any of the assets or liabilities of Capital Bank Corporation or 1st State Bancorp, nor was it furnished with any evaluations or appraisals. FTN did not make an independent evaluation of the adequacy of the allowance for loan losses of Capital Bank Corporation or 1st State Bancorp nor has FTN reviewed any individual credit files relating to Capital Bank Corporation or 1st State Bancorp. FTN assumed, with Capital Bank Corporation’s consent, that the respective allowances for loan losses for both Capital Bank Corporation and 1st State Bancorp, as may or may not be adjusted to reflect the due diligence findings of the management of Capital Bank Corporation, are adequate to cover such losses. With respect to the Forecasts and the Synergies prepared by the management of Capital Bank Corporation and 1st State Bancorp and furnished to or discussed with FTN by Capital Bank Corporation or 1st State Bancorp, FTN assumed, with the consent of the board of directors of Capital Bank Corporation, that they were reasonably prepared and reflected the best currently available estimates and judgments of Capital Bank Corporation’s or 1st State Bancorp’s management as to the expected future financial performance of Capital Bank Corporation or 1st State Bancorp, as the case may be, and that the Forecasts and the Synergies would be achieved. FTN also assumed, with Capital Bank Corporation’s consent, that the merger qualifies as a tax-free reorganization for U.S. federal income tax purposes.

FTN’s opinion is necessarily based upon market, economic and other conditions as they existed on, and on the information made available to FTN as of, June 28, 2005. FTN assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger. FTN did not express any opinion as to the prices at which Capital Bank Corporation common stock or 1st State Bancorp common stock will trade following the announcement of the merger or the price at which Capital Bank Corporation common stock will trade following the completion of the merger. No other limitation was imposed on FTN with respect to the investigations made or procedures followed by FTN in rendering its opinion.

Financial Analysis. The following is a summary of the material analyses performed by FTN in connection with its opinion to the board of directors of Capital Bank Corporation dated June 28, 2005. Some of the financial analyses summarized below include information presented in tabular format. In order to understand fully FTN’s financial analyses, the tables must be read together with the text of the summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of FTN’s financial analyses.

Premium Analysis. Based upon per-share financial information for 1st State Bancorp for the twelve months ended March 31, 2005, FTN calculated the following ratios:

Transaction value/Last 12 months’ EPS(1)	31.3	x
Transaction value/Tangible book value per share(1)	166.4%
Transaction value/Stated book value per share(1)	166.4%
Tangible book premium/Core Deposits(2)	24.4%
Market Premium(3)	32.8%

(1)	As of March 31, 2005
(2)	Core deposits exclude time deposits with account balances greater than $100,000 and brokered CDs. Tangible book premium/core deposits calculated by dividing the excess of the aggregate transaction value of $114.6 million over tangible book value by core deposits.
(3)	Based upon the average of the closing price for the twenty (20) trading days prior to May 26, 2005

For purposes of FTN’s analyses, earnings per share were based on fully diluted earnings per share. The aggregate transaction value was approximately $114.6 million, based upon 2,898,637 shares of 1st State Bancorp common stock outstanding and including the intrinsic value of options to purchase 308,812 shares of 1st State Bancorp common stock at a weighted average strike price of $14.71.

Stock Trading History. FTN reviewed the history of the reported trading prices and volume of Capital Bank Corporation’s and 1st State Bancorp’ common stock for the one-year and three-year periods ended May 27, 2005. FTN compared the relationship between the movements in the prices of Capital Bank Corporation’s common stock to movements in the prices of 1st State Bancorp common stock, the S&P Bank Index, S&P 500 Index, FTN SmallCap Bank Index and the weighted average (by market capitalization) performance of composite peer groups of publicly traded depository institutions selected by FTN for Capital Bank Corporation. FTN compared the relationship between the movements in the prices of 1st State Bancorp common stock to movements in the prices of Capital Bank Corporation common stock, the S&P Bank Index, S&P 500 Index, FTN SmallCap Bank Index and the weighted average (by market capitalization) performance of composite peer groups of publicly traded depository institutions selected by FTN for 1st State Bancorp. The composition of the peer groups for Capital Bank Corporation and 1st State Bancorp, respectively, is discussed under the relevant section under “Comparable Company Analysis” below.

Capital Bank Corporation’s Stock Performance. During the one-year period ended May 27, 2005, Capital Bank Corporation common stock underperformed 1st State Bancorp’s common stock, the various indices and the peer group to which it was compared. Over the three-year period ended May 27, 2005, Capital Bank Corporation common stock underperformed 1st State Bancorp common stock, the various indices and peer group to which it was compared.

1st State Bancorp Stock Performance. During the one-year period ended May 27, 2005, 1st State Bancorp common stock generally underperformed the peer group to which it was compared, performed in-line with the various indices and outperformed Capital Bank Corporation common stock. During the three-year period ended May 27, 2005, 1st State Bancorp common stock outperformed Capital Bank Corporation common stock, the S&P Bank Index, the FTN SmallCap Index and the S&P 500 Index. 1st State Bancorp common stock underperformed the peer group to which it was compared over the same period of time.

	Beginning Index Value 5/28/2004	Ending Index Value 5/27/2005
Capital Bank Corporation	100.00%	95.60%
1st State Bancorp	100.00	106.52
FTN SmallCap Index	100.00	106.43
Capital Bank Corporation Peer Group	100.00	105.18
1st State Bancorp Peer Group	100.00	116.16
S&P Bank Index	100.00	105.29
S&P 500 Index	100.00	106.97

	Beginning Index Value 5/24/2002	Ending Index Value 5/27/2005
Capital Bank Corporation	100.00%	106.02%
1st State Bancorp	100.00	139.95
FTN SmallCap Index	100.00	132.68
Capital Bank Corporation Peer Group	100.00	215.31
1st State Bancorp Peer Group	100.00	199.20
S&P Bank Index	100.00	112.47
S&P 500 Index	100.00	110.61

Comparable Company Analysis. FTN used publicly available information to compare selected financial and market trading information for Capital Bank Corporation and 1st State Bancorp, respectively and two different groups of depository institutions selected by FTN.

The comparable group for 1st State Bancorp consisted of the following publicly traded depository institutions located in the southeast region of the United States with assets of $300 - $500 million:

American Community Bancshares, Inc.	Four Oaks Fincorp, Inc.
Appalachian Bancshares, Inc.	Georgia-Carolina Bancshares, Inc.
Capital Bancorp, Inc.	Greenville First Bancshares, Inc.
Central Virginia Bankshares, Inc.	Habersham Bancorp
Commonwealth Bankshares, Incorporated	Hampton Roads Bankshares, Inc.
Community First Bancorporation	HCSB Financial Corporation
Crescent Financial Corporation	James Monroe Bancorp, Inc.
F & M Bank Corp.	Millennium Bankshares Corporation
Fauquier Bankshares, Inc.	New Century Bancorp, Inc.
First Community Corporation	Southcoast Financial Corporation
First National Corporation	Southeastern Banking Corporation
Valley Financial Corporation

The table below compares the data for 1st State Bancorp as of and for the twelve-month period ended March 31, 2005 and the median, minimum and maximum data for the comparable peer group as of and for the twelve-month period ended March 31, 2005 with pricing data as of June 14, 2005.

Comparable Group Analysis—Market and Financial Performance

1st State	Comparable Group
Median	Low	High
Total assets (in millions)	$372.75	$394.41	$307.36	$495.98
Market Capitalization (in millions)	$75.94	$63.82	$50.32	$88.92

Equity/Assets	17.37%	8.41%	6.21%	12.40%
Tangible equity/Tangible assets	17.37%	7.94%	5.13%	12.27%

LTM Return on average assets	0.98%	0.97%	0.69%	1.50%
LTM Return on average equity	5.63%	11.30%	5.63%	17.09%
Net Interest Margin	3.44%	3.93%	3.13%	5.03%
Efficiency Ratio	59.13%	60.76%	45.95%	80.23%
Non-Performing Assets/Assets	0.75%	0.29%	0.02%	1.08%

Price/LTM earnings per share	21.30	x	17.80	x	13.10	x	29.50	x
Price/Book Value	117.50%	192.50%	106.10%	284.00%
Price/Tangible book value	117.50%	203.80%	142.40%	284.00%

The comparable group for Capital Bank Corporation consisted of the following publicly traded depository institutions located in the southeast region of the United States with assets of $750 million - $1 billion:

Centerstate Banks of Florida, Inc.	LSB Bancshares, Inc.
Colony Bankcorp, Inc.	National Bankshares, Incorporated
Commercial Bankshares, Inc.	PAB Bankshares, Inc.
First South Bancorp, Inc.	Peoples BancTrust Company, Inc. (The)
FLAG Financial Corporation	Pinnacle Financial Partners, Inc.
FNB Corp.	Summit Financial Group, Inc.
FNB Financial Services Corporation	TIB Financial Corp.
Georgia Bank Financial Corporation	Yadkin Valley Bank and Trust Company

The table below compares the data for Capital Bank Corporation as of and for the twelve-month period ended March 31, 2005 and the median, minimum and maximum data for the comparable peer group as of and for the twelve-month period ended March 31, 2005 with pricing data as of June 14, 2005.

Comparable Group Analysis—Market and Financial Performance

Capital Bank	Comparable Group
Median	Low	High
Total assets (in millions)	$887.31	$901.45	$750.88	$995.83
Market Capitalization (in millions)	$102.54	$151.73	$94.00	$222.74

Equity/Assets	8.67%	8.09%	6.30%	11.70%
Tangible equity/Tangible assets	7.31%	7.67%	6.02%	9.39%

LTM Return on average assets	0.62%	0.97%	0.55%	1.66%
LTM Return on average equity	7.18%	11.66%	7.05%	20.65%
Net Interest Margin	3.48%	3.99%	3.53%	5.06%
Efficiency Ratio	72.54%	62.13%	46.63%	79.63%
Non-Performing Assets/Assets	1.24%	0.34%	0.04%	1.09%

Price/LTM earnings per share	19.80	x	17.40	x	13.50	x	32.60	x
Price/Book Value	133.20%	208.95%	120.80%	354.70%
Price/Tangible book value	160.30%	252.90%	133.00%	372.60%

Contribution Analysis. FTN analyzed the relative contribution that the income statement and balance sheet items of both 1st State Bancorp and Capital Bank Corporation as of March 31, 2005 had to the proforma combined entity, including assets, loans net of unearned income, deposits, equity and net income. This analysis excludes any purchase accounting and merger related adjustments. The proforma ownership analysis assumed 65% of the aggregate transaction value is in the form of Capital Bank Corporation stock. The results of FTN’s analysis are set forth in the following table.

Category	Capital	1st State
Estimated Pro forma Ownership	59.99%	40.01%
Assets	70.42%	29.58%
Net loans	72.95%	27.05%
Total Deposits	70.37%	29.63%
Equity	54.32%	45.68%
LTM net income	59.96%	40.04%

Analysis of Selected Merger Transactions. FTN reviewed 14 merger transactions announced from January 1, 2003 through May 27, 2005 involving depository institutions acquired in Alabama, Georgia, North Carolina, South Carolina, Tennessee and Virginia with announced transaction values greater than $20 million and less than $150 million. FTN reviewed the following multiples: transaction price at announcement to last twelve months’ earnings per share, transaction price to book value per share, transaction price to tangible book value per share, tangible book premium to core deposits, and premium to current market price. FTN computed a median, minimum and maximum multiple for the transactions. The multiples were applied to 1st State Bancorp’s financial information as of and for the twelve months ended March 31, 2005. As illustrated in the following table, FTN derived imputed ranges of values per share for 1st State Bancorp’s common stock of $29.48 to $57.25 based upon the median multiples for these transactions.

Comparable Transaction Multiples

	Transaction Multiples		Median Multiple		Low Multiple		High Multiple
Transaction price/LTM EPS	31.3	x	23.8	x	9.0	x	58.7	x
Transaction price/Book value	166.4%		250.7%		148.9%		341.5%
Transaction price/Tangible book value	166.4%		256.3%		148.9%		341.5%
Franchise premium/Core deposits	24.4%		22.3%		13.4%		37.9%
Market Premium	32.8%		32.1%		(5.6)%		80.5%

	Transaction Value		Implied Median Value		Implied Low Value		Implied High Value
Transaction price/LTM EPS	$37.15		$29.48		$11.18		$72.53	(1)
Transaction price/Book value	$37.15		$55.99		$33.25		$76.26	(2)
Transaction price/Tangible book value	$37.15		$57.25		$33.25		$76.26	(2)
Franchise premium/Core deposits	$37.15		$38.06		$31.82		$49.06	(3)
Market Premium	$37.15		$36.95		$26.41		$50.52	(4)

(1)	Based on 2,962,433 average diluted shares outstanding for the quarter ended March 31, 2005
(2)	Based on 2,903,517 average common shares outstanding for the quarter ended March 31, 2005
(3)	Assumes 1st State Bancorp’s core deposits are $204.7 million as of March 31, 2005
(4)	Based upon the average of the closing price for the 20 trading days prior to May 25, 2005

In addition, FTN reviewed 26 transactions announced from January 1, 2002 through May 27, 2005 involving depository institutions acquired in the United States with assets greater than $100 million and less than

$750 million and tangible equity/tangible asset ratios of between 12 – 20%. FTN computed a median, minimum and maximum multiple for the transactions. The multiples were applied to 1st State Bancorp’s financial information as of and for the twelve months ended March 31, 2005. As illustrated in the following table, FTN derived imputed ranges of values per share for 1st State Bancorp’s common stock of $28.43 to $38.06 based upon the median multiples for these transactions.

	Transaction Multiples		Median Multiple		Low Multiple		High Multiple
Transaction price/LTM EPS	31.3	x	23.0	x	12.9	x	54.1	x
Transaction price/Book value	166.4%		164.4%		78.9%		334.6%
Transaction price/Tangible book value	166.4%		170.4%		80.7%		356.7%
Franchise premium/Core deposits	24.4%		18.0%		1.6%		60.8%
Market Premium	32.8%		22.8%		(0.6)%		51.3%

	Transaction Value		Implied Median Value		Implied Low Value		Implied High Value
Transaction price/LTM EPS	$37.15		$28.43		$15.98		$66.91	(1)
Transaction price/Book value	$37.15		$36.72		$17.63		$74.72	(2)
Transaction price/Tangible book value	$37.15		$38.06		$18.02		$79.66	(2)
Franchise premium/Core deposits	$37.15		$35.02		$23.46		$65.28	(3)
Market Premium	$37.15		$34.37		$27.81		$42.34	(4)

(1)	Based on 2,962,433 average diluted shares outstanding for the quarter ended March 31, 2005
(2)	Based on 2,903,517 average common shares outstanding for the quarter ended March 31, 2005
(3)	Assumes 1st State Bancorp’s core deposits are $204.7 million as of March 31, 2005
(4)	Based upon the average of the closing price for the 20 trading days prior to May 25, 2005

Discounted Cash Flows and Terminal Value Analysis. FTN performed an analysis that estimated the future stream of after-tax cash flows of 1st State Bancorp through December 31, 2009 under various circumstances, assuming 1st State Bancorp’s projected cash flow stream performed in accordance with 1st State Bancorp management’s earnings projections through 2005. For years after 2005, FTN used Capital Bank Corporation management’s assumptions for earnings growth given their strategy for the 1st State Bancorp market, without giving benefit to merger related cost savings or revenue enhancements. To approximate the terminal value of 1st State Bancorp’s cash flow at December 31, 2008, FTN applied terminal multiples to the projected book value ranging from 150% to 300%—providing a range of multiples similar to its peer group. The cash flow streams and terminal values were then discounted to present values using different discount rates ranging from 9.0% to 18.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of 1st State Bancorp common stock. As illustrated in the following tables, this analysis indicated an imputed range of values per share for 1st State Bancorp common stock of $23.81 to $60.62 when applying the various terminal multiples and discount rates. The average closing price for 1st State Bancorp common stock for the twenty (20) trading days ending May 27, 2005 was $27.93.

Discounted Cash Flows and Terminal Multiple Values

	Terminal Book Multiple
Discount Rate	150x	175x	200x	225x	250x	275x	300x
9%	31.39	36.05	40.70	45.35	50.00	54.66	59.31
10%	30.33	34.82	39.30	43.79	48.27	52.76	57.25
11%	29.31	33.64	37.97	42.29	46.62	50.94	55.27
12%	28.34	32.51	36.69	40.86	45.03	49.21	53.38
13%	27.41	31.44	35.46	39.49	43.52	47.55	51.58
14%	26.51	30.40	34.29	38.18	42.07	45.96	49.85
15%	25.66	29.41	33.17	36.93	40.68	44.44	48.19
16%	24.84	28.47	32.10	35.72	39.35	42.98	46.60
17%	24.05	27.56	31.06	34.57	38.07	41.58	45.08
18%	23.30	26.69	30.08	33.46	36.85	40.24	43.63

(1)	Based on 2,962,433 average diluted shares outstanding for the quarter ended March 31, 2005

In connection with its analyses, FTN considered and discussed with the board of directors of Capital Bank Corporation how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income. FTN noted that the discounted cash flow stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis. FTN analyzed certain potential pro forma effects of the merger, assuming the following: (1) the merger will be effective on January 1, 2006, (2) the aggregate consideration paid by Capital Bank Corporation in the merger consists 65% of Capital Bank Corporation common stock and 35% in cash, (3) earnings per share projections for 1st State Bancorp and Capital Bank Corporation are consistent with per share estimates, (4) the purchase accounting adjustments, charges, and Synergies are as projected, and (5) options to purchase shares of 1st State Bancorp common stock are converted into the right to receive an amount equal to $37.15 minus the exercise price applicable to each option in cash. The actual results achieved by the combined company may vary from projected results, and the variations may be material.

Miscellaneous. Pursuant to the terms of FTN’s engagement, Capital Bank Corporation has agreed to pay FTN (a) a fee of $100,000 upon the delivery of its opinion to the board of directors of Capital Bank Corporation and (b) a fee of $400,000, all of which is contingent and payable only if the merger is completed and from which any fees previously paid will be deducted. Capital Bank Corporation also has agreed to reimburse FTN for reasonable expenses incurred by FTN in performing its services and to indemnify FTN and related persons and entities against liabilities, including liabilities under the applicable federal securities laws, arising out of FTN’s engagement.

Capital Bank Corporation retained FTN based upon FTN’s experience and expertise. FTN is a nationally recognized investment banking and advisory firm. FTN, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. FTN is an affiliate of FTN Financial Group (a division of First Tennessee Bank National Association), which is nationally recognized for its expertise in the capital markets needs of financial institutions.

With the exception of the financial advisory services described above, FTN has not provided financial advisory or financing services to either Capital Bank Corporation or 1st State Bancorp. One of FTN’s affiliates, however, has provided investment services to Capital Bank Corporation and 1st State Bancorp. FTN or its

affiliates may provide investment banking services or financing services to Capital Bank Corporation or 1st State Bancorp in the future, including in connection with the merger. In connection with the above-described services, our affiliates have received, and we and our affiliates may receive in the future, compensation. In the ordinary course of FTN’s business, FTN may purchase securities from and sell securities to Capital Bank Corporation and 1st State Bancorp and their affiliates. FTN may also actively trade the debt and/or equity securities of Capital Bank Corporation or 1st State Bancorp or their affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Opinion of 1st State Bancorp’s Financial Advisor

1st State Bancorp retained The Orr Group to render a written opinion to the board of directors of 1st State Bancorp as to the fairness, from a financial point of view, of the merger consideration to be paid by Capital Bank Corporation to the shareholders of 1st State Bancorp as set forth in the merger agreement.

1st State Bancorp retained The Orr Group based upon The Orr Group’s experience and expertise. The Orr Group is an investment banking firm that specializes in providing investment banking advisory services to financial institutions. The Orr Group has been involved in numerous bank related mergers and acquisitions. No limitations were imposed by 1st State Bancorp upon The Orr Group with respect to rendering its opinion.

On June 29, 2005, The Orr Group rendered its oral opinion to the board of directors of 1st State Bancorp as to the fairness, from a financial point of view, of the merger consideration to be paid by Capital Bank Corporation to the shareholders of 1st State Bancorp. The Orr Group confirmed its opinion in writing on the same day. This opinion is attached as Appendix C hereto and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by The Orr Group in providing its opinion. It is a condition to 1st State Bancorp’s obligation to consummate the merger that The Orr Group issue a bring-down letter dated within five (5) days prior to the mailing of this joint proxy statement/prospectus as to the fairness, from a financial point of view, of the merger consideration to be paid by Capital Bank Corporation to the shareholders of 1st State Bancorp as set forth in the merger agreement, as of that date. In satisfaction of this condition, The Orr Group issued an updated opinion letter as of [                    ], 2005.

The Orr Group’s opinion to 1st State Bancorp’s board of directors is directed only to the merger consideration as defined in the merger agreement and does not address the fairness, from a financial point of view, of any change in the merger consideration that may be agreed upon by 1st State Bancorp and Capital Bank Corporation in the future. The Orr Group’s opinion does not constitute a recommendation to any shareholder of 1st State Bancorp as to how such shareholder should vote at the 1st State Bancorp special meeting.

In arriving at its opinion, The Orr Group, among other things:

(i)	Reviewed the merger agreement and certain related documents.

(ii)	Reviewed the historical and current financial position and results of the operations of 1st State Bancorp and Capital Bank Corporation.

(iii)	Reviewed certain publicly available information concerning Capital Bank Corporation including Annual Reports on Form 10-K for each of the years in the three year period ended December 31, 2004 and Quarterly Reports on Form 10-Q for the periods ending March 31, 2004, June 30, 2004, September 30, 2004 and March 31, 2005.

(iv)	Reviewed certain publicly available information concerning 1st State Bancorp including Annual Reports on Form 10-K for each of the years in the three year period ended September 30, 2004 and Quarterly Reports on Form 10-Q for the periods ending December 31, 2003, March 31, 2004, June 30, 2004, December 31, 2004 and March 31, 2005.

(v)	Reviewed certain available financial forecasts concerning the business and operations of 1st State Bancorp and Capital Bank Corporation that were prepared by management of 1st State Bancorp and Capital Bank Corporation, respectively.

(vi)	Participated in discussions with certain officers and employees of 1st State Bancorp and Capital Bank Corporation to discuss the past and current business operations, financial condition and prospects of 1st State Bancorp and Capital Bank Corporation, as well as matters it believed relevant to its inquiry.

(vii)	Reviewed certain publicly available operating and financial information with respect to other companies that it believed to be comparable in certain respects to 1st State Bancorp and Capital Bank Corporation.

(viii)	Reviewed the current and historical relationships between the trading levels of 1st State Bancorp’s common stock and Capital Bank Corporation’s common stock and the historical and current market for the common stock of 1st State Bancorp, Capital Bank Corporation and other companies that it believed to be comparable in certain respects to 1st State Bancorp or Capital Bank Corporation.

(ix)	Reviewed the nature and terms of certain other acquisition transactions that it believed to be relevant.

(x)	Performed such other reviews and analyses it deemed appropriate.

Within its review and analysis, The Orr Group assumed and relied upon the accuracy and completeness of all of the financial and other information provided to The Orr Group, or that was publicly available, and has not attempted independently to verify nor assumed responsibility for verifying any such information. With respect to the financial projections, The Orr Group assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of 1st State Bancorp or Capital Bank Corporation, as the case may be, and The Orr Group expresses no opinion with respect to such forecasts or the assumptions on which they are based. The Orr Group has not made or obtained, or assumed any responsibility for making or obtaining, any independent evaluations or appraisals of any of the assets, including properties and facilities, or liabilities of 1st State Bancorp or Capital Bank Corporation.

The Orr Group employed a variety of analyses, of which some are briefly summarized below. The analyses outlined below do not represent a complete description of the analyses performed by The Orr Group. The Orr Group believes that it is necessary to consider all analyses as a whole and that relying on a select number of the analyses, without considering the whole, could create a misunderstanding of the opinion derived from them. In addition, The Orr Group may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis should not be taken to be The Orr Group’s view of the entire analysis as a whole.

Selected Companies Analysis. The Orr Group compared the financial performance data of 1st State Bancorp with a peer group of twenty-two publicly traded banks that had total assets of less than $1 billion and greater than $200 million. Furthermore, the banks exhibited tangible common equity to tangible asset, or TCE, ratios of greater than 13% and return on average assets, or ROAA, greater than 0.60%. The peer group included the following:

Peer Group List

Ames National Corporation	ATLO	Neffs Bancorp, Inc.	NEFB
Bancorp, Inc. (The)	TBBK	New Tripoli Bancorp, Inc.	NTBP
Bank of Southside Virginia Corporation	BSSC	Orange County Trust Company	ORGC
Bridge Street Financial, Inc.	OCNB	Peoples Financial Corporation	PFBX
Calvin B. Taylor Bankshares, Inc.	TYCB	Pontiac Bancorp, Incorporated	PONT
Community Bancorp	CBON	Premier Valley Bank	PVLY
First Citizens National Bank	FSDK	Southeastern Banking Corporation	SEBC
Hamlin Bank and Trust Company	HMLN	Tower Bancorp Incorporated	TOBC
High Point Bank Corporation	HPTB	Tri City Bankshares Corporation	TRCY
Minotola National Bank	MTLA	United Security Bancshares, Inc.	USBI
National Capital Bank of Washington	NACB	Valley Bancorp	VLLY

The results of the analysis involve complex considerations of the selected companies and 1st State Bancorp. The Orr Group compared performance indicators of 1st State Bancorp with the median, upper and lower quartile performance indicators of the selected peer group. The performance indicators utilized by The Orr Group were based on financial information reported as of March 31, 2005. An overview comparison of the indicators included the following:

	FSBC Data	Peer Data
		Upper Quart	Median	Lower Quart
Balance Sheet Data
Assets ($000s)	$372,552	$576,860	$386,067	$258,866
Deposits ( $000s)	$278,769	$394,822	$299,472	$206,040
Tangible Equity ($000s)	$64,731	$78,962	$64,731	$36,620

Loans/Deposits	87.9	88.1	79.8	65.2
Loans/Assets	63.3	69.4	61.7	48.6
Deposits/Assets	72.0	83.3	80.3	71.5
Core Deposits	77.0	93.1	90.1	84.6

Asset & Capital Adequacy
TCE Ratio	17.5	16.2	14.2	13.4
Tier 1 Ratio	22.3	24.2	21.1	18.3

Reserves/Loans	1.7	1.7	1.3	1.1
NPAs/Assets	1.0	0.5	0.3	0.1

Operating Results
NIM (MRQ)	3.4	4.7	4.1	3.8
Effic Ratio (MRQ)	55.8	58.6	52.1	46.2
NIM	3.3	4.7	4.2	3.8
Effic Ratio	58.9	64.8	56.5	44.0
Non II / Revenue	15.7	19.6	15.7	10.3

Profitability
ROAA (MRQ)	1.0	1.6	1.5	1.1
ROAE (MRQ)	5.2	11.1	9.8	8.1
ROAA	1.0	1.6	1.4	1.0
ROAE	5.5	11.5	9.7	8.1

Trading Data
P/E (MRQ)	24.2	23.1	18.1	13.2
P/E	23.4	23.0	18.9	14.6

P/E (Core—MRQ)	24.2	23.4	20.3	16.7
P/E (Core—LTM)	23.4	24.0	20.5	18.8

P/B	1.30	2.19	1.64	1.32
P/TB	1.30	2.19	1.66	1.33

Comparable Transaction Analysis. The Orr Group reviewed data of selected transactions involving pending and completed bank acquisitions that it deemed pertinent to an analysis of the merger. The transactions selected were mergers that were announced after December 31, 2002 through April 6, 2005 and where the selling bank had assets between $200 million and $1 billion, ROAA ratios greater than or equal to 0.70%, and TCE ratios greater than 11.5% and less than 20%. From these transactions, The Orr Group selected nine transactions for comparison purposes.

The Orr Group compared the median, upper quartile and lower quartile pricing ratios of the comparable transactions to the pricing ratios of the merger. The pricing ratios included price to book, price to tangible book, price to earnings per share for the latest twelve months, price to assets, price to deposits and the franchise premium to core deposit ratio. A summary of the analysis is included in the following table:

	Price to TBVPS	Price to LTM EPS	Price to Assets	Price to Deposits	Fran Prem to Core Dep
1st State Bancorp—Capital Bank Corporation Transaction Statistics	1.7	30.2	30.8	41.1	24.2
Comparable Transactions
Median Multiple	2.1	23.0	24.1	31.2	18.7
Upper Quartile	2.2	24.6	27.1	31.9	20.5
Lower Quartile	2.0	19.8	19.6	27.1	15.3

Discount Dividend Analysis. The Orr Group performed a discount dividend analysis to estimate a range of present values per share of 1st State Bancorp’s common stock as a stand-alone entity including appropriate synergies that would be implemented by an acquirer. The Orr Group discounted five years of estimated cash flows for 1st State Bancorp based on projected growth rates and capital requirements. The Orr Group derived a range of terminal values by applying multiples ranging from 11 times to 15 times estimated forward net income for the terminal year 2009. The present value of the estimated excess cash flows and terminal value was calculated using discount rates ranging from 10% to 14%, which The Orr Group viewed as the appropriate range of discount rates for a company with 1st State Bancorp’s risk characteristics. The analysis yielded a range of stand-alone, fully diluted values for 1st State Bancorp’s stock of approximately $29.80 to $36.95. The Orr Group included the discount dividend analysis because it is a widely used valuation methodology; however the results of such methodology are highly dependent upon numerous assumptions.

Contribution Analysis. In its contribution analysis, The Orr Group compared the pro forma financial contribution of 1st State Bancorp to the combined company to the pro forma ownership (as if completed through a 100% stock transaction) of 1st State Bancorp shareholders in the combined company’s shareholder base. The contribution analysis also took into account cost savings and core deposit intangible amortization expenses as a result of the merger. The contribution analysis revealed that 1st State Bancorp would contribute 35.1% of the balance sheet items, 30.9% of most recent quarter income statement items, 37.4% projected income items and 46.5% projected income items adjusted for synergies and core deposit intangible amortization expenses. The average of all of the financial items considered was 37.1%. This was compared to the pro forma common ownership for 1st State Bancorp shareholders of 49.2% (as if 100% of Capital Bank Corporation common stock were used in consideration of the transaction) in the combined company. The pro forma common ownership for 1st State Bancorp shareholders based on the actual transaction structure was 40.15%, based on an assumed share price of $16.25 per Capital Bank Corporation share at closing of the transaction. Because the exchange ratio underlying the stock consideration floats within a range of $15.00 to $18.00, the actual ownership for 1st State Bancorp shareholders may change based on the final closing price of Capital Bank Corporation stock used as consideration for the transaction.

Pro Forma Merger Analysis. The Orr Group analyzed the financial impact of the merger on the estimated earnings per share for Capital Bank Corporation. Based on the various assumptions made to determine the pro forma numbers and the consideration paid by Capital Bank Corporation, the merger would be accretive to Capital Bank Corporation’s GAAP and cash earnings per share in 2007 and 2008.

No company or transaction used in the above analyses as a comparison is identical to 1st State Bancorp, Capital Bank Corporation or the merger. Accordingly, an analysis of the results of the foregoing involves complex considerations and judgments concerning differences in financial growth and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis in and of itself does not necessarily provide meaningful comparisons.

The Orr Group will be paid a fee of $1.146 million, or 1% of the fully-diluted transaction value of $114.6 million in connection with the proposed merger. The payment of a portion of that fee, 10%, or $114,600, was paid upon signing of the merger agreement and included payment for services rendered in preparation and delivery of the fairness opinion. The remaining portion of the fee, 90%, is contingent upon consummation of the merger. Further, 1st State Bancorp has agreed to reimburse legal and other reasonable expenses and to indemnify The Orr Group and its affiliates, directors, agents, employees and controlling persons in connection with certain matters related to rendering its opinion, including liabilities under securities laws.

THE WRITTEN OPINION OF THE ORR GROUP TO 1ST STATE BANCORP IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE 1ST STATE BANCORP FAIRNESS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX C. 1ST STATE BANCORP SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY THE ORR GROUP IN CONNECTION WITH RENDERING ITS OPINION.

Management and Operations After the Merger

General. Upon completion of the merger, it is contemplated that 1st State Bank will be operated as a separate subsidiary of Capital Bank Corporation for an interim period, then merged into Capital Bank Corporation’s subsidiary, Capital Bank. It is expected that B. Grant Yarber, who currently serves as Capital Bank Corporation’s president and chief executive officer, will continue in the role of president and chief executive officer of Capital Bank Corporation and Capital Bank and, for such interim period, will serve as 1st State Bank’s president.

As soon as reasonably practicable after the effective time of the merger, Capital Bank Corporation will cause four (4) members of 1st State Bancorp’s board of directors to be appointed as members of Capital Bank Corporation’s board of directors and as members of Capital Bank’s board of directors, each subject to required regulatory approvals.

It also is expected that immediately upon completion of the merger, certain current executives of 1st State Bancorp will be employed by Capital Bank Corporation or one of its subsidiaries. Information concerning the current management of Capital Bank Corporation and 1st State Bancorp is included in the documents delivered with this joint proxy statement/prospectus and incorporated by reference herein. See “Additional Information.” For additional information regarding the expected employment arrangement of current 1st State Bancorp executive officers, see “—Interests of Certain Persons in the Merger.”

The 1st State Bancorp Foundation. Following completion of the merger, the 1st State Bank Foundation, or the Foundation, will change its name to a name selected by Capital Bank Corporation. For the first three (3) years following the effective time, the board of directors of the Foundation will consist of James C. McGill, A. Christine Baker, and Fairfax C. Reynolds, with James C. McGill serving as chairman of the board. During such time, fifty percent (50%) of the proceeds disbursed by the Foundation will be disbursed within the sole discretion of the Foundation’s board of directors, and the remaining fifty percent (50%) will be disbursed in accordance with the specific instructions of Capital Bank Corporation’s board of directors, provided that during such period proceeds disbursed in any one (1) year may not exceed more than five percent (5%) in the aggregate of the Foundation’s total assets, and all proceeds disbursed by the Foundation will be disbursed for the benefit of Alamance County, North Carolina. Messrs. McGill and Reynolds and Ms. Baker will resign from the Foundation’s board of directors at the end of the initial three-year period, and three replacement directors will be selected by Capital Bank Corporation’s board of directors. Capital Bank Corporation and the Foundation have agreed to enter into an agreement, or the Foundation Agreement, concerning these matters upon consummation of the merger.

1st State Bank Operations Center. Capital Bank Corporation has agreed to use its reasonable efforts to retain 1st State Bank’s operations center in Burlington, North Carolina as the operations center for 1st State Bank following the effective time of the merger and as the operations center of Capital Bank following consummation of the merger of 1st State Bank with and into Capital Bank and after a reasonable period of time necessary to complete integration of operations.

Interests of Certain Persons in the Merger

General. Members of Capital Bank Corporation’s and 1st State Bancorp’s management and their boards of directors have certain interests in the merger that are in addition to their interests as shareholders of Capital Bank Corporation and 1st State Bancorp, respectively. Capital Bank Corporation’s and 1st State Bancorp’s boards of directors were aware of these interests and considered them, among other matters, in approving the merger transaction and recommending that their respective shareholders approve the merger transaction.

It is expected that immediately after completion of the merger, certain current executives of 1st State Bancorp will be employed by Capital Bank Corporation or one of its subsidiaries. Except as covered by the employment agreements between Capital Bank Corporation and each of A. Christine Baker and Fairfax C. Reynolds and by the consulting agreement between Capital Bank Corporation and James C. McGill, which are described below, the 1st State Bancorp employees who continue to be employed by Capital Bank Corporation after the merger will be employed on an “at-will” basis, and Capital Bank Corporation will not be obligated to employ any such person for any specific period of time or in any specific position.

Voting Agreements of 1st State Bancorp Officers, Directors and Certain Significant Shareholders. In connection with the execution of the merger agreement, 1st State Bancorp officers, directors and 1st State Bancorp’s largest individual shareholder, Maurice Koury, entered into a voting agreement with Capital Bank Corporation in which each such person agreed to vote his or her shares in favor of the merger and not to make any transfers of his stock prior to closing, other than for estate planning purposes. On the record date for the 1st State Bancorp shareholder meeting, the parties to the voting agreements, their immediate family members and entities they controlled or owned shared voting power over [            ] shares of 1st State Bancorp common stock, or approximately [    ] percent of the outstanding shares of 1st State Bancorp common stock, which constitutes approximately [            ] percent of the vote required to approve the merger.

Directors and Officers of 1st State Bancorp and Capital Bank Corporation Following the Merger. As soon as reasonably practicable after the effective time of the merger, Capital Bank Corporation will cause four members of 1st State Bancorp’s board of directors to be appointed as members of Capital Bank Corporation’s board of directors and as members of Capital Bank’s board of directors, each subject to required regulatory approvals.

A. Christine Baker, Fairfax C. Reynolds and James C. McGill have agreed to terminate their existing employment agreements with 1st State Bank at the effective time of the merger, and Mr. McGill will resign all positions with 1st State Bancorp and 1st State Bank. Capital Bank will afford A. Christine Baker and Fairfax C. Reynolds the opportunity to enter into employment agreements and James C. McGill the opportunity to enter into a consulting agreement. In connection with the termination of their existing employment agreements with 1st

State Bank, Capital Bank Corporation has agreed to make lump sum payments to A. Christine Baker, Fairfax C. Reynolds and James C. McGill in the amounts of $1,288,679, $1,289,309 and $2,637,059, respectively, in full satisfaction and consideration of the change in control severance payments due such individuals in their respective employment agreements with 1st State Bank.

Termination of Deferred Compensation Plan and Management Recognition Plan. Since 1997, 1st State Bank has maintained the 1st State Bank Deferred Compensation Plan, or the DCP, for its directors and certain executive officers. Under the DCP, before each fiscal year began, each non-employee director was able to elect to defer receipt of all or part of his future fees and any other participant was able to elect to defer receipt of up to 25% of his or her salary or 100% of his or her bonus compensation for the year. Deferred amounts were credited at the end of the calendar year to bookkeeping accounts in the name of each participant. 1st State Bank established a rabbi trust, or the DPC Trust, in order to hold assets with which to pay plan benefits to participants. In addition, 1st State Bancorp has maintained the 1st State Bancorp Management Recognition Plan, or the MRP, pursuant to which directors and certain executive officers elected to receive awards of restricted stock. Pursuant to the MRP, certain MRP participants elected to defer awards of restricted stock under the MRP, and shares representing such awards have been held in the DCP Trust.

Under the DCP, unless a participant has elected otherwise, account balances would normally be distributed in five substantially equal annual installments beginning during the first quarter of the calendar year following the calendar year in which the participant ceases to be a director or employee, with any subsequent distributions being made by the last day of the first quarter of each subsequent calendar year until the participant has received the entire amount of his or her account. However, pursuant to the IRS guidance provided under Section 409A of the Code, the DCP and the MRP will be terminated, and all account balances will be distributed to DCP participants prior to December 31, 2005 as provided in the merger agreement. For information concerning the number of shares held in the accounts of directors and executive officers of 1st State Bancorp, Inc. by the DCP trust, see “—Security Ownership of 1st State Bancorp Directors and Executive Officers.”

Cancellation of Stock Options. Directors and executive officers of 1st State Bancorp have been awarded stock options under the Option Plan. Pursuant to the merger agreement, on the effective date of the merger, each outstanding 1st State Bancorp stock option will be terminated in exchange for a cash payment by 1st State Bancorp to each holder in an amount equal to $37.15 per share minus the applicable exercise price per share for 1st State Bancorp common stock covered by such 1st State Bancorp stock option. For information on the number of stock options held by 1st State Bancorp directors and executive officers, see “—Security Ownership of 1st State Bancorp Directors and Executive Officers.”

Employment and Consulting Agreements with A. Christine Baker, Fairfax C. Reynolds and James C. McGill. At the effective time of the merger, Capital Bank will enter into an employment agreement with each of A. Christine Baker, and Fairfax C. Reynolds to serve, respectively, as Capital Bank Corporation’s executive vice president and chief financial officer (Baker) and as Capital Bank’s Triad Region executive (Reynolds). Capital Bank will also enter into a consulting agreement with James C. McGill. The following summary of the proposed terms of Ms. Baker’s and Mr. Reynolds’s employment agreements and Mr. McGill’s consulting agreement is not intended to be complete and each is qualified in its entirety by reference to the forms of such agreements attached as exhibits to the merger agreement, which is attached hereto as Appendix A.

A. Christine Baker Employment Agreement. Ms. Baker’s employment agreement provides that she will be Executive Vice President of Capital Bank and of Capital Bank Corporation. She will also continue to serve as Executive Vice President and Chief Financial Officer of 1st State Bank on an “at-will” basis pending completion of the merger of 1st State Bank with and into Capital Bank. The initial term of Ms. Baker’s employment agreement will be for one (1) year, and the term will be automatically renewed for additional one-year periods unless either party gives notice of intent not to renew.

Ms. Baker will receive an annual salary of $185,000. She will be eligible to participate in Capital Bank’s management incentive plan and may participate in other benefit plans and programs which Capital Bank may provide from time to time.

Ms. Baker’s employment may be terminated for “cause” by Capital Bank or by Ms. Baker for “good reason.” “Cause” and “good reason” are defined in the employment agreement. The employment relationship may also be terminated by either Capital Bank or Ms. Baker without cause. If Capital Bank terminates the employment relationship without cause, or if Ms. Baker terminates the relationship for good reason, Ms. Baker will be entitled to receive as severance an amount equal to her then current annual salary plus the amount of any bonus she received from Capital Bank in the prior year. Additionally, she will be entitled to participate in the same benefit plans and programs she participated in immediately prior to the termination for twelve (12) months. The cost of such participation will be at no greater cost to her than the cost she bore immediately prior to the termination.

The employment agreement contains non-solicitation and non-competition provisions. Ms. Baker will agree that, during the term of her employment and for one (1) year following the termination of her employment (unless the termination is following a change in control, in which case the non-compete period is six (6) months), she will not compete with Capital Bank or its parents, subsidiaries, or affiliates or solicit business from, or do business that is the same as, or in competition with, Capital Bank or its parents, subsidiaries, or affiliates, customers of Capital Bank or its parents, subsidiaries, or affiliates, or solicit for employment or employ employees of Capital Bank or its parents, subsidiaries, or affiliates. The non-solicitation and non-competition provisions apply to any city, metropolitan area or county in which Capital Bank or its parents, subsidiaries, or affiliates does business or is located. If Capital Bank terminates the employment relationship without cause, or Ms. Baker terminates employment for good reason, then Ms. Baker can be relieved of her non-solicitation and non-competition obligations by waiving her right to receive severance.

The employment agreement also contains a change in control provision. If a change in control, as defined in the employment agreement, occurs and Ms. Baker’s employment is terminated by Capital Bank without cause, or by her for good reason, within certain defined time periods, then, depending upon when the termination occurs, Ms. Baker will be entitled to receive severance payments ranging from 1.0 to 2.99 times the amount of her annual salary and bonus received from Capital Bank for the prior bonus year. For as long as Ms. Baker receives severance payments, she will also be entitled to continue to participate in any benefit plans and programs in which she participated immediately prior to the termination of employment.

Fairfax C. Reynolds Employment Agreement. Mr. Reynolds’ employment agreement provides that he will be Executive Vice President of Capital Bank. He will also continue to serve as Executive Vice President—Commercial and Retail Banking of 1st State Bank on an “at-will” basis pending completion of the merger of 1st State Bank with and into Capital Bank. The initial term of Mr. Reynolds’ employment agreement will be for one (1) year, and the term will be automatically renewed for additional one-year periods unless either party gives notice of intent not to renew.

Mr. Reynolds will receive an annual salary of $150,000. He will be eligible to participate in Capital Bank’s management incentive plan and may participate in other benefit plans and programs which Capital Bank may provide from time to time.

Mr. Reynolds’ employment may be terminated for “cause” by Capital Bank or by Mr. Reynolds for “good reason.” “Cause” and “good reason” are defined in the employment agreement. The employment relationship may also be terminated by either Capital Bank or Mr. Reynolds without cause. If Capital Bank terminates the employment relationship without cause, or if Mr. Reynolds terminates the relationship for good reason, Mr. Reynolds will be entitled to receive as severance an amount equal to his then current annual salary plus the amount of any bonus he received from Capital Bank in the prior year. Additionally, he will be entitled to participate in the same benefit plans and programs he participated in immediately prior to the termination for twelve (12) months. The cost of such participation will be at no greater cost to him than the cost he bore immediately prior to the termination.

The employment agreement contains non-solicitation and non-competition provisions. Mr. Reynolds will agree that, during the term of his employment and for one (1) year following the termination of his employment

(unless the termination is following a change in control, in which the non-compete period is six (6) months), he will not compete with Capital Bank or its parents, subsidiaries, or affiliates or solicit business from, or do business that is the same as, or in competition with, Capital Bank or its parents, subsidiaries, or affiliates, customers of Capital Bank or its parents, subsidiaries, or affiliates, or solicit for employment or employ employees of Capital Bank or its parents, subsidiaries, or affiliates. The non-solicitation and non-competition provisions apply to any city, metropolitan area or county in which Capital Bank or its parents, subsidiaries, or affiliates does business or is located. If the employment relationship is terminated by Capital Bank without cause, or by Mr. Reynolds for good reason, then Mr. Reynolds can be relieved of his non-solicitation and non-competition obligations by waiving his right to receive severance.

The employment agreement also contains a change in control provision. If a change in control, as defined in the employment agreement, occurs and Mr. Reynolds’ employment is terminated by Capital Bank without cause, or by him for good reason, within certain defined time periods, then, depending upon when the termination occurs, Mr. Reynolds will be entitled to receive severance payments ranging from 1.0 to 2.99 times the amount of his annual salary and bonus received from Capital Bank for the prior bonus year. For as long as Mr. Reynolds receives severance payments, he will also be entitled to continue to participate in any benefit plans and programs in which he participated immediately prior to the termination of employment.

James G. McGill Consulting Agreement. Mr. McGill’s consulting agreement with Capital Bank will be for a four (4) year term, commencing on the effective date of his resignation from his employment in any and all positions with 1st State Bank and 1st State Bancorp and terminating on the fourth anniversary of that resignation date.

Mr. McGill will provide advice and consultation as may be requested by Capital Bank. He will receive an annual consulting fee of $250,000 in exchange for his services and for certain other covenants contained in the consulting agreement. The consulting fee shall be paid during the four-year term of the consulting agreement regardless of whether Mr. McGill becomes unable to provide consulting services by reason of his death or disability. In addition, Capital Bank will reimburse Mr. McGill for COBRA premiums he may pay prior to the time he becomes eligible for Medicare, and will reimburse Mr. McGill for the cost of his obtaining a Medigap supplemental policy for the period of time commencing upon Mr. McGill’s eligibility for Medicare and terminating upon the expiration of the consulting agreement.

Pursuant to the terms of the consulting agreement, Mr. McGill will agree that, during the term of the consulting agreement and for one (1) year following its termination, he will not compete with Capital Bank, solicit business from, or do business that is the same as or competitive with Capital Bank’s business, with customers of Capital Bank, or solicit for employment or employ employees of Capital Bank. The non-competition and non-solicitation provisions apply to any city, metropolitan area or county in which Capital Bank does business or is located.

The consulting agreement also contains a release of all claims Mr. McGill may have or claim to have against Capital Bank, Capital Bank Corporation, 1st State Bank, 1st State Bancorp and various persons associated with those entities.

Security Ownership of 1st State Bancorp Directors and Executive Officers. Directors and executive officers of 1st State Bancorp have an interest in the merger to the extent that they are shareholders of 1st State Bancorp. The following table sets forth information regarding the shares of common stock in which each of 1st State Bancorp’s directors and the executive officers have a pecuniary interest as of August 31, 2005. The table also sets forth the number of shares subject to stock options held by 1st State Bancorp directors and executive officers as of August 31, 2005.

	Shares of Common Stock Owned as of August 31, 2005(1)	Stock Options
Directors:
Bernie C. Bean	29,181	15,816
James C. McGill	211,307	79,078
Virgil L. Stadler	73,880	15,816
James A. Barnwell, Jr.	60,122	15,816
James G. McClure	46,551	15,816
T. Scott Quakenbush	75,696	15,816
Richard C. Keziah	69,906	15,816
Richard H. Shirley	45,666	15,816
Ernest A. Koury, Jr.	1,000	0

Executive Officers:
A. Christine Baker	108,343	45,000
Fairfax C. Reynolds	104,662	45,000
Frank Gavigan	27,896	11,250

(1)	The amounts shown include amounts held in the DCP trust for the benefit of the listed directors and officers. The shares held by the DCP trust are held for the benefit of directors and executive officers of 1st State Bancorp in the following amounts: Mr. Bean 13,322; Mr. McGill 118,816; Mr. Stadler 18,381; Mr. Barnwell 14,263; Mr. McClure 13,464; Mr. Quakenbush 18,526; Mr. Keziah 19,543; Mr. Shirley 14,263; Ms. Baker 53,279; Mr. Reynolds 61,331; and Mr. Gavigan 3,884. Such individuals do not have voting or investment power over such shares.

Indemnification; Directors’ and Officers’ Insurance. For a period of five (5) years after the effective time, Capital Bank Corporation and Capital Bank have agreed to indemnify, and advance expenses in matters that may be subject to indemnification to, the present and former directors or officers of 1st State Bancorp or of its subsidiaries with respect to liabilities and claims made against them resulting from their service as such prior to the effective time in accordance with and subject to the requirements and other provisions of the articles of incorporation and bylaws of Capital Bank Corporation and Capital Bank, respectively, and applicable provisions of law to the same extent as Capital Bank Corporation and Capital Bank, respectively, are obligated thereunder to indemnify and advance expenses to their own respective directors and officers. Capital Bank Corporation also has agreed to, or to cause Capital Bank to, obtain and maintain, for a period of six (6) years after completion of the merger, 1st State Bancorp’s current directors’ and officers’ liability insurance policies or comparable policies.

Employee Matters. Except as covered by the employment agreements between Capital Bank Corporation and Ms. Baker and Mr. Reynolds, which are described above, Capital Bank Corporation will not be obligated to employ any 1st State Bancorp employees for any specific period of time or in any specific position. Any 1st State Bancorp employees who continue to be employed by Capital Bank Corporation after the merger will be employed on an “at-will” basis and Capital Bank Corporation has agreed to provide certain employment benefits to such persons who stay on after the merger. These benefits must be, in the aggregate, no less favorable than the benefits provided by Capital Bank Corporation to similarly situated Capital Bank Corporation employees.

In addition, Capital Bank Corporation has agreed to provide severance equal to two (2) week’s pay for each year of consecutive service to 1st State Bancorp and/or Capital Bank Corporation (up to a maximum of 26 weeks) if a 1st State Bancorp employee who stays on at Capital Bank Corporation is terminated within the first twelve (12) months after the merger (or if such employee voluntarily terminates employment for certain specified reasons, including without limitation, relocation of such employee by Capital Bank Corporation outside Alamance County, North Carolina). Capital Bank Corporation is not required to continue any specific 1st State Bancorp benefit plans following the merger.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the merger to holders of 1st State Bancorp common stock and does not discuss any aspects of state, local or foreign taxation. The discussion may not apply to special situations, such as 1st State Bancorp shareholders, if any, who hold 1st State Bancorp common stock other than as a capital asset, who received 1st State Bancorp common stock upon the exercise of employee stock options or otherwise as compensation, who hold 1st State Bancorp common stock as part of a “straddle” or “conversion transaction,” or who are insurance companies, securities dealers, financial institutions or foreign persons. This summary is based upon U.S. federal tax laws, regulations, rulings and decisions now in effect and on proposed regulations, all of which are subject to change (possibly with retroactive effect) by legislation, administrative action, or judicial decision. No ruling has been or will be requested from the Internal Revenue Service on any matter relating to the tax consequences of the merger.

Consummation of the merger is conditioned upon receipt by Capital Bank Corporation and 1st State Bancorp of an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., or Smith Anderson, concerning the material federal income tax consequences of the merger. Assuming that the merger is completed in accordance with the merger agreement and based upon factual statements and representations made by the parties to the merger, it is Smith Anderson’s opinion that:

•	the merger will constitute a reorganization within the meaning of Section 368(a) of the Code;

•	no gain or loss will be recognized by (and no amount will be included in the income of) 1st State Bancorp, Capital Bank Corporation or holders of 1st State Bancorp common stock to the extent they exchange their 1st State Bancorp common stock solely for Capital Bank Corporation common stock pursuant to the merger. Receipt of both Capital Bank Corporation common stock and cash by 1st State Bancorp shareholders in the merger will result in gain being recognized, but no loss being recognized, to 1st State Bancorp shareholders with the amount of recognized gain not to exceed the amount of cash received. Finally, gain or loss will be recognized by those 1st State Bancorp shareholders who exchange their shares solely for cash;

•	Section 356 of the Code will apply to 1st State Bancorp shareholders who receive both cash and Capital Bank Corporation stock in the merger and will govern the amount and character of any gain recognized by such shareholders;

•	the aggregate tax basis of the Capital Bank Corporation common stock received by holders of 1st State Bancorp common stock who exchange their 1st State Bancorp common stock for Capital Bank Corporation common stock in the merger will be the same as the aggregate tax basis of the 1st State Bancorp common stock surrendered in exchange for the Capital Bank Corporation common stock, decreased by the amount of cash received by such shareholders but increased by the amount of gain the shareholders recognized in the exchange (including any gain treated as a dividend); and

•	the holding period of the Capital Bank Corporation common stock received by holders who exchange their 1st State Bancorp common stock for Capital Bank Corporation common stock in the merger will include the holding period of the 1st State Bancorp common stock surrendered in exchange therefor, provided that such 1st State Bancorp common stock is held as a capital asset at the time the merger is completed.

As noted above, no ruling has been sought by the Internal Revenue Service as to whether the merger qualifies as a tax-free reorganization. The fact that no ruling has been sought should not be construed as an indication that the Internal Revenue Service would necessarily reach the same conclusion regarding the merger than set out in this summary. The opinion of Smith Anderson referred to in this summary is not binding upon the Internal Revenue Service, any other tax authority or any court, and no assurance can be given that a position contrary to those expressed in this summary will not be asserted by a tax authority and ultimately sustained by a court of law.

Section 1.368-3 of the Treasury Regulations requires that each shareholder that receives Capital Bank Corporation shares pursuant to the merger attach to such shareholder’s U.S. federal income tax return for the taxable year in which the merger occurs, a complete statement of all facts pertinent to the nonrecognition of gain or loss upon the merger. Shareholders should consult their own tax advisors regarding these disclosure requirements.

Because certain tax consequences of the merger may vary depending upon the particular circumstances of each 1st State Bancorp shareholder, whether the shareholder receives cash or stock merger consideration, and other factors, each 1st State Bancorp shareholder should consult his or her own tax advisor to determine the particular tax consequences of the merger to such holder (including the application and effect of state, local and foreign tax laws).

Accounting Treatment

The merger will be accounted for by Capital Bank Corporation as a purchase transaction for accounting and financial reporting purposes. Under the purchase method, Capital Bank Corporation will record, at fair value, the acquired assets and assumed liabilities of 1st State Bancorp The amount by which the purchase price paid by Capital Bank Corporation exceeds the fair value of the net tangible and identifiable intangible assets acquired by Capital Bank Corporation through the merger will be recorded as goodwill.

Financial statements of Capital Bank Corporation issued after completion of the merger will reflect the impact of 1st State Bancorp but past periods shown will not be restated to reflect 1st State Bancorp’s historical financial position or results of operations. The unaudited historical and pro forma comparative per share data contained in this joint proxy statement/prospectus has been prepared using the purchase method of accounting.

Bank Merger

After the merger is complete, it is contemplated that 1st State Bancorp’s subsidiary bank, 1st State Bank, will be operated as a separate subsidiary of Capital Bank Corporation for an interim period, and subsequently merge into Capital Bank Corporation’s subsidiary, Capital Bank, with Capital Bank as the surviving bank.

Resales of Capital Bank Corporation Common Stock

Shares of Capital Bank Corporation common stock issued to 1st State Bancorp shareholders pursuant to the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended, or the Securities Act, except for shares issued to any 1st State Bancorp shareholder who at the effective time of the merger is an “affiliate” of 1st State Bancorp for purposes of Rule 145 under the Securities Act. This joint proxy statement/prospectus does not cover resales of Capital Bank Corporation common stock received by any 1st State Bancorp shareholder.

Persons who may be deemed to be an affiliate of 1st State Bancorp generally include individuals or entities that control, are controlled by, or are under common control with 1st State Bancorp, including its directors and executive officers at the effective time of the merger. Affiliates of 1st State Bancorp may not sell their shares of

Capital Bank Corporation common stock acquired in connection with the merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. In general, Rule 145 under the Securities Act provides that, for one year following the merger and provided that Capital Bank Corporation remains current in its filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the Exchange Act, an affiliate of 1st State Bancorp (together with certain related persons) would be entitled to sell shares of Capital Bank Corporation common stock acquired in connection with the merger only through unsolicited “broker transactions” or in transactions directly with a “market maker,” as such terms are defined in Rule 144 under the Securities Act. In addition, the number of shares to be sold by an affiliate of 1st State Bancorp (together with certain related persons and certain persons acting in concert) within any three-month period may not exceed the greater of one percent of the outstanding shares of Capital Bank Corporation common stock or the average weekly trading volume of such shares during the four calendar weeks preceding such sale. One year after the merger, an affiliate of 1st State Bancorp will be able to sell such shares of Capital Bank Corporation common stock without being subject to such manner of sale or volume limitations, provided that Capital Bank Corporation is current with its Exchange Act report filings and such person is not then an affiliate of Capital Bank Corporation. Two years after the merger, an affiliate of 1st State Bancorp will be able to sell such shares of Capital Bank Corporation common stock without any restrictions as long as such affiliate is not and has not been for at least three months prior to the date of such sale an affiliate of Capital Bank Corporation.

THE MERGER AGREEMENT

The following is a description of the material provisions of the merger agreement. The description does not purport to be complete. You are urged to read the merger agreement in its entirety. The merger agreement is attached as Appendix A and is incorporated by reference into this document.

Structure of the Merger

Upon completion of the merger, 1st State Bancorp will be merged with and into Capital Bank Corporation. Capital Bank Corporation will be the surviving corporation.

Effective Time of the Merger

Subject to the conditions for consummation of the merger, the merger will become effective on the date and at the time of the filing of articles of merger with the Secretary of State of the State of North Carolina and the Virginia State Corporation Commission. The merger agreement requires 1st State Bancorp and Capital Bank Corporation to use their reasonable efforts to cause the effective time to occur within a reasonable period of time following the satisfaction or waiver of all closing conditions. 1st State Bancorp and Capital Bank Corporation anticipate that the merger will become effective in January 2006, however, delays in the completion of the merger could occur.

Conditions to Closing the Merger

Capital Bank Corporation and 1st State Bancorp are required to complete the merger only after the satisfaction of various conditions, which are set forth in Article VIII of the merger agreement attached as Appendix A to this joint proxy statement/prospectus. These conditions include, without limitation, the following:

•	Capital Bank Corporation shareholders must approve the merger agreement and the related plan of merger, and the issuance of a sufficient number of shares of Capital Bank Corporation common stock in connection with the merger;

•	1st State Bancorp shareholders must approve the merger agreement and the related plan of merger;

•	neither Capital Bank Corporation, Capital Bank, 1st State Bancorp, 1st State Bank nor any of their respective shareholders may be subject to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of the merger agreement or the merger, and no governmental authority may have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby;

•	Capital Bank Corporation and 1st State Bancorp must have received the required regulatory approvals for the merger, which approvals may not be conditioned or restricted in a manner not reasonably anticipated as of the date of the merger agreement that, in the reasonable judgment of the board of directors of either of the parties, would so materially adversely impact the economic or business assumptions contemplated by the merger agreement, that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the merger agreement;

•	each party must obtain any and all consents required for consummation of the merger or for the preventing of any default under any contract or permit of such person, except to the extent that the failure to obtain such any such consents would not, individually or in the aggregate result in a material adverse effect on such person;

•	the registration statement of which this joint proxy statement/prospectus is a part may have been declared effective by the Securities and Exchange Commission, and no stop order suspending such effectiveness may have been initiated or, to the knowledge of Capital Bank Corporation, threatened by the Securities and Exchange Commission; and

•	as of the effective time of the merger, Capital Bank Corporation shall have satisfied all requirements in order for the shares of its common stock to be issued to 1st State Bancorp shareholders in connection with the merger to be listed on the Nasdaq National Market System as of the effective time of the merger.

Each of Capital Bank Corporation’s and 1st State Bancorp’s obligation to complete the merger is also subject to the satisfaction or waiver of certain additional conditions, including without limitation:

•	the accuracy of the representations and warranties made by the other party in all material respects, except as otherwise specified in the merger agreement;

•	receipt by each party of an opinion of Smith Anderson to the effect that the merger will qualify as a tax-free “reorganization” for federal income tax purposes;

•	receipt by each party of an opinion of counsel to the other party concerning matters relating to the other party;

•	occurrence of no material adverse effect with respect to the other party, or any of the other party’s subsidiaries;

•	performance and compliance in all material respects by the other party of all covenants and other agreements contained in the merger agreement required to be performed and complied with by it at or prior to the closing date of the merger; and

•	execution and delivery of the Foundation Agreement.

In addition, Capital Bank Corporation’s obligation to complete the merger is also conditioned on:

•	Mr. McGill terminating his existing employment agreement and resigning from all positions held with 1st State Bancorp and 1st State Bank and entering into a consulting agreement with Capital Bank Corporation;

•	Ms. Baker and Mr. Reynolds terminating their existing employment agreements with 1st State Bank and Mr. Reynolds entering into his employment agreement with Capital Bank Corporation;

•	1st State Bank electing Mr. Yarber as its president as of the effective time of the merger;

•	1st State Bancorp receiving certain written agreements from the affiliates of 1st State Bancorp, as described in the merger agreement;

•	the termination of certain benefit plans and arrangements by 1st State Bancorp; and

•	1st State Bancorp adjusting its loan loss reserve, if necessary based on Capital Bank Corporation’s loan loss reserve methodology, to an amount requested by Capital Bank Corporation, subject to certain limitations set forth in the merger agreement, including without limitation, compliance with GAAP.

1st State Bancorp’s obligation to complete the merger is also conditioned on:

•	Capital Bank Corporation having authorized its exchange agent to issue a sufficient number of shares of Capital Bank Corporation common stock in exchange for all of the 1st State Bancorp common stock and having deposited with the exchange agent sufficient cash to pay the aggregate cash consideration in the merger; and

•	Capital Bank having afforded Ms. Baker and Mr. Reynolds the opportunity to enter into their respective employment agreements with Capital Bank and Mr. McGill the opportunity to enter into his consulting agreement with Capital Bank.

1st State Bancorp and Capital Bank Corporation have agreed in the merger agreement to use their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under the merger agreement so that the merger will be completed. We cannot assure you as to if or when all of the conditions to the merger can or will be satisfied or waived by the party permitted to do so. Except in limited circumstances, if all conditions for the merger have not been satisfied or waived on or before March 31, 2006, the board of directors of either 1st State Bancorp or Capital Bank Corporation may terminate the merger agreement and abandon the merger. See “—Waiver and Amendment; Termination—Termination” below.

Representations and Warranties

The merger agreement contains customary representations and warranties by each party regarding its respective operations, condition and prospects. Among other things, each party represents that:

•	its operations are in compliance with law, including the Sarbanes-Oxley Act;

•	the merger does not conflict with its governing documents, any law applicable to it, its contracts or certain other documents;

•	its Securities and Exchange Commission documents are in compliance with Securities and Exchange Commission rules;

•	its audited and unaudited financial statements that have been filed with the Securities and Exchange Commission from and including its last Annual Report on Form 10-K complied with Securities and Exchange Commission rules and were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented its financial position;

•	it has filed all tax returns, and such returns were complete and accurate;

•	there have been no changes that could reasonably be believed to have a material adverse effect on it since March 31, 2005; and

•	it has no liabilities outside the ordinary course that are not already disclosed in its financial statements or on a schedule to the merger agreement.

1st State Bancorp also makes representations and warranties about specific areas of its business, such as environmental matters, tax matters and employment matters. In addition, 1st State Bancorp represents that it has taken all action necessary to ensure that the provision of its articles of incorporation that requires a supermajority vote for certain business combinations does not apply to, and will not be triggered by, the merger.

Capital Bank Corporation also represents that the stock to be issued in the merger is legally valid and will not be subject to preemptive rights.

None of these representations survive after the effective time of the merger and there is no post-closing indemnification by either party.

Regulatory Approval

Capital Bank Corporation is registered as a financial holding company and bank holding company under the Bank Holding Company Act of 1956, as amended, and supervised and regulated by the Federal Reserve. 1st State Bancorp is a bank holding company, also under the Bank Holding Company Act, and supervised and regulated by the Federal Reserve. Both Capital Bank Corporation’s and 1st State Bancorp’s banking subsidiaries are supervised and regulated by various federal and state banking authorities. Set forth below is a brief summary of certain regulatory issues. Additional information relating to the supervision and regulation of Capital Bank Corporation is included in Capital Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference into this joint proxy statement/prospectus. Additional information relating to the supervision and regulation of 1st State Bancorp is included in 1st State Bancorp’s Annual Report on Form 10-K for the year ended September 30, 2004, which is being delivered with, and incorporated by reference into, this joint proxy statement/prospectus. See “Additional Information.”

Federal Reserve Regulatory Approval. The merger is subject to prior approval by the Federal Reserve pursuant to Section 3 of the Bank Holding Company Act. Capital Bank Corporation and 1st State Bancorp have filed the required applications and notification with the Federal Reserve for approval of the merger. Assuming Federal Reserve approval, the parties may not consummate the merger until after the termination of a waiting period. The waiting period starts the day the Federal Reserve approves the merger and notifies the United States Department of Justice and ends 30 days later, except the waiting period may be reduced to 15 days upon consent of the Attorney General. During that time, the United States Department of Justice may challenge the merger on antitrust grounds. The Federal Reserve is prohibited from approving any transaction under the applicable statutes that:

•	would result in a monopoly;

•	would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•	may have the effect in any part of the United States of substantially lessening competition, tending to create a monopoly or otherwise resulting in a restraint of trade, unless the Federal Reserve finds that the public interest created by the probable effect of the transaction in meeting the convenience and needs of the communities to be served clearly outweighs the anticompetitive effects of the proposed merger.

In addition, the Federal Reserve will consider the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served. Consideration of financial resources generally focuses on capital adequacy, which is discussed below, and consideration of managerial resources includes consideration of the competence, experience and integrity of the officers, directors and principal shareholders of the companies and their subsidiary banks.

The analysis of convenience and needs issues includes the parties’ performance under the Community Reinvestment Act of 1977, as amended. Under the Community Reinvestment Act, the Federal Reserve must take into account the record of performance of each of Capital Bank Corporation and 1st State Bancorp and their respective subsidiaries in meeting the credit needs of the entire community, including the low- and moderate-income neighborhoods in which they operate. Each of Capital Bank Corporation’s and 1st State Bancorp’s subsidiary banks has a “satisfactory” rating under the Community Reinvestment Act.

State Regulatory Approval. Chapter 53 of North Carolina’s General Statutes (Banks) requires submission of an application to and approval from the North Carolina Commissioner of Banks for certain merger transactions involving North Carolina bank holding companies. Since the merger of 1st State Bancorp with Capital Bank Corporation is subject to approval by the Federal Reserve, however, approval of the North Carolina Commissioner of Banks is not required under Chapter 53.

Additional Federal and State Regulatory Considerations. Capital Bank Corporation and 1st State Bancorp and their banking subsidiaries are subject to other federal and state laws and regulations relating to the following areas as summarized below:

•	Restrictions on the Payment of Dividends: Capital Bank Corporation and 1st State Bancorp are legal entities separate and distinct from their banking and other subsidiaries, but depend principally on dividends from their subsidiary depository institutions for cash flow to pay dividends to their respective shareholders. There are statutory and regulatory limitations on the payment of dividends by these subsidiary depository institutions to Capital Bank Corporation and 1st State Bancorp, as the case may be, as well as by Capital Bank Corporation and 1st State Bancorp to their respective shareholders. The subsidiary banks of Capital Bank Corporation and 1st State Bancorp are subject to dividend restrictions imposed by the applicable state and federal regulators. The payment of dividends by Capital Bank Corporation and 1st State Bancorp also may be affected or limited by other factors, such as the requirement to maintain adequate capital above state or federal regulatory guidelines.

•	Capital Adequacy: Capital Bank Corporation and 1st State Bancorp and their banking subsidiaries are required by state and federal regulators to comply with certain capital adequacy standards related to risk exposure and the leverage position of financial institutions. Any bank or savings institution that fails to meet its capital guidelines may be subject to a variety of enforcement remedies and certain other restrictions on its business. As of [ ], 2005, Capital Bank Corporation, 1st State Bancorp and their banking subsidiaries were in compliance with all such capital adequacy standards.

•	Support of Subsidiary Institutions: Under Federal Reserve policy, Capital Bank Corporation and 1st State Bancorp are expected to act as sources of financial strength for, and commit their resources to support, Capital Bank and 1st State Bank, respectively, and any other banking subsidiaries, even in times when Capital Bank Corporation or 1st State Bancorp might not be inclined to provide such support.

•	Prompt Corrective Action: Federal banking regulators are required to audit Capital Bank Corporation, 1st State Bancorp, Capital Bank and 1st State Bank to determine whether they are adequately capitalized. If a banking institution is deemed by regulators to be insufficiently capitalized, the regulators are required to take certain actions designed to improve the capitalization of the financial institution.

Future Regulatory Considerations. Any future merger of 1st State Bancorp’s banking subsidiary, 1st State Bank, into Capital Bank Corporation’s banking subsidiary, Capital Bank, will be subject to the approval of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. Such agencies will apply similar standards to their review of the bank merger as are applied by the Federal Reserve to the merger of the holding companies. Obtaining these approvals are not conditions to the closing of the merger of Capital Bank Corporation and 1st State Bancorp. We cannot assure you that these approvals will be obtained or that such approvals will be given without the imposition by a regulatory authority of a condition that would materially adversely impact the financial or economic benefits of the merger of such banking subsidiaries.

On November 12, 1999, the President signed into law the Gramm-Leach-Bliley Act. This statute contains several provisions that may affect how Capital Bank Corporation and 1st State Bancorp do business and the nature of the competition that they face. The act permits banks, insurance companies and securities firms to affiliate within a single corporate structure, now known as a financial holding company. Using the financial holding company structure, insurance companies and securities firms may acquire other financial holding companies and bank holding companies, such as Capital Bank Corporation and 1st State Bancorp, and bank holding companies may acquire insurance companies and securities firms. A bank holding company that wishes to become a financial holding company must satisfy a number of conditions, including that all of the insured depository institution subsidiaries of the bank holding company have at least a “satisfactory” Community Reinvestment Act rating. In addition, a financial holding company may not commence a new financial activity or acquire control of a company engaged in such activities without satisfying this Community Reinvestment Act requirement. As a result of this new act, Capital Bank Corporation and 1st State Bancorp may face increased competition from more and larger financial institutions. Capital Bank Corporation has elected to become a financial holding company, so it and its acquisition of 1st State Bancorp are subject to the conditions discussed above. 1st State Bancorp has not elected to become a financial holding company, so it remains under essentially the same regulatory framework as it did before the enactment of the act. The financial holding company structure created by the act allows insurance companies or securities firms operating under the financial holding company structure to acquire Capital Bank Corporation or 1st State Bancorp, and allows Capital Bank Corporation, as a financial holding company, to acquire insurance companies or securities firms. The act also contains certain provisions that impose additional duties on banking institutions regarding customer privacy.

Waiver and Amendment; Termination

Waiver and Amendment. To the extent permitted by law, Capital Bank Corporation and 1st State Bancorp may amend the merger agreement by a writing signed by each of them, whether before or after shareholder approval of the merger. In addition, before or at the time of completion of the merger, Capital Bank Corporation or 1st State Bancorp may waive any default in the performance of any term of the merger agreement by the other party or may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the merger agreement. In addition, the merger agreement permits Capital Bank Corporation or 1st State Bancorp to waive any of the conditions precedent to its obligations under the merger agreement.

Termination. At any time before the merger is completed, 1st State Bancorp and Capital Bank Corporation may mutually agree to terminate the merger agreement and not proceed with the merger. In addition, either party may unilaterally terminate the merger if:

•	any law or regulation makes consummation of the merger agreement illegal or there is a final prohibition, judgment, injunction, order or decree enjoining either party from consummating the merger agreement or the merger;

•	all conditions to effect the transactions contemplated by the merger have not been fulfilled or waived by March 31, 2006, and the party seeking termination is in material compliance with all of its obligations under the merger agreement;

•	a condition to the obligation to effect the merger of the party seeking termination is incapable of fulfillment and has not been waived by the other party; or

•	the other party commits an unremedied breach of the representations or warranties, covenants or agreements contained in the merger agreement.

1st State Bancorp may unilaterally terminate the merger agreement if its board of directors decides to effect a 1st State Bancorp Fiduciary Duty Termination (defined below under “—Non-Solicitation”) and 1st State Bancorp pays Capital Bank Corporation a termination fee of $2,000,000.

In addition, in the event the actual average closing price is below the $15.00 and Capital Bank Corporation elects to set the average closing price at $15.00 and pay no additional consideration to the 1st State Bancorp shareholders, then 1st State Bancorp may unilaterally terminate the merger agreement without payment of any transaction fee.

Termination Fee. The merger agreement requires 1st State Bancorp to pay Capital Bank Corporation a termination fee of $2,000,000 within three (3) days of termination of the merger agreement by 1st State Bancorp if the 1st State Bancorp board of directors decides to effect a 1st State Bancorp Fiduciary Duty Termination.

Non-Solicitation

The merger agreement provides that neither 1st State Bancorp nor any of its subsidiaries will or will permit any of its or their respective officers, directors, employees, affiliates, agents, investment bankers, attorneys, other advisors or other representatives to:

•	take any action to solicit, initiate or encourage, including by way of furnishing or disclosing non-public information, any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving 1st State Bancorp or any of its subsidiaries or divisions of any of the foregoing, or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, or a portion of the assets of, 1st State Bancorp or any of its subsidiaries, other than pursuant to the transactions contemplated by the merger agreement, each such offer or proposal is referred to as an Acquisition Proposal;

•	participate in any discussions or negotiations with or encourage any effort or attempt by a third party to take any other action or to facilitate an Acquisition Proposal; or

•	enter into any contract or understanding with respect to any Acquisition Proposal or which would require it to abandon, terminate or fail to consummate the merger or any other transaction contemplated hereby by the 1st State Bancorp shareholders;

provided, however, that, prior to approval of the merger by the 1st State Bancorp shareholders, 1st State Bancorp may, to the extent required by the fiduciary obligations of its board of directors, as determined in good faith by it based on the advice of outside counsel:

•	furnish information pursuant to a confidentiality agreement (not less restrictive of the other party than the confidentiality agreement between Capital Bank Corporation and 1st State Bancorp) concerning 1st State Bancorp to a third party who has made an unsolicited Acquisition Proposal; or

•	participate in negotiations regarding such proposal.

Except as described below, 1st State Bancorp’s board of directors may not undertake any of the following actions, each is referred to as a Prohibited Action:

•	withdraw or modify, in a manner adverse to Capital Bank Corporation, its approval or recommendation of the merger agreement or the merger;

•	approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal; or

•	approve or recommend any Acquisition Proposal.

If, prior to approval of the merger and the transactions contemplated by the merger agreement by the 1st State Bancorp shareholders, the 1st State Bancorp board of directors determines in good faith, after it has received a Superior Proposal (as defined below) and after it has received advice from outside counsel, that the failure to take a Prohibited Action would result in a reasonable possibility that its board of directors would breach its fiduciary duty under applicable law, the 1st State Bancorp board of directors may take any Prohibited Action with respect to such Superior Proposal, but in each case only after (1) 1st State Bancorp has notified Capital Bank Corporation in writing of such determination set forth above, and at least two business days following receipt of such notice, the superior proposal remains a Superior Proposal and 1st State Bancorp’s board of directors again determines that the failure to take a Prohibited Action would result in a reasonable possibility of a breach its fiduciary duty; and (2) the merger agreement is terminated and 1st State Bancorp pays Capital Bank Corporation a termination fee equal to $2,000,000. See “Waiver and Amendment; Termination—Termination Fee.” We refer to such action that may be undertaken by 1st State Bancorp’s board of directors as the “1st State Fiduciary Duty Termination” in this joint proxy statement/prospectus.

The term “Superior Proposal” means a bona fide, written and unsolicited proposal or offer (including a new or solicited proposal received by 1st State Bancorp after execution of the merger agreement from a person whose initial contact with 1st State Bancorp may have been solicited by 1st State Bancorp or its representatives prior to the execution of the merger agreement) made by any person or group (other than Capital Bank Corporation or any of its subsidiaries) with respect to an Acquisition Proposal on terms which the 1st State Bancorp board of directors determines in good faith, and in the exercise of reasonable judgment (based on the advice of independent financial advisors and outside legal counsel), to be reasonably capable of being consummated and to be superior from a financial point of view to the holders of shares of 1st State Bancorp common stock than the transactions contemplated by the merger agreement, taking into consideration all elements of the transactions contemplated by the merger agreement including, without limitation, the non-taxable element of such transactions.

Conduct of Business Pending the Merger; Covenants

Except as otherwise expressly permitted by the merger agreement, 1st State Bancorp will, and will cause its subsidiaries (including 1st State Bank) to, from the date of the merger agreement until consummation of the merger, conduct its business in the ordinary course in substantially the same manner as presently conducted and make reasonable commercial efforts consistent with past practices to preserve its relationships with other third parties. Except as otherwise provided in the merger agreement, 1st State Bancorp agreed to, and agreed to cause its subsidiaries to, refrain from doing any of the following without the prior written consent of Capital Bank Corporation:

•	amend its governing documents;

•	authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any equity securities, except for the issuance of shares in connection with the exercise of stock options, or amend any of the terms of any securities outstanding as of the date of the merger agreement;

•	split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for regular quarterly cash dividends paid in accordance with past practice at the rate of $0.10 per share per annum, including the payment of any quarterly portion thereof as is necessary to prevent 1st State Bancorp’s shareholders from failing to receive a quarterly dividend from it during any particular calendar quarter or redeem or otherwise acquire any of its securities;

•	incur or assume any long-term debt or issue any debt securities or, except under existing lines of credit and in amounts not material to it, incur or assume any short-term debt other than in the ordinary course of business, other than in the ordinary course of business consistent with past practice assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course and consistent with past practice up to an aggregate loan amount per person of $2,500,000 in the case of loans to persons who had a lending relationship with 1st State Bank as of March 31, 2005 or $1,000,000 in the case of loans to persons who did not have a lending relationship with 1st State Bank as of March 31, 2005, pledge or otherwise encumber shares of its capital stock, or mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon, other than liens explicitly permitted by the merger agreement and liens created or existing in the ordinary course of business consistent with past practice;

•	except as required by law or as contemplated in the merger agreement, adopt or amend any benefit plan;

•	grant to any director, officer or employee (1) any options to purchase shares of capital stock of 1st State Bancorp or (2) an increase in his or her compensation (except in the ordinary course of business consistent with past practice), or, except as otherwise contemplated in the merger agreement, pay or agree to pay to any such person other than in the ordinary course of business consistent with past practice any bonus, severance or termination payment, specifically including any such payment that becomes payable upon the termination of such person by it or Capital Bank Corporation after the consummation of the merger;

•	except as otherwise contemplated in the merger agreement, enter into or amend any employment contract (including any termination agreement), except that any automatic renewals contained in currently existing contracts and agreements shall be allowed and compensation payable under employment contracts may be increased in the ordinary course of business consistent with past practice;

•	acquire, sell, lease or dispose of any assets outside the ordinary course of business, or any other assets that in the aggregate are material to it, or acquire any person (or division thereof), any equity interest therein or the assets thereof outside the ordinary course of business;

•	change or modify any of the accounting principles or practices used by it or revalue in any material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices or as required by GAAP or any regulatory authority;

•	except as otherwise contemplated in the merger agreement, enter into, cancel or modify any contract, except as explicitly permitted by the merger agreement, other than in the ordinary course of business consistent with past practices, but not in any event involving an amount in excess of $20,000; authorize or make any capital expenditure or expenditures that, individually or in the aggregate, are in excess of $25,000; or enter into or amend any contract with respect to any of the foregoing;

•	pay, discharge or satisfy, cancel, waive or modify any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in or contemplated by its financial statements, or incurred in the ordinary course of business consistent with past practices;

•	settle or compromise any pending or threatened suit, action or claim in excess of $25,000;

•	merge, combine or consolidate with another person;

•	make any material change in its accounting or tax policies or procedures, except as required by applicable law or to comply with GAAP;

•	take, or agree in writing or otherwise to take, any action that would make any of its representations or warranties contained in the merger agreement untrue or incorrect or result in any of the conditions set forth in the merger agreement not being satisfied; or

•	agree, whether in writing or otherwise, to do any of the foregoing.

Treatment of 1st State Bancorp Benefit Plans

At or prior to the effective time of the merger, 1st State Bancorp and/or 1st State Bank will take all necessary actions to terminate the 1st State ESOP and all existing split-dollar life insurance arrangements with its executive officers. In addition, following the 1st State Bancorp shareholder meeting but prior to December 31, 2005, 1st State Bancorp will terminate the DCP and the MRP and provide a lump sum payment in the form of shares of 1st State Bancorp common stock in an amount equal to each participant’s account balances in each plan. If requested by Capital Bank Corporation, 1st State Bank will also terminate the 1st State Bank 401(k) Plan and certain retiree and part time benefits described in the merger agreement. The termination of these plans will cause certain directors and officers of 1st State Bancorp to receive additional payments in connection with consummation of the merger. The interests of these persons are described above under “The Merger—Interests of Certain Persons in the Merger.”

Treatment of Loan Loss Reserve

Capital Bank Corporation’s obligation to complete the merger is conditioned on 1st State Bancorp adjusting its loan loss reserve, if necessary based on Capital Bank Corporation’s loan loss reserve methodology, to an amount requested by Capital Bank Corporation. In addition, prior to completion of the merger and in connection with the preparation of its consolidated audited statements of income and shareholders’ equity and cash flows for the year ended September 30, 2005, 1st State Bancorp has agreed to consult with Capital Bank Corporation with respect to setting its loan loss reserve amount, and to use reasonable efforts to set its loan loss reserve amount in a manner satisfactory to Capital Bank Corporation. In each case, such action must be consistent with GAAP consistently applied and any applicable law and such action by 1st State Bancorp will not be deemed a default by it of any provisions of the merger agreement or deemed to cause a material adverse effect on 1st State Bancorp, 1st State Bank or any other subsidiary of 1st State Bancorp.

Expenses and Fees

The merger agreement provides that each of the parties will pay all of its own expenses in connection with the transactions contemplated by the merger agreement.

ISSUANCE OF SHARES OF CAPITAL BANK CORPORATION

COMMON STOCK—PROPOSAL FOR CAPITAL BANK CORPORATION SHAREHOLDERS

In addition to the proposal to approve the merger agreement and the related plan of merger, Capital Bank Corporation shareholders will also be asked to approve a proposal to issue up to 4,966,612 shares of Capital Bank Corporation common stock to the shareholders of 1st State Bancorp in connection with the merger. Pursuant to the terms of the merger agreement, the maximum number of shares of Capital Bank Corporation common stock to be issued in the merger will be equal to $74,499,168.79 divided by the average closing price, which for the purposes of this calculation has been set at $15.00. Pursuant to the rules of the Nasdaq National Market, the issuance of Capital Bank Corporation common stock in the merger requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the special meeting. Abstentions and broker non-votes will not be counted as votes cast and thus will have no impact on the proposal to issue shares of Capital Bank Corporation common stock in the merger. Because shareholders must approve both the proposal to approve the merger agreement and the related plan of merger and the proposal to issue shares of Capital Bank Corporation common stock in connection with the merger in order for the merger to be effected, a vote against either of these proposals has the same effect as a vote against both proposals. The merger will not occur and neither of the proposals will be effected unless both of the proposals are approved by Capital Bank Corporation shareholders.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

In the merger, 1st State Bancorp shareholders will have the opportunity to exchange their shares of 1st State Bancorp common stock for shares of Capital Bank Corporation common stock. Capital Bank Corporation is a North Carolina corporation governed by its articles of incorporation and bylaws and North Carolina law. 1st State Bancorp is a Virginia corporation governed by its articles of incorporation and bylaws and Virginia law. There are some differences between the rights of 1st State Bancorp shareholders and Capital Bank Corporation shareholders. The following is a summary and comparison of certain provisions of the law of the state of North Carolina and Virginia, as the case may be, and of the articles of incorporation and bylaws of 1st State Bancorp and Capital Bank Corporation. This summary and comparison, however, is not intended to be complete and is qualified in its entirety by reference to the North Carolina Business Corporation Act, the Virginia Stock Corporation Act as well as Capital Bank Corporation’s articles of incorporation and bylaws and 1st State Bancorp’s articles of incorporation and bylaws. You should consult with your own legal counsel with respect to specific differences and changes in your rights as shareholders that will result from the proposed merger transaction.

Authorized Capital Stock

Capital Bank Corporation

Capital Bank Corporation’s articles of incorporation authorize the issuance of up to 20,000,000 shares of Capital Bank Corporation common stock, no par value per share. As of [                    ], 2005, [                ] shares of Capital Bank Corporation common stock were issued and outstanding and [            ] shares were reserved for issuance under Capital Bank Corporation’s benefits plans. Capital Bank Corporation shareholders do not have preemptive rights to purchase or subscribe to any unissued authorized shares of Capital Bank Corporation common stock. Capital Bank Corporation’s board of directors may authorize the issuance of additional shares of Capital Bank Corporation common stock without further action by Capital Bank Corporation shareholders, unless such action is required in a particular case by applicable law or regulation or by the Nasdaq National Market or by any stock exchange or interdealer quotation system upon which Capital Bank Corporation common stock may be listed or quoted in the future. Capital Bank Corporation expects to issue up to 4,966,612 shares of Capital Bank Corporation common stock in connection with the merger, subject to possible adjustment as described in “The Merger—Merger Consideration; Cash, Stock or Mixed Election.”

The authority to issue additional authorized shares of Capital Bank Corporation common stock provides Capital Bank Corporation with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued and unreserved shares of Capital Bank Corporation common stock can be issued from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of Capital Bank Corporation. In addition, the sale of a substantial number of shares of Capital Bank Corporation common stock to persons who have an understanding with Capital Bank Corporation concerning the voting of such shares, or the distribution or declaration of a dividend of shares of Capital Bank Corporation common stock (or the right to receive Capital Bank Corporation common stock) to Capital Bank Corporation shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of Capital Bank Corporation. Capital Bank Corporation’s articles of incorporation do not authorize Capital Bank Corporation to issue preferred stock and Capital Bank Corporation does not have a shareholder rights plan. Among other potential uses, preferred stock could be issued to dilute the stock ownership of persons seeking to obtain control of Capital Bank Corporation or as part of a shareholder rights plan. As Capital Bank Corporation’s articles of incorporation do not authorize any preferred stock, its shareholders currently do not have this form of protection against hostile takeovers.

1st State Bancorp

1st State Bancorp’s articles of incorporation authorize the issuance of up to 7,000,000 shares of common stock, $.01 par value per share and 1,000,000 shares of serial preferred stock, $.01 par value per share. As of

[                    ], 2005, [                ] shares of 1st State Bancorp common stock were issued and outstanding, [            ] shares of common stock were reserved for issuance under 1st State Bancorp’s benefits plans and no shares of preferred stock were issued and outstanding. 1st State Bancorp shareholders do not have preemptive rights to purchase or subscribe to any unissued authorized shares of 1st State Bancorp common stock. 1st State Bancorp’s board of directors may authorize the issuance of additional shares of 1st State Bancorp common stock without further action by 1st State Bancorp shareholders, unless such action is required in a particular case by applicable law or regulation or by the Nasdaq National Market or by any stock exchange or interdealer quotation system upon which 1st State Bancorp common stock may be listed or quoted in the future.

The authority to issue additional authorized shares of 1st State Bancorp common and preferred stock provides 1st State Bancorp with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued and unreserved shares of 1st State Bancorp common and preferred stock can be issued from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of 1st State Bancorp. In addition, the sale of a substantial number of shares of 1st State Bancorp common stock to persons who have an understanding with 1st State Bancorp concerning the voting of such shares, or the distribution or declaration of a dividend of shares of 1st State Bancorp common stock (or the right to receive 1st State Bancorp common stock) to 1st State Bancorp shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of 1st State Bancorp. Among other potential uses, preferred stock could be issued to dilute the stock ownership of persons seeking to obtain control of 1st State Bancorp. 1st State Bancorp does not have a shareholder rights plan.

Voting Rights

Capital Bank Corporation

The North Carolina Business Corporation Act provides that, unless a company’s articles of incorporation, bylaws or the North Carolina Business Corporation Act provides otherwise:

•	a majority of the shareholder votes entitled to be cast on a matter will constitute a quorum for action on a matter; and

•	if a quorum exists, action on a matter is approved if the shareholder votes cast favoring the action exceed the shareholder votes cast opposing an action.

Under Capital Bank Corporation’s bylaws, each outstanding voting share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

1st State Bancorp

1st State Bancorp’s articles of incorporation and bylaws provide that, unless otherwise provided in 1st State Bancorp’s articles of incorporation, bylaws or the Virginia Stock Corporation Act:

•	one-third of the outstanding shareholder votes entitled to be cast on a matter will constitute a quorum for action on a matter; and

•	if a quorum exists, action on a matter is approved if the shareholder votes cast favoring the action exceed the shareholder votes cast opposing an action.

Under 1st State Bancorp’s articles of incorporation and bylaws, each outstanding voting share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Additionally, 1st State Bancorp’s articles of incorporation provide for restrictions on voting rights of shares owned in excess of 10% of any class of equity security of 1st State Bancorp. Specifically, the articles of incorporation provide that if any person acquires the beneficial ownership of more than 10% of any class of equity security of 1st State Bancorp, then, with respect to each vote in excess of 10%, the record holders of voting stock of 1st State Bancorp beneficially owned by such person shall be entitled to cast only one-hundredth of one vote with respect to each vote in excess of 10% of the voting power of the outstanding shares of voting stock of 1st State Bancorp which such record holders would otherwise be entitled to cast without giving effect to the provision, and the aggregate voting power of such record holders shall be allocated proportionately among such record holders. An exception from the restriction is provided if the acquisition of more than 10% of the securities received the prior approval by a two-thirds vote of 1st State Bancorp’s continuing directors. The articles of incorporation also exclude any 1st State Bancorp employee benefit plans, such as the ESOP and the DCP, from these restrictions. Under 1st State Bancorp’s articles of incorporation, the restriction on voting shares beneficially owned in violation of the foregoing limitations is imposed automatically. In order to prevent the imposition of such restrictions, the board of directors must take affirmative action approving in advance a particular acquisition offer. Unless the board took such affirmative action, the provision would operate to restrict the voting by beneficial owners of more than 10% of 1st State Bancorp’s common stock in a proxy contest.

Amendment of Articles of Incorporation and Bylaws

Capital Bank Corporation

Under the North Carolina Business Corporation Act and Capital Bank Corporation’s articles of incorporation and except as discussed below, amendments to Capital Bank Corporation’s articles of incorporation must be proposed by the board of directors and approved by a majority of shareholders entitled to vote. Capital Bank Corporation’s articles of incorporation also provide limitations on directors’ liability (see “—Limitations on Director Liability”) that cannot be amended or repealed in a way that eliminates or reduces the protection granted under the provision with respect to any matter that occurred prior to such amendment, repeal, or adoption. All other provisions of Capital Bank Corporation’s articles of incorporation may be amended according to the provisions regarding amendment of articles of incorporation under the North Carolina Business Corporation Act that are described above.

In addition, consistent with North Carolina law, Capital Bank Corporation’s bylaws provide that either a majority of Capital Bank Corporation’s board of directors or its shareholders may amend or repeal Capital Bank Corporation’s bylaws; however, a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by Capital Bank Corporation’s board of directors. Capital Bank Corporation’s bylaws also provide that a committee of the board of directors is not permitted to amend or repeal its bylaws or amend the articles of incorporation.

1st State Bancorp

1st State Bancorp’s articles of incorporation provide that specified provisions contained in the articles of incorporation may not be repealed or amended except upon the affirmative vote of not less than 80% of the outstanding shares of 1st State Bancorp’s stock entitled to vote generally in the election of directors, after giving effect to any limits on voting rights. As permitted by Virginia law, this requirement exceeds the two-thirds vote of the outstanding stock that would otherwise be required by the Virginia Stock Corporation Act for the repeal or amendment of a provision of the articles of incorporation. The specific provisions are those:

•	governing the calling of special meetings, the absence of cumulative voting rights and the requirement that shareholder action be taken only at annual or special meetings or by unanimous written consent,

•	requiring written notice to 1st State Bancorp of nominations for the election of directors and new business proposals,

•	governing the number of 1st State Bancorp’s directors, the filling of vacancies on the board of directors and classification of the board of directors,

•	providing the mechanism for removing directors,

•	limiting the acquisition of 10% or more of the capital stock of 1st State Bancorp except, with the prior approval of the continuing directors of 1st State Bancorp,

•	governing the requirement for the approval of certain business combinations involving a “related person,”

•	regarding the consideration of certain nonmonetary factors in the event of an offer by another party,

•	providing for the indemnification of directors, officers, employees and agents of 1st State Bancorp,

•	pertaining to the elimination of the liability of the directors to 1st State Bancorp and its shareholders for monetary damages, with certain exceptions, and

•	governing the required shareholder vote for amending the articles of incorporation or bylaws of 1st State Bancorp.

1st State Bancorp’s articles of incorporation provides that 1st State Bancorp’s bylaws may be amended either by a two-thirds vote of 1st State Bancorp’s board of directors or by the affirmative vote of the holders of not less than 80% of the outstanding shares of 1st State Bancorp’s stock entitled to vote generally in the election of directors. As permitted by Virginia law, these requirements exceed the voting thresholds that would otherwise be required by the Virginia Stock Corporation Act.

Election of Directors

Capital Bank Corporation

Capital Bank Corporation’s bylaws provide that its board of directors must consist of at least one but not more than 25 members. Currently, Capital Bank Corporation has 14 directors. Capital Bank Corporation’s articles of incorporation and bylaws provide that, at all times when the total number of the members of the board of directors is nine or more, the board of directors will be classified and divided into three classes, with each class being as nearly equal in number as possible and each director serving a three-year term of office. A classified board of directors could make it more difficult for shareholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the board of directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to change a majority, whereas a majority of a non-classified board may be changed in one year. In the absence of the provisions of the articles of incorporation classifying the board, all of the directors would be elected each year.

Capital Bank Corporation’s directors are elected at the annual meeting of shareholders, and those persons who receive the highest number of votes are elected. If any shareholder so demands, the election of directors will be by ballot.

The holders of Capital Bank Corporation common stock are entitled to one vote per share held of record on all matters submitted to a shareholder vote and do not have the right to cumulate their votes for the election of directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a meeting of shareholders may, if they so choose, elect all directors of Capital Bank Corporation to be elected at that meeting, thus precluding minority shareholder representation on Capital Bank Corporation’s board of directors.

1st State Bancorp

1st State Bancorp’s articles of incorporation provide that its board of directors must consist of at least six but not more than 11 members. Currently, 1st State Bancorp has nine directors. 1st State Bancorp’s articles of incorporation provide that the board of directors is to be divided into three classes which shall be as nearly equal in number as possible and each director will serve for a term of three years and until his or her successor is elected and qualified. The articles of incorporation provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

A classified board of directors could make it more difficult for shareholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the board of directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to change a majority, whereas a majority of a non-classified board may be changed in one year. In the absence of the provisions of the articles of incorporation classifying the board, all of the directors would be elected each year.

1st State Bancorp’s directors are elected at the annual meeting of shareholders, and those persons who receive the highest number of votes are elected. 1st State Bancorp’s articles of incorporation provide that there will not be cumulative voting by shareholders for the election of 1st State Bancorp’s directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a meeting of shareholders may, if they so choose, elect all directors of 1st State Bancorp to be elected at that meeting, thus precluding minority shareholder representation on 1st State Bancorp’s board of directors.

Director Removal and Vacancies

Capital Bank Corporation

Capital Bank Corporation’s bylaws provide that any director, or the entire board of directors, may be removed by the shareholders from office at any time, with or without cause, but only if the number of votes cast to remove him exceeds the number of votes cast not to remove him. If a director is elected by a voting group of shareholders, only members of that voting group may participate in the vote to remove him. The shareholders at a meeting may not remove a director unless the notice of the meeting specifies such removal as one of its purposes. If any directors are removed, new directors may be elected at the same meeting.

Vacancies occurring in Capital Bank Corporation’s board of directors may be filled by the shareholders or a majority of the remaining directors. If the remaining directors do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors or the sole remaining director. If the vacant office was held by a director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group or the shareholders of that voting group are entitled to fill the vacancy. The term of a director elected to fill a vacancy expires at the next shareholder’s meeting at which directors of that class are elected.

1st State Bancorp

1st State Bancorp’s articles of incorporation provide that any director, or the entire board of directors, may be removed only for cause and by not less than 80% of the outstanding shares of 1st State Bancorp’s stock entitled to vote generally in the election of directors cast at a meeting of shareholders called for that purpose. If a director is elected by a voting group of shareholders, only members of that voting group may participate in the vote to remove him.

Vacancies occurring in 1st State Bancorp’s board of directors may be filled by a majority vote of shareholders or a majority of the remaining directors. If the remaining directors do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors or the sole remaining director. If the vacant office was held by a director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group or the shareholders of that voting group are entitled to fill the vacancy. The term of a director elected to fill a vacancy expires at the next annual shareholders meeting at which directors of that class are elected and until his or her successor is elected and qualified.

Limitations on Director Liability

Capital Bank Corporation

Capital Bank Corporation’s articles of incorporation provide that no individual serving as a director shall be personally liable in an action for monetary damages for the breach of such person’s duty as a director. However, the limitation on director liability does not apply to:

•	acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of Capital Bank Corporation;

•	any liability for unlawful distributions under the North Carolina Business Corporation Act; or

•	any transaction from which the director derived an improper personal benefit (which does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee officer, employee, independent contractor, attorney, or consultant of Capital Bank Corporation).

1st State Bancorp

1st State Bancorp’s articles of incorporation provide that no individual serving as a director shall be liable to 1st State Bancorp or its shareholders for money damages in any proceeding brought by, or in the right of, 1st State Bancorp or brought by, or on behalf of, 1st State Bancorp’s shareholders. However, the limitation on director liability does not apply:

•	if the director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim or unlawful insider trading or manipulation of the market for any security; or

•	to any liability for unlawful distributions under the Virginia Stock Corporation Act.

Indemnification of Directors and Officers

Capital Bank Corporation

Under the North Carolina Business Corporation Act, a corporation may indemnify any director against liability if such person:

•	acted in good faith;

•	reasonably believed that the conduct, in his or her official capacity with the corporation, was in the best interests of the corporation;

•	reasonably believed that the conduct, in all other cases, was at least not opposed to the corporation’s best interests; and

•	had no reasonable cause to believe the conduct, in the case of any criminal proceeding, was unlawful.

Under the North Carolina Business Corporation Act, a corporation may not indemnify a director:

•	in connection with a proceeding by or in the right of the corporation in which such person was held liable to the corporation; or

•	in connection with a proceeding in which such person was held liable on the basis that personal benefit was improperly received by him or her.

Unless limited by its articles of incorporation, a North Carolina corporation must indemnify, against reasonable expenses incurred, a director who is wholly successful, on the merits or otherwise, in defending any proceeding to which the director was a party because of his or her status as a director of the corporation. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding if that director furnishes the corporation a written undertaking to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against such expenses. A director may apply for court-ordered indemnification under certain circumstances.

Under the North Carolina Business Corporation Act, unless a corporation’s articles of incorporation provide otherwise:

•	an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; and

•	the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director.

In addition and separate from the statutory indemnification rights discussed above, the North Carolina Business Corporation Act provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. A corporation may not indemnify or agree to indemnify a person against liability or expenses he or she may incur on account of his activities that were at the time taken known or believed by him or her to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification also may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys’ fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

Capital Bank Corporation’s bylaws provide for indemnification, to the fullest extent permitted by law, of any person who at any time serves or has served as a director or officer of Capital Bank Corporation, or, at the request of Capital Bank Corporation, is or was serving as a officer, director, agent, partner, trustee, administrator or employee of another entity against any threatened, pending or contemplated civil, criminal, administrative, investigative or arbitrative action suit or proceeding, or any appeal of such an action, seeking to hold him or her liable by reason of the fact that he or she was acting in such capacity. Capital Bank Corporation also may provide such indemnification for its employees and agents as it deems appropriate.

The rights of indemnification cover:

•	reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by him or her in connection with any action, suit or proceeding;

•	all reasonable payments in satisfaction of any judgment, money decree, fine, penalty or settlement; and

•	all reasonable expense incurred in enforcing the indemnification rights.

Capital Bank Corporation’s board of directors must take all such action as may be necessary and appropriate to authorize Capital Bank Corporation to fulfill its mandatory indemnification obligations, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity to such claimant. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling Capital Bank Corporation pursuant to the foregoing provisions, Capital Bank Corporation has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

For a period of five (5) years after the effective time, Capital Bank Corporation and Capital Bank have agreed to indemnify, and advance expenses in matters that may be subject to indemnification to, the present and former directors or officers of 1st State Bancorp or of its subsidiaries with respect to liabilities and claims made against them resulting from their service as such prior to the effective time in accordance with and subject to the requirements and other provisions of the articles of incorporation and bylaws of Capital Bank Corporation and Capital Bank, respectively, and applicable provisions of law to the same extent as Capital Bank Corporation and Capital Bank, respectively, are obligated thereunder to indemnify and advance expenses to their own respective directors and officers. Capital Bank Corporation also has agreed to, or to cause Capital Bank to, obtain and maintain, for a period of six (6) years after completion of the merger, 1st State Bancorp’s current directors’ and officers’ liability insurance policies or comparable policies.

1st State Bancorp

In accordance with the Virginia Stock Corporation Act, a director or officer of 1st State Bancorp generally shall be indemnified in the defense of a proceeding if they are successful. A corporation may indemnify a director, officer, employee or agent under the circumstances in the preceding sentence and in other circumstances if:

•	he conducted himself in good faith; and

•	he believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation’s best interests; and

•	in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

A corporation may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of the corporation if it is determined that the individual failed to meet the standard of conduct outlined in the preceding sentence or in connection with a proceeding charging improper personal benefit to the individual, and the individual was adjudged liable on the basis that a personal benefit was improperly received. The above standard of conduct is determined by a majority vote of a quorum of the board of directors consisting of directors not at the time parties to the proceeding, or majority vote of a duly designated committee of the board of directors, special legal counsel, or the shareholders as prescribed by the Virginia Stock Corporation Act.

The Virginia Stock Corporation Act requires a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director’s or officer’s defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is so entitled under the Virginia Stock Corporation Act.

In addition, the Virginia Stock Corporation Act permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals, except an indemnity against willful misconduct or a knowing violation of criminal law.

1st State Bancorp’s articles of incorporation require 1st State Bancorp to indemnify, to the fullest extent permissible under the Virginia Stock Corporation Act, any individual who is or was a director, officer, employee or agent of 1st State Bancorp, and any individual who serves or served at 1st State Bancorp’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity. In addition, 1st State Bancorp must pay reasonable expenses incurred by any person identified in the preceding sentence who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by 1st State Bancorp of:

•	a written affirmation by such person of his good faith belief that the standard of conduct necessary for indemnification by 1st State Bancorp has been met; and

•	a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

1st State Bancorp’s articles of incorporation further provide that 1st State Bancorp must purchase and maintain insurance on behalf of any person who holds or who has held any position as a director or officer of 1st State Bancorp against any liability incurred by him or her in any such position, or arising out of his status as such, whether or not 1st State Bancorp would have power to indemnify him or her against such liability under its articles of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling 1st State Bancorp pursuant to the foregoing provisions, 1st State Bancorp has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Special Meetings of Shareholders

Capital Bank Corporation

Capital Bank Corporation’s bylaws provide that special meetings of Capital Bank Corporation shareholders may be called by the chief executive officer, president, secretary, the board of directors or by a shareholder at the written request of the holders of at least 10 percent of the shares entitled to vote on the issues proposed to be considered at the special meeting.

1st State Bancorp

1st State Bancorp’s articles of incorporation provide that special meetings of shareholders may only be called by the chairman of the board, the president, the board of directors or an appropriate committee appointed by the board of directors. Shareholders are not authorized to call a special meeting, and shareholder action may be taken only at a special or annual meeting of shareholders or if a consent in writing setting forth the action taken is signed by all of the shareholders entitled to vote on the matter.

Shareholder Nominations and Proposals

Capital Bank Corporation

Neither Capital Bank Corporation’s bylaws nor its articles of incorporation contain procedures for nominating persons for election to Capital Bank Corporation’s board of directors or procedures for shareholder proposals of business to be brought before an annual meeting. Pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, if a shareholder intends to present a matter for a vote at the annual meeting of shareholders, a shareholder must give timely notice in accordance with the rules of the Securities and Exchange Commission. See “Future Shareholder Proposals” on page 100.

Under Capital Bank Corporation’s bylaws, with respect to special meetings, only business within the purpose or purposes of the special meeting notice may be conducted at the special meeting. As a result, this provision would prevent shareholders from making proposals at a special meeting unless such proposals were described in the special meeting notice.

1st State Bancorp

1st State Bancorp’s articles of incorporation provide that any shareholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of shareholders must submit written notice to the secretary of 1st State Bancorp not less than 30 or more than 60 days in advance of the meeting; provided, however, that if less than 40 days notice of the meeting is given to shareholders, such written notice must be submitted to the secretary of 1st State Bancorp no later than the tenth day following the day on which notice of the meeting was given to shareholders. A shareholder proposal must set forth as to each matter:

•	a brief description of the business desired to be brought before the meeting;

•	the name and address, as they appear on the books of 1st State Bancorp, of the shareholder proposing such business;

•	the class and number of shares of 1st State Bancorp which are beneficially owned by the shareholder; and

•	any material interest of the shareholder in such business.

The articles of incorporation further provides that if a shareholder seeking to make a nomination or a proposal for new business fails to follow the prescribed procedures, the chairman of the meeting may disregard the defective nomination or proposal.

Shareholder Action Without a Meeting

Capital Bank Corporation

Under North Carolina law, shareholders may act without a meeting if a consent in writing to such action is signed by all shareholders entitled to vote.

The Capital Bank Corporation bylaws provide that any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote upon such action at a meeting and is delivered to Capital Bank Corporation to be included in the minutes or to be kept as part of the corporate records.

1st State Bancorp

Under Virginia law, shareholders may act without a meeting if a consent in writing to such action is signed by all shareholders entitled to vote.

1st State Bancorp’s articles of incorporation provide that any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote upon such action at a meeting.

Dissenters’ Rights

Capital Bank Corporation

Under North Carolina law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters’ rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. In North Carolina, dissenters’ rights are also available for certain amendments to a corporation’s articles of incorporation.

Since Capital Bank Corporation’s common stock is traded on the Nasdaq National Market, its shareholders do not have the right to dissent to the merger of 1st State Bancorp into Capital Bank Corporation under North Carolina law. Capital Bank Corporation’s articles of incorporation and bylaws do not provide for any dissenters’ rights.

1st State Bancorp

Under Virginia law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters’ rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. In Virginia, dissenters’ rights are also available for certain amendments to a corporation’s articles of incorporation.

Since 1st State Bancorp’s common stock is traded on the Nasdaq National Market, its shareholders do not have the right to dissent to the merger of 1st State Bancorp into Capital Bank Corporation under Virginia law. 1st State Bancorp’s articles of incorporation and bylaws do not provide for any dissenters’ rights.

Shareholder Votes Required For Certain Actions

Capital Bank Corporation

North Carolina has two anti-takeover statutes: The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act. These statutes restrict business combinations with, and the accumulation of shares of voting stock of, certain North Carolina corporations. In accordance with the provisions of these statutes, Capital Bank Corporation elected not to be covered by the restrictions imposed by these statutes. As a result, these statutes do no apply to Capital Bank Corporation.

In the case of a shareholder vote concerning a plan of merger, the North Carolina Business Corporation Act requires that:

•	the plan of merger must be approved by a majority of all votes entitled to be cast by shareholders of the disappearing corporation; and

•	the plan of merger must be approved by a majority of all votes entitled to be cast by shareholders of the surviving corporation if the number of voting or participating shares is increased by more than 20 percent as a result of the transaction.

Capital Bank Corporation’s articles of incorporation and bylaws of Capital Bank Corporation do not otherwise address the voting requirements for different actions. Accordingly, the provisions of the North Carolina Business Corporation Act apply. Therefore, the merger transaction with 1st State Bancorp will require approval by a majority of all votes entitled to be cast by shareholders of 1st State Bancorp as the number of voting shares will be increased by more than 20 percent as a result of the merger.

The approval of the issuance of the shares in connection with the merger transaction is governed by Article 7-25 of the North Carolina Business Corporation Act, as described above. As a company listed on the Nasdaq National Market, Capital Bank Corporation also is subject to the Nasdaq Marketplace Rules. The Nasdaq Marketplace Rules require approval by a majority of all shareholder votes cast on any proposal to issue shares where the number of shares of common stock to be issued will be in excess of 20 percent of the number of shares outstanding before the issuance.

1st State Bancorp

The Virginia Control Share Acquisitions statute prohibits voting rights of common stock of any person who acquires either one-fifth or more, but less than one-third, of all voting power of the corporation, one-third or more, but less than a majority, of the voting power of the corporation, or a majority or more of the voting power of the corporation, unless such person has delivered an acquiring person’s statement to the corporation, and such voting rights are approved by a majority of the disinterested shares of stock eligible to vote on the election of directors. A Virginia corporation may include a provision in its articles of incorporation or bylaws exempting the corporation from Virginia’s Control Share Acquisitions statute. 1st State Bancorp, however, has not exempted itself from the provisions of Virginia’s Control Share Acquisitions statute. Nonetheless, the Virginia Control Share Acquisitions statute creates an exception to its prohibitions for merger transactions that are affected in accordance with Article 12 of the Virginia Stock Corporation Act if the acquiring corporation is a party to the merger agreement. Because the merger contemplated between 1st State Bancorp and Capital Bank Corporation is governed by a merger agreement and will be affected in accordance with Article 12 of the Virginia Stock Corporation Act, subject to all necessary shareholder and regulatory approvals, the Control Share Acquisitions statute is inapplicable to this transaction.

Pursuant to the Virginia Stock Corporation Act, the plan of merger must be approved by the affirmative vote of at least two-thirds of the shares of 1st State Bancorp common stock outstanding on [                    ], 2005.

1st State Bancorp’s articles of incorporation require the approval of the holders of at least 80% of 1st State Bancorp’s outstanding shares of voting stock, and at least a majority of 1st State Bancorp’s outstanding shares of voting stock, not including shares deemed beneficially owned by a “related person,” to approve certain “business combinations” as defined in the articles of incorporation, and related transactions. Under Virginia law, in addition to this provision, business combinations would be subject to the Virginia Affiliated Transactions statute and, subject to certain exceptions, must be approved by the vote of the holders of at least two-thirds of the outstanding disinterested shares of common stock. The increased voting requirements in 1st State Bancorp’s articles of incorporation apply in connection with business combinations involving a “related person,” except in cases where the proposed transaction has been approved in advance by two-thirds of those members of 1st State Bancorp’s board of directors who are unaffiliated with the related person and who were directors prior to the time when the related person became a related person (the “continuing directors”). The term “related person” is defined to include any individual, corporation, partnership or other entity or affiliate thereof which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of common stock of 1st State Bancorp. A “business combination” is defined to include:

•	any merger or consolidation of 1st State Bancorp with or into a related person;

•	any sale, lease exchange, transfer, or other disposition of more than 25% of 1st State Bancorp’s assets to a related person;

•	any merger or consolidation of a related person with or into 1st State Bancorp or a subsidiary;

•	any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to 1st State Bancorp or a subsidiary;

•	the issuance of any securities of 1st State Bancorp or a subsidiary to a related person;

•	the acquisition by 1st State Bancorp or a subsidiary of any securities of the related person;

•	any reclassification of the common stock, or any recapitalization involving the common stock; and

•	any agreement, contract or other arrangement providing for any of the above transactions.

Shareholders’ Rights to Examine Books and Records

Capital Bank Corporation

The North Carolina Business Corporation Act gives a shareholder of a North Carolina corporation the right to inspect and copy books and records of the corporation during regular business hours if he or she gives the corporation written notice of his or her demand at least five business days before the date of the inspection. To inspect certain records, written demand must also be made in good faith and for a proper purpose and must describe with reasonable particularity the purpose of the request and the records the shareholder desires to inspect. The records requested to be inspected must be directly connected with the shareholder’s purpose.

Capital Bank Corporation shareholders have the right to inspect and copy Capital Bank Corporation’s books and records as set forth in the North Carolina Business Corporation Act explained above.

1st State Bancorp

The Virginia Stock Corporation Act gives a shareholder of a Virginia corporation the right to inspect and copy books and records of the corporation during regular business hours if he or she gives the corporation written notice of his or her demand at least five business days before the date of the inspection. To inspect certain records, written demand must also be made in good faith and for a proper purpose and must describe with reasonable particularity the purpose of the request and the records the shareholder desires to inspect. The records requested to be inspected must be directly connected with the shareholder’s purpose.

1st State Bancorp shareholders have the right to inspect and copy 1st State Bancorp’s books and records as set forth in the Virginia Stock Corporation Act explained above.

Dividends

Capital Bank Corporation

Under the North Carolina Business Corporation Act, a corporation generally may authorize and pay dividends as long as after paying the dividend, the corporation would be able to pay its debts as they become due in the ordinary course of business, and the corporation’s total assets would not be less that the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy claims of shareholders who have preferential rights superior to the rights of the shareholders receiving the dividend.

Capital Bank Corporation shareholders are entitled to receive such dividends or distributions as the board of directors authorizes in its discretion, subject to the restrictions of the North Carolina Business Corporation Act. There are various statutory limitations on the ability of Capital Bank Corporation’s banking subsidiaries to pay dividends to Capital Bank Corporation. See “The Merger Agreement—Regulatory Approval.”

During fiscal 2005 to date, Capital Bank Corporation has paid quarterly dividends at an annual rate equal to $0.24.

1st State Bancorp

Under the Virginia Stock Corporation Act, a corporation generally may authorize and pay dividends as long as after paying the dividend, the corporation would be able to pay its debts as they become due in the ordinary course of business, and the corporation’s total assets would not be less that the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy claims of shareholders who have preferential rights superior to the rights of the shareholders receiving the dividend.

1st State Bancorp’s shareholders are entitled to receive such dividends or distributions as the board of directors authorizes in its discretion, subject to the restrictions of the Virginia Stock Corporation Act. There are various statutory limitations on the ability of 1st State Bancorp’s banking subsidiary to pay dividends to 1st State Bancorp. See “The Merger Agreement—Regulatory Approval.”

During fiscal 2005 to date, 1st State Bancorp has paid quarterly dividends at an annual rate equal to $0.40.

Anti-Takeover Provisions Generally

Both 1st State Bancorp and Capital Bank Corporation have various anti-takeover protections in their bylaws and articles of association that have been summarized throughout this section. Anti-takeover provisions are designed to assist board of directors in playing a role if any group or person attempts to acquire control of the company, so that the board of directors can protect the interests of the company and its shareholders under the circumstances. These provisions may help a board of directors determine that a sale of control is in the best interests of the shareholders or may enhance a board’s ability to maximize the value to be received by the shareholders upon a sale of control of the company. Anti-takeover provisions may, however, tend to discourage some takeover bids. As a result, a company’s shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices.

On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that these provisions discourage undesirable proposals, a company may be able to avoid expenditures of time and money. Such anti-takeover provisions also may discourage open market purchases by a company that may desire to acquire another corporation. Such open market purchases may increase the market price of a target’s common stock temporarily and enable shareholders to sell their shares at a price higher than that they might otherwise obtain. In addition, anti-takeover provisions may decrease the market price of a target’s common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. Provisions such as those establishing a classified board or permitting removal of directors only for cause may make it more difficult and time consuming for a potential acquirer to obtain control of the target company by replacing the board of directors and management. Furthermore, these provisions may make it more difficult for a corporation’s shareholders to replace a board of directors or management, even if a majority of the shareholders believe that replacing the board or management is in the best interests of the corporation. Because of these factors, these provisions may tend to perpetuate the incumbent board of directors and management.

Certain provisions of its articles of incorporation and bylaws afford 1st State Bancorp with anti-takeover protection, such as its classified board of directors and the inability of shareholders to call special meetings. Certain provisions of its articles of incorporation and bylaws afford Capital Bank Corporation anti-takeover protection, such as its classified board of directors. 1st State Bancorp shareholders should consider these differences in anti-takeover protections in evaluating the merger transaction.

ABOUT CAPITAL BANK CORPORATION

Capital Bank Corporation is a financial holding company incorporated under the laws of North Carolina on August 10, 1998. Capital Bank Corporation’s primary function is to serve as the holding company for its wholly-owned subsidiaries, Capital Bank and Capital Bank Investment Services, Inc.

Capital Bank is a community bank engaged in the general commercial banking business in Wake, Chatham, Granville, Alamance, Lee, Buncombe, Guilford and Catawba Counties of North Carolina. Wake County has a diversified economic base, comprised primarily of services, retail trade, government and manufacturing and includes the City of Raleigh, the state capital. Lee, Granville and Chatham counties are significant centers for various industries, including agriculture, manufacturing, lumber and tobacco. Alamance and Guilford counties have a diversified economic base, comprised primarily of manufacturing, agriculture, retail and wholesale trade, government, services and utilities. Catawba County, which includes the town of Hickory, is a regional center for manufacturing and wholesale trade. The economic base of the city of Asheville, in Buncombe County, is comprised primarily of services, medical, tourism and manufacturing industries.

Capital Bank offers a full range of banking services, including:

•	checking accounts;

•	savings accounts;

•	NOW accounts;

•	money market accounts;

•	certificates of deposit;

•	loans for real estate, construction, businesses, agriculture, personal uses, home improvement and automobiles;

•	equity lines of credit;

•	credit loans

•	consumer loans;

•	credit cards;

•	individual retirement accounts;

•	safe deposit boxes;

•	bank money orders;

•	internet banking;

•	electronic funds transfer services including wire transfers;

•	traveler’s checks;

•	various investments; and

•	free notary services to all Capital Bank customers.

In addition, Capital Bank provides automated teller machine access to its customers for cash withdrawals through nationwide ATM networks. At present, Capital Bank does not provide the services of a trust department. Capital Bank was incorporated under the laws of the State of North Carolina on May 30, 1997, and commenced operations as a state-chartered banking corporation on June 20, 1997. Capital Bank is not a member of the Federal Reserve System and has no subsidiaries.

In the third quarter of 2004, Capital Bank began to offer non-insured investment products and services through Capital Bank Financial Services, creating a partnership with Capital Investment Companies, a leading Raleigh, North Carolina based broker-dealer. Capital Bank hired four commission-based financial advisors during 2004 to offer full-service brokerage to individual and corporate customers.

As of [                    ], 2005, Capital Bank Corporation had consolidated assets of $[        ] million, consolidated loans of $[    ] million, consolidated investment securities of $[    ] million, consolidated deposits of $[    ] million, and consolidated shareholders’ equity of $[    ] million. Capital Bank Corporation’s corporate office is located at 4901 Glenwood Avenue, Raleigh, North Carolina 27612, and its telephone number is (919) 645-6400. In addition to the corporate office, Capital Bank Corporation has four branch offices in Raleigh, two in Cary, one in Morrisville, one in Siler City, one in Oxford, one in Wake Forest, three in Sanford, two in Burlington, one in Graham, one in Greensboro, three in Asheville and one in Hickory, North Carolina.

Capital Bank Investment Services, Inc. was incorporated under the laws of the State of North Carolina on January 3, 2001 and commenced operations as a full service investment company on March 1, 2001. Capital Bank Investment Services, Inc. ceased operations in the third quarter of 2003 but remains a subsidiary of Capital Bank Corporation.

In addition, Capital Bank Corporation has interest in two trusts, Capital Bank Statutory Trust I and II. These trusts are not consolidated with the financial statements of Capital Bank Corporation per the provisions of FIN 46R. The trusts were formed for the sole purpose of issuing trust preferred securities. The proceeds from such issuances were loaned to Capital Bank Corporation in exchange for certain debentures, which are the sole assets of the trusts. A portion of the proceeds from the issuance of the debentures were used by Capital Bank Corporation to repurchase 50,000 shares of its common stock in March 2005. Capital Bank Corporation’s obligation under the debentures constitutes a full and unconditional guarantee by Capital Bank Corporation of the trusts’ obligations under the trust preferred securities. The trusts have no operations other than those that are incidental to the issuance of the trust preferred securities.

Additional Information Concerning Capital Bank Corporation

Information concerning:

•	directors and executive officers,

•	executive compensation,

•	principal shareholders,

•	certain relationships and related transactions, and

•	other related matters concerning Capital Bank Corporation

is included or incorporated by reference in its annual report on Form 10-K for the year ended December 31, 2004, as amended. Additionally, financial statements and information as well as management’s discussion and analysis thereof are included in the Form 10-K, as amended, and in its quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005. These reports are incorporated by reference into this proxy statement/prospectus. See “Additional Information.” Shareholders of either Capital Bank Corporation or 1st State Bancorp desiring a copy of such documents may contact Capital Bank Corporation at the address listed on the inside front cover page.

ABOUT 1ST STATE BANCORP, INC.

General

1st State Bancorp serves as the holding company for its wholly owned subsidiary, 1st State Bank. 1st State Bancorp is primarily engaged in the business of directing, planning and coordinating the business activities of 1st State Bank. Founded in 1914, 1st State Bank is a community and customer oriented North Carolina-chartered commercial bank headquartered in Burlington, North Carolina. 1st State Bank operates seven full service offices located in north central North Carolina on the Interstate 85 corridor between the Piedmont Triad and Research Triangle Park. 1st State Bank conducts most of its business in Alamance County, North Carolina.

1st State Bank’s business consists principally of attracting deposits from the general public and investing these funds in loans secured by single-family residential and commercial real estate, secured and unsecured commercial loans and consumer loans. 1st State Bank’s profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment securities portfolios and its cost of funds, which consists of the interest 1st State Bank paid on deposits and borrowed funds. 1st State Bank also earn income from miscellaneous fees related to its loans and deposits, mortgage banking income and commissions from sales of annuities and mutual funds.

As of [                    ], 2005, 1st State Bancorp had consolidated assets of $[    ] million, consolidated loans of $[    ] million, consolidated investment securities of $[    ] million, consolidated deposits of $[    ] million, and consolidated shareholders’ equity of $[    ] million.

Additional Information Concerning 1st State Bancorp

Information concerning:

•	directors and executive officers,

•	executive compensation,

•	principal shareholders,

•	certain relationships and related transactions, and

•	other related matters concerning 1st State Bancorp

is included or incorporated by reference in its annual report on Form 10-K for the year ended September 30, 2004. Additionally, financial statements and information as well as management’s discussion and analysis thereof are included in the Form 10-K and in its quarterly reports on Form 10-Q for the quarters ended December 31, 2005, March 31, 2005 and June 30, 2005. These reports are either provided as an appendix to this joint proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. See “Additional Information.” Shareholders of either Capital Bank Corporation or 1st State Bancorp desiring a copy of such documents may contact 1st State Bancorp at the address listed on the inside front cover page.

ADJOURNMENT OF SPECIAL MEETING—PROPOSAL FOR SHAREHOLDERS

OF CAPITAL BANK CORPORATION AND 1ST STATE BANCORP, INC.

Capital Bank Corporation Special Meeting

In the event that there are insufficient votes to (i) constitute a quorum, (ii) approve the adoption of the merger agreement and the related plan of merger or (iii) approve the issuance of up to 4,966,612 shares of Capital Bank Corporation common stock to the shareholders of 1st State Bancorp in connection with the merger at the time of the Capital Bank Corporation special meeting, the merger could not be approved unless the meeting was adjourned to a later date or dates in order to permit Capital Bank Corporation to solicit additional proxies. In order to allow proxies that have been received by Capital Bank Corporation at the time of the special meeting to be voted for an adjournment, if necessary, Capital Bank Corporation has submitted the question of adjournment to its shareholders as a separate matter for their consideration. If a quorum does not exist, adjournment of the special meeting requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the special meeting. If a quorum exists, but there are not enough affirmative votes to approve the merger or issuance of shares in the merger, the special meeting may be adjourned if the votes cast, in person or by proxy, at the Capital Bank Corporation special meeting favoring the proposal to adjourn exceed the votes cast, in person or by proxy, opposing the proposal to adjourn. Abstentions and broker non-votes are not counted as votes cast and thus have no impact on the proposal to adjourn the special meeting to solicit additional proxies.

The board of directors of Capital Bank Corporation recommends that shareholders vote for the adjournment proposal. If it is necessary to adjourn the special meeting, whether or not a quorum exists, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned, if the special meeting is adjourned for less than 120 days. If the special meeting is adjourned, Capital Bank Corporation’s shareholders who have already sent in their proxies may revoke them at any time prior to their use.

1st State Bancorp Special Meeting

In the event that there are insufficient votes to (i) constitute a quorum or (ii) approve the adoption of the merger agreement and the related plan of merger at the time of the 1st State Bancorp special meeting, the merger agreement and issuance of shares could not be approved unless the meeting was adjourned to a later date or dates in order to permit 1st State Bancorp to solicit additional proxies. In order to allow proxies that have been received by 1st State Bancorp at the time of the special meeting to be voted for an adjournment, if necessary, 1st State Bancorp has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The special meeting may be adjourned if the votes cast, in person or by proxy, at the special meeting favoring the proposal to adjourn exceed the votes cast, in person or by proxy, opposing the proposal to adjourn, whether or not a quorum exits. Abstentions and broker non-votes are not counted as votes cast and thus have no impact on the proposal to adjourn the special meeting to solicit additional proxies.

The board of directors of 1st State Bancorp recommends that shareholders vote for the adjournment proposal. If it is necessary to adjourn the special meeting, whether or not a quorum exists, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned, if the special meeting is adjourned for less than 120 days. If the special meeting is adjourned, 1st State Bancorp’s shareholders who have already sent in their proxies may revoke them at any time prior to their use.

OTHER MATTERS

As of the date of this joint proxy statement/prospectus, the Capital Bank Corporation and 1st State Bancorp boards of directors know of no matters that will be presented for consideration at the Capital Bank Corporation and 1st State Bancorp special meetings, respectively, other than as described in this joint proxy statement/prospectus. However, if any other matters shall properly come before the Capital Bank Corporation and 1st State Bancorp special meetings or any adjournment or postponement of such meetings and are voted on, the enclosed proxy will be deemed to confer authority to the individuals named as proxies therein to vote the shares represented by such proxy as directed by their respective boards of directors as to any such matters.

FUTURE SHAREHOLDER PROPOSALS

If the merger transaction is consummated, 1st State Bancorp shareholders will become shareholders of Capital Bank Corporation. Any proposals which Capital Bank Corporation shareholders intend to present for a vote at Capital Bank Corporation’s 2006 annual meeting of shareholders, and which such shareholders desire to have included in Capital Bank Corporation’s proxy materials relating to that meeting, must be received by Capital Bank Corporation on or before December 29, 2005, which is 120 calendar days prior to the anniversary of the date of Capital Bank Corporation’s proxy statement for its 2005 annual meeting of shareholders. Proposals received after that date will not be considered for inclusion in such proxy materials.

In addition, if a shareholder intends to present a matter for a vote at Capital Bank Corporation’s 2006 annual meeting of shareholders, other than by submitting a proposal for inclusion in Capital Bank Corporation’s proxy statement for that meeting, the shareholders must give timely notice in accordance with Securities and Exchange Commission rules. To be timely, a shareholder’s notice must be received by Capital Bank Corporation’s corporate secretary at its principal office, 4901 Glenwood Avenue, Raleigh, North Carolina 27612, on or before March 14, 2006, which is not later than the close of business on the 45th day prior to the first anniversary of the date the 2005 proxy materials were released to shareholders. It is requested that such notice set forth (i) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (ii) the name and record address of the shareholder, the class and number of shares of capital stock of Capital Bank Corporation that are beneficially owned by the shareholder and any material interest of the shareholder in such business.

1st State Bancorp will hold a 2006 annual meeting of shareholders only if the merger is not consummated. In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at 1st State Bancorp’s 2006 annual meeting of shareholders and included in 1st State Bancorp’s proxy materials relating to such meeting, such proposals must have been submitted to the Secretary of 1st State Bancorp at 1st State Bancorp’s principal executive offices no later than August 28, 2005. If next year’s annual meeting is held on a date more than 30 calendar days from February 8, 2006, a shareholder proposal must be received by a reasonable time before 1st State Bancorp begins to print and mail its proxy solicitation for such annual meeting. Shareholder proposals should be submitted to the Secretary of 1st State Bancorp at 445 S. Main Street, Burlington, North Carolina 27215.

In addition, 1st State Bancorp’s articles of incorporation provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or for nominations of persons for election to the board of directors to be properly made at a meeting by a shareholder, notice of the proposed business or a proposed nomination, meeting certain specified requirements, must be received by the Secretary of 1st State Bancorp not less than thirty (30) nor more than sixty (60) days prior to the date of any meeting, provided that, if fewer than forty (40) days’ notice of the meeting is given to shareholders, such written notice shall be received not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders. Such notice to 1st State Bancorp must also provide certain information set forth in the articles of incorporation.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Capital Bank Corporation incorporated in this joint proxy statement/prospectus by reference to the annual report on Form 10-K/A for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of 1st State Bancorp and subsidiary as of September 30, 2004 and 2003, and for each of the years in the three-year period ended September 30, 2004, have been incorporated in this joint proxy statement/prospectus by reference to the 1st State Bancorp annual report on Form 10-K for the year ended September 30, 2004 in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina will pass upon the legality of the shares of Capital Bank Corporation common stock to be issued in the merger and certain tax consequences of the merger. Certain legal matters will be passed upon for 1st State Bancorp by Muldoon, Murphy & Aguggia LLP, Washington, D.C.

ADDITIONAL INFORMATION

Capital Bank Corporation and 1st State Bancorp file annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room at the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. Capital Bank Corporation maintains a website at www. capitalbank-nc.com and 1st State Bancorp maintains a website at www.1ststatebanknc.com. The information contained on these websites is not incorporated by reference in this joint proxy statement/prospectus and you should not consider it a part of this joint proxy statement/prospectus.

The Securities and Exchange Commission allows each of Capital Bank Corporation and 1st State Bancorp to “incorporate by reference” in this joint proxy statement/prospectus certain information that each such company files with the Securities and Exchange Commission. This means that each of Capital Bank Corporation and 1st State Bancorp can disclose important information to you by referring you to those documents. Any information Capital Bank Corporation or 1st State Bancorp incorporates by reference is considered part of this joint proxy statement/prospectus.

Capital Bank Corporation incorporates by reference in this joint proxy statement/prospectus and refers you to the documents listed below (File No. 000-30062):

(i)	Capital Bank Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (as amended on April 19, 2005 and April 28, 2005);

(ii)	Capital Bank Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005;

(iii)	Capital Bank Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005;

(iv)	Capital Bank Corporation’s Current Report on Form 8-K dated April 12, 2005, April 26, 2005, April 28, 2005, May 27, 2005, June 20, 2005, June 29, 2005, July 11, 2005, July 20, 2005 and September 9, 2005;

(v)	The description of Capital Bank Corporation common stock contained in its Registration Statement on Form S-4, filed with the Securities and Exchange Commission on November 13, 2001 (File No. 333-73268); and

(vi)	All other documents Capital Bank Corporation files with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this joint proxy statement/prospectus and before the adjournment of the Capital Bank Corporation special meeting.

Capital Bank Corporation is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Securities and Exchange Commission, including without limitation any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

1st State Bancorp incorporates by reference in this joint proxy statement/prospectus and refers you to the documents listed below (File No. 000-25859):

(i)	1st State Bancorp’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004;

(ii)	1st State Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004;

(iii)	1st State Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005;

(iv)	1st State Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005; and

(v)	1st State Bancorp’s Current Report on Form 8-K dated November 18, 2004, January 13, 2005 and June 29, 2005.

As 1st State Bancorp has elected to deliver its latest annual report to security holders, it also incorporates by reference the following information in the specified pages of its 2004 Annual Report to Shareholders and portions of its Annual Report on Form 10-K for the fiscal year ended September 30, 2004:

•	information concerning segments, classes of similar products or services, foreign and domestic operations and export sales under the caption “Item 1” of the Annual Report on Form 10-K;

•	“Selected Consolidated Financial Data and Other Information” on page 2 of the 2004 Annual Report to Shareholders;

•	supplementary financial information on pages 54 and 55 of the 2004 Annual Report to Shareholders;

•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations” on pages 4-19 of the 2004 Annual Report to Shareholders; and

•	information concerning market risk under the caption “Market Risk” on pages 7 and 8 of the 2004 Annual Report to Shareholders.

1st State Bancorp is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Securities and Exchange Commission, including without limitation any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in this joint proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this joint proxy statement/prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

You may obtain copies of the information incorporated by reference in this joint proxy statement/prospectus upon written or oral request. The inside front cover of this joint proxy statement/prospectus contains information about how such requests should be made. If you request any incorporated documents from either Capital Bank Corporation or 1st State Bancorp, they will be mailed to you by first class mail, or another equally prompt means, within one business day after your request is received.

Capital Bank Corporation filed a registration statement (File No. 333-[            ]) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Capital Bank Corporation common stock offered to 1st State Bancorp shareholders pursuant to the merger. The registration statement contains additional information about Capital Bank Corporation, 1st State Bancorp and Capital Bank Corporation common stock. The Securities and Exchange Commission allows each of Capital Bank Corporation and 1st State Bancorp to omit certain information included in the registration statement from this joint proxy statement/prospectus. The registration statement may be inspected and copied at the Commission’s public reference facilities described above.

All information contained in this joint proxy statement/prospectus or incorporated herein by reference with respect to Capital Bank Corporation was supplied by Capital Bank Corporation; and all information contained in this joint proxy statement/prospectus, delivered with the joint proxy statement/prospectus, or incorporated herein by reference with respect to 1st State Bancorp was supplied by 1st State Bancorp.

Appendix A

MERGER AGREEMENT

DATED AS OF JUNE 29, 2005

BY AND BETWEEN

CAPITAL BANK CORPORATION

AND

1ST STATE BANCORP, INC.

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ARTICLE V — REPRESENTATIONS AND WARRANTIES OF THE BUYER		31

5.1	ORGANIZATION, STANDING AND POWER	31
5.2	AUTHORITY; NO CONFLICTS	32
5.3	BUYER’S STOCK; SUBSIDIARIES	32
5.4	SEC FILINGS; BUYER FINANCIAL STATEMENTS	33
5.5	ABSENCE OF UNDISCLOSED LIABILITIES	34
5.6	ABSENCE OF CERTAIN CHANGES OR EVENTS	34
5.7	COMPLIANCE WITH LAWS	34
5.8	LEGAL PROCEEDINGS	35
5.9	REGISTRATION STATEMENT; JOINT PROXY STATEMENT	35
5.10	ACCOUNTING, TAX, AND REGULATORY MATTERS	36
5.11	COMMISSIONS	36
5.12	TAX MATTERS	36
5.13	RECORDS	37
5.14	OPINION OF FINANCIAL ADVISOR	37

ARTICLE VI — COVENANTS		37

6.1	COVENANTS OF THE COMPANY	37
6.2	COVENANTS OF THE BUYER	43
6.3	COVENANTS OF BOTH PARTIES TO THE AGREEMENT	46

ARTICLE VII — DISCLOSURE OF ADDITIONAL INFORMATION		49

7.1	ACCESS TO INFORMATION	49
7.2	ACCESS TO PREMISES	49
7.3	ENVIRONMENTAL SURVEY	49
7.4	CONFIDENTIALITY	49
7.5	PUBLICITY	50

ARTICLE VIII — CONDITIONS CLOSING		50

8.1	MUTUAL CONDITIONS	50
8.2	CONDITIONS TO THE OBLIGATIONS OF THE COMPANY	51
8.3	CONDITIONS TO THE OBLIGATIONS OF THE BUYER	53

ARTICLE IX — TERMINATION		55

9.1	TERMINATION	55
9.2	PROCEDURE AND EFFECT OF TERMINATION	56
9.3	TERMINATION EXPENSES AND FEES	56

ARTICLE X — MISCELLANEOUS PROVISIONS		57

10.1	EXPENSES	57
10.2	SURVIVAL OF REPRESENTATIONS	57
10.3	AMENDMENT AND MODIFICATION	57
10.4	WAIVER OF COMPLIANCE; CONSENTS	57
10.5	NOTICES	57
10.6	ASSIGNMENT	58
10.7	SEPARABLE PROVISIONS	58
10.8	GOVERNING LAW	59
10.9	COUNTERPARTS	59
10.10	INTERPRETATION	59
10.11	ENTIRE AGREEMENT	59

EXHIBIT A	FORM OF PLAN OF MERGER
EXHIBIT B	BAKER EMPLOYMENT AGREEMENT
EXHIBIT C	REYNOLDS EMPLOYMENT AGREEMENT
EXHIBIT D	McGILL CONSULTING AGREEMENT
EXHIBIT E	FORM OF VOTING AGREEMENT
EXHIBIT F	FORM OF AFFILIATE LETTER

ii

MERGER AGREEMENT

THIS MERGER AGREEMENT (this “Agreement”), dated as of the 29th day of June, 2005, is by and among:

CAPITAL BANK CORPORATION, a North Carolina corporation and a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the “Buyer”); and

1st STATE BANCORP, INC., a Virginia corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the “Company”).

BACKGROUND STATEMENT

The Buyer and the Company desire to effect a merger pursuant to which the Company will merge into the Buyer, with the Buyer being the surviving corporation (the “Merger”). In consideration of the Merger, the shareholders of the Company will receive shares of common stock of the Buyer and/or cash. It is intended that the Merger qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

STATEMENT OF AGREEMENT

In consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

1.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

“401(k) Plan” has the meaning given to it in Section 6.1(e).

“Actual Average Closing Price” means, with respect to the Buyer’s Stock, the average of the daily closing sales price thereof on the Nasdaq National Market System during the twenty (20) trading day period ending three (3) Business Days prior to the Closing Date, as reported in The Wall Street Journal.

“Acquisition Proposal” has the meaning given to it in Section 6.1(c).

“Affiliate” means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this Agreement, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

Without limiting the foregoing, as used with respect to the Company, the term “Affiliates” includes Company Bank, the LLC, and any other of the Company’s Subsidiaries.

“Agreement” means this Merger Agreement.

“Assets” means all of the assets, properties, businesses and rights of a Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, whether or not carried on any books and records of such Person, whether or not owned in such Person’s name and wherever located.

“Average Closing Price” means the Actual Average Closing Price; provided, in the event that the Actual Average Closing Price is greater than $18.00, the Average Closing Price shall be $18.00; provided, further, in the event that the Actual Average Closing Price is less than $15.00, the Buyer may set the Average Closing Price at $15.00 pursuant to Section 2.6.

“Baker Employment Agreement” means the employment agreement to be entered into at or prior to Closing between the Buyer and A. Christine Baker for a term of one (1) year commencing on the Closing Date and automatically renewing on each subsequent anniversary of the Closing Date for an additional one (1) year renewal term unless either party delivers to the other party written notice of the party’s intent to terminate the employment agreement as of the end of such initial term or applicable one (1) year renewal term. The employment agreement shall contain customary terms and conditions (including non-competition and non-solicitation provisions) applicable to executive employment agreements of its nature and be substantially in the form attached hereto as EXHIBIT B.

“Benefit Plans” means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, restricted stock, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, welfare plans, all life insurance plans, and all other employee benefit plans, arrangements, fringe benefit plans or perquisites, whether written or unwritten, including without limitation “employee benefit plans” as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, a Person or any of its subsidiaries for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or any other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or any other beneficiaries are eligible to participate.

“Business Day” means any day excluding (i) Saturday, (ii) Sunday and (iii) any day that is a legal holiday in the State of North Carolina.

“Buyer” has the meaning given to it in the introductory paragraph hereof.

“Buyer Bank” means Capital Bank, a North Carolina bank and a wholly owned subsidiary of the Buyer.

“Buyer Financial Statements” means, with respect to the Buyer and its Subsidiaries, the consolidated audited statements of income and stockholder’s equity and cash flows for the years ended December 31, 2004, 2003 and 2002 and consolidated audited balance sheets as of December 31, 2004 and 2003, as well as the interim unaudited consolidated statements of income and stockholders’ equity and cash flows for each of the completed fiscal quarters since December 31, 2004 and the consolidated interim balance sheet as of each such quarter as filed with the SEC.

“Buyer SEC Reports” has the meaning given to it in Section 5.4(a).

“Buyer’s Disclosure Schedule” has the meaning given to it in the preamble to ARTICLE V.

“Buyer’s Stock” means the common stock of Capital Bank Corporation, no par value, as traded on the Nasdaq National Market System.

“Cash Election Amount” has the meaning given to it in Section 2.4(a).

“Cash Election Shares” has the meaning given to it in Section 2.4(a).

“Cause” means: (i) any act of an employee in connection with his or her employment and relating to the Buyer’s or its Subsidiaries’ business including, but not limited to, negligence, which is materially detrimental to the Buyer’s or its Subsidiaries’ interests; (ii) any act of misconduct, unlawfulness or dishonesty by an employee in connection with his or her employment which is detrimental to the Buyer’s or its Subsidiaries’ interests; (iii) an employee’s unsatisfactory job performance or failure to comply with the Buyer’s or its Subsidiaries’ board of directors’ reasonable directions; or (iv) an employee’s material breach of any agreement between such employee and the Buyer or its Subsidiaries.

“Closing” means the closing of the Merger, as identified more specifically in ARTICLE III.

“Closing Date” has the meaning given to it in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

“Company” has the meaning given to it in the introductory paragraph hereof.

“Company Bank” means 1st State Bank, a North Carolina bank.

“Company Contracts” has the meaning given to it in Section 4.14.

“Company Financial Statements” means, with respect to the Company and its Subsidiaries, the consolidated audited statements of income and stockholder’s equity and cash flows for the years ended September 30, 2004, 2003 and 2002 and consolidated audited balance sheets as of September 30, 2004 and 2003, as well as the interim unaudited consolidated statements of income and stockholders’ equity and cash flows for each of the completed fiscal quarters since September 30, 2004 and the consolidated interim balance sheet as of each such quarter as filed with the SEC.

“Company Option” and “Company Options” have the respective meanings given to them in Section 2.7(a).

“Company Rule 145 Affiliates” has the meaning given to it in Section 6.1(h).

“Company SEC Reports” has the meaning given to it in Section 4.4(a).

“Company Shares” has the meaning given to it in Section 2.2(a).

“Company’s Disclosure Schedule” has the meaning given to it in the preamble to ARTICLE IV.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person given or granted with respect to any Contract, Law, Order, or Permit.

“Contract” means any agreement, warranty, indenture, mortgage, guaranty, lease, license or other contract, agreement, arrangement, commitment or understanding, written or oral, to which a Person is a party.

“DCP” has the meaning given to it in Section 6.1(e).

“Default” means (i) any breach or violation of or default under any Contract, Order or Permit (including any noncompliance with restrictions on assignment, where assignment is defined to include a change of control of the parties to this Agreement or any of their Affiliates or the merger or consolidation of any of them with another Person), (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute such a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

“EDGAR” has the meaning given to it in Section 4.4(a).

“Effective Time” has the meaning given to it in Section 2.1(e).

“Election Deadline” has the meaning given to it in Section 2.4(a).

“Election Form” has the meaning given to it in Section 2.4(a).

“Environmental Laws” means any federal, state or local law, statute, ordinance, rule, regulation, permit, directive, license, approval, guidance, interpretation, order or other legal requirement relating to the protection of human health or the environment, including but not limited to any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601

et seq.) (“CERCLA”), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) (“RCRA”), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) (“OSHA”), as such laws and regulations have been or are in the future amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

“Environmental Survey” has the meaning given to it in Section 7.3.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Plan” means any Benefit Plan that is an “employee welfare benefit plan,” as that term is defined in Section 3(l) of ERISA, or an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA.

“ESOP” has the meaning given it in Section 6.1(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning given to it in Section 2.5(a).

“Exchange Ratio” means an amount equal to $37.15 divided by the Average Closing Price.

“Federal Reserve Bank” means the Federal Reserve Bank of Richmond.

“FDIC” means the Federal Deposit Insurance Corporation.

“Foundation” means 1st State Bank Foundation, Inc.

“Foundation Agreement” has the meaning given to it in Section 6.2(e).

“FTN” means FTN Midwest Securities Corp.

“Generally Accepted Accounting Principles” or “GAAP” means accounting principles generally accepted in the United States of America as recognized by the Public Company Accounting Oversight Board (PCAOB), as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person’s prior financial practice.

“Governmental Authority” means any nation, province or state, or any political subdivision thereof, and any agency, department, natural person or other entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government, including Regulatory Authorities.

“Hazardous Material” means any substance or material that either is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law or is otherwise regulated under any Environmental Law, or the presence of which in some quantity requires investigation, notification or remediation under any Environmental Law.

“IRS” means the Internal Revenue Service.

“Joint Proxy Statement” has the meaning given to it in Section 4.17.

“Knowledge of the Buyer” means the knowledge of any of the directors and executive officers of the Buyer or the Buyer Bank or any of their respective Subsidiaries.

“Knowledge of the Company” means the knowledge of any of the directors and executive officers of the Company or the Company Bank or any of their respective Subsidiaries.

“Law” means any code, law, ordinance, rule, regulation, reporting or licensing requirement, or statute applicable to a Person or its Assets, Liabilities, business or operations promulgated, interpreted or enforced by any Governmental Authority.

“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured or otherwise.

“Lien” means, whether contractual or statutory, any conditional sale agreement, participation or repurchase agreement, assignment, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) easements, restrictions of record and title exceptions that could not reasonably be expected to have a Material Adverse Effect, and (iii) pledges to secure deposits, Liens to secure advances from the Federal Home Loan Bank of Atlanta and other Liens incurred in the ordinary course of the banking business.

“Litigation” means any action, arbitration, cause of action, complaint, criminal prosecution, governmental investigation, hearing, or administrative or other proceeding, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“LLC” has the meaning given to it in Section 4.1(a).

“Loan Collateral” means all of the assets, properties, businesses and rights of every kind, nature, character and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, owned by whomever and wherever located, in which any Person has taken a security interest with respect to, on which any Person has placed a Lien with respect to, or which is otherwise used to secure, any loan made by the Person or any note, account, or other receivable payable to the Person.

“Mailing Date” has the meaning given to it in Section 2.4(a).

“Material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” on a Person shall mean an event, change, or occurrence that, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Person and its subsidiaries, taken as a whole, or (ii) the ability of such Person to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in market interest rates, real estate markets, securities markets or other market conditions applicable to banks or thrift institutions generally, (c) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (d) actions and omissions of a Person (or any of its Affiliates) taken with the prior informed consent of the other Person in contemplation of the transactions contemplated hereby, and (e) the Merger (and the reasonable expenses incurred in connection therewith) and compliance with the provisions of this Agreement on the operating performance of the Persons.

“McGill Consulting Agreement” means the consulting agreement to be entered into at or prior to Closing between the Buyer and James C. McGill for a term of four (4) years commencing on the Closing Date. The consulting agreement shall contain customary terms and conditions (including non-competition and non-solicitation provisions) applicable to agreements of its nature and be substantially in the form attached hereto as EXHIBIT D.

“Merger” has the meaning given to it in the Background Statement hereof.

“Merger Consideration” has the meaning given to it in Section 2.3(a).

“Mixed Cash Consideration Election Amount” has the meaning given to it in Section 2.4(a).

“Mixed Election Shares” has the meaning given to it in Section 2.4(a).

“Mixed Stock Consideration Election Amount” has the meaning given to it in Section 2.4(a).

“MRP” has the meaning given to it in Section 6.1(e).

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority.

“Orr Group” means The Orr Group, LLC.

“Pension Plan” means any ERISA Plan that also is a “defined benefit plan” (as defined in Section 414(j) of the Code or Section 3(35) of ERISA).

“Permit” means any approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right given by a Governmental Authority to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

“Person” means a corporation, a company, an association, a joint venture, a partnership, an organization, a business, an individual, a trust, a Governmental Authority or any other legal entity.

“Per Share Cash Consideration” has the meaning given to it in Section 2.3(a).

“Per Share Mixed Consideration” has the meaning given to it in Section 2.3(a).

“Per Share Stock Consideration” has the meaning given to in Section 2.3(a).

“Real Property” means all of the land, buildings, premises, or other real property in which a Person has ownership or possessory rights, whether by title, lease or otherwise (including banking facilities and any foreclosed properties). Notwithstanding the foregoing, “Real Property”, as used with respect to any Person, does not include any Loan Collateral not yet foreclosed and conveyed to the Person as of the date with respect to which the term “Real Property” is being used.

“Registration Statement” has the meaning given to it in Section 4.17.

“Regulatory Authorities” means, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve Board, the FDIC, the North Carolina Banking Commission, the North Carolina Commissioner of Banks, the National Association of Securities Dealers and the SEC, and all other regulatory agencies having jurisdiction over the parties hereto and their respective Affiliates.

“Retiree Benefits” has the meaning given to it in Section 6.1(e).

“Reynolds Employment Agreement” means the employment agreement to be entered into at or prior to Closing between the Buyer and Fairfax C. Reynolds for a term of one (1) year commencing on the Closing Date and automatically renewing on each subsequent anniversary of the Closing Date for an additional one (1) year renewal term unless either party delivers to the other party written notice of the party’s intent to terminate the employment agreement as of the end of such initial term or applicable one (1) year renewal term. The employment agreement shall contain customary terms and conditions (including non-competition and non-solicitation provisions) applicable to executive employment agreements of its nature and be substantially in the form attached hereto as EXHIBIT C.

“Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

“Sarbanes-Oxley” has the meaning given it in Section 4.4(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Governmental Authority promulgated under each.

“Shareholder Meeting” and “Shareholder Meetings” have the respective meanings given to them in Section 4.17.

“Stock Adjustment” has the meaning given to it in Section 2.3(d).

“Stock Election Amount” has the meaning given to it in Section 2.4(a).

“Stock Election Shares” has the meaning given to it in Section 2.4(a).

“Subsidiary” means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, is controlled by such Person.

“Superior Proposal” means a bona fide, written and unsolicited proposal or offer (including a new or solicited proposal received by the Company after execution of this Agreement from a person whose initial contact with the Company may have been solicited by the Company or its representatives prior to the execution of this Agreement) made by any person or group (other than the Buyer or any of its Subsidiaries) with respect to an Acquisition Proposal on terms which the board of directors of the Company determines in good faith, and in the exercise of reasonable judgment (based on the advice of independent financial advisors and outside legal counsel), to be reasonably capable of being consummated and to be superior from a financial point of view to the holders of Company Shares than the transactions contemplated hereby, taking into consideration all elements of the transactions contemplated hereby including, without limitation, the non-taxable element of such transactions.

“Surviving Holding Company” has the meaning given to it in Section 2.1(a).

“Tax” or “Taxes” means any and all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including without limitation income, gross receipts,

excise, property, estate, sales, use, value added, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes, as well as any interest, penalties and other additions to such taxes, charges, fees, levies or other assessments.

“Tax Return” means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

“Taxable Period” shall mean any period prescribed by any Governmental Authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

“Total Cash Merger Consideration” has the meaning given to it in Section 2.3(b).

“Total Stock Merger Consideration” has the meaning given to it in Section 2.3(b).

“Voting Agreement” means that certain voting agreement to be entered into between the Buyer and each officer and director of the Company concurrently with the execution and delivery of this Agreement as a condition to inducement to the Buyer entering into this Agreement and incurring the obligations set forth herein substantially in the form of EXHIBIT E.

ARTICLE II

THE MERGER; CONVERSION AND EXCHANGE OF COMPANY SHARES

2.1. THE MERGER.

(a) The Merger. On the terms and subject to the conditions of this Agreement, the Plan of Merger in respect of the Merger, which shall be substantially in the form attached hereto as EXHIBIT A, and North Carolina Law and Virginia Law, the Company shall merge into the Buyer, the separate existence of the Company shall cease, and the Buyer shall be the surviving corporation (the “Surviving Holding Company”) and shall continue its corporate existence under the laws of the State of North Carolina .

(b) Governing Documents. The articles of incorporation of the Buyer in effect at the Effective Time (as defined below) of the Merger shall be the articles of incorporation of the Surviving Holding Company until further amended in accordance with applicable Law. The bylaws of the Buyer in effect at such Effective Time shall be the bylaws of the Surviving Holding Company until further amended in accordance with applicable Law.

(c) Directors and Officers. Subject to Section 6.2(b), the Baker Employment Agreement and the Reynolds Employment Agreement, from and after the Effective Time of the Merger, until successors or additional directors are duly elected or appointed in accordance with applicable law, (i) the directors of the Buyer at the Effective Time shall be the directors of the Surviving Holding Company, and (ii) the officers of the Buyer at the Effective Time shall be the officers of the Surviving Holding Company.

(d) Approval. The parties hereto shall take and cause to be taken all action necessary to approve and authorize (i) this Agreement and the other documents contemplated hereby

(including without limitation the above-described Plan of Merger) and (ii) the Merger and the other transactions contemplated hereby.

(e) Effective Time. The Merger shall become effective on the date and at the time of filing of the related Articles of Merger, in the form required by and executed in accordance with North Carolina Law and Virginia Law, or at such other time specified therein. The date and time when the Merger shall become effective is herein referred to as the “Effective Time.”

(f) Filing of Articles of Merger. At the Closing, the Buyer and the Company shall cause the Articles of Merger (containing the above-referenced Plan of Merger) in respect of the Merger to be executed and filed with the Secretary of State of North Carolina and the Virginia State Corporation Commission, as required by North Carolina Law and Virginia Law, respectively, and shall take any and all other actions and do any and all other things to cause the Merger to become effective as contemplated hereby.

2.2 COMPANY SHARES.

(a) Each share of the Company’s capital stock (the “Company Shares”), par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than Company Shares to be canceled pursuant to this Section 2.2) shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and converted at the Effective Time into the right to receive the Merger Consideration (as defined below) in accordance with this ARTICLE II.

(b) Each Company Share, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of certificates representing any such Company Shares shall thereafter cease to have any rights with respect to such shares, except for the right to receive the Merger Consideration.

(c) Notwithstanding anything contained in this Section 2.2 to the contrary, any Company Shares held in the treasury of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

(d) From and after the Effective Time of the Merger, there shall be no transfers on the stock transfer books of the Surviving Holding Company of Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Company Shares are presented to the Surviving Holding Company, they shall be canceled, and exchanged for the Merger Consideration as provided for herein.

2.3 MERGER CONSIDERATION.

(a) Subject to Sections 2.2, 2.4, 2.5, 2.6 and 2.8, at the Effective Time, the holders of Company Shares outstanding at the Effective Time, other than the Buyer and its Affiliates, shall be entitled to receive, and the Buyer shall pay or issue and deliver, for each Company Share held by such Person: (i) 0.691829 shares of the Buyer’s Stock multiplied by the Exchange Ratio plus an amount equal to $11.4486 in cash (the “Per Share Mixed Consideration”), (ii) 1.0 share of the Buyer’s Stock multiplied by the Exchange Ratio (the “Per Share Stock Consideration”), or (iii) an amount equal to $37.15 in cash (the “Per Share Cash Consideration”). The foregoing consideration, collectively and in the aggregate, shall be referred to herein as the “Merger Consideration.”

(b) Subject to the allocation provisions of Section 2.4, each holder of a Company Share may elect, for all Company Shares beneficially owned by such holder, to receive the Per Share Mixed Consideration, the Per Share Stock Consideration or the Per Share Cash Consideration; provided, (i) that the aggregate number of shares of Buyer’s Stock with respect to which the Per Share Mixed Consideration and the Per Share Stock Consideration (excluding fractions of Company Shares issued or not issued pursuant to Section 2.3(c) as a result of rounding) shall be paid as Merger Consideration shall be such number of shares equal to $74,499,168.79 divided by the Average Closing Price (subject to equitable adjustment for any stock dividend, stock split or other stock payment by the Company after the date hereof but prior to the Effective Time) (the “Total Stock Merger Consideration”), subject to adjustment so that the Total Stock Merger Consideration shall not be less than the amount necessary to qualify the Merger as a tax-free reorganization under Section 368 of the Code, as determined by the Buyer at or immediately after the Effective Time upon consultation with its independent accountants and counsel; and (ii) that the aggregate amount of cash with respect to which the Per Share Mixed Consideration and the Per Share Cash Consideration shall be paid as Merger Consideration shall be $33,185,195.76 (the “Total Cash Merger Consideration”); provided however, that, if the Total Stock Merger Consideration is adjusted as provided in Section 2.3(b)(i) above to qualify the Merger as a tax-free reorganization under Section 368 of the Code, the Total Cash Merger Consideration shall be adjusted so that the aggregate value of the Merger Consideration paid after the adjustment to the Total Stock Merger Consideration is equal to the aggregate value of the Merger Consideration which would have been paid in the absence of such adjustment.

(c) No fractional shares of the Buyer’s Stock shall be issued or delivered in connection with the Merger. Instead, the number of shares of the Buyer’s Stock to which a holder of the Company Shares is entitled to receive pursuant to this Article II shall be rounded to the nearest whole share (with 0.5 share rounded up to the nearest whole share).

(d) In the event the Buyer changes the number of shares of the Buyer’s Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other distribution payable in Buyer’s Stock or securities convertible into Buyer’s Stock or similar recapitalization with respect to such stock or effects a reclassification, combination or other change with respect to Buyer’s Stock (each a “Stock Adjustment”) and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization, reclassification or combination for which a record date is not established) shall be prior to the Effective Time, the Per Share Mixed Consideration and the Per Share Stock Consideration shall each be equitably adjusted to reflect such change.

2.4 ELECTION AND ALLOCATION PROCEDURES.

(a) Election.

(i) An election form (“Election Form”), together with the other transmittal materials described in Section 2.5, shall be mailed as soon as reasonably practicable but no later than five (5) Business Days after the Effective Time to each holder of Company Shares of record at the Effective Time. Such date of mailing shall be referred to hereinafter as the “Mailing Date.” Each Election Form shall provide that a holder (or the beneficial owner through appropriate and customary documentation and instruction) of Company Shares will receive the Per Share Mixed Consideration with respect to all of such holder’s Company Shares, unless such holder (or the beneficial owner through appropriate and customary documentation and instruction) elects to receive the Per Share Cash Consideration or the Per Share Stock Consideration with respect to all of such holder’s Company Shares. Company Shares as to which no election of Per Share Stock Consideration or Per Share Cash Consideration is made shall be herein referred to as the “Mixed Election Shares”; Company Shares as to which the Per Share Cash Consideration election is made shall be referred to as the “Cash Election Shares”; and Company Shares as to which the Per Share Stock Consideration election is made shall be referred to as the “Stock Election Shares”. The “Cash Election Amount” shall be equal to the Per Share Cash Consideration multiplied by the total number of Cash Election Shares plus the amount of the Per Share Mixed Consideration consisting of cash multiplied by the total number of Mixed Election Shares (the “Mixed Cash Consideration Election Amount”). The “Stock Election Amount” shall be equal to the Per Share Stock Consideration multiplied by the total number of Stock Election Shares plus the amount of the Per Share Mixed Consideration consisting of the Buyer’s Stock multiplied by the total number of Mixed Election Shares (the “Mixed Stock Consideration Election Amount”).

(ii) Any Company Share with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before a date after the Effective Date to be agreed upon by the parties hereto (which date shall be set forth on the Election Form), but in any event not earlier than the twentieth (20th) Business Day after the Mailing Date (such deadline, the “Election Deadline”), shall be converted into the Per Share Mixed Consideration as set forth in Section 2.4(b) and shall be deemed to be a Mixed Election Share.

(iii) The Buyer shall make available one or more Election Forms as may be reasonably requested by all Persons who become holders (or beneficial owners) of Company Shares between the Mailing Date and the close of business on the business day prior to the Election Deadline, and the Buyer shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

(iv) Any election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all Company Shares covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form (or the beneficial owner of the shares covered by such Election Form through appropriate and customary documentation and instruction) at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline and no other valid election is made by the Election Deadline, the Company Shares represented by such Election Form shall be Mixed Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither the Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

(b) Allocation. As soon as reasonably practicable after the Effective Time, the Buyer shall cause the Exchange Agent to allocate the Merger Consideration among the holders of Company Shares, which shall be effected by the Exchange Agent as follows:

(i) Each Mixed Election Share shall be converted into the right to receive an amount of cash and a number of shares of the Buyer’s Stock equal to the Per Share Mixed Consideration.

(ii) If the Total Cash Merger Consideration is greater than the aggregate Cash Election Amount, then:

(A) each Cash Election Share shall be converted into the right to receive an amount of cash equal to the Per Share Cash Consideration; and

(B) each Stock Election Share shall be converted into the right to receive (1) an amount in cash equal to the Total Cash Merger Consideration less the aggregate Cash Election Amount divided by the total number of Stock Election Shares, and (2) a number of shares of the Buyer’s Stock equal to the Total Stock Merger Consideration less the aggregate Mixed Stock Consideration Election Amount divided by the total number of Stock Election Shares.

(iii) If the Total Cash Merger Consideration is less than the Cash Election Amount then:

(A) each Stock Election Share shall be converted into the right to receive the Per Share Stock Consideration; and

(B) each Cash Election Share shall be converted into the right to receive (1) an amount in cash equal to the Total Cash Merger Consideration less the aggregate Mixed Cash Consideration Election Amount divided by the total number of Cash Election Shares, and (2) a number of shares of the Buyer’s Stock equal to the Total Stock Merger Consideration less the aggregate Stock Election Amount divided by the total number of Cash Election Shares.

2.5 EXCHANGE PROCEDURES.

(a) After the Effective Time, the Buyer shall cause an exchange agent selected by the Buyer and reasonably acceptable to the Company (the “Exchange Agent”) to mail to the shareholders of the Company of record at the Effective Time the Election Form, as required under Section 2.4, and other appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing Company Shares prior to such Effective Time shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of Company Shares issued and outstanding at the Effective Time (other than any of such shares held by the Buyer or any Affiliate thereof or canceled pursuant to Section 2.2(c) or (d)) shall surrender the certificate or certificates representing such shares to the Exchange Agent and upon surrender thereof and completion of all required allocation procedures contained in this ARTICLE II receive in exchange therefor the number of shares of the Buyer’s Stock and the cash to which such holder is entitled hereunder. The Buyer, or the Exchange Agent, as applicable, shall not be obligated to deliver any of such payments in cash or stock until such holder surrenders the certificate(s) representing such holder’s Company Shares. The certificate(s) so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Buyer nor the Exchange Agent shall be liable to any holder of Company Shares for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law.

(b) To the extent permitted by applicable Law, former shareholders of record of the Company shall be entitled to vote after the Total Stock Merger Consideration has been allocated pursuant to the provisions of this ARTICLE II at any meeting of the Buyer’s shareholders the number of whole shares of the Buyer’s Stock into which their respective Company Shares are converted pursuant to the Merger, regardless of whether such holders have exchanged their certificates representing such Company Shares for certificates representing the Buyer’s Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Buyer on the Buyer’s Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of the Buyer’s Stock issuable pursuant to this Agreement, but beginning at the Effective Time no dividend or other distribution payable to the holders of record of the Buyer’s Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing any of the Company Shares issued and outstanding at such Effective Time until such holder surrenders such certificate for exchange as provided in this Section 2.5. However, upon surrender of such certificate(s), both the certificate(s) representing the shares of the Buyer’s Stock to which such holder is entitled and any such undelivered dividends (without any interest) shall be delivered and paid with respect to each share represented by such certificates.

2.6 AVERAGE CLOSING PRICE ADJUSTMENT. In the event that the Actual Average Closing Price is less than $15.00, the Buyer shall deliver written notice to the Company no later than the second (2nd) Business Day preceding the Closing Date pursuant to which the Buyer shall elect, in its sole discretion, to: (a) maintain the Average Closing Price at a price equal to the Actual Average Closing Price; (b) set the Average Closing Price at $15.00 and pay the holders of Company Shares receiving shares of Buyer’s Stock as Merger Consideration (after giving effect to the allocation procedures set forth in Section 2.4) an amount in cash equal to $15.00 minus the Actual Average Closing Price per share of Buyer’s Stock to be received by such holders of Company Shares; or (c) set the Average Closing Price at $15.00 and pay no additional consideration to the holders of Company Shares receiving shares of Buyer’s Stock as Merger Consideration (after giving effect to the allocation procedures set forth in Section 2.4). In the event that the Buyer elects option (c) described above, the Company may terminate this Agreement by providing the Buyer written notice of termination no later than one (1) Business Day prior to the Closing Date.

2.7 COMPANY STOCK OPTIONS.

(a) Each option or other right to purchase Company Shares (each, a “Company Option” and collectively, the “Company Options”) granted by the Company under its Benefit Plans that are outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and converted at such Effective Time into the right to receive, and the Buyer shall pay, an amount equal to $37.15 minus the exercise price applicable to each such Company Option, in cash, per Company Share covered by each such Company Option.

(b) Each Company Option, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of Company Options shall thereafter cease to have any rights with respect to such Company Options, except for the right to receive the cash consideration provided in Section 2.7(a) above.

2.8 LIQUIDATION ACCOUNT. The liquidation account established by Company Bank pursuant to the plan of conversion adopted in connection with the Company Bank’s conversion from mutual to stock form shall, to the extent required by Law, continue to be maintained by Buyer Bank after the Effective Time for the benefit of those persons and entities who were savings account holders of Company Bank on the eligibility record date and supplemental eligibility record date for such conversion and who continue from time to time to have rights therein.

ARTICLE III

THE CLOSING

3.1 CLOSING. The Closing of the Merger shall take place at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. in Raleigh, North Carolina as soon as reasonably practical after all conditions to Closing have been met, or on such other date or at such other location as the Buyer and the Company may mutually agree (such date, the “Closing Date”), provided, that the Closing shall not occur before January 1, 2006. At the Closing, the parties will execute, deliver and file all documents necessary to effect the transactions contemplated with respect to the Merger, including the Articles of Merger in respect of the Merger.

3.2 DELIVERIES BY THE COMPANY. At or by the Closing, the Company shall have caused the following documents to be executed and delivered:

(a) the agreements, opinions, certificates, instruments and other documents contemplated in Section 8.3; and

(b) all other documents, certificates and instruments required hereunder to be delivered to the Buyer, or as may reasonably be requested by the Buyer at or prior to the Closing.

3.3 DELIVERIES BY THE BUYER. At or by the Closing, the Buyer shall have caused the following documents to be executed and delivered:

(a) the agreements, opinions, certificates, instruments and other documents contemplated in Section 8.2; and

(b) all other documents, certificates and instruments required hereunder to be delivered to the Company, or as may reasonably be requested by the Company at or prior to the Closing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Company’s Disclosure Schedule (the “Company’s Disclosure Schedule”), the Company represents and warrants to the Buyer that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

4.1 ORGANIZATION, STANDING AND POWER.

(a) The Company is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and the Company Bank is a bank under North Carolina Law. The Company Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Company Bank are fully insured by the FDIC to the extent permitted by Law. Company Bank’s Subsidiary, First Capital Services Company, LLC, is a North Carolina limited liability company (the “LLC”).

(b) The Company is a corporation, duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia. The Company Bank is a bank, duly organized, validly existing and in good standing under the Laws of the State of North Carolina. The LLC is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of North Carolina. Each of the Company and its Subsidiaries has the corporate or other applicable power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Company and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Company.

(c) The minute books of the Company and its Subsidiaries contain records of all meetings and other corporate actions held or taken of their respective shareholders and board of directors (including the committees of such boards) since October 1, 2001, which records are complete and accurate in all material respects and have been made available to the Buyer.

4.2 AUTHORITY; NO CONFLICTS.

(a) Subject to required regulatory and shareholder approvals, the Company has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to required shareholder approval, the execution, delivery and performance of the Company’s obligations under this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. This Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). To the Knowledge of the Company, there is no fact or condition relating to the Company that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby from being obtained.

(b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Company’s articles of incorporation, charter, bylaws or any other similar governing document, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Company or any of its Subsidiaries under, any Contract or Permit of the Company or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1 of this Agreement, violate any Law or Order applicable to the Company or any of its Subsidiaries or any of their respective Assets.

(c) Other than in connection or compliance with the provisions of the Securities Laws and banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Company of the Merger and the other transactions contemplated in this Agreement.

4.3 CAPITAL STOCK; SUBSIDIARIES.

(a) The authorized capital stock of the Company consists of 7,000,000 shares of common stock, $0.01 par value per share, of which 2,898,637 shares are issued and outstanding as of the date of this Agreement, and 1,000,000 shares of preferred stock, $0.01 par value per share, of which there are no shares issued and outstanding as of the date of this Agreement. Except for the 2,898,637 shares of common stock referenced in the preceding sentence, there are no shares of capital stock or other equity securities of the Company outstanding. There are options to purchase 308,812 shares of common stock of the Company outstanding as of the date of this Agreement, and except for such options, there are no options, Rights or Contracts requiring the Company to issue additional shares of its capital stock. There are 308,812 shares of capital stock reserved with respect to such options. The authorized capital stock of the Company Bank consists of 10,000,000 shares of common stock, par value $10.00 per share, of which 600,000 shares are issued and outstanding as of the date of this Agreement and are owned and held by the Company, and except for such 600,000 shares of common stock, there are no shares of capital stock or other equity securities of the Company Bank outstanding. All outstanding interests in the LLC are owned and held by the Company Bank, and except for such interests, there are no other ownership interests or other securities of the LLC outstanding. The Company has no other direct or indirect Subsidiaries other than the Company Bank as of the date of this Agreement. The Company Bank has no other direct or indirect Subsidiaries other than the LLC as of the date of this Agreement.

(b) All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company or any of its Subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of such Persons. Except as set forth in Section 4.3(a) above, (i) no equity securities of any Subsidiaries of the Company are or may become required to be issued (other than to the Company or any of its Subsidiaries) by reason of any Rights, and (ii) there are no Contracts by which the Company or any Subsidiary of the Company is bound to issue (other than to the Company or any of its Subsidiaries) additional shares of its capital stock or Rights or by which the Company or any of its Subsidiaries is or may be bound to transfer any shares of the capital stock of any Subsidiary of the Company (other than to the Company or any of its Subsidiaries). There are no equity securities reserved for any of the foregoing purposes (except as set forth in Section 4.3(a) above), and there are no Contracts relating to the rights of the Company or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any Subsidiary of the Company.

4.4 SEC FILINGS; COMPANY FINANCIAL STATEMENTS.

(a) The Company has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since September 30, 1999. Except to the extent available in full without redaction on the SEC’s website through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) two (2) days prior to the date of this Agreement, the Company has delivered to Buyer copies in the form filed with the SEC of (i) the Company’s Annual Reports on Form 10-K for each fiscal year of the Company beginning since September 30, 1999, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of the Company referred to in clause (i) above, (iii) all proxy statements relating to meetings of the Company’s shareholders (whether annual or special) held, and all information statements relating to stockholder consents since the beginning of the first fiscal year referred to in clause (i) above, (iv) all certifications and statements required by (x) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. § 1350 (Section 906 of the

Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”)) with respect to any report referred to in clause (i) or (iii) above, (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Buyer pursuant to this Section 4.4) filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iv) and (v) above are, collectively, the “Company SEC Reports”), and (vi) all comment letters received by the Company from the Staff of the SEC since September 30, 1999 and all responses to such comment letters by or on behalf of the Company. The Company SEC Reports (i) at the time filed with the SEC, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time filed with the SEC (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is or has been required to file any form, report, registration statement, or other document with the SEC. The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company has delivered to Buyer copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To the Knowledge of the Company, except as disclosed in the Company SEC Reports, each director and executive officer of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since September 30, 1999. As used in this Section 4.4, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied otherwise made available to the SEC.

(b) Each of the Company Financial Statements (including, in each case, any related notes) contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by the rules and regulations governing Quarterly Reports on Form 10-Q), and fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

(c) The Company and its Subsidiaries maintain accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in accordance with GAAP and to maintain asset accountability, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) assets are reconciled at reasonable intervals and appropriate action is taken with respect to any Material differences.

(d) The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Section 906 of Sarbanes-Oxley; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(e) The Company has delivered to the Buyer complete and accurate copies of notices received from its independent auditor prior to the date hereof of any significant deficiencies or material weaknesses in the Company’s internal control over financial reporting since October 1, 2003 and any other management letter or similar correspondence from any independent auditor of the Company or any of its Subsidiaries received since October 1, 2003 and prior to the date hereof. As of the date hereof, the Company is implementing such programs and is taking such steps as it believes are necessary to effect compliance (not later than the relevant statutory and regulatory deadline therefor) with all provisions of Section 404 of Sarbanes-Oxley that will become applicable to the Company and has not received, orally or in writing, any notification that its independent auditor (i) believes that the Company will not be able to complete its assessment before the reporting deadline, or, if completed, that it will not be completed in sufficient time for the independent auditor to complete its assessment or (ii) will not be able to issue unqualified attestation reports with respect thereto.

4.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Company, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Company as of March 31, 2005, included in the Company Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to March 31, 2005. Neither the Company nor any of its Subsidiaries has incurred or paid any Liability since March 31, 2005, except for (a) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Company or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company.

4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2005, (a) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Company, and (b) each of the Company and its Subsidiaries has conducted in all Material respects its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

4.7 TAX MATTERS.

(a) All Tax Returns required to be filed by or on behalf of any of Company and its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before September 30, 2004, and all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that could have a Material Adverse Effect on the Company, except to the extent reserved against in the Company Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

(b) None of the Company or its Affiliates has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

(c) Adequate provision for any Material Taxes due or to become due for the Company or any of its Subsidiaries for the period or periods through and including the date of the respective Company Financial Statements has been made and is reflected on such Company Financial Statements.

(d) Each of the Company and its Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

(e) None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

(f) There are no Material Liens with respect to Taxes upon any of the Assets of the Company and its Subsidiaries.

(g) There has not been an ownership change, as defined in Code Section 382(g), of the Company and its Subsidiaries that occurred during any Taxable Period in which any of the Company and its Subsidiaries has incurred a net operating loss that carries over to another Taxable Period ending after September 30, 2004.

(h) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of the Buyer.

(i) Neither the Company nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

4.8 ASSETS. Each of the Company and its Subsidiaries has good and marketable title, free and clear of all Liens, to all of its Assets, except for Liens to secure public deposits, accounts at the Federal Reserve Bank, or Federal Home Loan Bank of Atlanta advances, each in the ordinary course of business consistent with past practice. All tangible properties used in the businesses of the Company and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with past practice. All Material Assets held under leases or subleases by any of the Company and its Subsidiaries are held under valid Contracts enforceable in accordance with their respective terms, and each such Contract is in full force and effect. Each of the Company and its Subsidiaries currently maintain insurance in amounts, scope, and coverage necessary for its operations. None of the Company or its Subsidiaries has received notice from any insurance carrier that (a) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (b) premium costs with respect to such policies of insurance will be increased. The Assets of the Company and its Subsidiaries include all Assets required to operate their businesses taken as a whole as presently conducted.

4.9 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by the Company or any of its Subsidiaries (whether owned of record or beneficially) are held free and clear of all Liens that would impair the ability of the owner thereof to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time except for securities pledged to secure public deposits, securities pledged to the Federal Reserve Bank, or securities pledged to secure Federal Home Loan Bank of Atlanta advances, each in the ordinary course of business consistent with past practices. There are no voting trusts or other agreements or undertakings to which the Company or any of its Subsidiaries is a party with respect to the voting of any such securities. Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since September 30, 2004, there has been no significant deterioration or adverse change in the quality, or any decrease in the value, of the securities portfolio of the Company and its Subsidiaries, taken as a whole.

4.10 ENVIRONMENTAL MATTERS.

(a) Each of the Company and its Subsidiaries, their respective facilities and properties, and their respective Loan Collateral are, and have been, in compliance with all Environmental Laws.

(b) To the Knowledge of the Company, there is no Litigation pending or threatened before any court, governmental agency, or authority, or other forum in which any of the Company or its Subsidiaries or any of their respective facilities or properties has been or, with respect to threatened Litigation, may be expected to be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by the Company or any of its Subsidiaries or any of their facilities or properties.

(c) To the Knowledge of the Company, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any of its Loan Collateral (or the Company or any of its Subsidiaries in respect of such Loan Collateral) has been or, with respect to threatened Litigation, may be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving Loan Collateral.

(d) To the Knowledge of the Company, no facts exist that provide a reasonable basis for any Litigation of a type described in subsections (b) or (c).

(e) To the Knowledge of the Company, during and prior to the period of (i) any of the Company’s or its Subsidiaries’ ownership or operation of any of their respective current properties, (ii) any of the Company’s or its Subsidiaries’ participation in the management of any facility or property, or (iii) any of the Company’s or its Subsidiaries’ holding of a security interest in Loan Collateral, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties.

(f) To the Knowledge of the Company, there is no asbestos or asbestos-containing material at its or its Subsidiaries’ facilities or properties that is friable, capable of becoming airborne, or in any state or condition which would render the site or building in noncompliance with applicable Laws.

(g) To the Knowledge of the Company, there are no above- or underground storage tanks or related equipment (including without limitation pipes and lines) at, on or under any of its or its Subsidiaries’ facilities or properties, and that all such tanks and equipment, if any, previously located thereat, thereon or thereunder have been removed or closed in place in accordance with all applicable Laws, including without limitation the preparation and filing of any required closure certification with the North Carolina Department of Environment and Natural Resources.

4.11 COMPLIANCE WITH LAWS.

(a) Each of the Company and its Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Company, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Company. None of the Company or any of its Subsidiaries: (i) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Company (provided that this clause (i) shall not apply to Environmental Laws, which are covered in Section 4.10 above); or (ii) has received any notification or communication from any agency or department of federal, state, or local Government or any Regulatory Authority or the staff thereof (A) asserting that any of the Company or its Subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse

Effect on the Company, (B) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Company, or (C) requiring the Company or any of its Subsidiaries (1) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (2) to adopt any board or directors resolution or similar undertaking that restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

(b) There are no pending or, to the Knowledge of the Company, threatened actions against any director or officer of the Company pursuant to Section 8A or 20(b) of the Securities Act, 15 U.S.C. §§ 77h-1 or 77t(b), or Section 21(d) or 21C of the Exchange Act, 15 U.S.C. §§ 78u(d) or 78u-3. The Company has delivered to Buyer copies of all reports made by any attorney to the Company’s chief legal officer, chief executive officer, board of directors (or committee thereof) or other representative pursuant to 17 C.F.R. Part 205, and all responses thereto.

(c) The Company is in compliance in all Material respects and will continue to remain in compliance in all Material respects after the date hereof, up to and including the Effective Time, with all current listing and corporate governance requirements of the Nasdaq National Market System, and is in compliance in all Material respects, and will continue to remain in compliance in all Material respects after the date hereof, up to and including the Effective Time, with all rules, regulations, and requirements of Sarbanes-Oxley and the SEC.

4.12 LABOR RELATIONS. Neither the Company nor any of its Subsidiaries is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is any of them a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any of them, pending or, to the Knowledge of the Company, threatened. To the Knowledge of the Company, there is not currently any activity involving any of the Company’s or its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

4.13 EMPLOYEE BENEFIT PLANS.

(a) The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies in each case of all Company Benefits Plans.

(b) Each Company ERISA Plan is in compliance with and has been administered in all respects consistent with, its terms, ERISA, the Code and other applicable Laws. To the Knowledge of the Company, no Company ERISA Plan has encountered any operational failure.

(c) Neither the Company nor any of its Subsidiaries has an “obligation to contribute” (as defined in ERISA Section 4212) to a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each “employee pension benefit plan,” as defined in Section 3(2) of ERISA, ever maintained by the Company or its Subsidiaries that was intended to qualify under

Section 401(a) of the Code and with respect to which the Company or any of its Subsidiaries has any Liability, is disclosed as such in Section 4.13 of the Company’s Disclosure Schedule.

(d) The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Company Benefit Plans (including insurance contracts), and all amendments thereto; (ii) with respect to any such Company Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994; (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the three (3) most recent plan years; and (iv) the most recent summary plan descriptions and any modifications thereto.

(e) Each Company ERISA Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Company, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter or in such Plan’s failure to be so qualified. Each trust created under any Company ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Code and the Company is not aware of any circumstance that will or could be expected to result in revocation of such exemption. With respect to each such Company Benefit Plan, to the Knowledge of the Company, no event has occurred that will or could be expected to give rise to a loss of any intended Tax consequences under the Code or to any Tax under Section 511 of the Code. There is no Litigation pending or, to the Knowledge of the Company, threatened relating to any Company Benefit Plan.

(f) Neither the Company nor any of its Affiliates has engaged in a transaction with respect to any Company Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Company or any of its Affiliates to a Material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any of its Affiliates nor any administrator or fiduciary of any Company Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Company or any of its Affiliates to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Company Benefit Plans has been made to employees of the Company or any of its Affiliates that is not in accordance with the written or otherwise preexisting terms and provisions of such plans.

(g) Neither the Company nor any of its Affiliates maintains or has ever maintained or otherwise had any obligation to contribute to a Company Pension Plan or other plan subject to Title IV of ERISA, a “Multiemployer Plan” as defined in Section 3(37) of ERISA, or a multiple employer welfare arrangement (MEWA) as defined in Section 3(40) of ERISA.

(h) Neither the Company nor any of its Affiliates has any obligation for retiree health and retiree life benefits under any of the Company Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

(i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any payment (including without limitation severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of the Company or its Affiliates from the Company or any of its Affiliates under any Company Benefit Plan or otherwise, (ii) increase any benefit otherwise payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of any payment or vesting of any benefit.

4.14 MATERIAL CONTRACTS. None of the Company or its Subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting, or retirement Contract, (b) any Contract relating to the borrowing of money by the Company or its Subsidiaries or the guarantee by the Company or its Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Reserve or Federal Home Loan Bank of Atlanta advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (c) any other Contract or amendment thereto that would be required to be filed as an exhibit to an Annual Report on Form 10-K filed by the Company with the SEC as of the date of this Agreement that has not been filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K filed for the fiscal year ended September 30, 2004, or in another document filed by the Company with the SEC and identified to the Buyer (together with all Contracts referred to in Sections 4.8 and 4.13(a) of this Agreement, the “Company Contracts”). With respect to each Company Contract: (i) the Contract is in full force and effect; (ii) none of the Company or its Subsidiaries is in Default thereunder; (iii) neither the Company nor any of its Subsidiaries has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of the Company, in Default in any respect, or has repudiated or waived any provision thereunder. Except for Federal Reserve and Federal Home Loan Bank of Atlanta advances, all of the indebtedness of the Company and its Subsidiaries for money borrowed (not including deposit Liabilities) is prepayable at any time without penalty or premium.

4.15 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Company, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against any the Company or its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company. There is no Litigation to which the Company or any of its subsidiaries is a party that names the Company or any of its Subsidiaries as a defendant or cross-defendant.

4.16 REPORTS. Since October 1, 2001, each of the Company and its Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

4.17 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. Subject to the accuracy of the representations contained in Section 5.9, the information supplied by the Company or its Subsidiaries for inclusion in the registration statement (the “Registration Statement”) covering the shares of the Buyer’s Stock to be issued pursuant to this Agreement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by or on behalf of the Company and its Subsidiaries for inclusion in the joint proxy statement/prospectus to be sent to the shareholders of each of the Company and the Buyer to consider, at special meetings (each a “Shareholder Meeting” and collectively, the “Shareholder Meetings”), the Merger (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Joint Proxy Statement”) will not, on the date the Joint Proxy Statement is first mailed to shareholders, at the time of each of the Shareholder Meetings and at the Effective Time, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Company or its Subsidiaries or any of their Affiliates, officers or directors should be discovered by the Company or its Subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company will promptly inform the Buyer. The Joint Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder applicable to the Company. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Buyer and its Subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement.

4.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Company, none of the Company or any of its Subsidiaries has taken or agreed to take any action, that could reasonably be expected to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(c) of this Agreement.

4.19 STATE TAKEOVER LAWS. Each of the Company and its Subsidiaries has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable “moratorium,” “control share,” “fair price,” “business combination,” or other anti-takeover laws and regulations of the State of Virginia.

4.20 CHARTER PROVISIONS.

(a) Each of the Company and its Subsidiaries has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any

Person under the articles of incorporation, bylaws, or other governing instruments of any of them or restrict or impair the ability of the Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, the capital stock of the Company or any of its Subsidiaries that may be directly or indirectly acquired or controlled by it.

(b) The transactions contemplated by this Agreement do not implicate Article XIII, Approval of Certain Business Combinations, of the Company’s articles of incorporation and the Company has taken all necessary action to exempt the transactions contemplated by this Agreement from such provision of the Company’s articles of incorporation.

4.21 RECORDS. Complete and accurate copies of the articles of incorporation or charter and bylaws of each of the Company and its Subsidiaries have been made available to the Buyer. The stock books of the Company and its Subsidiaries contain complete and accurate records of the record share ownership of the issued and outstanding shares of stock thereof.

4.22 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for the account of the Company or it Affiliates or their customers were entered into (a) in accordance with prudent business practices and all applicable Laws, and (b) with counterparties believed to be financially responsible.

4.23 CERTAIN REGULATED BUSINESSES. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in the Investment Company Act of 1940, as amended, nor is it a “public utility holding company” as defined in the Public Utility Holding Company Act of 1935, as amended.

4.24 LOANS; ALLOWANCE FOR LOAN LOSSES.

(a) All of the loans, leases, installment sales contracts and other credit transactions on the books of the Company Bank are valid and properly documented and were made in the ordinary course of business, and the security therefor, if any, is valid and properly perfected. Neither the terms of such loans, leases, installment sales contracts and other credit transactions, nor any of the documentation evidencing such transactions, nor the manner in which such loans, leases, installment sales contracts and other credit transactions have been administered and serviced, nor the Company Bank’s procedures and practices of approving or rejecting applications for such transactions, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including without limitation the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

(b) The allowances for losses respecting loans, leases, installment sales contracts and other credit transactions reflected on the consolidated balance sheets included in the Company Financial Statements are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

4.25 REPURCHASE AGREEMENTS; DERIVATIVES.

(a) With respect to all agreements currently outstanding pursuant to which the Company or the Subsidiaries has purchased securities subject to an agreement to resell, the Company or the Subsidiaries have a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which the Company or the Subsidiaries have sold securities subject to an agreement to repurchase, neither the Company nor any of its Subsidiaries has pledged collateral having a value at the time of entering into such pledge that exceeds the amount of the debt secured thereby. Neither the Company nor any of its Subsidiaries has pledged collateral having a value at the time of entering into such pledge that exceeds the amount required under any interest rate swap or other similar agreement currently outstanding.

(b) Neither the Company nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Company Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy.

4.26 DEPOSIT ACCOUNTS. The deposit accounts of the Company Bank are insured by the FDIC to the maximum extent permitted by federal law, and the Company Bank has paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

4.27 PERMISSIBLE ACTIVITIES. Each of the activities in which the LLC is engaged is permitted of a subsidiary of a national bank by applicable banking Laws, including, but not limited to, Section 24a of the National Bank Act.

4.28 RELATED PARTY TRANSACTIONS. The Company has disclosed all existing transactions, investments and loans, including loan guarantees existing as of the date hereof other than deposits with Company Bank, to which the Company or any of its Subsidiaries is a party with any director, executive officer or five percent (5%) shareholder of the Company or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, investments and loans were negotiated at arm’s length and are on terms and conditions that are substantially the same as those prevailing for comparable transactions with other persons and do not involve more than the normal risk of repayment or present other unfavorable features.

4.29 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated hereby by reason of any action taken by the Company, any of its Subsidiaries or any of the Company’s shareholders.

4.30 VOTING AGREEMENTS. Concurrently with the execution and delivery of this Agreement, each significant Company shareholder listed on Schedule 4.29, Company officer and Company director has executed and delivered to the Buyer the form of Voting Agreement substantially in the form of EXHIBIT E.

4.31 OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Orr Group to the effect that the Merger Consideration to be received in the Merger by the holders of Company Shares is fair, from a financial point of view, to such holders. A true, correct and complete copy of the written opinion delivered by Orr Group, as well as a true and correct copy of the Company’s engagement of Orr Group, have been delivered to the Buyer by the Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

Except as set forth on the Buyer’s Disclosure Schedule (the “Buyer’s Disclosure Schedule”), the Buyer represents and warrants to the Company that the statements contained in this ARTICLE V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

5.1 ORGANIZATION, STANDING AND POWER.

(a) The Buyer is a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and the Buyer Bank is a bank under North Carolina Law. The Buyer Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Buyer Bank are fully insured by the FDIC to the extent permitted by Law.

(b) Each of the Buyer and its Subsidiaries is either a corporation or a bank duly organized, validly existing and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Buyer and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except for such jurisdiction, in which the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Buyer.

(c) The minute books of the Buyer and its Subsidiaries contain records of all meetings and other corporate actions held or taken of their respective shareholders and boards of directors (including the committees of such boards) since January 1, 2002, which records are complete and accurate in all material respects and have been made available to the Company.

5.2 AUTHORITY; NO CONFLICTS.

(a) Subject to required regulatory and shareholder approvals, the Buyer has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to required shareholder approval, the execution and delivery of and performance of its obligations under this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Buyer. This Agreement represents a legal, valid, and binding obligation of the Buyer, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). To the Knowledge of the Buyer, there is no fact or condition relating to the Buyer that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby from being obtained.

(b) Neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, nor compliance by the Buyer with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Buyer’s articles of incorporation or bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Buyer under, any Contract or Permit of the Buyer, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1 of this Agreement, violate any Law or Order applicable to the Buyer or any of its respective Assets.

(c) Other than in connection or compliance with the provisions of the Securities Laws and banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Buyer of the Merger and the other transactions contemplated in this Agreement.

5.3 BUYER’S STOCK.

(a) The authorized capital stock of the Buyer consists of 20,000,000 shares of common stock, no par value per share, of which 6,625,870 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Buyer outstanding. There are options to purchase 647,383 shares of common stock of the Buyer outstanding as of the date of this Agreement. There are 833,360 shares of capital stock reserved with respect to such options. In addition, there are 200,000 shares of capital stock reserved under the Capital Bank Corporation Deferred Compensation Plan for Outside Directors and 16,827 shares of capital stock reserved under the Capital Bank Corp. Deferred Compensation Plan for Advisory Board Members which shares can be used in lieu of cash to pay the deferred compensation benefits under those plans if the Buyer elects. Except for such options and the 216,827 shares reserved under the deferred compensation plans, there are no options, Rights or Contracts requiring the Buyer to issue additional shares of its capital stock.

The authorized capital stock of the Buyer Bank consists of 20,000,000 shares of common stock, par value $5.00 per share, of which 2,477,651 shares are issued and outstanding as of the date of this Agreement and are owned and held by the Buyer, and except for such 2,477,651 shares of common stock, there are no shares of capital stock or other equity securities of the Buyer Bank outstanding.

(b) All of the issued and outstanding shares of capital stock of the Buyer are duly and validly issued and outstanding and are fully paid and nonassessable, except to the extent otherwise required by the North Carolina General Statutes 53-42 or other applicable banking Law, and none are subject to preemptive rights. Shares of the Buyer’s Stock to be issued in connection with the Merger have been duly authorized and, when so issued, will be fully paid and nonassessable, and will not be subject to preemptive rights.

5.4 SEC FILINGS; BUYER FINANCIAL STATEMENTS.

(a) The Buyer has on a timely basis filed all forms, reports, and documents required to be filed by the Buyer with the SEC since December 31, 1999 (collectively, the “Buyer SEC Reports”). The Buyer SEC Reports (i) at the time filed with the SEC, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time filed with the SEC (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Buyer’s Subsidiaries is required to file any forms, reports, or other documents with the SEC. The Buyer maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Buyer and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Buyer’s filings with the SEC and other public disclosure documents.

(b) Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by the rules and regulations governing Quarterly Reports on Form 10-Q), and fairly presented or will fairly present the consolidated financial position of the Buyer and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

(c) The Buyer and its Subsidiaries maintain accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Buyer in accordance with GAAP and to maintain asset accountability, (iii) access to the Buyer’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) assets are reconciled at reasonable intervals and appropriate action is taken with respect to any Material differences.

(d) The Chief Executive Officer and the Chief Financial Officer of the Buyer have signed, and the Company has furnished to the SEC, all certifications required by Section 906 of Sarbanes-Oxley; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Buyer nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(e) The Buyer has delivered to the Company complete and accurate copies of notices received from its independent auditor prior to the date hereof of any significant deficiencies or material weaknesses in the Buyer’s internal control over financial reporting since January 1, 2004 and any other management letter or similar correspondence from any independent auditor of the Company or any of its Subsidiaries received since January 1, 2004 and prior to the date hereof.

5.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Buyer nor any of its Subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Buyer, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Buyer as of March 31, 2005, included in the Buyer Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to March 31, 2005. Neither the Buyer nor any of its Subsidiaries has incurred or paid any Liability since March 31, 2005, except for (a) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Buyer. To the Knowledge of the Buyer, no facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Buyer or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2005, (a) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Buyer, and (b) each of the Buyer and its Subsidiaries has conducted, in all Material respects, its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

5.7 COMPLIANCE WITH LAWS.

(a) Each of the Buyer and its Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on, in all Material respects, its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Buyer, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material

Adverse Effect on the Buyer. None of the Buyer or its Subsidiaries: (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Buyer; or (b) has received any notification or communication from any agency or department of federal, state, or local Government or any Regulatory Authority or the staff thereof (i) asserting that any of the Buyer and its Subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Buyer, (ii) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Buyer, or (iii) requiring the Buyer or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any board or directors resolution or similar undertaking that restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

(b) There are no pending or, to the Knowledge of the Buyer, threatened actions against any director or officer of the Buyer pursuant to Section 8A or 20(b) of the Securities Act, 15 U.S.C. §§ 77h-1 or 77t(b), or Section 21(d) or 21C of the Exchange Act, 15 U.S.C. §§ 78u(d) or 78u-3.

(c) The Buyer is in compliance in all Material respects and will continue to remain in compliance in all Material respects after the date hereof, up to and including the Effective Time, with all current listing and corporate governance requirements of the Nasdaq National Market System, and is in compliance in all Material respects, and will continue to remain in compliance in all Material respects after the date hereof, up to and including the Effective Time, with all rules, regulations, and requirements of Sarbanes-Oxley and the SEC.

5.8 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Buyer, threatened against the Buyer or any of its Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against any the Buyer or its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer. There is no Litigation as of the date of this Agreement to which the Buyer or any of its Subsidiaries is a party and that names the Buyer or any of its Subsidiaries as a defendant or cross-defendant.

5.9 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. Subject to the accuracy of the representations contained in Section 4.17, the information supplied by the Buyer and its Subsidiaries for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by the Buyer and its Subsidiaries for inclusion in the Joint Proxy Statement will not, on the date the Joint Proxy Statement/Prospectus is first mailed to shareholders, at the time each of the Shareholder Meetings and at the Effective Time, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Buyer or its Subsidiaries or any of their Affiliates, officers or directors should be discovered by the Buyer or any of its Subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Buyer or the Buyer Bank will promptly inform the Company. The Joint Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder applicable to the Buyer. Notwithstanding the foregoing, the Buyer makes no representation or warranty with respect to any information supplied by the Company and its Subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement.

5.10 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Buyer, none of the Buyer or any of its Subsidiaries has taken or agreed to take any action, that could reasonably be expected to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1 of this Agreement.

5.11 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated hereby by reason of any action taken by the Buyer, any of its Subsidiaries or any of the Buyer’s shareholders.

5.12 TAX MATTERS.

(a) All Tax Returns required to be filed by or on behalf of any of Buyer and its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2004, and all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that could have a Material Adverse Effect on the Buyer, except to the extent reserved against in the Buyer Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

(b) None of the Buyer or its Affiliates has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

(c) Adequate provision for any Material Taxes due or to become due for the Buyer or any of its Subsidiaries for the period or periods through and including the date of the respective Buyer Financial Statements has been made and is reflected on such Buyer Financial Statements.

(d) Each of the Buyer and its Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

(e) None of the Buyer and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

(f) There are no Material Liens with respect to Taxes upon any of the Assets of the Buyer and its Subsidiaries.

(g) There has not been an ownership change, as defined in Code Section 382(g), of the Buyer and its Subsidiaries that occurred during any Taxable Period in which any of the Buyer and its Subsidiaries has incurred a net operating loss that carries over to another Taxable Period ending after December 31, 2004.

(h) Neither the Buyer nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

5.13 RECORDS. Complete and accurate copies of the articles of incorporation or charter and bylaws of each of the Buyer and its Subsidiaries have been made available to the Buyer.

5.14 OPINION OF FINANCIAL ADVISOR. The Buyer has received the written opinion of FTN to the effect that the aggregate Merger Consideration to be paid in the Merger by the Buyer to the holders of Company Shares is fair, from a financial point of view, to the Buyer. A true, correct and complete copy of the written opinion delivered by FTN, as well as a true and correct copy of the Buyer’s engagement of FTN, have been delivered to the Company by the Buyer.

ARTICLE VI

COVENANTS

6.1 COVENANTS OF THE COMPANY.

(a) Ordinary Conduct of Business. Except as otherwise expressly permitted by this Agreement, the Company will, and will cause its Subsidiaries (including the Company Bank) to, from the date of this Agreement to the Closing, conduct its business in the ordinary course in substantially the same manner as presently conducted and make reasonable commercial efforts consistent with past practices to preserve its relationships with other Persons. Additionally, except as otherwise contemplated by this Agreement or as set forth on Section 6.1(a) of the Company’s Disclosure Schedule, the Company will not, and it will not permit its Subsidiaries

(including the Company Bank) to, do any of the following without the prior written consent of the Buyer:

(i) amend its governing documents;

(ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or stock options or other equity equivalents of any class or any other of its securities (other than the issuance of any Company Shares pursuant to the exercise of Company Options set forth in Section 4.3), or amend any of the terms of any securities outstanding as of the date hereof;

(iii) (A) split, combine or reclassify any shares of its capital stock, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except for regular quarterly cash dividends paid in accordance with past practice at the rate of $0.10 per share per annum, including the payment of any quarterly portion thereof as is necessary to prevent the Company’s shareholders from failing to receive a quarterly dividend from the Company during any particular calendar quarter), or (C) redeem or otherwise acquire any of its securities;

(iv) (A) incur or assume any long-term debt or issue any debt securities or, except under existing lines of credit and in amounts not Material to it, incur or assume any short-term debt other than in the ordinary course of business, (B) other than in the ordinary course of business consistent with past practice assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course and consistent with past practice up to an aggregate loan amount per Person of $2,500,000 in the case of loans to Persons who had a lending relationship with Company Bank as of March 31, 2005 or $1,000,000 in the case of loans to Persons who did not have a lending relationship with Company Bank as of March 31, 2005, (D) pledge or otherwise encumber shares of its capital stock, or (E) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than Liens permitted by the proviso clause in the definition of Liens and Liens created or existing in the ordinary course of business consistent with past practice;

(v) except as required by Law or as contemplated herein, adopt or amend any Benefit Plan;

(vi) grant to any director, officer or employee (A) any options to purchase shares of capital stock of the Company or (B) an increase in his or her compensation (except in the ordinary course of business consistent with past practice), or, except as otherwise contemplated herein, pay or agree to pay to any such person other than in the ordinary course of business consistent with past practice any bonus, severance or termination payment, specifically including any such payment that becomes payable upon the termination of such person by it or the Buyer after the Closing;

(vii) except as otherwise contemplated herein, enter into or amend any employment Contract (including any termination agreement), except that any automatic renewals contained in currently existing contracts and agreements shall be allowed and compensation payable under employment Contracts may be increased in the ordinary course of business consistent with past practice;

(viii) acquire, sell, lease or dispose of any assets outside the ordinary course of business, or any other assets that in the aggregate are Material to it, or acquire any Person (or division thereof), any equity interest therein or the assets thereof outside the ordinary course of business;

(ix) change or modify any of the accounting principles or practices used by it or revalue in any Material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices or as required by GAAP or any Regulatory Authority;

(x) (A) except as otherwise contemplated herein, enter into, cancel or modify any Contract (other than loans, advances, capital contributions or investments permitted by subclause (iv)(C) of this Section 6.1(a)) other than in the ordinary course of business consistent with past practices, but not in any event involving an amount in excess of $20,000; (B) authorize or make any capital expenditure or expenditures that, individually or in the aggregate, are in excess of $25,000; or (C) enter into or amend any Contract with respect to any of the foregoing;

(xi) pay, discharge or satisfy, cancel, waive or modify any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in or contemplated by the Company Financial Statements, or incurred in the ordinary course of business consistent with past practices;

(xii) settle or compromise any pending or threatened suit, action or claim in excess of $25,000;

(xiii) merge, combine or consolidate with another Person;

(xiv) make any material change in its accounting or tax policies or procedures, except as required by applicable Law or to comply with GAAP;

(xv) take, or agree in writing or otherwise to take, any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or result in any of the conditions set forth in this Agreement not being satisfied; or

(xvi) agree, whether in writing or otherwise, to do any of the foregoing.

(b) Consents. The Company will exercise its best efforts to obtain such Consents as may be necessary or desirable for the consummation of the transactions contemplated hereby from the appropriate parties to those Contracts listed on Section 4.2 of the Company’s Disclosure Schedule such that such Contracts shall survive the Merger and not be breached thereby.

(c) No Solicitation.

(i) The Company shall not, and shall not permit any of its, or its Subsidiaries’, respective officers, directors, employees, affiliates, agents, investment bankers, attorneys, other advisors or other representatives to, directly or indirectly, (A) take any action to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any offer or proposal by any Person or group concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving the Company or any of its Subsidiaries or divisions of any of the foregoing, or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, or a portion of the assets of, the Company or any of its Subsidiaries, other than pursuant to the transactions contemplated by this Agreement (each such offer or proposal, an “Acquisition Proposal”), or (B) participate in any discussions or negotiations with or encourage any effort or attempt by any Person (other than the Buyer and its representatives) or take any other action to facilitate an Acquisition Proposal, or (C) enter into any Contract or understanding with respect to any Acquisition Proposal or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated hereby by the shareholders of the Company; provided, however, that prior to receipt of the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company, the Company may, to the extent required by the fiduciary obligations of the Company’s board of directors, as determined in good faith by it based on the advice of outside counsel, in response to any such Acquisition Proposal that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 6.1(c), and subject to compliance with Section 6.1(c)(iii), (x) furnish information with respect to the Company to the Person making such proposal pursuant to a confidentiality agreement not less restrictive of the other party than the confidentiality agreement between the Buyer and the Company dated April 8, 2005 and (y) participate in negotiations regarding such proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of its Subsidiaries or any affiliate, director or investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 6.2(c) by the Company.

(ii) Neither the Company’s board of directors nor any committee thereof shall (A) withdraw or modify, in a manner adverse to Buyer, the approval or recommendation by the Company’s board of directors or any such committee of this Agreement or the Merger, (B) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal or (C) approve or recommend any Acquisition Proposal; provided, however, that the Company’s board of directors may take any action specified in (A), (B) or (C) in the event that prior to the approval of this Agreement and the transactions contemplated hereby by the shareholders of the

Company, (x) the Company’s board of directors determines in good faith, after it has received a Superior Proposal and after it has received advice from outside counsel that the failure to do so would result in a reasonable possibility that the Company’s board of directors would breach its fiduciary duty under applicable law, (y) the Company has notified the Buyer in writing of the determination set forth in clause (x) above, and (z) at least two (2) Business Days following receipt by Buyer of any notice referred to in clause (y) such Superior Proposal remains a Superior Proposal and the Company’s board of directors has again made the determination in clause (x) above; and further provided that neither the Company, its board of directors, nor any committee thereof shall take any action specified in clause (A), (B) or (C) of this Section 6.1(c)(ii) without first terminating this Agreement pursuant to Section 9.1(g).

(iii) The Company agrees that, as of the date hereof, it, its Subsidiaries and affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions and negotiations with any Person (other than Buyer and its representatives) conducted heretofore with respect to any Acquisition Proposal. The Company agrees to advise Buyer promptly orally and in writing of any inquiries or proposals received by, any such information requested from, and any requests for negotiations or discussions sought to be initiated or continued with, the Company, its Subsidiaries or Affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a Person (other than Buyer and its representatives) with respect to an Acquisition Proposal or that reasonably could be expected to lead to any Acquisition Proposal, and the identity of the Person making such Acquisition Proposal or inquiry. The Company shall keep Buyer reasonably informed of the status including any change to the material terms of any such Acquisition Proposal or inquiry.

(iv) During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party.

(d) Shareholder Approval. Subject to Section 6.1(c), the Company shall, at the earliest practicable date following the effective date of the Registration Statement covering the Buyer’s Stock to be issued in the Merger, (i) promptly and duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting to approve this Agreement and the transactions contemplated hereby, including the Merger, (ii) subject to receipt by the Company from Orr Group of an opinion dated within five (5) days prior to mailing of the Joint Proxy Statement that the Merger Consideration is fair, from a financial point of view, to the holders of Company Shares, recommend approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, to its shareholders and (iii) take all reasonable action to solicit and obtain such approval.

(e) Benefit Plans.

(i) At or prior to the Effective Time, the Company and/or Company Bank shall take all necessary actions to terminate the 1st State Bancorp, Inc. Employee Stock Ownership Plan (“ESOP”). If requested by the Buyer, the Company and/or Company Bank shall clarify or amend the provisions in Section 17.3 of the ESOP describing the allocation of funds realized by the ESOP from a merger or sale of the Company prior to terminating the ESOP in order to conform such provisions to changes in Law and applicable IRS guidance; provided, however, that no such clarification or amendment shall have an adverse financial effect on any ESOP participants. Subject to the terms of the ESOP and applicable Law, (A) the Merger Consideration received by the ESOP Trustee(s) in connection with the Merger with respect to the unallocated Company Shares shall first be applied to the full repayment of the ESOP loan; (B) the balance of the unallocated Company Shares shall be allocated as earnings to the accounts of all active participants in the ESOP, in accordance with the ESOP’s terms and conditions in effect as of the termination date, to the maximum extent permitted under the Code and applicable law; (C) the accounts of all participants and beneficiaries in the ESOP immediately prior to the Effective Time shall become fully vested as of the ESOP termination date; (D) as soon as practicable after the date hereof, the Company shall file or cause to be filed all necessary documents with the IRS for a determination letter for termination of the ESOP; and (E) as soon as practicable after the later of the Effective Time or the receipt of a favorable determination letter for termination from the IRS, the account balances in the ESOP shall be: (1) distributed to participants and beneficiaries; or (2) transferred to an eligible individual retirement account. Prior to the Effective Time, the Company and, following the Effective Time, the Buyer shall use their respective reasonable best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations described herein as may be requested by the IRS as a condition to its issuance of a favorable determination letter). The Buyer will adopt such additional amendments to the ESOP as may be reasonably required by the IRS subsequent to the Effective Time as a condition to granting such favorable determination and termination letters provided that such amendments do not substantially change the terms outlined herein or would result in an additional material liability to the Buyer. Neither Company nor the Buyer shall make any distributions from the ESOP except as may be required by applicable Law until receipt of such favorable determination letter. Prior to the Effective Time, no prepayments shall be made on the ESOP loan; provided, however, that regular contributions to the ESOP and payments on the ESOP loan may be made consistent with past practices on the regularly scheduled payment dates.

(ii) Prior to December 31, 2005 but following the Company’s meeting of shareholders at which such shareholders vote to approve this Agreement and the transactions contemplated hereby, including the Merger, the Company shall terminate the 1st State Savings Bank Deferred Compensation Plan (“DCP”) and the 1st State Bancorp, Inc. Management Recognition Plan (“MRP”) in accordance with Section 409A of the Code and provide a lump sum payment in the form of Company Shares in an amount equal to each participant’s DCP and MRP account balances as of the termination date of such plans. The Company shall also terminate all existing split-dollar life insurance arrangements with its executive officers prior to the Effective Time. If requested by the Buyer, Company Bank shall terminate the 1st State Bank, Inc. Employees’ Savings and Profit Sharing Plan (the “401(k) Plan”) and the retiree and part time benefits described in Schedule 4.13(h) hereto (the “Retiree Benefits”) prior to the Effective Time.

(f) Loan Loss Reserve. In connection with the preparation of the Company’s consolidated audited statements of income and stockholder’s equity and cash flows for the year ended September 30, 2005, the Company shall consult with the Buyer with respect to setting its loan loss reserve amount, and shall use reasonable efforts to set its loan loss reserve amount in a manner satisfactory to the Buyer; provided, however, that such action is consistent with GAAP consistently applied (as determined by the Company acting in good faith) and any applicable Law and further provided that such action by the Company shall not be deemed a default by the Company of any provisions of this Agreement or be deemed to cause a Material Adverse Effect on the Company, Company Bank or any other Subsidiary of the Company.

(g) Expenses Prior to Effective Time. The Company shall establish accruals, or make payments for fees, costs and other expenses incurred in connection with the Merger and other expenses and fees incurred by the Company and the Company Bank prior to the Effective Time of the Merger.

(h) Affiliates. Prior to the mailing date of the Joint Proxy Statement, the Company shall cause to be prepared and delivered to the Buyer a list (reasonably satisfactory to counsel for Buyer) identifying each Person who, at the time of the Company Shareholder Meeting, may be deemed to be an “affiliate” of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the “Company Rule 145 Affiliates”). The Company shall use reasonable efforts to cause each Person who is identified as a Company Rule 145 Affiliate in such list to deliver to Buyer as soon as possible, and not later than the mailing date for the Joint Proxy Statement, a written agreement, substantially in the form of EXHIBIT F hereto.

(i) Company Bank President. Effective as of the Effective Time, James C. McGill shall resign all positions with the Company and Company Bank and the Company shall cause Company Bank to elect B. Grant Yarber President of Company Bank.

(j) Federal Reserve Bank. Prior to the Effective Time, the Company shall file all forms and take all actions as may be required by the Federal Reserve Bank with respect to the ESOP’s and the DCP’s ownership of greater than ten percent (10%) of the outstanding Company Shares.

6.2 COVENANTS OF THE BUYER.

(a) Reservation of Shares of the Buyer’s Stock. The Buyer shall reserve for issuance a sufficient number of shares of the Buyer’s Stock to cover the issuances of such stock required hereby and shall file such forms as may be required to notify Nasdaq of Buyer’s intent to list on the Nasdaq National Market System the additional shares of Buyer stock to be issued as part of the Merger Consideration.

(b) Directors.

(i) As soon as reasonably practicable after the Effective Time, the Buyer shall cause four (4) current members of the Company’s board of directors to be elected or appointed to the board of directors of the Buyer, conditional upon obtaining any necessary regulatory approvals. Such current members of the Company’s board of directors shall be mutually agreed to by the Company and the Buyer and shall be appointed, at the sole discretion of the Buyer, as either Class I, Class II or Class III members of the Buyer’s board of directors in a manner that ensures that each of such classes has an approximately equal number of directors. Beginning with the first annual shareholder meeting after such election or appointment and thereafter, such designated persons shall be subject to the same nomination and election procedures as the other directors on the Buyer’s board of directors. The Buyer shall use its reasonable best efforts to obtain any regulatory approvals referred to in the first sentence of this Section 6.2(b)(i) prior to the Closing Date.

(ii) As soon as reasonably practicable after the Effective Time, Buyer Bank shall cause four (4) current members of the Company’s board of directors to be elected or appointed to the board of directors of Buyer Bank, conditional upon obtaining any necessary regulatory approvals. Such current members of the Company’s board of directors shall be mutually agreed to by the Company and Buyer Bank. Beginning with the first annual shareholder meeting after such election or appointment and thereafter, such designated persons shall be subject to the same nomination and election procedures as the other directors on Buyer Bank’s board of directors. The Buyer shall use its reasonable best efforts to obtain any regulatory approvals referred to in the first sentence of this Section 6.2(b)(ii) prior to the Closing Date.

(iii) As soon as reasonably practicable after the Effective Time, Company Bank shall set the number of directors constituting its board of directors at the number of directors constituting Buyer Bank’s board of directors and Buyer shall elect or appoint to Company Bank’s board of directors the directors serving on Buyer Bank’s board of directors, conditional upon obtaining any necessary regulatory approvals. Beginning with the first annual shareholder meeting after such election or appointment and thereafter, such designated persons shall be subject to the same nomination and election procedures as the other directors on Company Bank’s board of directors. The Buyer shall use its reasonable best efforts to obtain any regulatory approvals referred to in the first sentence of this Section 6.2(b)(iii) prior to the Closing Date. Prior to the Closing Date, the Company shall use its reasonable best efforts to assist the Buyer accomplish the covenants contained in this Section 6.2(b)(iii).

(iv) The Buyer shall offer to each member of the Company’s board of directors that is not elected or appointed to the Buyer’s board of directors, Buyer Bank’s board of directors or Company Bank’s board of directors after the Effective Time pursuant to Sections 6.2(b)(i)-(iii) above membership on the Buyer’s advisory board for the Alamance County, North Carolina market.

(c) Employees.

(i) Except as covered by the Baker Employment Agreement and the Reynolds Employment Agreement, any and all of the Company’s employees will be employed on an “at-will” basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person to obligate the Buyer or any Affiliate thereof to employ any such person for any specific period of time or in any specific position, or to restrict the Buyer’s or any of its Affiliates’ right to terminate the employment of any such person at any time and for any reason satisfactory to it.

(ii) Any Company employees who continue employment with the Buyer or any of its Affiliates will be eligible for benefits consistent with those of similarly situated existing employees of the Buyer or such Affiliate, with credit for past service with the Company or the Company Bank for purposes of participation, eligibility and vesting (including with respect to any amounts to be contributed by the Buyer or one of its Affiliates or amounts that will vest under any Buyer Benefit Plan, but not including the calculation of any other benefit accrual); provided, however, that any such continuing employee will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Company’s or any of its Subsidiaries’ medical plans as of the Closing Date or any waiting period relating to coverage under the Buyer’s or any of its Affiliates’ medical plans. There shall be no waiting periods applicable to any such Company employees to participate in such benefits (including applicable insurance benefits).

(iii) The Buyer or one of its Affiliates shall honor up to twenty (20) days of vacation accrued by the employees of the Company and the Company Bank and twenty (20) days of sick leave, and any such employee who is not retained for employment by the Buyer shall be paid for all accrued but unused vacation as of the date of termination of employment.

(iv) If any employee of the Company at the Effective Time who becomes an employee of the Buyer (A) is terminated by the Buyer within twelve (12) months after the Effective Time, for any reason other than Cause, death or disability, or (B) shall terminate his or her employment within twelve (12) months after the Effective Time, (1) after being required to relocate his or her principal work location outside of Alamance County, North Carolina or (2) after having his or her base compensation (excluding benefits) Materially reduced within twelve (12) months after the Effective Time, then, such employee shall receive severance pay equal to two week’s pay at his or her current salary for each year of consecutive service to the Company and/or the Buyer, provided, however that the aggregate of such severance pay for such affected employee shall not be less than four (4) weeks pay and shall not be more than twenty-six (26) weeks pay.

(d) Directors’ and Officers’ Insurance and Indemnification. The Buyer shall obtain and maintain, or cause the Buyer Bank to obtain and maintain, in effect for six (6) years from the Closing Date, if available, the current directors’ and officers’ liability insurance policies maintained by the Company or substitute policies with coverage containing terms and conditions that are not, taken as a whole, Materially less favorable to the insured with respect to matters occurring prior to the Effective Time. Such insurance shall cover all persons and entities who are covered by the director’s and officers’ liability policy maintained by the Company and in existence on the date hereof (including all existing directors and officers of the Company and its Subsidiaries). For a period of five (5) years following the Effective Time, the Buyer and Buyer Bank shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors or officers of the Company or Company Bank or any of their respective Subsidiaries on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the articles of incorporation and bylaws of Buyer and Buyer

Bank, respectively, in effect on the date of this Agreement and applicable provisions of law to the same extent as Buyer and Buyer Bank, respectively, are obligated thereunder to indemnify and advance expenses to their own respective directors and officers with respect to liabilities and claims made against them resulting from their service for Buyer and Buyer Bank, respectively. This Section 6.2(d) shall be construed as an agreement as to which the directors and officers of the Company and Company Bank and their Subsidiaries referred to herein are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

(e) The Foundation. As soon as practicable following the Effective Time, the Foundation shall change its name to a name selected by the Buyer. Beginning at the Effective Time and for a period of three (3) years thereafter, the board of directors of the Foundation shall consist of James C. McGill, A. Christine Baker, and Fairfax C. Reynolds, with James C. McGill serving as Chairman of the Board. During such three (3) year period, fifty percent (50%) of the proceeds disbursed by the Foundation shall be disbursed within the sole discretion of the Foundation’s board of directors and the remaining fifty percent (50%) of the proceeds disbursed shall be disbursed in specific accordance with the instructions of the Buyer’s board of directors, provided that during such three (3) year period (i) proceeds disbursed in any one (1) year shall not exceed more than five percent (5%) in the aggregate of the Foundation’s total assets and (ii) all proceeds disbursed by the Foundation shall be disbursed for the benefit of Alamance County, North Carolina. Following the expiration of such three (3) year period, James C. McGill, A. Christine Baker and Fairfax C. Reynolds shall resign from the Foundation’s board of directors and three (3) replacement directors shall be selected by Buyer’s board of directors. At the Effective Time, the Buyer and the Foundation shall enter into an agreement (the “Foundation Agreement”) in form and substance satisfactory to the Company and the Buyer consistent with the provisions of this Section 6.2(e).

(f) Shareholder Approval. The Buyer shall, at the earliest practicable date following the effective date of the Registration Statement covering the Buyer’s Stock to be issued in the Merger, (i) promptly and duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting to approve this Agreement and the transactions contemplated hereby, including the Merger, (ii) subject to receipt by the Buyer from FTN of an opinion dated five (5) days prior to mailing of the Joint Proxy Statement that the Merger Consideration paid by the Buyer is fair, from a financial point of view, to Buyer, recommend approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, to its shareholders and (iii) take all reasonable action to solicit and obtain such approval.

(g) Company Bank Operations Center. The Buyer agrees to use its reasonable efforts to retain Company Bank’s operations center in Burlington, North Carolina as (i) the operations center for Company Bank following the Effective Time and (ii) the operations center of Buyer Bank following consummation of the merger of Company Bank with and into Buyer Bank and after a reasonable period of time necessary to complete integration of operations.

6.3 COVENANTS OF BOTH PARTIES TO THE AGREEMENT.

(a) Reorganization for Tax Purposes. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

(b) Notification. Each of the parties hereto agrees to notify promptly the other party hereto of any event, fact, or other circumstance arising after the date hereof that would have caused any representation or warranty herein, including, in the case of the Company, any information on any schedule hereto, to be untrue or misleading had such event, fact, or circumstance arisen prior to the execution of this Agreement. The parties hereto will exercise their reasonable best efforts to ensure that no such events, facts, or other circumstances occur, come to pass, or become true.

(c) Consummation of Agreement. Subject to Section 6.1(c), the parties hereto each agree to use their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the Company, or the Buyer, that would Materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, each party will notify the others of any such event and, subject to Section 6.1(c), the parties will use their reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible. Subject to Section 6.1(c), each party hereto shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement and to assist in the procuring or providing of all documents that must be procured or provided pursuant to the provisions hereof. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 6.1(c), none of the parties hereto will take any action that would (i) Materially affect or delay receipt of the approvals contemplated in Section 8.1 from the Regulatory Authorities, or (ii) Materially adversely affect or delay its ability to perform its covenants and agreements made pursuant to this Agreement.

(d) Corporate Action. Subject to the terms and conditions hereof (including Section 6.1(c)), each of the parties hereto shall, and each of them shall cause their Subsidiaries to, take all corporate action, including the recommendation of the Merger by their respective boards of directors to their respective shareholders, and use each of their best efforts to cause all shareholder action to be taken, necessary to consummate and give effect to the Merger.

(e) Maintenance of Corporate Existence. Each of the parties hereto shall, and each of them shall cause their Subsidiaries to, maintain in full force and effect their respective corporate or legal existences.

(f) Applications and Reports. The Buyer shall prepare and file as soon as reasonably practical after the date of this Agreement, and the Company shall cooperate in the preparation and, where appropriate, filing of, all applications, reports and statements with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

(g) Registration Statement and Joint Proxy Statement. As promptly as reasonably practicable after the execution of the Agreement and after the furnishing by the Company and the

Company Bank of all information relating to them required to be contained therein, the Buyer shall file with the SEC the Registration Statement on Form S-4 (or on such other form as shall be appropriate), which shall contain the Joint Proxy Statement. The Buyer and the Company shall each use their reasonable best efforts to cause the Joint Proxy Statement to comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. The Buyer and the Company shall each use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Subject to Section 6.1(c), the Joint Proxy Statement shall include the recommendation of the boards of directors of the Company and the Buyer in favor of the Merger. Each of the Company and the Buyer shall cause the definitive Joint Proxy Statement to be mailed to its respective shareholders as soon as practicable following the date on which the Joint Proxy Statement is cleared by the SEC and the Registration Statement is declared effective; provided, however, that all mailings to either party’s shareholders in connection with the Merger, including without limitation the Joint Proxy Statement, shall be subject to the prior review, comment and written approval of the other party, which such other party shall not withhold or delay unreasonably.

(h) Affiliates: Restrictive Legend. The Buyer will give stop transfer instructions to its transfer agent with respect to any Buyer Stock issued to “affiliates”, as such term is used in Rule 145 under the Securities Act, of the Company or Company Bank in connection with the Merger and there will be placed on the certificates representing such Buyer Stock, or any substitution therefore, a legend stating in substance:

“The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the issuer) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the issuer) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the issuer that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend and it shall be in the issuer’s sole discretion whether or not to require that a legal opinion be delivered to it prior to any such, transfer or other disposition.”

(i) Company Officers. At the Effective Time: (i) A. Christine Baker, Fairfax C. Reynolds and James C. McGill shall terminate their existing employment agreements with Company Bank (and related guaranty agreements with the Company pursuant to which the Company guarantees Company Bank’s obligations under such employment agreements) and Buyer Bank shall afford A. Christine Baker, Fairfax C. Reynolds and James C. McGill the opportunity to enter into the Baker Employment Agreement, Reynolds Employment Agreement and McGill Consulting Agreement, respectively; (ii) James C. McGill shall resign all positions with Company and Company Bank and B. Grant Yarber shall serve as Company Bank’s President, and A. Christine Baker and Fairfax C. Reynolds shall be afforded the opportunity to retain their respective positions with Company Bank; and (iii) the Buyer shall make a lump sum payment to A. Christine Baker, Fairfax C. Reynolds and James C. McGill in the amounts set forth on Schedule 6.3(i) in full satisfaction and consideration of the change in control severance payments due such individuals in their respective employment agreements with Company Bank.

(j) Closing. Subject to the terms and conditions hereof (including Section 6.1(c)), the parties hereto shall use their reasonable best efforts to consummate the Closing within thirty (30) days after all conditions to the Closing have been satisfied.

ARTICLE VII

DISCLOSURE OF ADDITIONAL INFORMATION

7.1 ACCESS TO INFORMATION. Prior to the Closing Date, the parties hereto shall, and shall cause each of their Affiliates to:

(a) give the other and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to its books, records, offices and other facilities and properties; and

(b) furnish the other with such financial and operating data and other information with respect to its business, condition (financial or otherwise) and properties, as it may reasonably request.

7.2 ACCESS TO PREMISES. Prior to Closing, the Company shall, and shall cause its Subsidiaries to, give the Buyer and its authorized representatives reasonable access to all of the Company’s and its Subsidiaries’ Real Property for the purpose of inspecting such property.

7.3 ENVIRONMENTAL SURVEY. At its option, the Buyer may cause to be conducted Phase I environmental assessments of the Real Property of the Company and its Affiliates, whether owned or leased, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Buyer shall deem necessary or desirable (collectively, the “Environmental Survey”). The Buyer shall complete all such Phase I environmental assessments within sixty (60) days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within sixty (60) days following completion of all Phase I environmental assessments. The costs of the Environmental Survey shall be paid by the Buyer.

7.4 CONFIDENTIALITY. Prior to Closing, except as otherwise provided in Section 7.5, each of parties hereto shall not, and shall not permit its Affiliates to, and each shall use its best efforts to cause its and its Affiliates’ respective employees, lenders, accountants, representatives, agents, consultants and advisors not to, discuss or disclose, or use for any purpose other than the transactions contemplated hereby, the subject matter or transactions contemplated by this Agreement or information pertaining to the other party or any of its Affiliates, with any other Person without the prior consent of the other party hereto, unless (a) such information is public other than as a result of a violation of this Agreement, (b) the use of such information is necessary or appropriate in making any filing or obtaining any Consent necessary or desirable for the consummation of the transactions contemplated hereby, or (c) disclosure is required by Law.

7.5 PUBLICITY. Without the prior consent of the other party, no party hereto shall issue any news release or other public announcement or disclosure, or any general public announcement to its employees, suppliers or customers, regarding this Agreement or the transactions contemplated hereby, except as may be required by Law, but in which case the disclosing party shall provide the other party hereto with reasonable advance notice of the timing and substance of any such disclosure.

ARTICLE VIII

CONDITIONS TO CLOSING

8.1 MUTUAL CONDITIONS. The respective obligations of each party hereto to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by all parties hereto pursuant to Section 10.4 of this Agreement:

(a) Adverse Proceedings. Neither the Company, the Company Bank, the Buyer, the Buyer Bank nor any shareholder of any of the foregoing shall be subject to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement or the Merger, and no Governmental Authority shall have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby. Any party who is subject to any such order, decree or injunction or the subject of any such suit or proceeding shall take any reasonable steps within that party’s control to cause any such order, decree or injunction to be modified so as to permit the Closing and to cause any such suit or proceeding to be dismissed.

(b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No such Consent obtained from any Regulatory Authority shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) not reasonably anticipated as of the date of this Agreement that in the reasonable judgment of the board of directors of the Buyer or the Company hereto would so Materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

(d) Consents and Approvals. Each party hereto shall have obtained any and all Consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such Person, including those Consents listed on Section 4.2 of the Company’s Disclosure Schedule, except to the extent that the failure to obtain such any such Consents would not, individually or in the aggregate result in a Material Adverse Effect on such Person.

(e) Effectiveness of Registration Statement. The Registration Statement filed with the SEC covering the shares of the Buyer’s Stock to be issued pursuant hereto shall have been declared effective by the SEC, and no stop order suspending such effectiveness shall have been initiated or, to the Knowledge of the Buyer, threatened by the SEC.

(f) Approval. The Company’s and the Buyer’s shareholders shall have approved this Agreement and the transactions contemplated hereby (including without limitation, the Merger) in accordance with applicable Law.

(g) Nasdaq Listing. As of the Effective Time, the Buyer shall have satisfied all requirements in order for the shares of the Buyer’s Stock to be issued to shareholders of the Company in connection with the Merger to be listed on the Nasdaq National Market System as of the Effective Time.

8.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by such parties pursuant to Section 10.4 of this Agreement:

(a) All representations and warranties of the Buyer contained in this Agreement and the Buyer’s Disclosure Schedule shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Buyer shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

(b) All documents required to have been executed and delivered by the Buyer to the Company at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

(c) The Company shall have received from Orr Group, a bringdown of the opinion of Orr Group dated June 29, 2005, to the effect that as of a date within five (5) business days prior to the mailing of the Joint Proxy Statement to the Company’s shareholders in connection with the Merger, the Merger Consideration is fair, from a financial point of view, to the holders of Company Shares.

(d) The Company shall have received an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Buyer, dated as of the Closing Date, reasonably satisfactory to the Company in form and substance, concerning matters relating to the Buyer.

(e) The Company shall have received an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Buyer, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code. The issuance of such opinion shall be conditioned on the receipt by such counsel of representation letters from the Company and the Buyer, in each case, in form and substance reasonably satisfactory to Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

(f) As of the Closing Date, the Company shall have received the following documents with respect to the Buyer and Buyer Bank:

(i) a true and complete copy of its articles of incorporation and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date;

(ii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

(iii) a certificate from its Secretary or an Assistant Secretary certifying that (A) its articles of incorporation or charter have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (i) above that would adversely affect its existence, and (B) the Buyer has complied with the conditions set forth in this Section 8.2 as may be reasonably required by the Company, including without limitation a Certificate as to the matters set forth in Section 8.2(a);

(iv) a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

(v) a true and complete copy of the resolutions of the Buyer’s board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary;

(vi) a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement;

(vii) a certificate of The Federal Reserve Bank with respect to the Buyer; and

(viii) such other certificates and documents of officers of the Buyer, Buyer Bank and public officials as shall be reasonably requested by the Company to establish the existence of the Buyer, Buyer Bank and their Subsidiaries, the insurance of Buyer Bank’s accounts by the FDIC and the due authorization of this Agreement and the transactions contemplated by this Agreement by the Buyer.

(g) The Exchange Agent shall have delivered to the Company a certificate, dated as of the Closing Date, to the effect that the Exchange Agent has received from the Buyer appropriate instructions and authorization for the Exchange Agent to issue a sufficient number of shares of the Buyer Stock in exchange for all of the Company Shares and to the effect that the Exchange Agent has received the Total Cash Merger Consideration from the Buyer and appropriate instructions and authorization to deliver the Total Cash Merger Consideration as required by this Agreement.

(h) Buyer Bank shall have afforded A. Christine Baker the opportunity to enter into the Baker Employment Agreement; Buyer Bank shall have afforded Fairfax C. Reynolds the opportunity to enter into the Reynolds Employment Agreement; and Buyer Bank shall have afforded James C. McGill the opportunity to enter into the McGill Consulting Agreement.

(i) The Buyer shall have executed and delivered to the Foundation the Foundation Agreement.

(j) There shall have been no Material Adverse Effect with respect to the Buyer, the Buyer Bank or any other Subsidiary of the Buyer.

8.3 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by the Buyer pursuant to Section 10.4 of this Agreement:

(a) All representations and warranties of the Company contained in this Agreement and the Company’s Disclosure Schedule shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Company shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing.

(b) All documents required to have been executed and delivered by the Company or any third party to the Buyer at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

(c) The Buyer shall have received an opinion of Muldoon Murphy & Aguggia LLP, counsel to the Company, dated as of the Closing Date, reasonably satisfactory to the Buyer in form and substance, concerning matters relating to the Company.

(d) The Buyer shall have received a legal opinion from Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Buyer, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368 of the Code. The issuance of such opinion shall be conditioned on the receipt by such counsel of representation letters from the Company and the Buyer, in each case, in form and substance reasonably satisfactory to Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

(e) The Buyer shall have received from FTN a bringdown of the opinion of FTN dated June 28, 2005, to the effect that as of a date within five (5) business days prior to the mailing of the Joint Proxy Statement to the Buyer’s shareholders in connection with the Merger, the aggregate Merger Consideration to be paid by the Buyer to this Agreement is fair, from a financial point of view, to the Buyer.

(h) As of the Closing Date, the Buyer shall have received the following documents with respect to each of the Company and its Subsidiaries (including the Company Bank):

(i) a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

(ii) a true and complete copy of its articles of incorporation or charter and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date.

(iii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

(iv) a certificate from its Secretary or an Assistant Secretary certifying that (A) its articles of incorporation or charter have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (i) above that would adversely affect its existence, and (B) the Company has complied with the conditions set forth in this Section 8.3 as may be reasonably required by the Buyer, including without limitation a Certificate as to the matters set forth in Section 8.3(a);

(v) with respect to the Company only, a true and complete copy of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary;

(vi) with respect to the Company only, a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement;

(vii) with respect to the Company only, a certificate of The Federal Reserve Bank; and

(viii) such other certificates and documents of officers of the Company, Company Bank and public officials as shall be reasonably requested by the Buyer to establish the existence of the Company, Company Bank and their Subsidiaries, the insurance of Company’s Bank’s accounts by the FDIC and the due authorization of this Agreement and the transactions contemplated by this Agreement by the Company.

(i) The Buyer shall have received the written agreements, substantially in the form of EXHIBIT F hereto, from the Company Rule 145 Affiliates described in Section 6.1(h) above.

(j) A. Christine Baker, Fairfax C. Reynolds and James C. McGill shall have terminated their existing employment agreements with Company Bank (and related guaranty agreements with the Company pursuant to which the Company guarantees Company Bank’s obligations under such employment agreements), Fairfax C. Reynolds shall have executed and delivered to the Buyer the Reynolds Employment Agreement and James C. McGill shall have executed and delivered to the Buyer the McGill Consulting Agreement.

(k) James C. McGill shall have resigned from all positions held with the Company and Company Bank.

(l) Company Bank shall have elected B. Grant Yarber President of Company Bank effective as of the Effective Time.

(m) The Foundation shall have executed and delivered to the Buyer the Foundation Agreement.

(n) Prior to the December 31, 2005 but following the Company’s meeting of shareholders at which such shareholders vote to approve this Agreement and the transactions contemplated hereby, including the Merger, the Company shall have terminated each of the DCP and the MRP in accordance with Section 409A of the Code; the Company shall have terminated all existing split-dollar life insurance arrangements with its executive officers; if so requested by the Buyer, Company Bank shall have terminated the 401(k) Plan and/or Retiree Benefits.

(o) Prior to the Effective Time of the Merger, the Company shall have increased its loan loss reserve to an amount requested by the Buyer in its reasonable discretion, provided, however, that such action is consistent with GAAP consistently applied and any applicable Law and provided further that such action by the Company shall not be deemed a default by the Company of any provision of this Agreement or be deemed to cause a Material Adverse Effect on Company Bank, or any other subsidiary of the Company.

(p) There shall have been no Material Adverse Effect with respect to the Company, Company Bank, any other subsidiary of the Company.

ARTICLE IX

TERMINATION

9.1 TERMINATION. The obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

(a) By mutual written consent of the Company and the Buyer;

(b) By either the Buyer or the Company, if there shall be any Law or regulation that makes consummation of this Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or its shareholders or the Buyer or its shareholders from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and nonappealable;

(c) By either the Buyer or the Company, if the conditions to the obligation to effect the transactions contemplated hereby of the party seeking termination shall not have been fulfilled or waived by March 31, 2006, and if the party seeking termination is in Material compliance with all of its obligations under this Agreement;

(d) By either the Buyer or the Company, if a condition to the obligation to effect the transactions contemplated hereby of the party seeking termination shall have become incapable of fulfillment (notwithstanding the efforts of the party seeking to terminate as set forth in Section 6.3(c)), and has not been waived;

(e) At any time on or prior to the Closing Date, by the Buyer in writing, if the Company has, or by the Company, if the Buyer has, in any Material respect, breached (i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, and in either case if such breach has not been cured by the earlier of thirty (30) days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date;

(f) By the Company, pursuant to Section 2.6 hereof;

(g) By the Company, if (i) the board of directors of the Company shall, after compliance with the provisions of Section 6.1(c), take one of the actions specified in Section 6.1(c)(ii)(A), Section 6.1(c)(ii)(B) or Section 6.1(c)(ii)(C) and (ii) the Company pays the fee due under Section 9.3 as a condition precedent to such termination.

9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of a termination contemplated hereby by any party pursuant to Section 9.1, the party seeking to terminate this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by any party hereto. In such event:

(a) The parties hereto shall continue to be bound by (i) their obligations of confidentiality set forth herein, and all copies of the information provided by the Company hereunder will be returned to the Company or destroyed immediately upon its request therefor, (ii) the provisions set forth in Section 7.5 relating to publicity and (iii) the provisions set forth in Section 10.1 relating to expenses.

(b) All filings, applications and other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the Person to which made.

(c) In addition to any remedies provided in this Agreement, the terminating party shall be entitled to seek any remedy to which such party may be entitled at law or in equity for the violation or breach of any agreement, covenant, representation or warranty contained in this Agreement.

9.3 TERMINATION EXPENSES AND FEES. In the event the Company terminates this Agreement pursuant to Section 9.1(g), the Company shall pay within three (3)

Business Days following such termination, a termination fee of $2,000,000, payable by wire transfer of immediately available funds to an account designated by the Buyer.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) the Buyer shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby and (b) the Company shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

10.2 SURVIVAL OF REPRESENTATIONS. The representations and warranties made by the parties hereto will not survive the Closing, and no party shall make or be entitled to make any claim based upon such representations and warranties after the Closing Date. No warranty or representation shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the warranty or representation was made or as a result of any actual or constructive knowledge by such party with respect to any facts, circumstances or claims or by the actual or constructive knowledge of such person that any warranty or representation is false at the time of signing or Closing.

10.3 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto.

10.4 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of the Buyer, on one hand, and the Company, on the other, to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.4.

10.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one (1) Business Day after sending by a reputable national over-night courier service or three (3) Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party in the manner provided below:

(a) Any notice to any of the Company shall be delivered to the following addresses:

1st State Bancorp, Inc.

445 South Main Street

P.O. Box 1797

Burlington, North Carolina 27216-1797

Attention: James C. McGill

Telephone: (336) 227-8861

Facsimile: (336) 570-3236

with a copy to:

Muldoon Murphy & Aguggia LLP

5101 Wisconsin Avenue, N.W.

Washington, D.C. 20016

Attention: Gary R. Bronstein

Telephone: (202) 362-0840

Facsimile: (202) 966-9409

(b) Any notice to the Buyer shall be delivered to the following addresses:

Capital Bank Corporation

4901 Glenwood Avenue

Raleigh, North Carolina 27612

Attention: B. Grant Yarber

Telephone: (919) 645-6449

Facsimile: (919) 645-6499

with a copy to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

2500 Wachovia Capitol Center

Raleigh, North Carolina 27602

Attention: Geoffrey W. Adams

Telephone: (919) 821-1220

Facsimile: (919) 821-6800

Any party may change the address to which notice is to be given by notice given in the manner set forth above.

10.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

10.7 SEPARABLE PROVISIONS. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

10.8 GOVERNING LAW. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to principles of conflicts of laws.

10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

10.11 ENTIRE AGREEMENT. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.

[Signature Page to Merger Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

1ST STATE BANCORP, INC.

By:		/s/ JAMES C. MCGILL
	Name:	James C. McGill
	Title:	President and Chief Executive Officer

BUYER:

CAPITAL BANK CORPORATION

By:		/s/ B. GRANT YARBER
	Name:	B. Grant Yarber
	Title:	President and Chief Executive Officer

EXHIBIT A

FORM OF PLAN OF MERGER

A.	Corporations Participating in Merger.

1st State Bancorp, Inc., a Virginia corporation (the “1st State Bancorp”), will merge (the “Merger”) with and into Capital Bank Corporation, a North Carolina corporation (“CBC”), pursuant to the terms of the Merger Agreement, dated as of                          , 2005 between 1st State Bancorp and CBC (the “Agreement”). CBC will be the surviving corporation (the “Surviving Corporation”) of the Merger.

B.	Name of Surviving Corporation.

After the Merger, the Surviving Corporation shall have the name “Capital Bank Corporation.”

C.	Merger.

The Merger shall be effected pursuant to the terms and conditions of this Plan of Merger (the “Plan”). Upon the Merger becoming effective, the corporate existence of 1st State Bancorp will cease, and the corporate existence of the CBC will continue. The Merger shall become effective on the date and at the time of filing of the Articles of Merger containing this Plan with the North Carolina Secretary of State and the Virginia State Corporation Commission or at such other time as may be specified in such Articles of Merger. The time when the Merger becomes effective is hereinafter referred to as the “Effective Time.” The Merger shall have the effects set forth in Section 55-11-06 of the North Carolina Business Corporation Act (the “NCBCA”) and Section 13.1-721 of the Virginia Stock Corporation Act (the “VSCA”).

D.	Articles of Incorporation and Bylaws.

The Articles of Incorporation of CBC in effect at the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation until further amended in accordance with applicable law. The Bylaws of CBC in effect at such Effective Time shall be the Bylaws of the Surviving Corporation until further amended in accordance with applicable law.

E.	Conversion and Exchange of Shares.

At the Effective Time, the outstanding shares of the common stock of the corporations participating in the Merger will be converted and exchanged as follows:

1. 1st State Bancorp.

(a) Each outstanding Company Share (as defined in the Agreement) shall at the Effective Time no longer be outstanding and shall be canceled and retired and shall cease to exist, and the holders of the certificates representing such shares shall thereafter cease to have any rights with respect to such shares except for the right to receive, in consideration for each such share and subject to certain election and allocation procedures, the issuance and delivery of:

(i) [                ] shares of the CBC’s common stock, no par value, as traded on the Nasdaq National Market System (“Buyer’s Stock”) plus an amount equal to $11.4486 in cash, (ii) [                 ] share of the Buyer’s Stock, or (iii) an amount equal to $37.15 in cash.

(b) Each Company Option (as defined in the Agreement) granted by 1st State Bancorp that is outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and converted at such Effective Time into the right to receive, and the such holder thereof shall pay, an amount equal to $37.15 minus the exercise price applicable to each such Company Option, in cash, per Company Share covered by each such Company Option. Each Company Option, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of Company Options shall thereafter cease to have any rights with respect to such Company Options, except for the right to receive the cash consideration provided in this Section E(1).

2. Surviving Corporation.

(a) Each outstanding share of the Buyer’s Stock shall remain outstanding after the Effective Time and shall not be affected by the Merger.

(b) In the event CBC changes the number of shares of its common stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar reorganization with respect to such stock and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to such Effective Time, the consideration to be exchanged for the Company Shares shall be equitably adjusted to reflect such change.

3. Fractional Shares. No fractional shares of the Buyer’s Stock shall be delivered as consideration for the Merger described herein. Instead, the number of shares of the Buyer’s Stock to which a holder of the Company Shares is entitled to receive shall be rounded to the nearest whole share.

4. Surrender of Share Certificates. Each holder of a certificate representing shares to be converted or exchanged in the Merger shall surrender such certificate for cancellation, and after the Effective Time and after such surrender, shall be entitled to receive in exchange therefor the consideration to which it is entitled under this Plan.

5. No Further Transfers. From and after the Effective Time, there shall be no further transfers on the stock transfer books of the Merging Corporation of the Company Shares that were outstanding immediately prior to the Effective Time. If after such Effective Time, certificates representing Company Shares are presented to the Surviving Corporation, they shall be canceled, and exchanged and converted into the Merger consideration as provided for herein.

EXHIBIT B

FORM OF BAKER EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”), dated as of                          , 200    , is made and entered into by CAPITAL BANK (hereinafter the “Bank”), and A. CHRISTINE BAKER (hereinafter the “Employee”).

Capital Bank Corporation, a North Carolina corporation and a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (“CBC”), and 1st State Bancorp, Inc., a Virginia corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the “Company”), are parties to that certain Merger Agreement dated                          , 2005 pursuant to which the Company is being merged (the “Merger”) with and into CBC effective as of the date of this Agreement (the “Effective Time”). Following the Merger, CBC may elect to merge (the “Bank Merger”) 1st State Bank, a North Carolina bank and, as a result of the Merger, a wholly owned subsidiary of CBC (the “Company Bank”), and the Bank, a North Carolina bank and a wholly owned subsidiary of CBC.

The Bank desires to employ Employee and Employee desires to accept such employment on the terms set forth below.

In consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the Bank and Employee agree as follows:

1. Employment. The Bank employs Employee and Employee accepts employment on the terms and conditions set forth in this Agreement.

2. Nature Of Employment. Employee shall serve as Executive Vice President and shall have such responsibilities and authority consistent with such position as may be reasonably assigned to her by the Bank. Employee shall also serve as Executive Vice President of CBC. Employee shall devote her full time and attention and best efforts to perform successfully her duties and advance the Bank’s interests. Employee shall abide by the Bank’s policies, procedures, and practices as they may exist from time to time.

During this employment, Employee shall have no other employment of any nature whatsoever without the prior consent of the Bank; provided, however, this Agreement shall not prohibit Employee from personally owning and dealing in stocks, bonds, securities, real estate, commodities or other investment properties for her own benefit or those of her immediate family. Notwithstanding the foregoing, Employee shall also continue to serve as Executive Vice President and Chief Financial Officer of the Company Bank, on an “at will” basis, pending completion of the Bank Merger.

3. Term. Subject to the earlier termination provisions set forth in Section 5, the original term of this Agreement shall be one (1) year commencing at the Effective Time, and terminating on the first anniversary of the Effective Time, and, upon expiration of the original term or any renewal term, the term shall be automatically renewed for an additional one (1) year period unless, at least thirty (30) days prior to the renewal date, either party gives notice of its intent not to continue the relationship. During any renewal term, the terms, conditions and provisions set forth in this Agreement shall remain in effect unless modified in accordance with Section 11.

4. Compensation and Benefits.

(a) Base Salary. Employee’s initial annual base salary for all services rendered shall be One Hundred Eight-Five Thousand and No/100 Dollars ($185,000) (less applicable withholdings), payable in accordance with the Bank’s policies, procedures, and practices as they may exist from time to time. Employee’s salary periodically may be reviewed and adjusted at the Bank’s discretion in accordance with the Bank’s policies, procedures and practices as they may exist from time to time.

(b) Incentive Plan. Employee shall be eligible to participate in the Bank’s Management Incentive Plan in accordance with the applicable terms, conditions, and eligibility requirements of that Plan, some of which are in the plan administrator’s discretion, as they may exist from time to time.

(c) Benefits. Employee may participate in any medical insurance or other employee benefit plans and programs which may be made available from time to time to other Bank employees at Employee’s level; provided, however, that Employee’s participation in such benefit plans and programs is subject to the applicable terms, conditions, and eligibility requirements of those plans and programs, some of which are within the plan administrator’s discretion, as they may exist from time to time.

(d) Expenses. Employee shall be reimbursed by the Bank for any reasonable and necessary business expenses incurred by Employee on behalf of the Bank or in connection with Employee’s performance of her duties hereunder. Such reimbursement shall be in accordance with the Bank’s practices or policies as they may exist from time to time.

(e) Vacation. Employee shall be entitled to four (4) weeks of vacation during calendar year 200     and thereafter vacation entitlement shall be in accordance with the Bank’s policies. Such vacation shall be taken in accordance with the Bank’s policies and practices as they may exist from time to time.

5. Termination of Employment and Post-Termination Compensation.

(a) With Notice. Either the Bank or Employee may terminate the employment relationship at any time for any reason or no reason by giving thirty (30) days’ written notice to the other party.

(b) Cause, Disability, or Death. The Bank may terminate Employee’s employment immediately for “Disability,” “Cause,” or in the event of Employee’s death. For purposes of this Agreement, Disability shall mean Employee’s mental or physical inability to perform the essential functions of her duties satisfactorily for a period of one hundred eighty (180) consecutive days or one hundred eighty (180) days within a 365-day period as determined by the Bank in its reasonable discretion and in accordance with applicable law. For purposes of this Agreement, “Cause” shall mean: (i) any act of Employee involving dishonesty; (ii) any material violation by Employee of any Bank rule, regulation, or policy; (iii) gross negligence committed by Employee; (iv) material failure of Employee to perform her duties hereunder; or (v) Employee’s breach of any of the express obligations of this Agreement.

(c) Post-Termination Compensation.

(i) In the event of termination for Cause or termination upon the expiration of the original or any renewal term of this Agreement (non-renewal), the Bank’s obligation to compensate Employee ceases on the date of termination except as to the amounts of salary due at that time.

(ii) In the event of a termination for death or Disability, the Bank’s obligation to compensate Employee ceases on the date of termination, except as to any salary and prorated bonuses to which she may be entitled as of the date of termination. The Bank shall pay any such amounts to Employee or Employee’s estate.

(iii) If, prior to expiration of the original or any renewal term of this Agreement, the Bank terminates Employee’s employment without Cause or Employee terminates her employment for Good Reason (as defined below), then Employee upon her execution of an enforceable general release in a form prepared by the Bank shall be entitled to (A) receive a gross amount equal to her then current annual base salary plus the amount of bonus paid to Employee by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), if any, in the prior bonus year with the Bank, payable in substantially equal amounts over the twelve (12) month period following such termination; and (B) for the period of time Employee receives payments pursuant to Section 5(c)(iii)(A), participate in all life insurance, retirement, health, accidental death and dismemberment, and disability plans and other benefit programs and other services paid by the Bank for Employee in which Employee participates immediately prior to the termination, provided that Employee’s continued participation is possible under the applicable terms, conditions and eligibility requirements of such plans and programs. Employee’s continued participation in such plans and programs shall be at no greater cost to Employee than the cost she bore for such participation immediately prior to termination. If Employee’s participation in any such plan or program is barred, the Bank shall arrange upon comparable terms, and at no greater cost to Employee than the cost she bore for such plans and programs prior to termination, to provide Employee with benefits substantially similar to, or greater than, those which she is entitled to receive under any such plan or program.

For purposes of this Section 5(c), Good Reason shall mean the occurrence of any of the following events or conditions without Employee’s prior written consent:

(A) a change in Employee’s status, title, position, or responsibilities (including reporting responsibilities) which represents a material adverse change from her status, title, position, or responsibilities in effect immediately prior thereto; the assignment to Employee of any duties or responsibilities which are materially inconsistent with her status, title, position or responsibilities; or any removal of Employee from or failure to reappoint or re-elect her to any of such positions, status, or title (including positions, titles, and responsibilities with any affiliate), except in connection with the termination of her employment for Disability, Cause, or death, or by Employee other than for Good Reason;

(B) the Bank’s requiring Employee to be based at any place outside a thirty (30) mile radius from [                                                         ], except for reasonably required travel on the Bank’s business;

(C) any material breach by the Bank of any express provision of this Agreement.

6. Non-Solicitation/Non-Compete. Employee acknowledges that by virtue of Employee’s employment with the Bank, Employee shall have access to and control of confidential and proprietary information concerning the Bank’s and/or its parents’, subsidiaries’ or affiliates’ (collectively, the “Corporation”) business and that the Corporation’s business depends to a considerable extent on the individual skills, efforts, and leadership of Employee. Additionally, Employee acknowledges that the covenants contained in this Section 6: are reasonably necessary to protect the legitimate business interests of the Corporation; are described with sufficient accuracy and definiteness to enable her to understand the scope of the restrictions imposed on her; and were disclosed to her prior to the commencement of her employment, such employment being conditioned on her execution of an agreement containing such terms. Accordingly and in consideration of the Corporation’s commitments to Employee under this Agreement, Employee expressly covenants and agrees that Employee shall not, without the prior consent of the Bank, during her employment and, subject to Section 6(c) below, for one (1) year following the cessation of her employment regardless of the reason for the cessation,

(a) on Employee’s own or another’s behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise:

(i) within any city, metropolitan area or county in which the Corporation does business or is located, engage in any business activity (or assist others to engage in any business activity) that directly competes with the Corporation;

(ii) solicit or do business that is the same, similar to, or otherwise in competition with the business engaged in by the Corporation from or with persons or entities who are customers of the Corporation, who were customers of the Corporation at any time during the last year of Employee’s employment with the Bank, or to whom the Corporation made proposals for business at any time during the last year of Employee’s employment with the Bank; or

(iii) employ, offer employment to, or otherwise solicit for employment, any employee or other person who is then currently an employee of the Corporation or who was employed by the Corporation during the last year of Employee’s employment with the Bank.

(b) within any city, metropolitan area or county in which the Corporation does business or is located, be employed or otherwise engaged by any entity that engages in the same, similar or otherwise competitive business as the Corporation, to provide the same or similar services that Employee provided to the Corporation.

(c) (i) If (A) the Bank terminates Employee’s employment without Cause or Employee terminates her employment for Good Reason and (B) Employee waives in writing her right to receive payments pursuant to Section 5(c)(iii) hereof, the restrictions on Employee’s ability to compete with the Bank contained in this Section 6 shall terminate on the later of (A) the cessation of Employee’s employment with the Bank or (B) the Bank’s receipt of Employee’s waiver described in this Section 6(c)(i). (ii) In the event that Employee’s employment terminates under any of the circumstances described in Section 8(b), the restrictions on Employee’s ability to compete with the Bank contained in this Section 6 shall terminate six (6) months following cessation of Employee’s employment with the Bank.

7. Proprietary Information And Property. Employee shall not, at any time during or following employment with the Bank, disclose or use, except in the course of her employment with the Bank or as may be required by law, any confidential or proprietary information of the Corporation received by Employee, whether such information is in Employee’s memory or embodied in writing or other physical form.

Confidential or proprietary information is information which is not generally available to the general public, or Corporation’s competitors, or ascertainable through common sense or general business knowledge; including, but not limited to data, compilations, methods, financial data, financial plans, business plans, product plans, lists of actual or potential customers, marketing information and information regarding executives and employees.

All records, files or other objects maintained by or under the control, custody or possession of the Corporation or its agents in their capacity as agents shall be and remain the Corporation’s property. Upon cessation of her employment or the Corporation’s earlier request, Employee shall return to the Corporation all property (including, but not limited to, credit cards, keys, company car, cell phones, computer hardware and software, records, files, manuals and other documents in whatever form they exist, whether electronic, hard copy or otherwise and all copies, notes or summaries thereof) which she received in connection with her employment. At the Corporation’s request, Employee shall bring current all such records, files or documents before returning them.

Upon notice of cessation of her employment with the Bank, Employee shall fully cooperate with the Bank in winding up her pending work and transferring her work to those individuals designated by the Bank.

8. Change in Control.

(a) Definition. For purposes of this Agreement, “Change in Control” shall mean any of the following:

(i) Any “person” (as such term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)) acquiring “beneficial ownership”) (as such term is used in Rule 13d-3 under the Act), directly or indirectly, of securities of Capital Bank Corporation, the parent holding company of the Bank (“CBC”) representing fifty percent (50%) or more of the combined voting power of CBC’s then outstanding voting securities (the “Voting Power”), but excluding for this purpose an acquisition by CBC or an “affiliate” (as defined in Rule 12b-2 under the Act) or by an employee benefit plan of CBC or of an affiliate.

(ii) The individuals who constitute the Board of Directors of CBC (“Board”) on the effective date hereof or their successors duly appointed in the ordinary course (collectively, the “Incumbent Directors”) cease to constitute at least a majority of the Board. Any director whose nomination is approved by a majority of the Incumbent Directors shall be considered an Incumbent Director; provided, however, that no Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of CBC shall be considered an Incumbent Director.

(iii) The shareholders of CBC approve a reorganization, share exchange, merger or consolidation related to CBC or the Bank following which the owners of the Voting Power of CBC immediately prior to the closing of such transaction do not beneficially own, directly or indirectly, more than fifty percent (50%) of the Voting Power of the Bank.

(iv) The shareholders of the Bank approve a complete liquidation or dissolution of the Bank, or a sale or other disposition of all or substantially all of the capital stock or assets of the Bank, but excluding for this purpose any sale or disposition of all or substantially all of the capital stock or assets of the Bank to an “affiliate” (as defined in Rule 12b-2 under the Act) of CBC.

Change in Control shall not include a transaction, or series of transactions, whereby CBC or the Bank becomes a subsidiary of a holding company if the shareholders of the holding company are substantially the same as the shareholders of CBC prior to such transaction or series of series of transactions.

(b) Change in Control Termination. After the occurrence of a Change in Control, Employee shall be entitled to receive payments and benefits pursuant to this Agreement in the following circumstances:

(i) if within the period beginning ninety (90) days prior to and ending three (3) years after the occurrence of a Change in Control, the Bank terminates Employee’s employment for any reason other than Cause, Disability, or death; or

(ii) if within three (3) years after the occurrence of a Change in Control, Employee terminates her employment with the Bank for Good Reason. For purposes of this Section 8(b), Good Reason shall include the failure of CBC to obtain an agreement, satisfactory to Employee, from any successor or assign of CBC to assume and agree to perform this Agreement.

(c) Change in Control Benefits. In the event that Employee’s employment with the Bank terminates under any of the circumstances described above in this Section 8 at any time, Employee shall be entitled to receive all accrued compensation and any pro rata bonuses to which she may be entitled and which Employee may have earned up to the date of termination and, upon Employee’s execution of an enforceable general release in a form prepared by the Bank, severance payments and benefits according to the following schedule and terms:

(i) a severance payment equal to: 2.99 times the amount of Employee’s then current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), in the event the termination occurs no later than twelve (12) months after the occurrence of a Change in Control; 2.0 times the amount of Employee’s then current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), in the event the termination occurs more than twelve (12) months but within (up to and including) twenty-four (24) months after the occurrence of a Change in Control; or 1.0 times the amount of Employee’s then current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), in the event the termination occurs more than twenty-four (24) months but within (up to and including) thirty-six (36) months after the occurrence of a Change in Control. The severance payment shall be paid in substantially equal monthly installments without interest, commencing one month after the date of termination.

(ii) a continuation of benefits for the period of time Employee receives the severance benefits described in Section 8(c)(i) above as follows: During such time, the Bank shall maintain and Employee shall be entitled to participate in all life insurance, retirement, health, accidental death and dismemberment, and disability plans and other benefit programs and other services paid by the Bank for Employee in which Employee participated immediately prior to the termination, provided that Employee’s continued participation is possible under the applicable terms, conditions and eligibility requirements of such plans and programs. Employee’s continued participation in such plans and programs shall be at no greater cost to Employee than the cost she bore for such participation immediately prior to termination. If Employee’s participation in any such plan or program is barred, the Bank shall arrange upon comparable terms, and at no greater cost to Employee than the cost she bore for such plans and programs prior to termination, to provide Employee with benefits substantially similar to, or greater than, those which he is entitled to receive under any such plan or program; and

(iii) a lump sum payment (or otherwise as specified by Employee to the extent permitted by the applicable plan) of any and all amounts contributed to a Bank pension or retirement plan which Employee is entitled to under the terms of any such plan. In the event Employee fails to execute the general release described above, he shall receive any such payments in accordance with the payment provisions of the applicable plan(s).

(d) Limitation on Payments. To the extent that any of the payments and benefits provided for under this Agreement or otherwise payable to Employee constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and but for this Section 8 would be subject to the excise tax imposed by Section 4999 of the Code, the Bank shall reduce the aggregate amount of such payments and benefits such that the present value thereof (as determined under the Code and the applicable regulations) is equal to 2.99 times Employee’s “base amount” as defined in Section 280G(b)(3) of the Code.

9. Survival. The terms and conditions of Sections 6 and 7 shall survive termination of this Agreement and/or Employee’s employment and shall not be affected by any change or modification of this Agreement unless specific reference is made to such sections.

10. Remedies. Employee agrees that her breach or threatened violation of Sections 6 and 7, will result in immediate and irreparable harm to the Corporation for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Corporation may be entitled, (a) the Corporation may seek legal and equitable relief, including but not limited to, preliminary and permanent injunctive relief, (b) the Corporation will be released of its obligations under this Agreement, including but not limited to, payments pursuant to Section 5, and (c) Employee will indemnify the Corporation for all expenses, including attorneys’ fees, in seeking to enforce these paragraphs.

11. Waiver Of Breach. The Bank’s or Employee’s waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other party.

12. Entire Agreement. This Agreement: (i) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter of this Agreement; and (ii) constitutes the sole agreement between the parties with respect to this subject matter. Each party acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement; and (ii) no agreement, statement or promise not contained in this Agreement shall be valid. No change or modification of this Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

13. Severability. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity,

illegality or unenforceability shall not affect any other provision in this Agreement. Additionally, if any of the provisions, clauses or phrases set forth in Section 6 or 7 of this Agreement are held unenforceable by a court of competent jurisdiction, then the parties desire that such provision, clause or phrase be “blue-penciled” or rewritten by the court to the extent necessary to render it enforceable.

14. Parties Bound. The terms, provisions, covenants and agreements contained in this Agreement shall apply to, be binding upon and inure to the benefit of the Bank’s successors and assigns. The Bank, at its discretion, may assign this Agreement. Employee may not assign this Agreement without the Bank’s prior written consent.

15. Governing Law. This Agreement and the employment relationship created by it shall be governed by North Carolina law. The parties hereby consent to exclusive jurisdiction in North Carolina for the purpose of any litigation relating to this Agreement and agree that any litigation by or involving them relating to this Agreement shall be conducted in the court of Wake County or the federal court of the United States for the Eastern District of North Carolina.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year written below.

EMPLOYEE

A. Christine Baker	Date

CAPITAL BANK

By:
Date

CAPITAL BANK CORPORATION

By:
Date

EXHIBIT C

FORM OF REYNOLDS EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”), dated as of                      , 200    , is made and entered into by CAPITAL BANK (hereinafter the “Bank”), and FAIRFAX C. REYNOLDS (hereinafter the “Employee”).

Capital Bank Corporation, a North Carolina corporation and a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (“CBC”), and 1st State Bancorp, Inc., a Virginia corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the “Company”), are parties to that certain Merger Agreement dated                          , 2005 pursuant to which the Company is being merged (the “Merger”) with and into CBC effective as of the date of this Agreement (the “Effective Time”). Following the Merger, CBC may elect to merge (the “Bank Merger”) 1st State Bank, a North Carolina bank and, as a result of the Merger, a wholly owned subsidiary of CBC (the “Company Bank”), and the Bank, a North Carolina bank and a wholly owned subsidiary of CBC.

The Bank desires to employ Employee and Employee desires to accept such employment on the terms set forth below.

In consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the Bank and Employee agree as follows:

1. Employment. The Bank employs Employee and Employee accepts employment on the terms and conditions set forth in this Agreement.

2. Nature Of Employment. Employee shall serve as Executive Vice President and shall have such responsibilities and authority consistent with such position as may be reasonably assigned to him by the Bank. Employee shall also serve as Executive Vice President of CBC. Employee shall devote his full time and attention and best efforts to perform successfully his duties and advance the Bank’s interests. Employee shall abide by the Bank’s policies, procedures, and practices as they may exist from time to time.

During this employment, Employee shall have no other employment of any nature whatsoever without the prior consent of the Bank; provided, however, this Agreement shall not prohibit Employee from personally owning and dealing in stocks, bonds, securities, real estate, commodities or other investment properties for his own benefit or those of his immediate family. Notwithstanding the foregoing, Employee shall also continue to serve as Executive Vice President-Commercial and Retail Banking of the Company Bank, on an “at will” basis, pending completion of the Bank Merger.

3. Term. Subject to the earlier termination provisions set forth in Section 5, the original term of this Agreement shall be one (1) year commencing at the Effective Time and terminating on the first anniversary of the Effective Time, and, upon expiration of the original term or any renewal term, the term shall be automatically renewed for an additional one (1) year period unless, at least thirty (30) days prior to the renewal date, either party gives notice of its intent not to continue the relationship. During any renewal term, the terms, conditions and provisions set forth in this Agreement shall remain in effect unless modified in accordance with Section 11.

4. Compensation and Benefits.

(a) Base Salary. Employee’s initial annual base salary for all services rendered shall be One Hundred Fifty Thousand and No/100 Dollars ($150,000) (less applicable withholdings), payable in accordance with the Bank’s policies, procedures, and practices as they may exist from time to time. Employee’s salary periodically may be reviewed and adjusted at the Bank’s discretion in accordance with the Bank’s policies, procedures and practices as they may exist from time to time.

(b) Incentive Plan. Employee shall be eligible to participate in the Bank’s Management Incentive Plan in accordance with the applicable terms, conditions, and eligibility requirements of that Plan, some of which are in the plan administrator’s discretion, as they may exist from time to time.

(c) Benefits. Employee may participate in any medical insurance or other employee benefit plans and programs which may be made available from time to time to other Bank employees at Employee’s level; provided, however, that Employee’s participation in such benefit plans and programs is subject to the applicable terms, conditions, and eligibility requirements of those plans and programs, some of which are within the plan administrator’s discretion, as they may exist from time to time.

(d) Expenses. Employee shall be reimbursed by the Bank for any reasonable and necessary business expenses incurred by Employee on behalf of the Bank or in connection with Employee’s performance of his duties hereunder. Such reimbursement shall be in accordance with the Bank’s practices or policies as they may exist from time to time.

(e) Vacation. Employee shall be entitled to four (4) weeks of vacation during calendar year 200     and thereafter vacation entitlement shall be in accordance with the Bank’s policies. Such vacation shall be taken in accordance with the Bank’s policies and practices as they may exist from time to time.

5. Termination of Employment and Post-Termination Compensation.

(a) With Notice. Either the Bank or Employee may terminate the employment relationship at any time for any reason or no reason by giving thirty (30) days’ written notice to the other party.

(b) Cause, Disability, or Death. The Bank may terminate Employee’s employment immediately for “Disability,” “Cause,” or in the event of Employee’s death. For purposes of this Agreement, Disability shall mean Employee’s mental or physical inability to perform the essential functions of his duties satisfactorily for a period of one hundred eighty (180) consecutive days or one hundred eighty (180) days within a 365-day period as determined by the Bank in its reasonable discretion and in accordance with applicable law. For purposes of this Agreement, “Cause” shall mean: (i) any act of Employee involving dishonesty; (ii) any material violation by Employee of any Bank rule, regulation, or policy; (iii) gross negligence committed by Employee; (iv) material failure of Employee to perform his duties hereunder; or (v) Employee’s breach of any of the express obligations of this Agreement.

(c) Post-Termination Compensation.

(i) In the event of termination for Cause or termination upon the expiration of the original or any renewal term of this Agreement (non-renewal), the Bank’s obligation to compensate Employee ceases on the date of termination except as to the amounts of salary due at that time.

(ii) In the event of a termination for death or Disability, the Bank’s obligation to compensate Employee ceases on the date of termination, except as to any salary and prorated bonuses to which he may be entitled as of the date of termination. The Bank shall pay any such amounts to Employee or Employee’s estate.

(iii) If, prior to expiration of the original or any renewal term of this Agreement, the Bank terminates Employee’s employment without Cause or Employee terminates his employment for Good Reason (as defined below), then Employee upon his execution of an enforceable general release in a form prepared by the Bank shall be entitled to (A) receive a gross amount equal to his then current annual base salary plus the amount of bonus paid to Employee by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), if any, in the prior bonus year with the Bank, payable in substantially equal amounts over the twelve (12) month period following such termination; and (B) for the period of time Employee receives payments pursuant to Section 5(c)(iii)(A), participate in all life insurance, retirement, health, accidental death and dismemberment, and disability plans and other benefit programs and other services paid by the Bank for Employee in which Employee participates immediately prior to the termination, provided that Employee’s continued participation is possible under the applicable terms, conditions and eligibility requirements of such plans and programs. Employee’s continued participation in such plans and programs shall be at no greater cost to Employee than the cost he bore for such participation immediately prior to termination. If Employee’s participation in any such plan or program is barred, the Bank shall arrange upon comparable terms, and at no greater cost to Employee than the cost he bore for such plans and programs prior to termination, to provide Employee with benefits substantially similar to, or greater than, those which he is entitled to receive under any such plan or program.

For purposes of this Section 5(c), Good Reason shall mean the occurrence of any of the following events or conditions without Employee’s prior written consent:

(A) a change in Employee’s status, title, position, or responsibilities (including reporting responsibilities) which represents a material adverse change from his status, title, position, or responsibilities in effect immediately prior thereto; the assignment to Employee of any duties or responsibilities which are materially inconsistent with his status, title, position or responsibilities; or any removal of Employee from or failure to reappoint or re-elect him to any of such positions, status, or title (including positions, titles, and responsibilities with any affiliate), except in connection with the termination of his employment for Disability, Cause, or death, or by Employee other than for Good Reason;

(B) the Bank’s requiring Employee to be based at any place outside a thirty (30) mile radius from [                                                                     ], except for reasonably required travel on the Bank’s business;

(C) any material breach by the Bank of any express provision of this Agreement.

6. Non-Solicitation/Non-Compete. Employee acknowledges that by virtue of Employee’s employment with the Bank, Employee shall have access to and control of confidential and proprietary information concerning the Bank’s and/or its parents’, subsidiaries’ or affiliates’ (collectively, the “Corporation”) business and that the Corporation’s business depends to a considerable extent on the individual skills, efforts, and leadership of Employee. Additionally, Employee acknowledges that the covenants contained in this Section 6: are reasonably necessary to protect the legitimate business interests of the Corporation; are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed on him; and were disclosed to him prior to the commencement of his employment, such employment being conditioned on his execution of an agreement containing such terms. Accordingly and in consideration of the Corporation’s commitments to Employee under this Agreement, Employee expressly covenants and agrees that Employee shall not, without the prior consent of the Bank, during his employment and, subject to Section 6(c) below, for one (1) year following the cessation of his employment regardless of the reason for the cessation,

(a) on Employee’s own or another’s behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise:

(i) within any city, metropolitan area or county in which the Corporation does business or is located, engage in any business activity (or assist others to engage in any business activity) that directly competes with the Corporation;

(ii) solicit or do business that is the same, similar to, or otherwise in competition with the business engaged in by the Corporation from or with persons or entities who are customers of the Corporation, who were customers of the Corporation at any time during the last year of Employee’s employment with the Bank, or to whom the Corporation made proposals for business at any time during the last year of Employee’s employment with the Bank; or

(iii) employ, offer employment to, or otherwise solicit for employment, any employee or other person who is then currently an employee of the Corporation or who was employed by the Corporation during the last year of Employee’s employment with the Bank.

(b) within any city, metropolitan area or county in which the Corporation does business or is located, be employed or otherwise engaged by any entity that engages in the same, similar or otherwise competitive business as the Corporation, to provide the same or similar services that Employee provided to the Corporation.

(c) (i) If (A) the Bank terminates Employee’s employment without Cause or Employee terminates his employment for Good Reason and (B) Employee waives in writing his right to receive payments pursuant to Section 5(c)(iii) hereof, the restrictions on Employee’s ability to compete with the Bank contained in this Section 6 shall terminate on the later of (A) the cessation of Employee’s employment with the Bank or (B) the Bank’s receipt of Employee’s waiver described in this Section 6(c)(i). (ii) In the event that Employee’s employment terminates under any of the circumstances described in Section 8(b), the restrictions on Employee’s ability to compete with the Bank contained in this Section 6 shall terminate six (6) months following cessation of Employee’s employment with the Bank.

7. Proprietary Information And Property. Employee shall not, at any time during or following employment with the Bank, disclose or use, except in the course of his employment with the Bank or as may be required by law, any confidential or proprietary information of the Corporation received by Employee, whether such information is in Employee’s memory or embodied in writing or other physical form.

Confidential or proprietary information is information which is not generally available to the general public, or Corporation’s competitors, or ascertainable through common sense or general business knowledge; including, but not limited to data, compilations, methods, financial data, financial plans, business plans, product plans, lists of actual or potential customers, marketing information and information regarding executives and employees.

All records, files or other objects maintained by or under the control, custody or possession of the Corporation or its agents in their capacity as agents shall be and remain the Corporation’s property. Upon cessation of his employment or the Corporation’s earlier request, Employee shall return to the Corporation all property (including, but not limited to, credit cards, keys, company car, cell phones, computer hardware and software, records, files, manuals and other documents in whatever form they exist, whether electronic, hard copy or otherwise and all copies, notes or summaries thereof) which he received in connection with his employment. At the Corporation’s request, Employee shall bring current all such records, files or documents before returning them.

Upon notice of cessation of his employment with the Bank, Employee shall fully cooperate with the Bank in winding up his pending work and transferring his work to those individuals designated by the Bank.

8. Change in Control.

(a) Definition. For purposes of this Agreement, “Change in Control” shall mean any of the following:

(i) Any “person” (as such term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”)) acquiring “beneficial ownership”) (as such term is used in Rule 13d-3 under the Act), directly or indirectly, of securities of Capital Bank Corporation, the parent holding company of the Bank (“CBC”) representing fifty percent (50%) or more of the combined voting power of CBC’s then outstanding voting securities (the “Voting Power”), but excluding for this purpose an acquisition by CBC or an “affiliate” (as defined in Rule 12b-2 under the Act) or by an employee benefit plan of CBC or of an affiliate.

(ii) The individuals who constitute the Board of Directors of CBC (“Board”) on the effective date hereof or their successors duly appointed in the ordinary course (collectively, the “Incumbent Directors”) cease to constitute at least a majority of the Board. Any director whose nomination is approved by a majority of the Incumbent Directors shall be considered an Incumbent Director; provided, however, that no Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of CBC shall be considered an Incumbent Director.

(iii) The shareholders of CBC approve a reorganization, share exchange, merger or consolidation related to CBC or the Bank following which the owners of the Voting Power of CBC immediately prior to the closing of such transaction do not beneficially own, directly or indirectly, more than fifty percent (50%) of the Voting Power of the Bank.

(iv) The shareholders of the Bank approve a complete liquidation or dissolution of the Bank, or a sale or other disposition of all or substantially all of the capital stock or assets of the Bank, but excluding for this purpose any sale or disposition of all or substantially all of the capital stock or assets of the Bank to an “affiliate” (as defined in Rule 12b-2 under the Act) of CBC.

Change in Control shall not include a transaction, or series of transactions, whereby CBC or the Bank becomes a subsidiary of a holding company if the shareholders of the holding company are substantially the same as the shareholders of CBC prior to such transaction or series of series of transactions.

(b) Change in Control Termination. After the occurrence of a Change in Control, Employee shall be entitled to receive payments and benefits pursuant to this Agreement in the following circumstances:

(i) if within the period beginning ninety (90) days prior to and ending three (3) years after the occurrence of a Change in Control, the Bank terminates Employee’s employment for any reason other than Cause, Disability, or death; or

(ii) if within three (3) years after the occurrence of a Change in Control, Employee terminates her employment with the Bank for Good Reason. For purposes of this Section 8(b), Good Reason shall include the failure of CBC to obtain an agreement, satisfactory to Employee, from any successor or assign of CBC to assume and agree to perform this Agreement.

(c) Change in Control Benefits. In the event that Employee’s employment with the Bank terminates under any of the circumstances described above in this Section 8 at any time, Employee shall be entitled to receive all accrued compensation and any pro rata bonuses to which he may be entitled and which Employee may have earned up to the date of termination and, upon Employee’s execution of an enforceable general release in a form prepared by the Bank, severance payments and benefits according to the following schedule and terms:

(i) a severance payment equal to: 2.99 times the amount of Employee’s then current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), in the event the termination occurs no later than twelve (12) months after the occurrence of a Change in Control; 2.0 times the amount of Employee’s then current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), in the event the termination occurs more than twelve (12) months but within (up to and including) twenty-four (24) months after the occurrence of a Change in Control; or 1.0 times the amount of Employee’s then current annual base salary plus the amount of bonus paid to Employee, if any, in the prior bonus year by the Bank (excluding any bonus paid by 1st State Bank or 1st State Bancorp, Inc.), in the event the termination occurs more than twenty-four (24) months but within (up to and including) thirty-six (36) months after the occurrence of a Change in Control. The severance payment shall be paid in substantially equal monthly installments without interest, commencing one month after the date of termination.

(ii) a continuation of benefits for the period of time Employee receives the severance benefits described in Section 8(c)(i) above as follows: During such time, the Bank shall maintain and Employee shall be entitled to participate in all life insurance, retirement, health, accidental death and dismemberment, and disability plans and other benefit programs and other services paid by the Bank for Employee in which Employee participated immediately prior to the termination, provided that Employee’s continued participation is possible under the applicable terms, conditions and eligibility requirements of such plans and programs. Employee’s continued participation in such plans and programs shall be at no greater cost to Employee than the cost he bore for such participation immediately prior to termination. If Employee’s participation in any such plan or program is barred, the Bank shall arrange upon comparable terms, and at no greater cost to Employee than the cost he bore for such plans and programs prior to termination, to provide Employee with benefits substantially similar to, or greater than, those which he is entitled to receive under any such plan or program; and

(iii) a lump sum payment (or otherwise as specified by Employee to the extent permitted by the applicable plan) of any and all amounts contributed to a Bank pension or retirement plan which Employee is entitled to under the terms of any such plan. In the event Employee fails to execute the general release described above, he shall receive any such payments in accordance with the payment provisions of the applicable plan(s).

(d) Limitation on Payments. To the extent that any of the payments and benefits provided for under this Agreement or otherwise payable to Employee constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and but for this Section 8 would be subject to the excise tax imposed by Section 4999 of the Code, the Bank shall reduce the aggregate amount of such payments and benefits such that the present value thereof (as determined under the Code and the applicable regulations) is equal to 2.99 times Employee’s “base amount” as defined in Section 280G(b)(3) of the Code.

9. Survival. The terms and conditions of Sections 6 and 7 shall survive termination of this Agreement and/or Employee’s employment and shall not be affected by any change or modification of this Agreement unless specific reference is made to such sections.

10. Remedies. Employee agrees that his breach or threatened violation of Sections 6 and 7, will result in immediate and irreparable harm to the Corporation for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Corporation may be entitled, (a) the Corporation may seek legal and equitable relief, including but not limited to, preliminary and permanent injunctive relief, (b) the Corporation will be released of its obligations under this Agreement, including but not limited to, payments pursuant to Section 5, and (c) Employee will indemnify the Corporation for all expenses, including attorneys’ fees, in seeking to enforce these paragraphs.

11. Waiver Of Breach. The Bank’s or Employee’s waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other party.

12. Entire Agreement. This Agreement: (i) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter of this Agreement; and (ii) constitutes the sole agreement between the parties with respect to this subject matter. Each party acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement; and (ii) no agreement, statement or promise not contained in this Agreement shall be valid. No change or modification of this Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

13. Severability. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement. Additionally, if any of the provisions, clauses or phrases set forth in Section 6 or 7 of this Agreement are held unenforceable by a court of competent jurisdiction, then the parties desire that such provision, clause or phrase be “blue-penciled” or rewritten by the court to the extent necessary to render it enforceable.

14. Parties Bound. The terms, provisions, covenants and agreements contained in this Agreement shall apply to, be binding upon and inure to the benefit of the Bank’s successors and assigns. The Bank, at its discretion, may assign this Agreement. Employee may not assign this Agreement without the Bank’s prior written consent.

15. Governing Law. This Agreement and the employment relationship created by it shall be governed by North Carolina law. The parties hereby consent to exclusive jurisdiction in North Carolina for the purpose of any litigation relating to this Agreement and agree that any litigation by or involving them relating to this Agreement shall be conducted in the court of Wake County or the federal court of the United States for the Eastern District of North Carolina.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year written below.

EMPLOYEE

Fairfax C. Reynolds	Date

CAPITAL BANK

By:
Date

CAPITAL BANK CORPORATION

By:
Date

EXHIBIT D

FORM OF McGILL CONSULTING AGREEMENT

This AGREEMENT (“Agreement”) is made and entered into by JAMES C. McGILL (“McGill”) and CAPITAL BANK (hereinafter the “Bank”). Throughout the remainder of the Agreement, McGill and the Bank may be collectively referred to as “the parties.”

McGill tendered his resignation from employment and any and all positions with 1st State Bank and 1st State Bancorp, Inc. and any of their respective subsidiaries and affiliated entities, such resignations to be effective                              , 200     (the “Resignation Date”), and                         , on behalf of itself and each such subsidiary and affiliated entity, accepted such resignations. McGill desires to provide consulting services to the Bank from his Resignation Date through                              , 200     [the fourth anniversary of the Resignation Date], and the Bank desires to enter into such consulting arrangement. The parties have negotiated the terms of the consulting arrangement and have agreed upon acceptable terms as described herein.

In consideration of the above and the mutual promises set forth below, and other valuable consideration to which McGill otherwise is not entitled, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. CONSULTING SERVICES. From the Resignation Date through                              , 200     [the fourth anniversary of the Resignation Date], McGill shall provide advice and consultation as requested by the Bank. In performing these services, McGill will comply with all applicable professional and industry standards and laws, regulations and rules and will use his best efforts, skills and knowledge, and exercise the degree of skill and care required by the highest levels of accepted professional standards.

2. CONSULTING FEES. In consideration of his agreement to provide consulting services and the other covenants contained herein, the Bank shall pay McGill (or his estate in the event of his death) a consulting fee of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) per year payable in equal bi-monthly installments. The Bank acknowledges and agrees that such payments shall continue to be made during the term of this Agreement without regard to whether McGill is unable to provide consulting services by reason of his death or disability. In addition, the Bank shall reimburse McGill for (a) the applicable COBRA premiums for McGill for such period commencing on the Resignation Date and continuing until such time as McGill is Medicare eligible and (b) the applicable cost of obtaining a reasonable Medigap supplement policy for McGill for the period commencing at the time McGill is Medicare eligible until the expiration of this Agreement.

3. INDEPENDENT CONTRACTOR STATUS. The parties hereby acknowledge and agree that McGill shall provide consulting services for the Bank strictly as an independent contractor. Nothing in this Agreement shall be construed to render him an employee, co-venturer, agent, or other representative of the Bank. McGill shall not have the authority to negotiate or enter into any contract or other undertaking or make any representation on behalf of or binding on the Bank. McGill understands that he must comply with all tax laws applicable to a self-employed individual, including the filing of any necessary tax returns and the payment of all income and self-employment taxes. The Bank shall not be required to withhold from the consulting fee any state or federal income taxes or to make payments for Social Security (“FICA”) tax, unemployment insurance, or any other payroll taxes. The Bank shall not be responsible for, and shall not obtain, worker’s compensation, disability benefits insurance, or unemployment security insurance coverage for McGill. From the Resignation Date forward, McGill shall not be eligible for, or entitled to, and shall not participate in, any of the Bank’s compensation, pension, health, or other benefit plans, if any such plans exist. Consistent with his duties and obligations under this Agreement, McGill shall, at all times, maintain sole and exclusive control over the manner and method by which he performs his consulting services.

4. COMPANY INFORMATION. Except as necessary to perform consulting services under this Agreement, McGill shall not, at any time, during or after the period during which he performs services pursuant to this Agreement, disclose, use or aid third parties in obtaining or using any confidential or proprietary information belonging to the Bank and/or its parent, subsidiaries and/or affiliates. Confidential or proprietary information is information relating to the Bank or any aspect of its business which is not generally available to the public, the Bank’s competitors or other third parties, or ascertainable through common sense or general business or technical knowledge. If such information is sought from McGill by court order or other mandatory government process, then McGill shall notify the Bank and, at its expense, take all reasonably necessary steps to defend against such court order or other mandatory process. Additionally, McGill shall permit the Bank to participate with counsel of its choice in any related enforcement proceedings. The provisions of this Section 4 shall survive any termination of this Agreement. McGill shall return all of the Bank’s property and confidential or proprietary information in his possession, custody or control (including but not limited to computer software and hardware, records, files and other documents in whatever form they exist, whether electronic, hard copy or otherwise, and all copies, notes, or summaries thereof) to the Bank as requested by the Bank.

5. NON-SOLICITATION/NON-COMPETE. McGill acknowledges that by virtue of McGill’s past relationship with 1st State Bancorp, Inc. and 1st State Bank and his consulting relationship with the Bank, McGill shall have access to and control of confidential and proprietary information concerning the Bank’s and/or its parents’, subsidiaries’ or affiliates’ (collectively, the “Bank”) business and that the Bank’s business depends to a considerable extent on the individual skills, efforts, and leadership of McGill. Additionally, McGill acknowledges that the covenants contained in this Section 5: are reasonably necessary to protect the legitimate business interests of the Bank; are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed on him; and were disclosed to him prior to the commencement of his consulting relationship, such consulting relationship being conditioned on his execution of an agreement containing such terms. Accordingly and in consideration of the Bank’s commitments to McGill under this Agreement, McGill expressly covenants and agrees that he shall not, without the prior consent of the Bank, during his consulting relationship and for one (1) year following the cessation of his consulting relationship regardless of the reason for the cessation:

(a) on McGill’s own or another’s behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise:

(i) within any city, metropolitan area or county in which the Bank does business or is located, engage in any business activity (or assist others to engage in any business activity) that directly competes with the Bank;

(ii) solicit or do business that is the same, similar to, or otherwise in competition with the business engaged in by the Bank from or with persons or entities who are customers of the Bank, who were customers of the Bank at any time during the last year of McGill’s service to the Bank, or to whom the Bank made proposals for business at any time during the last year of McGill’s service to the Bank; or

(iii) employ, offer employment to, or otherwise solicit for employment, any employee or other person who is then currently an employee of the Bank or who was employed by the Bank during the last year of McGill’s service to the Bank.

(b) within any city, metropolitan area or county in which the Bank does business or is located, be employed or otherwise engaged by any entity that engages in the same, similar or otherwise competitive business as the Bank, to provide the same or similar services that McGill provided service to the Bank.

6. RELEASE. In consideration of the payment and consulting arrangement conferred by this Agreement to which, McGill agrees, he otherwise would not be entitled, MCGILL (ON BEHALF OF HIMSELF AND HIS ASSIGNS, HEIRS AND OTHER REPRESENTATIVES) RELEASES THE BANK, CAPITAL BANK CORPORATION, 1st STATE BANK, 1st STATE BANCORP, INC. AND/OR THEIR PREDECESSORS, SUCCESSORS AND ASSIGNS AND/OR THEIR PAST, PRESENT AND FUTURE OWNERS, PARENTS, SUBSIDIARIES, AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, EMPLOYEE BENEFIT PLANS (TOGETHER WITH ALL PLAN ADMINISTRATORS, TRUSTEES, FIDUCIARIES AND INSURERS) AND AGENTS (“RELEASEES”) FROM ALL CLAIMS AND WAIVES ALL RIGHTS KNOWN OR UNKNOWN, HE MAY HAVE OR CLAIM TO HAVE AGAINST RELEASEES arising before the execution of the Agreement, including but not limited to claims: (i) for discrimination, harassment or retaliation arising under federal, state or local laws prohibiting age (including but not limited to claims under the Age Discrimination in Employment Act of 1967 (ADEA), as amended, and Older Workers Benefit Protection Act of 1990 (OWBPA)), sex, national origin, race, religion, disability, veteran status or other protected class discrimination, harassment or retaliation for protected activity; (ii) for compensation and benefits (including but not limited to claims under the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”)), Fair Labor Standards Act of 1934 (FLSA), as amended, and similar federal, state, and local law; (iii) under federal, state or local law of any nature whatsoever (including but not limited to constitutional, statutory, tort, express or implied contract or other common law; and (iv) for attorneys’ fees; provided, however, that McGill does not waive or release any rights he has to any applicable director and officer liability coverage or existing corporate indemnification provision, nor release any claims for breach of this Agreement.

7. COVENANT NOT TO SUE. McGill will not sue the Releasees on any of the released claims or join as a party with others who may sue on any such claims and if McGill does not abide by this provision, then he will return all monies received under this Agreement and indemnify the Releasees for all expenses they incur in defending the action. Additionally, the Bank will be relieved of its obligations hereunder. This covenant not to sue will apply to all released claims, except where prohibited by law.

8. RIGHT TO REVIEW AND REVOKE. The Bank delivered this Agreement to McGill on                              , 200     ][date Merger Agreement is executed], and desires that he have adequate time and opportunity to review and understand the consequences of entering into it. Accordingly, the Bank advises him to consult with his attorney prior to executing it and that he has at least 21 days within which to consider it. In the event that he does not return an executed copy of the Agreement to the Bank, it and the obligations of the Bank herein shall become null and void. McGill may revoke the Agreement during the seven (7) day period immediately following his execution of it. This Agreement will not become effective or enforceable until the revocation period has expired. To revoke the Agreement, a written notice of revocation must be delivered to Capital Bank.

9. CONFIDENTIALITY. McGill represents and warrants that since receiving this Agreement he has not disclosed, and going forward will not disclose, the terms and conditions of this Agreement to third parties, except as required by law. Notwithstanding the above, he may reveal the terms and provisions of this Agreement to members of his immediate family or to an attorney, tax or financial advisors whom he may consult for legal, tax or financial advice, provided that such persons agree to maintain the confidentiality of the Agreement.

10. REMEDIES. McGill acknowledges that his breach of paragraphs 4, 5, 6, 7, and 9 could cause irreparable harm to the Bank for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Bank may be entitled by virtue of McGill’s breach of these paragraphs: (i) the Bank will be released of its obligation under this Agreement to make any payments to McGill, including, but not limited to, those available pursuant to paragraph 2; (ii) the Bank may seek legal and equitable relief, including, but not limited to, preliminary and permanent injunctive relief; (iii) McGill will return all payments received pursuant to this Agreement, including, but not limited to, those received pursuant to paragraph 2; and (iv) McGill will indemnify the Bank for all expenses, including attorneys’ fees, in seeking to enforce these paragraphs.

11. OTHER. Except as expressly provided in this Agreement, this Agreement supersedes all other understandings and agreements, oral or written, between the parties and constitutes the sole agreement between the parties with respect to its subject matter. Each party acknowledges that no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and no agreement, statement or promise not contained in the Agreement shall be valid or binding on the parties unless such change or modification is in writing and is signed by the parties. McGill’s or the Bank’s waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other party. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement.

The Bank, at its discretion, may assign this Agreement. McGill may not assign this Agreement without the Bank’s prior written consent. This Agreement shall apply to, be binding upon and inure to the benefit of the parties’ successors, assigns, heirs and other representatives and be governed by North Carolina law and the applicable provisions of federal law, including but not limited to ADEA.

(Signature Page Follows)

(Signature Page to Agreement)

IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year written below.

JAMES C. MCGILL	Date

CAPITAL BANK

By:
Date

Title:

EXHIBIT E

FORM OF STOCK VOTING AGREEMENT

STOCK VOTING AGREEMENT, dated as of             , 2005 (the “Agreement”), by and between certain shareholders of 1st State Bancorp, Inc., a Virginia corporation (the “Company”), listed on Schedule A attached hereto (each, a “Shareholder,” and collectively, the “Shareholders”), and Capital Bank Corporation, a North Carolina corporation (the “Buyer”).

WHEREAS, concurrently herewith, the Buyer and the Company are entering into an Merger Agreement of even date herewith (as amended from time to time, the “Merger Agreement”), pursuant to which the Company will merge with and into the Buyer, with the Buyer as the surviving corporation (the “Merger”); and

WHEREAS, each Shareholder owns as of the date hereof the number of shares of Common Stock of the Company, $0.01 par value per share (the “Common Stock”), listed next to such Shareholder’s name on Schedule A attached hereto (all such shares of Common Stock, together with any shares of Common Stock acquired after the date hereof and prior to the termination hereof, constituting such Shareholder’s “Shares”); and

WHEREAS, the Buyer has entered into the Merger Agreement in reliance on and in consideration of, among other things, each Shareholder’s representations, warranties, covenants and agreements hereunder.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

1. VOTING. Each Shareholder hereby revokes any and all previous proxies with respect to such Shareholder’s Shares and irrevocably agrees to vote and otherwise act (including pursuant to written consent), with respect to all of such Shareholder’s Shares, for the approval and the adoption of the Merger Agreement and all transactions contemplated thereby, including without limitation all agreements related to the Merger and any actions related thereto, and against any proposal or transaction which could prevent or delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement, at any meeting or meetings of the shareholders of the Company, and any adjournment, postponement or continuation thereof, at which the Merger Agreement and other related agreements (or any amended version or versions thereof) or such other actions are submitted for the consideration and vote of the shareholders of the Company. The foregoing shall remain in effect with respect to such Shareholder’s Shares until the termination of this Agreement. Each Shareholder agrees to execute such additional documents as the Buyer may reasonably request to effectuate the foregoing.

2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder severally represents and warrants to the Buyer as follows:

(a) Ownership of Shares. On the date hereof and as of the Effective Time (as defined in the Merger Agreement), such Shareholder’s Shares specified on Schedule A are the only shares of Common Stock owned by such Shareholder. Except as set forth on Schedule A, such Shareholder does not have any rights to acquire any additional shares of Common Stock. Such Shareholder currently has, and as of the Effective Time will have, good, valid and marketable title to such Shareholder’s Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable federal and state securities laws).

(b) Authority; Binding Agreement. Such Shareholder has the full legal right, power and authority to enter into and perform all of such Shareholder’s obligations under this Agreement. The execution and delivery of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party, including, without limitation, any voting agreement, shareholders’ agreement or voting trust. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). Neither the execution and delivery of this Agreement by such Shareholder, nor the consummation by such Shareholder of the transactions contemplated hereby nor the compliance by such Shareholder with any of the provisions hereof, will (i) violate, or require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Shareholder or such Shareholder’s Shares or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound.

(c) Reliance on Agreement. Such Shareholder understands and acknowledges that the Buyer is entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement. Such Shareholder acknowledges that the agreement set forth in Section 1 is granted in consideration for the execution and delivery of the Merger Agreement by the Buyer.

3. NOTIFICATIONS. Each Shareholder shall, while this Agreement is in effect, notify the Buyer promptly, but in no event later than two (2) calendar days, of any shares of Common Stock acquired by such Shareholder after the date hereof.

4. DELIVERY OF AFFILIATE LETTER. Contemporaneously with the execution of this Agreement, each Shareholder shall execute and deliver to the Buyer on the date hereof an Affiliate Letter substantially in the form attached hereto as EXHIBIT A.

5. TERMINATION. This Agreement shall terminate on the earlier of (i) the Effective Time or (ii) immediately upon the termination of the Merger Agreement in accordance with its terms.

6. ACTION IN SHAREHOLDER CAPACITY ONLY. No Shareholder makes any agreement or understanding herein as a director or officer of the Company; rather, each Shareholder signs solely in such Shareholder’s capacity as a record holder and beneficial owner of such Shareholder’s Shares, and nothing herein shall limit or affect any actions taken in such Shareholder’s capacity as an officer or director of the Company, including without limitation any action taken in such Shareholder’s capacity as a director or executive officer of the Company consistent with the provisions in Section 6.1(c) of the Merger Agreement.

7. MISCELLANEOUS.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one (1) Business Day after sending by a reputable national over-night courier service or three (3) Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party in the manner provided below:

If to the Buyer:

Capital Bank Corporation

4901 Glenwood Avenue

Raleigh, North Carolina 27612

Attention: B. Grant Yarber

Telephone: (919) 645-6449

Facsimile: (919) 645-6499

with a copy to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

2500 Wachovia Capitol Center

Raleigh, North Carolina 27602

Attention: Geoffrey W. Adams

Telephone: (919) 821-1220

Facsimile: (919) 821-6800

If to a Shareholder:

to the address provided for such Shareholder on Schedule A

(b) Entire Agreement. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.

(c) Amendments. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto.

(d) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

(e) Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to principles of conflicts of laws.

(f) Injunctive Relief; Jurisdiction. Each Shareholder agrees that irreparable damage would occur and that the Buyer would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Buyer shall be entitled to an injunction or injunctions to prevent breaches by any Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of North Carolina or in any North Carolina state court (collectively, the “Courts”), this being in addition to any other remedy to which the Buyer may be entitled at law or in equity. In addition, each of the parties hereto (i) irrevocably consents to the submission of such party to the personal jurisdiction of the Courts in the event that any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any of the Courts and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other the Courts.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

* * * * * *

[signature page to Stock Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

BUYER:

CAPITAL BANK CORPORATION

By:
Name:
Title:

SHAREHOLDERS

[Print Name]

[Print Name]

[Print Name]

[Print Name]

SCHEDULE A TO STOCK VOTING AGREEMENT

List of Shareholders

EXHIBIT A TO STOCK VOTING AGREEMENT

Affiliate Letter

EXHIBIT F

FORM OF AFFILIATE LETTER

                                , 2005

Capital Bank Corporation

P.O. Box 18949

Raleigh, North Carolina 27619-8949

Re:	Affiliate’s Agreement

Ladies and Gentlemen:

The undersigned is a shareholder of 1st State Bancorp, Inc. (the “Company”), a Virginia bank holding company, and will become a shareholder of Capital Bank Corporation (“CBC”), a North Carolina bank holding company, pursuant to the transactions described in the Merger Agreement, dated as of             , 2005, by and between the Company and CBC (the “Merger Agreement”), and the related Plan of Merger between the Company and CBC. Under the terms of the Merger Agreement, the Company’s outstanding common stock (“Company Stock”) will be exchanged for shares of CBC’s common stock (“CBC Stock”) and/or cash consideration. This Affiliate’s Agreement represents an agreement between the undersigned and CBC regarding certain rights and obligations of the undersigned in connection with (i) the shares of Company Stock beneficially owned by the undersigned and (ii) the shares of CBC Stock for which such shares of Company Stock will be exchanged as a result of the merger of the Company with and into CBC (the “Merger”).

The execution and delivery of this Agreement by the undersigned is a material inducement to CBC to consummate the Merger (as such term is defined in the Merger Agreement). In consideration of the Merger and the mutual covenants contained herein, the undersigned and CBC hereby agree as follows:

1. AFFILIATE STATUS. The undersigned understands and agrees that as to the Company he, she or it may be deemed an “affiliate” as that term is used in Rule 145 of the rules and regulations of the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

2. COVENANTS AND WARRANTIES OF UNDERSIGNED. The undersigned represents, warrants and agrees that:

(a) CBC has informed the undersigned that the issuance of shares of CBC Stock has been registered under the 1933 Act on a Registration Statement on Form S-4, and that any distribution by the undersigned of CBC Stock has not been registered under the 1933 Act and that such shares received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other applicable requirements of Rules 144 or 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available.

(b) The undersigned is aware that CBC and the Company intend to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code, as amended (the “Code”), for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as CBC and the Company for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the U.S. federal income tax regulations requires “continuity of interest” in order for the Merger to be treated as a tax-free reorganization under Section 368 of the Code. Continuity of interest may not be preserved if stock of an acquired company is disposed of before an acquisition to the acquired or acquiring company or to persons related to either the acquired or acquiring companies for consideration other than stock of the acquiring company, if a shareholder of the acquired company received certain distributions from the acquired company with respect to his stock in connection with the acquisition, or if stock of the acquiring company issued in the Merger is disposed of in connection with the Merger to the acquiring company or to persons related to the acquiring company. Accordingly, the undersigned declares that in connection with the Merger (i) the undersigned has not and will not dispose of any of the stock of either the Company or CBC to either the Company or CBC (other than in exchange for the Merger Consideration), to a person related to the Company (within the meaning of Section 1.368-1(e)(1)(i)(sixth sentence) of the U.S. federal income tax regulations) or to a person related to CBC (within the meaning of Section 1.368-1(e)(3) of such regulations), (ii) the undersigned has not and will not receive any dividend or other distribution with respect to the stock of the Company attributable directly or indirectly to funds provided by CBC, and (iii) the undersigned will not dispose of any CBC stock received in the Merger to CBC or to a person related to CBC within the meaning of Section 1.368-1(e)(3) of the U.S. federal income tax regulations.

3. RESTRICTIONS ON TRANSFER. The undersigned understands and agrees that stop transfer instructions with respect to the shares of CBC Stock received by the undersigned pursuant to the Merger will be given to the CBC transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating substantially as follows:

“The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the issuer) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the issuer) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the issuer that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend and it shall be in the issuer’s sole discretion whether or not to require that a legal opinion be delivered to it prior to any such, transfer or other disposition.”

Such legend will also be placed on any certificate representing CBC securities issued subsequent to the original issuance of the CBC Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the CBC Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the CBC Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), CBC, upon the request of the undersigned, will cause the certificates representing the shares of CBC Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 or 145(d) upon receipt by CBC of an opinion of its counsel to the effect that such legend may be removed.

4. UNDERSTANDING OF RESTRICTIONS ON DISPOSITIONS. The undersigned has carefully read the Merger Agreement and this Affiliate’s Agreement and discussed their requirements and impact upon the ability to sell, transfer, or otherwise dispose of the shares of CBC Stock received by the undersigned, to the extent he or it believes necessary, with his counsel.

5. TRANSFER UNDER RULE 145(D). If the undersigned desires to sell or otherwise transfer the shares of CBC Stock received by him or it in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for CBC Stock together with such additional information as the transfer agent may reasonably request.

6. ACKNOWLEDGMENTS. The undersigned recognizes and agrees that the foregoing provisions also may apply to (i) the undersigned’s spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, under certain circumstances, any sale of CBC Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

7. INJUNCTIVE RELIEF. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of CBC and to preserve for CBC the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to CBC which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, CBC shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

8. MISCELLANEOUS. This Affiliate’s Agreement is the complete agreement between CBC and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate’s Agreement shall be governed by the laws of the State of North Carolina, without regard to principles of conflicts of laws.

This Affiliate’s Agreement is executed as of the              day of                     , 2005.

Very truly yours,

Signature

[PLEASE PROVIDE A LIST OF ALL OF THE COMPANY’S AFFILIATES.]

AGREED TO AND ACCEPTED as of

                    , 2005.

CAPITAL BANK CORPORATION

By:
Name:
Title:

Appendix B

[FTN LETTERHEAD]

June 28, 2005

Board of Directors

Capital Bank Corporation

4901 Glenwood Ave.

Raleigh, NC 27612

Members of the Board of Directors:

1st State Bancorp, Inc. (the “Company”) and Capital Bank Corporation (“Capital”) have entered into a Merger Agreement (the “Agreement”) pursuant to which the Company will be merged with and into Capital in a transaction (the “Merger”) in which Capital will be the surviving corporation. In the Merger, each outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Shares”), will be converted into the right to receive consideration (the “Merger Consideration”) equal to, at the election of each holder of Company Shares: (a) 0.691829 shares of Capital’s stock multiplied by the Exchange Ratio (defined below) plus $11.4486 in cash, (b) one share of the common stock of Capital, no par value (the “Capital Shares”) multiplied by the Exchange Ratio, or (c) $37.15 in cash. The Exchange Ratio is a floating number determined (subject to the qualification in the following three sentences of this paragraph) by dividing $37.15 by the average closing price per share of the Capital Shares on the 20 trading days ending on (and including) the third business day preceding the closing of the Merger (the “Capital Average Price”). Notwithstanding the preceding sentence, if the Capital Average Price is greater than $18.00, the Exchange Ratio will be derived using $18.00 as the Capital Average Price; and provided, further, if the Capital Average Price is less than $15.00, Capital may, with written notice to the Company, elect to (a) derive the Exchange Ratio using the Capital Average Price; (b) pay holders of Company Shares cash equal to the difference between $15.00 and the Capital Average Price, or (c) derive the Exchange Ratio using $15.00 as the Capital Average Price and pay no additional consideration; if option (c) is chosen, the Company may terminate the Agreement. The Merger Consideration, together with cash payments to extinguish outstanding stock options, will, subject to preceding sentence, result in a payment by Capital of a combination of 35% cash and 65% Capital Shares that, subject to the allocation procedures set forth in the Agreement, is elected by each shareholder of the Company; provided, however, that in no event will the Capital Shares received by Company shareholders comprise less than the amount of the aggregate Merger Consideration necessary in order for the Merger to qualify as a tax-free reorganization under § 368(a)(1) of the Internal Revenue Code of 1986, as amended. No Capital Shares will be issued to holders of fractional shares of the Company Shares. The terms and conditions of the Merger are more fully set forth in the Agreement.

You have asked us whether, in our opinion, the Merger Consideration and the Exchange Ratio are fair to Capital from a financial point of view.

FTN Midwest Securities Corp. (“FTN”) and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for corporate and other purposes. We have acted as financial advisor to Capital in connection with, and have participated in certain of the negotiations leading to, the Merger. We expect to receive fees for our services in connection with the Merger, substantially all of which are contingent upon consummation of the Merger, and Capital has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. With the exception of our services in connection with the Merger, we have not provided investment banking or other services to either Capital or the Company. One of our affiliates, FTN Financial, however, provides investment services to Capital. We may provide investment banking services to Capital and the Company in the future. In connection with the above-described services our affiliates have received, and we and our affiliates may receive in the future, compensation.

FTN is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities. In the ordinary course of these activities, FTN and its affiliates may provide such services to Capital, the Company and their affiliates, may actively trade the debt and equity securities (or related derivative securities) of Capital and the Company for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of Capital and the Company for the three fiscal years ended December 31, 2004; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Capital and the Company; certain other communications from Capital and the Company to their respective stockholders; certain internal financial analyses and forecasts for Capital prepared by its management; and certain internal financial analyses and forecasts for the Company prepared by its management; and certain financial analyses and forecasts for the Company prepared by management of Capital (the “Forecasts”), including the pro forma financial impact of the Merger on Capital, which included the projected transaction costs, costs associated with integrating the businesses of Capital and the Company, purchase accounting adjustments and expected cost savings and operating synergies projected by the managements of Capital and the Company to result from the Merger (the “Synergies”) determined by senior management of Capital and reviewed with senior management of the Company.

We also have held discussions with members of the senior managements of Capital and the Company and their respective representatives, including, without limitation, their outside accountants, legal advisors and others regarding the assessment of the strategic rationale for, and the potential benefits of, the Merger, including Capital’s view with respect to the strategic importance of continuing to build its banking platform, and the past and current business operations, financial condition, earnings, cash flows, assets and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Capital Shares and the Company Shares, compared certain financial and stock market information for Capital and the Company with similar information for certain other companies the securities of which are publicly traded, reviewed, to the extent publicly available, the financial terms of certain recent business combinations in the banking industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of Capital and the Company that they are not aware of any facts that would make such information inaccurate or misleading and, with your consent, have not assumed any responsibility for independent verification of and have not independently verified any of such information. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated. We have assumed with your consent that there are no legal issues with regard to Capital or the Company that would affect our opinion, and we relied on this assumption without undertaking any independent investigation or inquiry.

We further assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of Capital and the Company and that such performances would be achieved. We express no opinion, however, with respect to the Forecasts or Synergies or the assumptions upon which they are based. We have assumed in all respects material to our analysis that Capital and the Company will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements and that the conditions precedent in the agreements are not waived.

We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Capital or the Company or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. In particular, we have not reviewed individual credit files (including any contingent, derivative or off-balance-sheet assets and liabilities) of Capital or the Company. Additionally, because we are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto, with your consent, we have assumed that such allowances for losses established, respectively, by Capital and the Company are in the aggregate adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement. We have assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. We also have assumed that in the course of obtaining the necessary governmental, regulatory or other consents and approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to Capital or the ability to consummate the Merger.

Our opinion does not address the underlying business decision of Capital to engage in the

Merger, nor are we expressing any opinion as to the prices at which Capital Shares will trade at any time. Our advisory services and the opinion expressed herein are provided for the information and assistance of Capital’s Board of Directors in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of either Capital Shares or Company Shares should vote with respect to the Merger.

This opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time (in whole or part), to any third party or in any manner of for any purpose whatsoever without our prior written consent, although this opinion may be (i) furnished to the Company for inspection purposes only, provided however, that such consent to provide the Company with a copy of this opinion is based on the condition that each of Capital and the Company have acknowledged and agreed that the Company is not authorized to and shall not rely on this opinion, and (ii) included in its entirety in the joint proxy statement/prospectus of Capital and the Company used to solicit stockholder approval of the Merger so long as any description of or reference to us or this opinion and the related analysis in such filing is in a form reasonably acceptable to us and our counsel. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It also should be understood that subsequent developments could materially affect this opinion and we do not have any obligation to update, revise, reaffirm or withdraw this opinion or otherwise comment on events occurring after the date hereof; provided, however, that we understand that one condition to Capital’s obligations to consummate the Merger is the delivery by us, within five days prior to mailing the proxy materials to Capital shareholders in connection with a meeting of shareholders at which the Merger will be voted upon, of a letter reaffirming as of such date our opinion set forth herein.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio and the aggregate Merger Consideration to be paid by Capital pursuant to the Agreement are fair to Capital from a financial point of view.

Very truly yours,

/s/    FTN Midwest Securities Corp.

FTN MIDWEST SECURITIES CORP.

Appendix C

June 29, 2005

Board of Directors

1st State Bancorp, Inc.

P.O. Box 1797

Burlington, NC 27216

Members of the Board:

1st State Bancorp, Inc. (“1st State”) entered into an Agreement and Plan of Merger (“the Agreement”) with Capital Bank Corporation (“Capital Bank”) as of June 29, 2005, whereby 1st State will merge with and into Capital Bank (the “Merger”).

You have requested our opinion with respect to the fairness, from a financial point of view, to the holders of the common stock (the “Stockholders”) of 1st State of the consideration to be received in the Merger as defined in the Agreement (the “Merger Consideration”). Our opinion is as of the date hereof.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered, reviewed and analyzed financial and other information and materials that we have deemed appropriate under the circumstances, and among other things:

(i)	reviewed the Merger Agreement and certain related documents;

(ii)	reviewed the historical and current financial position and results of the operations of 1st State and Capital Bank;

(iii)	reviewed certain publicly available information concerning Capital Bank including Annual Reports on Form 10-K for each of the years in the three year period ended December 31, 2004 and Quarterly Reports on Form 10-Q for the periods ending March 31, 2004, June 30, 2004, September 30, 2004 and March 31, 2005;

(iv)	reviewed certain publicly available information concerning 1st State including Annual Reports on Form 10-K for each of the years in the three year period ended September 30, 2004 and Quarterly Reports on Form 10-Q for the periods ending December 31, 2003, March 31, 2004, June 30, 2004, December 31, 2004 and March 31, 2005;

(v)	reviewed certain available financial forecasts concerning the business and operations of 1st State and Capital Bank that were prepared by management of 1st State and Capital Bank, respectively;

(vi)	participated in discussions with certain officers and employees of 1st State and Capital Bank to discuss the past and current business operations, financial condition and prospects of 1st State and Capital Bank, as well as matters we believe relevant to our inquiry;

C-1

(vii)	reviewed certain publicly available operating and financial information with respect to other companies that we believe to be comparable in certain respects to 1st State and Capital Bank;

(viii)	reviewed the current and historical relationships between the trading levels of 1st State’s common stock and Capital Bank’s common stock and the historical and current market for the common stock of 1st State, Capital Bank and other companies that we believe to be comparable in certain respects to 1st State or Capital Bank;

(ix)	reviewed the nature and terms of certain other acquisition transactions that we believe to be relevant; and

(x)	performed such other reviews and analyses we have deemed appropriate.

In our review and analysis, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us, or that is publicly available, and have not attempted independently to verify nor assumed responsibility for verifying any such information. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of 1st State or Capital Bank, as the case may be, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets, including loans, properties and facilities, or liabilities of 1st State or Capital Bank.

Our opinion is based upon conditions as they exist and can be evaluated on the date hereof. Our opinion expressed below does not imply any conclusion as to the likely trading range for any common stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and factors that generally influence the price of securities. Our opinion does not address 1st State’s underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration and does not constitute a recommendation concerning how holders of 1st State’s common stock should vote with respect to the Agreement. The Orr Group, LLC will receive a fee from 1st State upon consummation of the Merger.

In rendering our opinion we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions will be imposed that would have a material adverse affect on the contemplated benefits of the Merger to Capital Bank following the Merger.

Subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the Stockholders from a financial point of view.

Very truly yours,

/s/    The Orr Group, LLC

The Orr Group, LLC

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Appendix D

1st STATE BANCORP, INC.

[LOGO]

2004 ANNUAL REPORT

1st STATE BANCORP, INC.

1st State Bancorp, Inc. serves as the holding company for its wholly owned subsidiary, 1st State Bank. 1st State Bancorp is primarily engaged in the business of directing, planning and coordinating the business activities of 1st State Bank. Founded in 1914, 1st State Bank is a community and customer oriented North Carolina-chartered commercial bank headquartered in Burlington, North Carolina. We operate seven full service offices located in north central North Carolina on the Interstate 85 corridor between the Piedmont Triad and Research Triangle Park. We conduct most of our business in Alamance County, North Carolina.

Our business consists principally of attracting deposits from the general public and investing these funds in loans secured by single-family residential and commercial real estate, secured and unsecured commercial loans and consumer loans. Our profitability depends primarily on our net interest income, which is the difference between the income we receive on our loan and investment securities portfolios and our cost of funds, which consists of the interest we pay on deposits and borrowed funds. We also earn income from miscellaneous fees related to our loans and deposits, mortgage banking income and commissions from sales of annuities and mutual funds.

MARKET INFORMATION

1st State Bancorp’s common stock began trading under the symbol “FSBC” on the Nasdaq National Market System on April 26, 1999. There are currently 2,962,323 shares of common stock outstanding and approximately 923 holders of record of the common stock. Following are the high and low closing prices, by fiscal quarter, as reported on the Nasdaq National Market during the periods indicated, as well as dividends declared on the common stock during each quarter.

	High	Low	Dividends Per Share
Fiscal 2004
First quarter	$29.57	$25.87	$0.10
Second quarter	30.65	28.96	0.10
Third quarter	29.45	26.50	0.10
Fourth quarter	27.25	26.25	0.10

Fiscal 2003
First quarter	$24.98	$23.30	$0.08
Second quarter	24.50	23.28	0.10
Third quarter	25.50	23.31	0.10
Fourth quarter	26.85	25.00	0.10

The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board’s view that a bank holding company should pay cash dividends only to the extent that the company’s net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the company’s capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company’s bank subsidiary is classified as “undercapitalized” under prompt corrective action regulations.

i

[LETTERHEAD OF 1st STATE BANCORP, INC.]

To Our Shareholders,

I am pleased to report to you the results of 1st State Bancorp, Inc. for the year ended September 30, 2004. Net income for the year ended September 30, 2004 was $3,464,000 or basic and diluted earnings per share of $1.23 and $1.17, respectively. These results compare to net income of $3,920,000 or basic and diluted earnings per share of $1.39 and $1.33, respectively, in the prior year. The lower earnings reflect the slowdown in mortgage origination activity during the year. Earnings were also negatively affected by the period of historically low interest rates which resulted in lower interest margins during the year. However, the recent interest rate increases by the Federal Open Market Committee beginning June 29, 2004 have improved our net interest margin.

In February 2004, we completed our previously announced stock repurchase plan in which we repurchased 328,961 shares or 10% of our stock. On November 16, 2004 we announced an additional 10% stock repurchase plan. We will continue to seek ways to enhance shareholder value.

Our dedicated and experienced employees are focused on serving our customers by offering them the right products to meet their needs. We continue to seek new customers and to expand our relationships with our existing customer base. We continue to concentrate on managing the fundamentals of our business in our local market. The quality of our loan portfolio remains sound and the majority of our loans are to customers in our local market that we know and understand. We are aggressively managing our nonperforming assets and believe that we have adequate loan loss reserves. At September 30, 2004 we have an allowance for loan losses of $4.0 million, or 1.68% of loans receivable.

On behalf of our staff, officers and directors, thank you for being a stockholder of 1st State Bancorp, Inc. We believe that our Company has a bright future. We look forward to continuing to serve our customers and to enhance shareholder value through growth, profitability and capital management.

Very truly yours,

/s/ James C. McGill
James C. McGill
President

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

Selected Financial Condition Data

	At September 30,
	2004	2003	2002	2001	2000
	(In thousands)
Total assets	$377,714	$362,640	$350,469	$336,792	$355,527
Loans receivable	231,763	225,725	220,047	222,285	223,595
Loans held for sale, at lower of cost or fair value	930	645	6,798	3,291	5,533
Cash and cash equivalents	9,854	9,359	18,865	25,981	33,107
Investment securities:
Available for sale	96,693	91,709	78,572	55,527	9,752
Held to maturity	22,919	19,462	11,114	12,169	67,232
Deposit accounts	262,734	262,712	260,667	248,370	254,405
Advances from Federal Home Loan Bank	44,000	31,500	20,000	20,000	20,000
Stockholders’ equity	65,914	62,701	61,569	63,644	59,209

Selected Operating Data

	Year Ended September 30,
	2004	2003	2002	2001	2000
	(Dollars in thousands, except per share data)
Total interest income	$16,342	$17,209	$20,062	$24,580	$24,784
Total interest expense	4,793	5,592	7,773	12,306	11,596

Net interest income	11,549	11,617	12,289	12,274	13,188
Provision for loan losses	240	240	240	240	240

Net interest income after provision for loan losses	11,309	11,377	12,049	12,034	12,948
Other income	2,341	3,455	2,670	2,328	1,524
Operating expenses	8,280	8,669	8,763	9,154	8,346

Income before income taxes	5,370	6,163	5,956	5,208	6,126
Income taxes	1,906	2,243	2,154	1,835	2,140

Net income	$3,464	$3,920	$3,802	$3,373	$3,986

Net income per share – basic	$1.23	$1.39	$1.25	$1.12	$1.35

Net income per share – diluted	$1.17	$1.33	$1.21	$1.06	$1.32

Selected Financial Ratios and Other Data

	Year Ended September 30,
	2004	2003	2002	2001	2000
Performance Ratios:
Return on average assets (net income divided by average total assets)	0.94%	1.13%	1.09%	0.98%	1.17%
Return on average equity (net income divided by average equity)	5.42	6.27	5.85	5.51	5.50
Interest rate spread (combined weighted average interest rate earned less combined weighted average interest rate cost)	3.03	3.14	3.20	3.02	3.16
Net interest margin (net interest income divided by average interest-earning assets)	3.34	3.54	3.75	3.82	4.10
Ratio of average interest-earning assets to average interest-bearing liabilities	121.86	123.89	123.15	120.92	125.93
Ratio of operating expenses to average total assets	2.24	2.49	2.51	2.65	2.44
Dividend payout ratio (dividends declared per share divided by diluted net income per share)	34.19	28.57	26.45	30.19	24.24

Asset Quality Ratios:
Nonperforming assets to total assets at end of period	1.05	1.17	1.25	0.85	0.82
Nonperforming loans to total loans at end of period	1.71	1.84	1.91	0.39	1.30
Allowance for loan losses to total loans at end of period	1.68	1.68	1.67	1.60	1.56
Allowance for loan losses to nonperforming loans at end of period	99.85	92.85	88.77	411.39	121.93
Provision for loan losses to total loans	0.10	0.11	0.11	0.11	0.11
Net charge-offs to average loans outstanding	0.06	0.05	0.05	0.07	0.07

Capital Ratios:
Shareholders’ equity to total assets at end of period	17.45	17.29	17.57	18.90	16.65
Average equity to average assets	17.29	17.96	18.60	17.74	21.19

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

References in this document to the “Bank,” “we,” “us,” and “our” refer to 1st State Bank. Where appropriate, “us” or “our” refers collectively to 1st State Bancorp, Inc. and 1st State Bank. References in this document to “the Company” refer to 1st State Bancorp, Inc.

General

Our business consists principally of attracting deposits from the general public and investing these funds in loans secured by single-family residential and commercial real estate, secured and unsecured commercial loans and consumer loans. Our profitability depends primarily on our net interest income which is the difference between the income we receive on our loan and investment securities portfolios and our cost of funds, which consists of interest paid on deposits and borrowed funds. Net interest income also is affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. Our profitability also is affected by the level of other income and operating expenses. Other income consists of miscellaneous fees related to our loans and deposits, mortgage banking income and commissions from sales of annuities and mutual funds. Operating expenses consist of compensation and benefits, occupancy related expenses, federal deposit insurance premiums, data processing, advertising and other expenses.

Our operations are influenced significantly by local economic conditions and by policies of financial institution regulatory authorities. Our cost of funds is influenced by interest rates on competing investments and by rates offered on similar investments by competing financial institutions in our market area, as well as general market interest rates. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered.

Our business emphasis has been to operate as a well-capitalized, profitable and independent community-oriented financial institution dedicated to providing quality customer service. We are committed to meeting the financial needs of the communities in which we operate. We believe that we can be more effective in servicing our customers than many of our nonlocal competitors because of our ability to quickly and effectively provide senior management responses to customer needs and inquiries. Our ability to provide these services is enhanced by the stability of our senior management team.

We have sought to gradually increase the percentage of our assets invested in commercial real estate loans, commercial loans and home equity lines of credit, which have shorter terms and adjust more frequently to changes in interest rates than single-family residential mortgage loans. At September 30, 2004, commercial real estate, commercial and home equity lines of credit totaled $63.4 million, $69.6 million and $37.0 million, respectively, which represented 26.1%, 28.6% and 15.2%, respectively, of gross loans. At September 30, 2004, $43.8 million, or 18.0% of gross loans, consisted of residential real estate mortgage loans.

Forward-Looking Statements

When used in this Annual Report, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in our market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in our market area, competition and information provided by third-party vendors that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We wish to advise readers that the factors listed above could affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Critical Accounting Policies

The Company’s significant accounting policies are set forth in note 1 of the consolidated financial statements. Of these significant accounting policies, the Company considers its policy regarding the allowance for loan losses to be its most critical accounting policy, because it requires management’s most subjective and complex judgments. In addition, changes in economic conditions can have a significant impact on the allowance for loan losses and therefore the provision for loan losses and results of operations. The Company has developed appropriate policies and procedures for assessing the adequacy of the allowance for loan losses, recognizing that this process requires a number of assumptions and estimates with respect to its loan portfolio. The Company’s assessments may be impacted in future periods by changes in economic conditions, the impact of regulatory examinations, and the discovery of information with respect to borrowers which is not known to management at the time of the issuance of the consolidated financial statements. For additional discussion concerning the Company’s allowance for loan losses and related matters, see “Provision for Loan Losses and Allowance for Loan Losses” below.

Liquidity and Capital Resources

1st State Bancorp has no business other than that of 1st State Bank and investing its assets. We believe that our current assets, consisting of invested cash and short-term investments, earnings on those assets and principal and interest payments on 1st State Bancorp’s loan to the employee stock ownership plan, together with dividends that may be paid from 1st State Bank to 1st State Bancorp, will provide sufficient funds for its operations and liquidity needs; however, it is possible that 1st State Bancorp may need additional funds in the future. We cannot assure you, however, that 1st State Bancorp’s sources of funds will be sufficient to satisfy its liquidity needs in the future. 1st State Bank is subject to certain regulatory limitations on the payment of dividends to 1st State Bancorp. For a discussion of these regulatory dividend limitations, see “Market Information.”

At September 30, 2004, we had stockholders’ equity of $65.9 million, as compared to $62.7 million at September 30, 2003. We reported net income for the year ended September 30, 2004 of $3.5 million, as compared to $3.9 million and $3.8 million for the years ended September 30, 2003 and 2002, respectively. At September 30, 2004 we had a Tier 1 risk-based capital to risk-weighted assets ratio of 23.7%, a Tier 1 leverage capital to average total assets ratio of 17.5% and a total risk-based capital to risk-weighted assets ratio of 24.9%. At September 30, 2004, we exceeded all regulatory minimum capital requirements.

At September 30, 2004, the Bank had stockholders’ equity of $60.6 million, as compared to $56.8 million at September 30, 2003. At September 30, 2004 and 2003, the Bank had a Tier 1 risk-based capital to risk-weighted assets ratio of 21.9% and 21.7%, respectively. At September 30, 2004, the Bank had Tier 1 leverage capital, Tier 1 risk-based capital, and total risk-based capital of $60.9 million, $60.9 million and $64.4 million, respectively, and was classified as a “well capitalized” institution pursuant to FDIC capital regulations.

Our primary sources of funds are deposits, principal and interest payments on loans, proceeds from the sale of loans, principal and interest payments on investment securities, and advances from the FHLB of Atlanta. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and local competition.

Our primary investing activities have been the origination of loans and the purchase of investment securities. During the years ended September 30, 2004, 2003 and 2002, we had $112.2 million, $186.4 million and $160.3 million, respectively, of loan originations. During the years ended September 30, 2004, 2003 and 2002, we purchased investment securities in the amounts of $58.4 million, $145.6 million and $101.4 million, respectively. Our primary financing activity is the attraction of savings deposits.

FDIC policy requires that banks maintain an average daily balance of liquid assets (cash, certain time deposits, bankers’ acceptances and specified United States government, state, or federal agency obligations) in an amount which it deems adequate to protect the safety and soundness of the bank. The FDIC currently has no specific level which it requires. Under the FDIC’s calculation method, management calculated the Bank’s liquidity ratio as 20.0% of total assets at September 30, 2004, which management believes is adequate.

North Carolina banks must maintain a reserve fund in an amount and/or ratio set by the Banking Commission to account for the level of liquidity necessary to assure the safety and soundness of the State banking system. As of September 30, 2004, the Bank’s liquidity ratio was in excess of the level established by North Carolina regulations.

Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At September 30, 2004 and 2003, cash and cash equivalents totaled $9.9 million and $9.4 million, respectively. We have other sources of liquidity should we need additional funds. During the years ended September 30, 2004, 2003 and 2002, we sold loans totaling $27.1 million, $103.7 million and $62.7 million, respectively. Additional sources of funds include FHLB of Atlanta advances. At September 30, 2004, the Bank had a credit line of $56.3 million with the Federal Home Loan Bank of Atlanta, of which $44.0 million was outstanding and $12.3 million was available. For more information regarding this strategy, see “— Asset/Liability Management.” At September 30, 2004 and 2003, we had $44.0 million and $31.5 million, respectively, of FHLB of Atlanta advances outstanding. Other sources of liquidity include loans and investment securities designated as available for sale, which totaled $930,000 and $96.7 million, respectively, at September 30, 2004.

We anticipate that we will have sufficient funds available to meet our current commitments. At September 30, 2004, we had $2.2 million in commitments to originate new loans, $55.4 million in unfunded commitments to extend credit under existing equity lines and commercial lines of credit and $2.1 million in standby letters of credit. At September 30, 2004, certificates of deposit which are scheduled to mature within one year totaled $126.7 million. We believe that a significant portion of such deposits will remain with us.

The Company has declared cash dividends per common share of $0.10 for each of the quarters in fiscal 2004 and $0.10 for each of the last three quarters in fiscal 2003 and $0.08 for the first quarter of fiscal 2003. The Company’s ability to pay dividends is dependent upon earnings. The Company’s dividend payout ratios for the years ended September 30, 2004, 2003 and 2002 were 34.2%, 28.6% and 26.4%, respectively.

Asset/Liability Management

Net interest income, the primary component of our net income, is derived from the difference or “spread” between the yield on interest-earning assets and the cost of interest-bearing liabilities. We strive to achieve consistent net interest income and to reduce our exposure to changes in interest rates by matching the terms to repricing of our interest-sensitive assets and liabilities. The matching of our assets and liabilities may be analyzed by examining the extent to which our assets and liabilities are interest rate sensitive and by monitoring the expected effects of interest rate changes on our net interest income. Factors beyond our control, such as market interest rates and competition, may also have an impact on our interest income and interest expense.

In the absence of any other factors, the overall yield or return associated with our earning assets generally will increase from existing levels when interest rates rise over an extended period of time, and conversely interest income will decrease when interest rates decrease. In general, interest expense will increase when interest rates rise over an extended period of time, and conversely interest expense will decrease when interest rates decrease. Therefore, by controlling the increases and decreases in interest income and interest expense which are brought about by changes in market interest rates, we can significantly influence our net interest income.

Our President reports to our board of directors on a regular basis on interest rate risk and trends, as well as liquidity and capital ratios and requirements. The board of directors reviews the maturities of our assets and liabilities and establishes policies and strategies designed to regulate our flow of funds and to coordinate the sources, uses and pricing of such funds. The first priority in structuring and pricing our assets and liabilities is to maintain an acceptable interest rate spread while reducing the net effects of changes in interest rates. Our management is responsible for administering the policies and determinations of the board of directors with respect to our asset and liability goals and strategies.

Our principal strategy in managing our interest rate risk has been to increase interest rate sensitive assets such as commercial loans, home equity loans and consumer loans. At September 30, 2004, we had $69.6 million of commercial loans, $37.0 million of home equity loans and $4.6 million of consumer loans, which amounted to 28.6%, 15.2% and 1.9%, respectively, of our gross loan portfolio. In addition, at September 30, 2004, we had $930,000 of loans held for sale, and, pursuant to Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, we had investment securities with an aggregate amortized cost of $97.4 million and an aggregate fair value of

$96.7 million as available for sale. We are holding these loans and investment securities as available for sale so that they may be sold if needed for liquidity or asset and liability management purposes.

We also have shortened the average repricing period of our assets by retaining in our portfolio single-family residential mortgage loans only in cases where the loan carries an adjustable rate or the loan has an interest rate that is sufficient to compensate us for the risk of maintaining long-term, fixed-rate loans in our portfolio. During the past two years, we have sold a significant portion of our fixed-rate, single-family residential mortgage loans with terms of 15 years or more that we have originated, and at September 30, 2004, most of our single-family residential mortgage loans classified as held for investment were originated at least five years previously when market interest rates were higher. At September 30, 2004, we held approximately $16.2 million and $27.6 million of fixed-rate and adjustable-rate residential mortgage loans, respectively, which represented approximately 6.7% and 11.3%, respectively, of our gross loan portfolio. Depending on conditions existing at any given time, as part of our interest rate risk management strategy, we may continue to sell newly originated fixed-rate residential mortgage loans with original maturities of 15 years or more in the secondary market.

Due to a general slowdown in the economy beginning in 2000, the Federal Reserve acted to provide a stimulus through a series of interest rate reductions that lowered the prime rate from 9.5% in January 2001 to 4.00% in June 2003. The prime rate remained at 4.00% through June 30, 2004. Due to concerns about increasing inflationary pressures, the Federal Reserve raised interest rates by 25 basis points on June 30, 2004 and two additional 25 basis point increases in the quarter ended September 30, 2004. On September 30, 2004, the prime rate was 4.75%. The Company’s net interest margin and net interest spread were negatively impacted by the low interest rate environment through June 30, 2004. The recent interest rate increases that occurred during the quarter ended September 30, 2004 have had a positive impact on the Company’s net interest margin and net interest spread.

Market Risk

Market risk reflects the risk of economic loss resulting from adverse changes in market prices and interest rates. The risk of loss can be reflected in diminished current market values and/or reduced potential net interest income in future periods.

Our market risk arises primarily from interest rate risk inherent in our lending and deposit-taking activities. We do not maintain a trading account for any class of financial instrument nor do we engage in hedging activities or purchase derivative instruments. Furthermore, we are not subject to foreign currency exchange rate risk or commodity price risk.

We measure our interest rate risk by computing estimated changes in net interest income and the net portfolio value of cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. These computations estimate the effect on our net interest income and net portfolio value of sudden and sustained 100, 200 and 300 basis points (bp) increases and 50, 75 and 100 bp decreases in market interest rates. Our board of directors has adopted an interest rate risk policy which establishes maximum decreases in our estimated net interest income of 10%, 15% and 25% in the event of 100, 200 and 300 bp increases and 10%, 10% and 10% in the event of 50, 75 and 100 bp decreases in the market interest rates, respectively. Limits have also been established for changes in net portfolio value of decreases of 10%, 15% and 25% in the event of 100, 200 and 300 bp increases in market interest rates, respectively, and decreases of 10%, 10% and 10% in the event of 50, 75 and 100 bp decreases in market interest rates, respectively. The following table presents the projected change in net interest income and net portfolio value for the various rate shock levels at September 30, 2004.

Change in Rates	Net Portfolio Value			Net Interest Income
	$ Amount	$ Change	% Change	$ Amount	$ Change	% Change
	(Dollars in thousands)			(Dollars in thousands)
+ 300 bp	$57,805	$(9,334)	(13.9)%	$14,077	$2,016	16.7%
+ 200 bp	61,345	(5,794)	(8.6)	13,465	1,404	11.6
+ 100 bp	64,501	(2,638)	(3.9)	12,781	720	6.0
Base	67,139	—	—	12,061	—	—
- 50 bp	68,663	1,524	2.3	11,678	(383)	(3.2)
- 75 bp	69,030	1,891	2.8	11,455	(606)	(5.0)
- 100 bp	69,409	2,270	3.4	11,230	(831)	(6.9)

The above table indicates that at September 30, 2004, in the event of sudden and sustained increases in prevailing market interest rates, we would expect our estimated net interest income to increase and our net portfolio value to decrease, and that in the event of sudden and sustained decreases in prevailing market interest rates, we would expect our estimated net interest income to decrease and our net portfolio value to increase. Our board of directors reviews our net interest income and net portfolio value position quarterly, and, if estimated changes in net interest income and net portfolio value are not within the targets established by the board, the board may direct management to adjust the asset and liability mix to bring interest rate risk within board approved targets. At September 30, 2004, our estimated changes in net interest income and net portfolio value were within the targets established by the board of directors.

Computations of prospective effects of hypothetical interest rate changes, such as the above computations, are based on numerous assumptions, including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. Further, the computations do not contemplate any actions we may undertake in response to changes in interest rates.

Certain shortcomings are inherent in the method of analysis presented in the above table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in differing degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In addition, the proportion of adjustable-rate loans in our portfolio could decrease in future periods if market interest rates remain at or decrease below current levels due to refinancing activity. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in the table. Also, borrowers may have difficulty in repaying their adjustable-rate debt if interest rates increase.

Analysis of Net Interest Income

Net interest income represents the difference between income derived from interest-earning assets and the interest expense on interest-bearing liabilities. Net interest income is affected by the difference between the rates of interest earned on interest-earning assets and the rates paid on interest-bearing liabilities, known as “interest rate spread,” and the relative volume of interest-earning assets and interest-bearing liabilities.

The following table sets forth certain information relating to our consolidated statements of income for the years ended September 30, 2004, 2003 and 2002 and reflects the average yield on assets and average cost of liabilities at the date and for the periods indicated. We derived yields and costs by dividing income or expense by the average balance of assets and liabilities, respectively, for the periods shown. Average balances are derived from daily balances.

	Year Ended September 30,
	2004			2003			2002
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in thousands)
Assets:
Loans receivable (1)	229,226	$11,460	5.00%	$227,951	$12,807	5.62%	$219,071	$14,532	6.63%
Investment securities (2)	113,479	4,848	4.27	87,466	4,256	4.87	95,290	5,290	5.55
Interest-bearing overnight deposits	3,556	34	0.97	12,550	146	1.16	13,186	240	1.82

Total interest-earning assets (3)	346,261	16,342	4.72	327,967	17,209	5.25	327,547	20,062	6.12

Non-interest-earning assets	23,046			20,015			21,716

Total assets	$369,307			$347,982			$349,263

Liabilities and stockholders’ equity:
Interest-bearing checking	$36,087	77	0.21	$33,894	122	0.36	$31,805	$152	0.48
Money market investment accounts	19,951	139	0.70	22,041	201	0.91	26,374	359	1.36
Passbook and statement savings	30,534	187	0.61	30,024	273	0.91	27,656	414	1.50
Certificates of deposit	159,246	3,040	1.91	156,116	3,869	2.48	158,335	5,719	3.61
FHLB advances	38,325	1,350	3.52	22,647	1,127	4.98	21,811	1,129	5.18

Total interest-bearing liabilities	284,142	4,793	1.69	264,722	5,592	2.11	265,981	7,773	2.92

Non-interest-bearing liabilities	21,307			20,777			18,333

Total liabilities	305,449			285,499			284,314
Stockholders’ equity	63,858			62,483			64,949

Total liabilities and equity	$369,307			$347,982			$349,263

Net interest income		$11,549			$11,617			$12,289

Interest rate spread			3.03%			3.14%			3.20%

Net interest margin (4)			3.34%			3.54%			3.75%

Ratio of average interest-earning assets to average interest-bearing liabilities			121.86%			123.89%			123.15%

(1)	Includes nonaccrual loans and loans held for sale, net of discounts, fees and allowance for loan losses.

(2)	Includes FHLB of Atlanta stock.

(3)	Due to immateriality, the interest income and yields related to certain tax exempt assets have not been adjusted to reflect a fully taxable equivalent yield.

(4)	Represents net interest income divided by the average balance of interest-earning assets.

Rate/Volume Analysis

The table below sets forth certain information regarding changes in our interest income and interest expense for the periods indicated. For each category of interest-earning asset and interest-bearing liability, we have provided information on changes attributable to:

•	changes in volume, which are changes in average volume multiplied by the average rate for the previous period

•	changes in rates, which are changes in average rate multiplied by the average volume for the previous period

•	changes in rate-volume, which are changes in average rate multiplied by the changes in average volume and

•	total change, which is the sum of the previous columns.

	Year Ended September 30,
	2004 vs. 2003				2003 vs. 2002
	Increase (Decrease) Due to				Increase (Decrease) Due to
	Volume	Rate	Rate/ Volume	Total	Volume	Rate	Rate/ Volume	Total
	(In thousands)
Interest income:
Loans receivable (1)	$71	$(1,410)	$(8)	$(1,347)	$589	$(2,224)	$(90)	$(1,725)
Investment securities (2)	1,266	(519)	(155)	592	(434)	(653)	53	(1,034)
Interest bearing overnight deposits	(105)	(25)	18	(112)	(11)	(87)	4	(94)

Total interest-earning assets	1,232	(1,954)	(145)	(867)	144	(2,964)	(33)	(2,853)

Interest expense:
Interest-bearing checking	8	(49)	(3)	(44)	10	(38)	(2)	(30)
Money market investment accounts	(19)	(47)	4	(62)	(59)	(118)	19	(158)
Passbook and statement savings	5	(90)	(1)	(86)	35	(162)	(14)	(141)
Certificates of deposit	77	(889)	(18)	(830)	(80)	(1,795)	25	(1,850)
FHLB advances	780	(329)	(228)	223	43	(44)	(1)	(2)

Total interest-bearing liabilities	851	(1,404)	(246)	(799)	(51)	(2,157)	27	(2,181)

Change in net interest income	$381	$(550)	$101	$(68)	$195	$(807)	$(60)	$(672)

(1)	Includes nonaccrual loans and loans held for sale net of discounts, fees and allowance for loan losses.

(2)	Includes FHLB of Atlanta stock.

Commitments, Contingencies and Off-Balance Sheet Risk

The Company is a party to financial instruments with off-balance sheet risk including commitments to extend credit under existing lines of credit and commitments to sell loans. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

Off-balance sheet financial instruments whose contract amounts represent credit and interest rate risk are summarized as follows:

	September 30, 2004	September 30, 2003
	(In thousands)
Commitments to originate new loans	$2,177	$1,552
Commitments to originate new loans held for sale	—	278
Unfunded commitments to extend credit under existing
equity line and commercial lines of credit	55,357	57,237
Commercial letters of credit	2,055	326
Commitments to sell loans held for sale	2,174	1,630

The Company does not have any special purpose entities or other similar forms of off-balance sheet financing arrangements.

Commitments to originate new loans or to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Loan commitments generally expire within 30 to 45 days. Most equity line commitments are for a term of 15 years, and commercial lines of credit are generally renewable on an annual basis. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amounts of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the borrower.

Commitments to sell loans held for sale are agreements to sell loans to a third party at an agreed upon price. At September 30, 2004, the aggregate fair value of the loans held for sale exceeded their book value.

Contractual Obligations

As of September 30, 2004

Payments due by period

(Dollars in thousands)

	Less than 1 year	1-3 years	4-5 years	Over 5 years	Total
Deposits	$229,137	$22,683	$10,914	$—	$262,734
Advances from Federal Home Loan Bank	24,000	—	20,000	—	44,000
Lease obligations	20	42	42	5	109

Total contractual cash obligations	253,157	$22,725	$30,956	$5	$306,843

Asset Quality

At September 30, 2004, non-performing assets (nonaccrual loans and real estate owned) were $4.0 million or 1.05% of total assets. At September 30, 2003, the Company had approximately $4.2 million in non-performing assets or 1.17% of total assets. At September 30, 2004 and 2003, impaired loans totaled $3.6 million and $3.8 million, respectively, as defined by Statement of Financial Accounting Standards No. 114, “Accounting by Creditors for Impairment of a Loan.” At September 30, 2004, the impaired loans resulted from two unrelated commercial loan customers, both of which have loans secured by commercial real estate and business assets in Alamance County. The impaired loans at September 30, 2003 resulted from three unrelated commercial loan customers, all of which have loans secured by commercial real estate and business assets in Alamance County. At September 30, 2004, all of the $3.6 million of the impaired loans are on nonaccrual status, and their related reserve for loan losses totaled $300,000. At September 30, 2003, all of the $3.8 million of the impaired loans are on nonaccrual status, and their related reserve for loan losses totaled $210,000. There was no impact on the provision as management had already anticipated the loans’ performance in setting the allowance for loan losses in previous periods. The average carrying value of impaired loans was $3.7 million in each of the years ended September 30, 2004 and 2003, respectively. Interest income of $189,000 and $219,000 has been recorded on impaired loans in the years ended September 30, 2004 and 2003, respectively. The Bank’s net chargeoffs for the years ended September 30, 2004 and 2003 were $140,000 and $116,000, respectively. The Bank’s allowance for loan losses was $4.0 million at September 30, 2004 and $3.9 million at September 30, 2003. The ratio of the allowance for loan losses to total loans, net of loans in process and deferred loan fees was 1.68% at both September 30, 2004 and September 30, 2003.

The following table presents an analysis of our nonperforming assets:

	At September 30, 2004	At September 30, 2003
Nonperforming loans:
Nonaccrual loans	$3,962	$4,153
Loans 90 days past due and accruing	—	—
Restructured loans	—	—

Total nonperforming loans	3,962	4,153
Other real estate	17	95

Total nonperforming assets	$3,979	$4,248

Nonperforming loans to loans receivable, net	1.72%	1.84%
Nonperforming assets as a percentage of loans and other real estate owned	1.72	1.88
Nonperforming assets to total assets	1.05	1.17

Regulations require that we classify our assets on a regular basis. There are three classifications for problem assets: substandard, doubtful and loss. We regularly review our assets to determine whether any assets require classification or re-classification. At September 30, 2004, we had $4.7 million in substandard assets consisting of $4.7 million in loans and $17,000 in real estate owned. At September 30, 2003, we had $4.9 million in substandard assets consisting of $4.8 million in loans and $95,000 in real estate owned.

In addition to regulatory classifications, we also classify as “special mention” and “watch” assets that are currently performing in accordance with their contractual terms but may become classified or nonperforming assets in the future. At September 30, 2004, we have identified approximately $5.3 million in assets classified as special mention and $24.8 million as watch.

Comparison of Financial Condition at September 30, 2004 and 2003

Most of our customers are small businesses in our immediate market area that are more vulnerable to changes in the economy than larger, more diversified companies whose revenues are supported by customers in a variety of locations. In addition, our customer base includes textile companies that are continuing to feel the negative impact of the NAFTA legislation and the downturn in our local and regional economy during the past two years. The local and regional economy impacts the Company’s net interest income and also the provision for loan losses. For further discussion, see Comparison of Operating Results below.

Total Assets. Total assets increased by $15.1 million or 4.2%, from $362.6 million at September 30, 2003 to $377.7 million at September 30, 2004. The increase in assets was due primarily to an increase in investment securities and loans receivable. Asset growth was funded primarily by increased borrowings from the FHLB of Atlanta.

Cash and Cash Equivalents. Cash and cash equivalents increased $500,000 from $9.4 million at September 30, 2003 to $9.9 million at September 30, 2004. Because of the relatively low interest rates on overnight funds, excess cash was invested in short-term agency securities to increase our yield on these funds.

Loans Receivable. Net loans receivable increased $6.1 million, or 2.7%, from $225.7 million at September 30, 2003 to $231.8 million at September 30, 2004. Loans held for sale increased $285,000 from $645,000 at September 30, 2003 to $930,000 at September 30, 2004. This increase results from the timing of loan originations and loan sales. During the year ended September 30, 2004, mortgage originations were considerably slower than in the previous year as refinance activity slowed down in response to higher mortgage rates. One-to-four family residential loans decreased $5.5 million to $43.8 million at September 30, 2004 as the loan payments and prepayment received on these loans exceeded the loans originated and retained during the year. The Company promoted equity lines during the year, and the equity lines outstanding increased $7.8 million during the year to $37.0 million at September 30, 2004. Construction loans increased $8.0 million to $37.0 million at September 30, 2004. Construction loans include residential and commercial construction loans as well as loans to selected developers in our market area.

Allowance for Loan Losses. The Company has an allowance for loan losses model which considers several factors including: changes in the balance of loans, changes in credit grades of loans, changes in the mix of the loan portfolio, historical charge-offs and recoveries, changes in impaired loan valuation allowances as well as other subjective factors such as economic conditions, loan concentrations and operational risks.

The allowance for loan losses at September 30, 2004 and 2003 was $4.0 million and $3.9 million, respectively, which we think is adequate to absorb probable losses in the loan portfolio. The ratio of the allowance for the loan losses to total loans, net of loans in process and deferred loan fees remained at 1.68% at September 30, 2004 unchanged from the level at September 30, 2003. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary based on changes in economic and other conditions. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the recognition of adjustments to the allowance for loan losses based on their judgments of information available to them at the time of their examinations.

Investment Securities. Investment securities available for sale increased $5.0 million from $91.7 million at September 30, 2003 to $96.7 million at September 30, 2004. Investment securities held to maturity increased $3.4 million from $19.5 million at September 30, 2003 to $22.9 million at September 30, 2004. During the year ended September 30, 2004, $6.4 million of investment securities held to maturity and $44.3 million of investment securities available for sale were called, matured or sold. We experienced lower overall investment yields as proceeds from these called investments were reinvested in securities at the current, lower yields. During this same time period, we purchased $9.9 million of investment securities held to maturity and $48.5 million of investment securities available for sale. Additions to the investment portfolio are dependent upon investable funds that are not needed to satisfy loan demand. We classified most of the investments purchased during the year ended September 30, 2004 as available for sale to give the Company more flexibility for possible sales of securities for liquidity purposes in the future.

Deposits. Total deposits were $262.7 million at September 30, 2004 unchanged from September 30, 2003. Certificates of deposit at September 30, 2004 totaled $160.3 million or 61.0% of deposits. At September 30, 2003, certificates of deposit totaled $164.6 million or 62.7% of total deposits. During the year ended September 30, 2004, we emphasized transaction and savings accounts which generally carry lower interest rates than certificates of deposit. Transaction and savings accounts increased $4.4 million during the year ended September 30, 2004. In an effort to preserve our net interest margin during the year ended September 30, 2004, the Company used short-term FHLB advances to fund asset growth as a lower cost alternative to certificates of deposits.

Stockholders’ Equity. Stockholders’ equity increased by $3.2 million, or 5.1% from $62.7 million at September 30, 2003 to $65.9 million at September 30, 2004. Stockholders’ equity increased as a result of net income of $3.5 million, $811,000 from the allocation of ESOP shares, and $366,000 from an increase in accumulated other comprehensive income which reflects the impact of the current market rates. These increases were partially offset by $1.1 million in cash dividends paid to stockholders and $327,000 from the purchase of treasury shares.

Comparison of Operating Results for the Years Ended September 30, 2004 and 2003

Net Income. We had $3.5 million of net income for the year ended September 30, 2004 compared to $3.9 million of net income for the year ended September 30, 2003 representing a decrease of $400,000, or 10.3%. Basic and diluted earnings per share were $1.23 and $1.17, respectively, for the year ended September 30, 2004 compared to basic and diluted earnings per share of $1.39 and $1.33, respectively, for the year ended September 30, 2003. The decrease in net income resulted primarily from decreased other income which was offset partially by decreased operating expenses and decreased income taxes.

Net Interest Income. Net interest income was $11.5 million and $11.6 million for the years ended September 30, 2004 and 2003, respectively. This minor decrease of $100,000 resulted from the offsetting effects of an increase in the level of average earning assets and a decline in the net yield on earning assets, or net interest margin, from 3.54% in the year ended September 30, 2003 to 3.34% in the year ended September 30, 2004. The Company’s average yield on interest earning assets decreased 53 basis points to 4.72% for the year ended September 30, 2004 from 5.25% in the previous year. The Company’s average cost of interest-bearing liabilities decreased 42 basis points to 1.69% for the year ended September 30, 2004 from 2.11% in the prior year. The average balance of interest-earning assets increased by $18.3 million, or 5.6%, from $328.0 million for the year ended September 30, 2003 to $346.3 million for the year ended September 30, 2004. The average balances of loans receivable and investments securities increased while the average balance of interest-bearing overnight deposits decreased. In addition, the average balance of interest-bearing liabilities increased by $19.4 million from $264.7 million for the year ended September 30, 2003 to $284.1 million for the year ended September 30, 2004 primarily due to an increase in the average balances of FHLB advances, certificates of deposits, interest bearing checking accounts, and savings accounts which were partially offset by a decrease in average money market investment accounts.

Interest Income. Total interest income was $16.3 million for the year ended September 30, 2004, as compared to $17.2 million for the year ended September 30, 2003, representing a decrease of $900,000, or 5.2%. This decrease was attributable to the 53 basis point decrease in the average yield on interest-earning assets which was partially offset by a $18.3 million increase in the average balance of interest-earning assets during the year.

Interest on loans receivable decreased by $1.3 million, or 10.5%, from $12.8 million for the year ended September 30, 2003 to $11.5 million for the year ended September 30, 2004. The average yield on loans receivable decreased 62 basis points from 5.62% for the year ended September 30, 2003 to 5.00% for the year ended September 30, 2004. The decrease resulted primarily from the decrease in the average prime interest rate from 4.24% for the year ended September 30, 2003 to 4.10% for the year ended September 30, 2004. The average balance of loans receivable for the year September 30, 2004 increased by $1.2 million from $228.0 million for the year ended September 30, 2003 to $229.2 million for the year ended September 30, 2004.

Interest on investment securities increased by $600,000, or 18.9%, from $4.3 million for the year ended September 30, 2003 to $4.9 million for the year ended September 30, 2004. The increase was attributable to a $26.0 million, or 29.7%, increase in the average balance of investment securities from $87.5 million for the year ended September 30, 2003 to $113.5 million for the year ended September 30, 2004 which was partially offset by a 60 basis point decrease in the average yield on investment securities due to lower reinvestment rates on the proceeds of matured and called investment securities. The average yield on investment securities decreased from 4.87% for the year ended September 30, 2003 to 4.27% for the year ended September 30, 2004.

Interest on interest-bearing overnight deposits decreased by $112,000 from $146,000 for the year ended September 30, 2003 to $34,000 for the year ended September 30, 2004. The decrease resulted from a $9.0 million decrease in the average balance of interest-bearing overnight deposits from $12.6 million for the year ended September 30, 2003 to $3.6 million for the year ended September 30, 2004 as well as a 20 basis point decrease in the yield on interest-bearing overnight deposits.

Interest Expense. Total interest expense was $4.8 million for the year ended September 30, 2004, as compared with $5.6 million for the year ended September 30, 2003, representing a decrease of $800,000, or 14.3%. This decrease was due primarily to a 42 basis point decrease in the average cost of funds which was partially offset by an increase in interest-bearing liabilities of $19.4 million from $264.7 million for the year ended September 30, 2003 to $284.1 million for the year ended September 30, 2004.

Interest on deposits decreased by $1.1 million, or 26.7%, from $4.5 million for the year ended September 30, 2003 to $3.4 million for the year ended September 30, 2004. The decrease was attributable to a 44 basis point decrease in the average cost of deposits. Average deposits increased $3.7 million from $242.1 million for the year ended September 30, 2003 to $245.8 million for the year ended September 30, 2004. The average balances of transaction and savings accounts increased $600,000 from $86.0 million for the year ended September 30, 2003 to $86.6 million for the year ended September 30, 2004. The average balance of certificates of deposit increased $3.1 million from $156.1 million for the year ended September 30, 2003 to $159.2 million for the year ended September 30, 2004.

Interest expense on borrowings was $1.4 million for the years ended September 30, 2004 as compared with $1.1 million for the year ended September 30, 2003. Average borrowings increased $15.7 million from $22.6 million for the year ended September 30, 2003 to $38.3 million for the year ended September 30, 2004. Offsetting this volume increase was a decrease of 146 basis points in the average cost of borrowed money. Outstanding for both years was a long-term fixed rate advance of $20.0 million from the FHLB Atlanta. During the year ended September 30, 2004, we used short-term variable rate borrowings on an as needed basis. As a result of these additional borrowings at lower short-term rates, the average cost of borrowed money decreased.

Provision for Loan Losses. We charge provisions for loan losses to earnings to maintain the total allowance for loan losses at a level we consider adequate to provide for probable loan losses, based on existing loan levels and types of loans outstanding, nonperforming loans, prior loss experience, general economic conditions and other factors. Our policies require the review of assets on a regular basis, and we appropriately classify loans as well as other assets if warranted. Our credit management systems have resulted in low loss experience; however, there can be no assurances that such experience will continue. We believe we use the best information available to make a determination with respect to the allowance for loan losses, recognizing that future adjustments may be necessary depending upon a change in economic conditions. The provision for loan losses was $240,000, charge-offs were $141,000 and recoveries were $1,000 for the year ended September 30, 2004 compared with a provision of $240,000, charge-offs of $117,000 and recoveries of $1,000 for the year ended September 30, 2003. Nonperforming loans at September 30, 2004 and 2003 were $4.0 million and $4.2 million, respectively. There was no significant impact on the provision as these loans are well secured by property and equipment and the Company has increased the specific impaired loan valuation allowance to $300,000 for these loans as of September 30, 2004 compared to $210,000 at September 30, 2003. The Company made no significant changes to the allowance for loan losses methodology during the period which impacted the provision for loan losses.

During the year ended September 30, 2004 construction and home equity loans continued to increase as well as the percentages of these loans to the total portfolio. Although these loans normally are interest sensitive, management believes that there is greater risk inherent in these loans than the typical one-to-four family residential mortgage loan. Therefore, management assigns these types of loans a higher risk weighting in the analysis of the loan loss reserve.

Other Income. Total other income was $2.3 million for the year ended September 30, 2004, as compared to $3.5 million for the year ended September 30, 2003, representing a decrease of $1.2 million, or 34.3%. Interest rates began to increase in late 2003 following a period of record low mortgage rates that prevailed for most of the year ended September 30, 2003. During the year ended September 30, 2003, many borrowers took advantage of the low rate environment to refinance their existing mortgage loans. As interest rates began to rise we saw a considerable drop in refinance activity which led to lower volumes of mortgage originations and sales which resulted in lower fee income. We continued to sell the long-term fixed-rate mortgage loans that were originated. During the years ended September 30, 2004 and 2003, we sold $27.1 million and $103.7 million of mortgage loans and recorded net mortgage banking income of $442,000 and $1.8 million, respectively. Securities gains, net increased $106,000 from $106,000 for the year ended September 30, 2003 to $212,000 for the year ended September 30, 2004. Commissions from sales of annuities and mutual funds decreased $128,000 from $465,000 for the year ended September 30, 2003 to $337,000 for the year ended September 30, 2004. This decrease results from lower sales of annuities and mutual funds. Sales of annuities and mutual funds totaled $150,000 and $6.0 million and $1.9 million and $7.2 million for the years ended September 30, 2004 and 2003, respectively. Other income increased $145,000 from $239,000 for the year ended September 30, 2003 to $384,000 for the year ended September 30, 2004. The increase resulted primarily from a $143,000 gain on the sale of a former branch office during June 2004.

Operating Expenses. Total operating expenses were $8.3 million for the year ended September 30, 2004, as compared to $8.7 million for the year ended September 30, 2003. Compensation and related benefits decreased by $200,000, or 3.6%, from $5.5 million for the year ended September 30, 2003 to $5.3 million for the year ended September 30, 2004. The reduction in compensation and benefits was largely attributable to lower incentives and overtime from lower mortgage production this year compared to the prior year. This decrease was partially offset by increased costs of employee benefits. The Company recognized income from real estate operations of $12,000 for the year ended September 30, 2004 compared to expense of $1,000 for the year ended September 30, 2003. Other operating expenses decreased $200,000, or 11.1%, from $1.8 million for the year ended September 30, 2003 to $1.6 million for the year ended September 30, 2004. This decrease was the result of expense control and reduced lending volumes.

Income Taxes. Income tax expense was $1.9 million for the year ended September 30, 2004, as compared to $2.2 million for the year ended September 30, 2003. Our effective tax rate was 35.5% for the year ended September 30, 2004 and 36.4% for the year ended September 30, 2003. The decrease in the effective tax rate in 2004 was primarily due to a relative increase in tax exempt interest income over the prior year.

Comparison of Operating Results for the Years Ended September 30, 2003 and 2002

Net Income. We had $3.9 million of net income for the year ended September 30, 2003 compared to $3.8 million of net income for the year ended September 30, 2002 representing an increase of $100,000, or 2.6%. Basic and diluted earnings per share were $1.39 and $1.33, respectively, for the year ended September 30, 2003 compared to basic and diluted earnings per share of $1.25 and $1.21, respectively, for the year ended September 30, 2002. Basic and diluted earnings per share was favorably impacted by the Company’s stock repurchase plan. The increase in net income resulted primarily from increased other income and decreased operating expenses which were offset partially by decreased net interest income and increased income taxes.

Net Interest Income. Net interest income was $11.6 million and $12.3 million for the years ended September 30, 2003 and 2002, respectively. During the year ended September 30, 2003, average net interest-earning assets increased by $1.6 million from $61.6 million at September 30, 2002 to $63.2 million at September 30, 2003. The average balance of interest-earning assets increased by $500,000, or 0.2%, from $327.5 million for the year ended September 30, 2002 to $328.0 million for the year ended September 30, 2003. The average balances of loans receivable increased, but were offset by decreases in investment securities and interest-bearing overnight deposits. In addition, the average balance of interest-bearing liabilities decreased by $1.3 million from $266.0 million for the year ended September 30, 2002 to $264.7 million for the year ended September 30, 2003 primarily due to an increase in the average balance of FHLB advances which was more then offset by a decrease in average deposits. Our interest income declined by a decrease in our interest rate spread from 3.20% for the year ended September 30, 2002 to 3.14% for the year ended September 30, 2003.

Interest Income. Total interest income was $17.2 million for the year ended September 30, 2003, as compared to $20.1 million for the year ended September 30, 2002, representing a decrease of $2.9 million, or 14.4%. This decrease was attributable to the 87 basis point decrease in the average yield on interest-earning assets which was partially offset by a $420,000 increase in the average balance of interest-earning assets during the year.

Interest on loans receivable decreased by $1.7 million, or 11.7%, from $14.5 million for the year ended September 30, 2002 to $12.8 million for the year ended September 30, 2003. The average yield on loans receivable decreased 101 basis points from 6.63% for the year ended September 30, 2002 to 5.62% for the year ended September 30, 2003. The decrease resulted primarily from the decrease in the average prime interest rate from 4.86% for the year ended September 30, 2002 to 4.24% for the year ended September 30, 2003. The average balance of loans receivable for the year September 30, 2003 increased by $8.9 million, or 4.1%, from $219.1 million for the year ended September 30, 2002 to $228.0 million for the year ended September 30, 2003.

Interest on investment securities decreased by $1.0 million, or 18.9%, from $5.3 million for the year ended September 30, 2002 to $4.3 million for the year ended September 30, 2003. The decrease was attributable to a $7.8 million, or 8.2%, decrease in the average balance of investment securities from $95.3 million for the year ended September 30, 2002 to $87.5 million for the year ended September 30, 2003 as well as a 68 basis point decrease in the average yield on investment securities due to falling market interest rates during the year ended September 30, 2003. The average yield on investment securities decreased from 5.55% for the year ended September 30, 2002 to 4.87% for the year ended

September 30, 2003. As rates declined, a higher than normal level of our investment securities were called by the issuers and we were faced with lower reinvestment rates.

Interest on interest-bearing overnight deposits decreased by $94,000 from $240,000 for the year ended September 30, 2002 to $146,000 for the year ended September 30, 2003. The decrease resulted from a $600,000 decrease in the average balance of interest-bearing overnight deposits from $13.2 million for the year ended September 30, 2002 to $12.6 million for the year ended September 30, 2003 as well as a 66 basis point decrease in the yield on interest-bearing overnight deposits.

Interest Expense. Total interest expense was $5.6 million for the year ended September 30, 2003, as compared with $7.8 million for the year ended September 30, 2002, representing a decrease of $2.2 million, or 28.2%. This decrease was due primarily to a 81 basis point decrease in the average cost of funds. Average interest-bearing liabilities decreased $1.3 million from $266.0 million for the year ended September 30, 2002 to $264.7 million for the year ended September 30, 2003.

Interest on deposits decreased by $2.1 million, or 31.8%, from $6.6 million for the year ended September 30, 2002 to $4.5 million for the year ended September 30, 2003. The decrease was attributable to a 88 basis point decrease in the average cost of deposits. As market interest rates decreased we lowered the interest rates on our deposit products. Average deposits decreased $2.1 million from $244.2 million for the year ended September 30, 2002 to $242.1 million for the year ended September 30, 2003. The average balances of transaction and savings accounts increased $124,000 from $85.8 million for the year ended September 30, 2002 to $86.0 million for the year ended September 30, 2003. Offsetting the increased average balance of transaction and savings accounts was a $2.2 million decrease in the average balance of certificates of deposit from $158.3 million for the year ended September 30, 2002 to $156.1 million for the year ended September 30, 2003.

Interest expense on borrowings was $1.1 million for each of the years ended September 30, 2003 and 2002. Average borrowings increased $800,000 from $21.8 million for the year ended September 30, 2002 to $22.6 million for the year ended September 30, 2003. Offsetting this volume increase was a decrease of 20 basis points in the average cost of borrowed money. Outstanding for both years was a long-term fixed rate advance of $20.0 million from the FHLB Atlanta. During the year ended September 30, 2003, we used short-term variable rate borrowings on an as needed basis. As a result of these additional borrowings at lower short-term rates, the average cost of borrowed money decreased.

Provision for Loan Losses. We charge provisions for loan losses to earnings to maintain the total allowance for loan losses at a level we consider adequate to provide for probable loan losses, based on existing loan levels and types of loans outstanding, nonperforming loans, prior loss experience, general economic conditions and other factors. Our policies require the review of assets on a regular basis, and we appropriately classify loans as well as other assets if warranted. Our credit management systems have resulted in low loss experience; however, there can be no assurances that such experience will continue. We believe we use the best information available to make a determination with respect to the allowance for loan losses, recognizing that future adjustments may be necessary depending upon a change in economic conditions. The provision for loan losses was $240,000, charge-offs were $117,000 and recoveries were $1,000 for the year ended September 30, 2003 compared with a provision of $240,000, charge-offs of $121,000 and recoveries of $1,000 for the year ended September 30, 2002. Nonperforming loans at both September 30, 2003 and 2002 were $4.2 million. There was no significant impact on the provision as these loans are well secured by property and equipment. The Company made no significant changes to the allowance for loan losses methodology during the period which impacted the provision for loan losses.

During the year ended September 30, 2003 commercial and home equity loans continued to increase as well as the percentages of these loans to the total portfolio. Although these loans normally are interest sensitive, management believes that there is greater risk inherent in these loans than the typical one-to-four family residential mortgage loan. Therefore, management assigns these types of loans a higher risk weighting in the analysis of the loan loss reserve. The commercial loans that have been originated are loans made to businesses to either produce a product, sell a product or provide a service. Many of these loans are asset-based loans which are loans where repayment is based primarily on the cash flow from operations and secondarily on, the liquidation of assets such as inventory and accounts receivable.

Other Income. Total other income was $3.5 million for the year ended September 30, 2003, as compared to $2.7 million for the year ended September 30, 2002, representing an increase of $800,000, or 29.6%. As interest rates decreased during the year ended September 30, 2003, mortgage loan volumes increased sharply, and mortgage banking income, net increased $700,000, or 63.6% over the prior year. We continued to sell the long-term fixed-rate mortgage loans that were originated. During the years ended September 30, 2003 and 2002, we sold $103.7 million and $62.7 million of mortgage loans and recorded net mortgage banking income of $1.9 million and $1.1 million, respectively. Securities gains, net increased $59,000 from $47,000 for the year ended September 30, 2002 to $106,000 for the year ended September 30, 2003.

Operating Expenses. Total operating expenses were $8.7 million and $8.8 million for the years ended September 30, 2003 and 2002, respectively. Compensation and related benefits decreased by $400,000, or 6.8%, from $5.9 million for the year ended September 30, 2002 to $5.5 million for the year ended September 30, 2003. Of this decrease $712,000 was related to lower Management Recognition Plan (MRP) expense for the year ended September 30, 2003, as the final vesting date for the MRPs was June 6, 2002. This decrease was partially offset by an increase in expense attributable to normal salary increases and increased cost of employee benefits. The Company recognized expense from real estate operations of $1,000 for the year ended September 30, 2003 compared to income of $55,000 for the year ended September 30, 2002. During fiscal 2003, the expenses incurred to own and operate the other real estate owned exceeded the rents collected. During fiscal 2002, the occupancy rate on the other real estate owned improved and the net rents collected exceeded the operating expenses. Other operating expenses increased $200,000, or 12.5%, from $1.6 million for the year ended September 30, 2002 to $1.8 million for the year ended September 30, 2003.

Income Taxes. Income tax expense was $2.2 million for each of the years ended September 30, 2003 and 2002. Our effective tax rate was 36.4% for the year ended September 30, 2003 and 36.2% for the year ended September 30, 2002. The increase in the effective tax rate in 2003 was primarily due to an increase in non-deductible expenses and a decrease in tax exempt interest income over the prior year.

Impact of Inflation and Changing Prices

Our financial statements and the accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of our operations. As a result, interest rates have a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Accounting Matters

In March 2004, the SEC released Staff Accounting Bulletin No. 105—Application of Accounting Principles to Loan Commitments. This bulletin requires all registrants to begin accounting for their issued loan commitments (including interest rate lock commitments) subject to Statement 133 as written options. Treatment as a written option would require those loan commitments to be reported as liabilities until either they are exercised (and a loan is made) or they expire unexercised. Staff Accounting Bulletin No. 105 must be applied to loan commitments that are issued after March 31, 2004. The adoption of Staff Accounting Bulletin No. 105 did not have a material impact on the consolidated financial statements.

In January 2003, Financial Accounting Standards Board (FASB) Interpretation No. 46, “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51”, (Interpretation 46) was issued. Interpretation 46 addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. Interpretation 46 applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”, which was issued in January 2003. The Company will be required to apply FIN 46R to variable interests in VIEs created after December 31, 2003. The application of this revised interpretation does not have a material effect on the consolidated financial statements.

In March 2004, the FASB issued EITF No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application of Certain Investments,” which provides guidance for evaluating whether an investment is other-than-temporarily impaired and its application to investments classified as either available for sale or held to maturity under FASB Statement 115, “Accounting for Certain Investments in Debt and Equity Securities,” and investments accounted for under the cost or equity method of accounting. In September 2004, the FASB issued FASB Staff Position (“FSP”) EITF No. 03-1-1 until the FASB issues final guidance, expected in the first quarter 2005.

Paragraphs 10 through 20 of EITF 03-1 provide guidance on when impairment of debt and equity securities is considered other-than-temporary. This guidance generally states impairment is considered other-than-temporary unless the holder of the security has both the intent and ability to hold the security until the fair value recovers and evidence supporting the recovery outweighs evidence to the contrary. We are currently evaluating the impact of the initial adoption of this guidance on the financial condition or results of operations of the Company.

The Company adopted the guidance of EITF 03-1, excluding paragraphs 10-20 effective as of September 30, 2004. The initial adoption of this issue, which excludes paragraphs 10-20 did not have a material effect on the consolidated financial statements.

In December 2003, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position 03-3, Accounting for Loans or Certain Debt Securities Acquired in a Transfer (SOP 03-3). SOP 03-3 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investment in loans or debt securities acquired in a transfer if these differences related to a deterioration of credit quality. SOP 03-3 also prohibits companies from carrying over or creating a valuation allowance in the initial accounting for loans acquired. SOP 03-3 is effective for loans acquired in years beginning after December 31, 2004. The adoption of SOP 03-3 is not expected to have a material impact on our consolidated financial statements.

Report of Independent Registered Public Accounting Firm

The Board of Directors

1st State Bancorp, Inc.:

We have audited the accompanying consolidated balance sheets of 1st State Bancorp, Inc. and subsidiary as of September 30, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 1st State Bancorp, Inc. and subsidiary as of September 30, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Raleigh, North Carolina

November 17, 2004

1ST STATE BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

September 30, 2004 and 2003

(Dollars in thousands)

	2004	2003
Assets
Cash and cash equivalents	$9,854	9,359
Investment securities:
Held to maturity (fair value of $22,884 and $19,397 at September 30, 2004 and 2003, respectively)	22,919	19,462
Available for sale (cost of $97,386 and $92,971 at September 30, 2004 and 2003, respectively)	96,693	91,709
Loans held for sale, at lower of cost or fair value	930	645
Loans receivable	235,719	229,581
Less allowance for loan losses	(3,956)	(3,856)

Net loans receivable	231,763	225,725
Federal Home Loan Bank stock, at cost	2,325	1,675
Real estate owned	17	95
Premises and equipment	7,884	8,413
Accrued interest receivable	2,124	1,967
Other assets	3,205	3,590

Total assets	$377,714	362,640

Liabilities and Stockholders’ Equity
Liabilities:
Deposit accounts	$262,734	262,712
Advances from Federal Home Loan Bank	44,000	31,500
Advance payments by borrowers for property taxes and insurance	39	57
Dividend payable	296	297
Other liabilities	4,731	5,373

Total liabilities	311,800	299,939

Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 1,000,000 shares; none issued	—	—
Common stock, $0.01 par value. Authorized 7,000,000 shares; issued and outstanding 2,962,323 and 2,971,977 shares at September 30, 2004 and 2003, respectively	33	33
Additional paid-in capital	36,038	35,778
Unallocated ESOP shares	(2,571)	(3,141)
Deferred compensation payable in treasury stock	6,440	5,466
Treasury stock	(14,086)	(12,785)
Retained income – substantially restricted	40,462	38,118
Accumulated other comprehensive loss – net unrealized loss on investment securities available for sale	(402)	(768)

Total stockholders’ equity	65,914	62,701

Total liabilities and stockholders’ equity	$377,714	362,640

See accompanying notes to consolidated financial statements.

1ST STATE BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Income

Years ended September 30, 2004, 2003, and 2002

(Dollars in thousands, except per share amounts)

	2004	2003	2002
Interest income:
Interest and fees on loans	$11,460	12,807	14,532
Interest and dividends on investments	4,848	4,256	5,290
Overnight deposits	34	146	240

Total interest income	16,342	17,209	20,062

Interest expense:
Deposit accounts	3,443	4,465	6,644
FHLB advances	1,350	1,127	1,129

Total interest expense	4,793	5,592	7,773

Net interest income	11,549	11,617	12,289
Provision for loan losses	(240)	(240)	(240)

Net interest income after provision for loan losses	11,309	11,377	12,049

Other income:
Customer service fees	966	877	909
Commission from sales of annuities and mutual funds	337	465	450
Mortgage banking income, net	442	1,768	1,063
Securities gains, net	212	106	47
Other	384	239	201

Total other income	2,341	3,455	2,670

Operating expenses:
Compensation and related benefits	5,252	5,459	5,936
Occupancy and equipment	1,402	1,422	1,299
Real estate operations, net	(12)	1	(55)
Other expenses	1,638	1,787	1,583

Total operating expenses	8,280	8,669	8,763

Income before income taxes	5,370	6,163	5,956
Income taxes	1,906	2,243	2,154

Net income	$3,464	3,920	3,802

Net income per share:
Basic	$1.23	1.39	1.25
Diluted	1.17	1.33	1.21

See accompanying notes to consolidated financial statements.

1ST STATE BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity and Comprehensive Income

Years ended September 30, 2004, 2003, and 2002

(Dollars in thousands, except for per share amounts)

	Common stock	Additional paid-in capital	Unallocated ESOP shares	Unearned compensation – MRP	Deferred compensation payable in treasury stock	Treasury stock	Retained income	Accumulated other comprehensive income (loss)	Total stockholders’ equity
Balance at September 30, 2001	$33	35,588	(4,373)	(518)	4,173	(4,173)	32,404	510	63,644
Comprehensive income:
Net income	—	—	—	—	—	—	3,802	—	3,802

Other comprehensive income – unrealized gain on securities available for sale net of income taxes of $204	—	—	—	—	—	—	—	317	317
Total comprehensive income									4,119
Vesting of MRP shares	—	—	—	518	—	—	—	—	518
Allocation of ESOP shares	—	35	634	—	—	—	—	—	669
Deferred compensation	—	—	—	—	1,293	—	—	—	1,293
Treasury stock held for deferred compensation	—	—	—	—	—	(1,293)	—	—	(1,293)
Acquisition of treasury shares	—	—	—	—	—	(6,433)	—	—	(6,433)
Cash dividends declared ($0.32 per share)	—	—	—	—	—	—	(1,030)	—	(1,030)
Cash dividends on unallocated ESOP shares and unvested MRP shares	—	—	—	—	—	—	82	—	82

Balance at September 30, 2002	33	35,623	(3,739)	—	5,466	(11,899)	35,258	827	61,569
Comprehensive income:
Net income	—	—	—	—	—	—	3,920	—	3,920
Other comprehensive income (loss) – unrealized loss on securities available for sale net of income taxes of $1,026	—	—	—	—	—	—	—	(1,595)	(1,595)

Total comprehensive income	—	—	—	—	—	—	—	—	2,325
Allocation of ESOP shares	—	155	598	—	—	—	—	—	753
Acquisition of treasury shares	—	—	—	—	—	(886)	—	—	(886)
Cash dividends declared ($0.38 per share)	—	—	—	—	—	—	(1,132)	—	(1,132)
Cash dividends on unallocated ESOP shares	—	—	—	—	—	—	72	—	72

Balance at September 30, 2003	33	35,778	(3,141)	—	5,466	(12,785)	38,118	(768)	62,701

1ST STATE BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity and Comprehensive Income

Years ended September 30, 2004, 2003, and 2002

(Dollars in thousands, except for per share amounts)

	Common stock	Additional paid-in capital	Unallocated ESOP shares	Unearned compensation – MRP	Deferred compensation payable in treasury stock	Treasury stock	Retained income	Accumulated other comprehensive income (loss)	Total stockholders’ equity
Balance at September 30, 2003	33	35,778	(3,141)	—	5,466	(12,785)	38,118	(768)	62,701
Comprehensive income:
Net income	—	—	—	—	—	—	3,464	—	3,464
Other comprehensive income – unrealized gain on securities available for sale net of income taxes of $203	—	—	—	—	—	—	—	366	366

Total comprehensive income									3,830
Exercise of stock options	—	19	—	—	—	—	—	—	19
Allocation of ESOP shares	—	241	570	—	—	—	—	—	811
Deferred compensation	—	—	—	—	974	—	—	—	974
Treasury stock held for deferred compensation	—	—	—	—	—	(974)	—	—	(974)
Acquisition of treasury shares	—	—	—	—	—	(327)	—	—	(327)
Cash dividends declared ($0.40 per share)	—	—	—	—	—	—	(1,184)	—	(1,184)
Cash dividends on unallocated ESOP shares	—	—	—	—	—	—	64	—	64

Balance at September 30, 2004	$33	36,038	(2,571)	—	6,440	(14,086)	40,462	(402)	65,914

See accompanying notes to consolidated financial statements.

1ST STATE BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended September 30, 2004, 2003, and 2002

(Dollars in thousands)

	2004	2003	2002
Cash flows from operating activities:
Net income	$3,464	3,920	3,802
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	240	240	240
Depreciation	686	733	646
Deferred income tax expense (benefit)	(112)	74	25
Amortization of premiums and discounts, net	5	(18)	(45)
Deferred compensation	224	230	313
Release of ESOP shares	811	753	669
Vesting of MRP shares and dividends on unvested MRP shares	—	—	712
Loan origination fees and unearned discounts deferred, net of current amortization	(76)	(130)	(68)
Net (gain) loss on sale of loans available for sale	45	(429)	(62)
Gain on sale of investment securities available for sale	(212)	(106)	(47)
Gain on sale of premises and equipments	(143)	—	—
Net loss (gain) on sale of other real estate	22	(6)	1
Proceeds from loans held for sale	27,116	103,739	62,712
Originations of loans held for sale	(27,446)	(97,157)	(66,157)
Decrease (increase) in other assets	239	257	(173)
Decrease (increase) in accrued interest receivable	(157)	305	270
Increase (decrease) in other liabilities	(108)	(2,796)	4,275

Net cash provided by operating activities	4,598	9,609	7,113

Cash flows from investing activities:
Proceeds from sale of FHLB stock	3,550	1,818	—
Purchase of FHLB stock	(4,200)	(1,743)	(100)
Purchases of investment securities held to maturity	(9,884)	(11,366)	(5,959)
Purchases of investment securities available for sale	(48,504)	(134,199)	(95,403)
Proceeds from sales of investment securities available for sale	14,003	1,106	1,818
Proceeds from maturities and issuer calls of investment securities available for sale	30,303	117,472	71,162
Proceeds from maturities and issuer calls of investment securities held to maturity	6,417	3,005	7,005
Net decrease (increase) in loans receivable	(6,138)	(5,802)	3,630
Purchase of real estate acquired in settlement of loans	(327)	—	—
Proceeds from disposal of real estate acquired in settlement of loans	590	109	227
Purchases of premises and equipment	(200)	(1,173)	(204)
Proceeds from disposal of premises and equipment	186	—	—

Net cash used in investing activities	(14,204)	(30,773)	(17,824)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended September 30, 2004, 2003, and 2002

(Dollars in thousands)

	2004	2003	2002
Cash flows from financing activities:
Net increase in deposits	$22	2,045	12,297
Increase (decrease) in advance payments by borrowers for property taxes and insurance	(18)	3	(28)
Advances from Federal Home Loan Bank	127,000	49,500	49,000
Repayments of advances from Federal Home Loan Bank	(114,500)	(38,000)	(49,000)
Exercise of stock options	19	—	—
Purchase of treasury stock	(1,301)	(886)	(7,726)
Dividends paid on common stock	(1,121)	(1,004)	(948)

Net cash provided by financing activities	10,101	11,658	3,595

Net increase (decrease) in cash and cash equivalents	495	(9,506)	(7,116)
Cash and cash equivalents at beginning of year	9,359	18,865	25,981

Cash and cash equivalents at end of year	$9,854	9,359	18,865

Payments are shown below for the following:
Interest	$4,749	5,594	7,778
Income taxes	1,743	2,205	1,819
Noncash activities:
Cash dividends declared but not paid	$296	297	241
Cash dividends on unallocated ESOP shares	64	72	76
Unrealized gains (losses) on available for sale securities	569	(2,621)	521
Loans originated in sale of real estate	—	—	2,250
Transfer from loans to real estate acquired in settlement of loans	207	15	347

See accompanying notes to consolidated financial statements.

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

(1)	Significant Accounting Policies

(a)	Organization and Description of Business

1st State Bancorp, Inc. (the Company or the Parent) is a bank holding company formed in connection with the April 1999 conversion (the Conversion) of 1st State Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered commercial bank, which now operates as a wholly owned subsidiary of the Parent under the name of 1st State Bank (the Bank). The Bank has one wholly owned subsidiary, First Capital Services Company, LLC (First Capital). The Bank is primarily engaged in the business of obtaining deposits and providing mortgage, commercial and consumer loans to the general public. First Capital is engaged primarily in the sale of annuities, mutual funds and insurance products on an agency basis. The principal activity of the Parent is ownership of the Bank.

(b)	Basis of Presentation

The consolidated financial statements include the accounts of the Parent, the Bank and the Bank’s subsidiary, First Capital. All significant intercompany transactions and balances are eliminated in consolidation.

(c)	Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and interest-bearing overnight deposits with the Federal Home Loan Bank (FHLB) of Atlanta, and federal funds sold. At September 30, 2004 and 2003, interest-bearing overnight deposits were $4,333,000 and $2,926,000, respectively.

(e)	Investment Securities

Investment securities that the Company has the positive intent and ability to hold to maturity are classified as held to maturity and are reported at amortized cost. Investment securities held for current resale are classified as trading securities and are reported at fair value, with unrealized gains and losses included in earnings. Investment securities not classified either as securities held to maturity or trading securities are classified as available for sale and reported at fair value, with net unrealized gains and losses net of related taxes excluded from earnings and reported as accumulated

D-27	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

other comprehensive income (loss) within stockholders’ equity. The classification of investment securities as held to maturity, trading, or available for sale is determined at the date of purchase.

Realized gains and losses from sales of investment securities are determined based upon the specific identification method. Premiums and discounts are amortized as an adjustment to yield over the remaining expected lives of the securities using the level-yield method.

Management periodically evaluates investment securities for other than temporary declines in value and records any losses through an adjustment to earnings.

(f)	Loans Held for Sale

The Company originates fixed rate single family, residential first mortgage loans on a presold basis. The Company issues a rate lock commitment to a customer and concurrently “locks in” with a secondary market investor under a best efforts delivery mechanism. Certain loans are sold with the servicing retained by the Company. The terms of the loan are dictated by the secondary investors and are transferred within several weeks of the Company initially funding the loan. The Company recognizes certain origination fees, gains and losses on sale of loans and service release fees upon the sale which are included in other income in the consolidated statement of income. Between the initial funding of the loans by the Company and the subsequent purchase by the investor, the Company carries the loans held for sale at the lower of cost or fair value in the aggregate as determined by the outstanding commitments from investors.

(g)	Loans Receivable

Interest on loans, including impaired loans, that are contractually ninety days or more past due is generally either charged off or reserved through an allowance for uncollected interest account. The allowance for uncollected interest is established by a charge to interest income equal to all interest previously accrued. In certain circumstances, interest on loans that are contractually ninety days or more past due is not charged off or reserved through an allowance account when management determines that the loan is both well secured and in the process of collection. If amounts are received on loans for which the accrual of interest has been discontinued, a determination is made as to whether payments received should be recorded as a reduction of the principal balance or as interest income depending on management’s judgment as to the collectibility of principal. The loan is returned to accrual status when, in management’s judgment, the borrower has demonstrated the ability to make periodic interest and principal payments on a timely basis.

(h)	Loan Origination Fees and Related Costs

Loan origination fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment of the loan yield using the level-yield method over the contractual life of the related loans.

D-28	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

(i)	Allowance for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

Management’s evaluation of the adequacy of the allowance is based on a review of individual loans, historical loan loss experience, the value and adequacy of collateral, and economic conditions in the Company’s market area. This evaluation is inherently subjective, as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize changes to the allowance based on their judgments about information available to them at the time of their examinations.

For all specifically reviewed loans for which it is probable that the Company will be unable to collect all amounts due according to the terms of the loan agreement, the Company determines impairment by computing a fair value either based on discounted cash flows using the loan’s initial interest rate or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogenous loans that are collectively evaluated for impairment (such as residential mortgage and consumer installment loans) are excluded from specific impairment evaluation, and their allowance for loan losses is calculated in accordance with the allowance for loan losses policy described above.

(j)	Real Estate Acquired in Settlement of Loans

Real estate acquired in settlement of loans by foreclosure or deed in lieu of foreclosure is initially recorded at the lower of cost (unpaid loan balance plus costs of obtaining title and possession) or fair value less estimated costs to sell at the time of acquisition. Subsequent costs directly related to development and improvement of property are capitalized, whereas costs relating to holding the property are expensed.

When the carrying value of real estate exceeds its fair value, less cost to sell, an allowance for loss on real estate is established and a provision for loss on real estate is charged to other expenses. At September 30, 2004, the Company owned one parcel of real estate acquired in settlement of loans totaling $17,000. At September 30, 2003, the Company owned two parcels of real estate acquired in settlement of loans totaling $95,000.

(k)	Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed generally by the straight-line method over the estimated useful lives of the related assets. Estimated lives are 15 to 50 years for buildings and 3 to 15 years for furniture, fixtures and equipment.

(l)	Income Taxes

Deferred income taxes are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect

D-29	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

for the year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as an adjustment to the income tax expense in the period that includes the enactment date.

(m)	Employee Stock Ownership Plan

The Company has an employee stock ownership plan (the ESOP) which covers substantially all of its employees. The ESOP purchased shares of the Company’s common stock after the Conversion using funds from a loan by the Company to the ESOP. The shares purchased by the ESOP are held in a suspense account as collateral for the loan, and are released from the suspense account and allocated to participants as scheduled principal and interest payments are made. The Company makes an annual contribution to the ESOP in an amount sufficient to make the scheduled principal and interest payments on the loan. The Company records a charge to its income statement in an amount equal to the fair value of the shares that are committed to be released from the suspense account each period in accordance with the terms of the ESOP and the related ESOP loan agreement.

(n)	Mortgage Servicing Rights

The rights to service mortgage loans for others are included in other assets on the consolidated balance sheet. Mortgage servicing rights (MSRs) are capitalized based on the allocated cost which is determined when the underlying loans are sold. MSRs are amortized over a period which approximates the life of the underlying loan as an adjustment of servicing income. Impairment reviews of MSRs are performed on a quarterly basis, by determining if specific loans have prepaid and accelerating the MSR amortization related to that specified loan. As of September 30, 2004 and 2003, no valuation was required and the activity related to MSRs is summarized as follows:

	2004	2003
	(Dollars in thousands)
Balance at beginning of year	$547	370
Additions of MSRs	58	371
Amortization of MSRs	(112)	(194)

Balance at end of year	$493	547

D-30	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

(o)	Earnings Per Share

For purposes of computing basic and diluted earnings per share, weighted average shares outstanding excludes unallocated ESOP shares that have not been committed to be released. The deferred compensation obligation discussed in note 12 that is funded with shares of the Company’s common stock has no net impact on the Company’s earnings per share computations. Diluted earnings per share includes the potentially dilutive effects of the Company’s benefit plans, as described below. There were no antidilutive stock options for the years ended September 30, 2004, 2003, and 2002. A reconciliation of the denominators of the basic and diluted earnings per share computation is as follows:

	2004	2003	2002
	(Dollars in thousands)
Net income	$3,464	3,920	3,802

Average shares issued and outstanding	2,964,363	2,986,965	3,270,471
Less unvested MRP shares	—	—	(28,795)
Less unallocated ESOP shares	(145,853)	(175,765)	(207,261)

Average basic shares for earnings per share	2,818,510	2,811,200	3,034,415
Add unvested MRP shares	—	—	28,795
Add potential common stock pursuant to stock option plan	148,201	127,398	90,988

Average diluted shares for earnings per share	2,966,711	2,938,598	3,154,198

(p)	Stock Option Plan

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148 Accounting for Stock-Based Compensation – Transition and Disclosure (SFAS 148) an amendment of FASB Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123), which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based

D-31	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

compensation and the effect of the method on reported results. There is no pro forma impact for any of the periods presented, as no stock options were granted or became vested in the years presented.

(q)	Comprehensive Income

Comprehensive income consists of net income and other comprehensive income and is presented in the statements of stockholders’ equity and comprehensive income. The Company’s other comprehensive income for the years ended September 30, 2004, 2003, and 2002 and accumulated other comprehensive income as of September 30, 2004 and 2003 are comprised solely of unrealized gains and losses on investments in available for sale securities. Other comprehensive income for the years ended September 30, 2004, 2003, and 2002 follows:

	2004	2003	2002
	(Dollars in thousands)
Unrealized holding gains (losses) arising during period, net of tax	$503	(1,528)	347
Reclassification adjustment for realized gains, net of tax	(137)	(67)	(30)

Unrealized gains (losses) on securities, net of applicable income taxes	$366	(1,595)	317

(r)	Disclosures Regarding Segments

The Company reports as one operating segment, as the chief operating decision-maker reviews the results of operations of the Company and its direct and indirect subsidiaries as a single enterprise.

(s)	Reclassifications

Certain amounts in the 2003 and 2002 consolidated financial statements have been reclassified to conform with the presentation adopted in 2004. Such reclassifications did not change net income or stockholders’ equity as previously reported.

(t)	Derivative Instruments and Hedging Activities

All derivative instruments must be recorded on the balance sheet at their respective fair values. Changes in the fair values of those derivatives will be reported in earnings or other comprehensive income depending on the use of the derivative and whether the derivative qualifies for hedge accounting.

D-32	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

On September 30, 2004 and 2003, the Company had no embedded derivative instruments requiring separate accounting treatment and had identified commitments to originate fixed-rate loans conforming to secondary market standards as its only freestanding derivative instruments. The Company does not currently engage in hedging activities. The commitments to originate fixed rate conforming loans totaled $0 and $278,000 at September 30, 2004 and 2003, respectively. The fair value of these commitments was immaterial on these dates and therefore the impact of applying SFAS No. 133 at September 30, 2004 and 2003 was not material to the Company’s consolidated financial statements. The Company had no commitments to originate fixed-rate conforming loans at September 30, 2002.

(u)	Deferred Compensation

Directors and certain executive officers participate in a deferred compensation plan, which was approved by the board of directors on September 24, 1997. This plan generally provides for fixed payments beginning after the participant retires. Each participant is fully vested in his account balance under the plan. The common stock purchased by the Company for this deferred compensation plan is maintained in a rabbi trust on behalf of the participants. The deferred compensation obligation is classified as a component of stockholders’ equity, and the common stock held by the rabbi trust is classified as a reduction of stockholders’ equity.

(v)	Standby Letters of Credit

In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which addressed the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 requires the guarantor to recognize a liability for the noncontingent component of the guarantee, such as the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple events. The initial recognition and measurement provisions are effective for all guarantees within the scope of FIN 45 issued or modified after December 31, 2002. The Company issues standby letters of credit whereby the Company guarantees performance if a specified triggering event or condition occurs (primarily nonperformance under construction contracts entered into by construction customers). The guarantees generally expire within one year and may be automatically renewed depending on the terms of the guarantee. The maximum potential amount of undiscounted future payments related to standby letters of credit at September 30, 2004 is $2,055,000. At September 30, 2004 the Company has recorded no liability for the current carrying amount of the obligation to perform as a guarantor and no contingent liability is considered necessary as such amounts are deemed immaterial. Substantially all standby letters of credit are secured by real estate and/or guaranteed by third parties in the event the Company had to advance funds to fulfill the guarantee.

(w)	Other Assets and Other Liabilities

Other assets consists primarily of deferred income taxes and prepaid and other assets. Other liabilities consist primarily of official checks and accrued expenses.

D-33	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

(2)	Conversion to Stock Form of Ownership

On August 11, 1998, the board of directors of the Bank adopted the Plan of Conversion (the Plan). Immediately upon completion of the Conversion, 1st State Bank converted from a state chartered mutual savings bank to a state chartered stock savings bank and subsequently converted from a state chartered stock savings bank to a state chartered commercial bank and became the wholly owned subsidiary of 1st State Bancorp, Inc. The Company was incorporated in November 1998 as a Virginia corporation to serve as the Bank’s holding company, and prior to April 23, 1999 had no operations and insignificant assets and liabilities. In addition, pursuant to the Plan of Conversion, the Company sold 2,975,625 shares of its $0.01 par value common stock for $16.00 per share. Gross proceeds of the offering totaled $47,610,000, and expenses associated with the Conversion totaled approximately $1,363,000.

In addition, pursuant to the Plan, the Company established 1st State Bank Foundation, Inc. (the Foundation). In connection with the Conversion, 187,500 additional shares of common stock of the Company (valued at $3,000,000) were issued and donated to the Foundation. The Foundation is dedicated to charitable and educational purposes within the Bank’s market area.

(3)	Investment Securities

Investment securities consist of the following:

	September 30, 2004
	Amortized cost	Unrealized gains	Unrealized losses	Fair value
	(Dollars in thousands)
Held to maturity:
U.S. Government and agency securities	$18,959	57	(114)	18,902
Municipal bonds	3,953	71	(49)	3,975
Collateralized mortgage obligations	7	—	—	7

Total	$22,919	128	(163)	22,884

Available for sale:
U.S. Government and agency securities	$97,386	84	(777)	96,693

D-34	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

	September 30, 2003
	Amortized cost	Unrealized gains	Unrealized losses	Fair value
	(Dollars in thousands)
Held to maturity:
U.S. Government and agency securities	$16,408	160	(352)	16,216
Municipal bonds	3,044	129	(2)	3,171
Collateralized mortgage obligations	10	—	—	10

Total	$19,462	289	(354)	19,397

Available for sale:
U.S. Government and agency securities	$92,971	353	(1,615)	91,709

Following is a summary of investments in debt securities by maturity at September 30, 2004. Collateralized mortgage obligations do not have single maturity dates and are not included below.

	Amortized cost	Fair value
	(Dollars in thousands)
Held to maturity:
Within one year	$250	252
After one but within five years	4,377	4,440
After five but within 10 years	13,008	12,959
After 10 years	5,277	5,226

Total	$22,912	22,877

Available for sale:
After one but within five years	$26,992	26,806
After five but within 10 years	67,395	66,885
After 10 years	2,999	3,002

Total	$97,386	96,693

During the years ended September 30, 2004 and 2003, the Company recognized gross gains on the sale of investment securities available for sale of approximately $212,000 and $106,000, respectively.

At September 30, 2004, U.S. Government securities with an amortized cost of approximately $50,000,000 were pledged as collateral for certain deposit accounts and advances from the Federal Home Loan Bank of Atlanta.

D-35	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

The following table provides additional information regarding unrealized losses as of September 30, 2004, none of which relate to securities that are deemed to be other than temporarily impaired. The table is segregated into investments that have been in a continuous unrealized loss position for less than 12 months from those that have been in a continuous unrealized loss position for more than 12 months.

	Less than 12 months		12 months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Held to maturity:
U.S. Government and agency securities	$7,917	(73)	2,957	(41)	10,874	(114)
Municipal bonds	1,246	(49)	—	—	1,246	(49)
Collaterized mortgage obligations	—	—	—	—	—	—

Total	$9,163	(122)	2,957	(41)	12,120	(163)

Available for sale:
U.S. Government and agency securities	$15,822	(175)	45,389	(602)	61,211	(777)

In the above table, all of the unrealized losses are the result of increases in the interest rates and not because of credit quality concerns. Therefore, the Company expects to collect the full par value of each bond upon maturity with no accounting loss.

D-36	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

(4)	Loans Receivable

Loans receivable are summarized as follows:

	2004	2003
	(Dollars in thousands)
Real estate loans:
One-to-four family residential	$43,757	49,343
Commercial real estate and other properties	63,402	63,538
Home equity and property improvement	37,016	29,188
Construction loans	24,728	16,736

Total real estate loans	168,903	158,805

Other loans:
Commercial	69,649	70,054
Consumer	4,620	5,684

Total other loans	74,269	75,738

Less:
Construction loans in process	(7,436)	(4,870)
Net deferred loan origination fees	(17)	(92)

Net loans receivable before allowance for loan losses	235,719	229,581
Allowance for loan losses	(3,956)	(3,856)

Loans receivable, net	$231,763	225,725

The recorded investment in individually impaired loans was approximately $3,580,000 (all of which were on nonaccrual status) and $3,764,000 (all of which were on nonaccrual status) at September 30, 2004 and 2003, respectively. The related allowance for loan losses on these loans was $300,000 and $210,000 at September 30, 2004 and 2003, respectively. The average recorded investment in impaired loans during the year ended September 30, 2004 was $3,701,000 and income of $189,000 was recognized during the year while the loans were impaired. The average recorded investment in impaired loans during the year ended September 30, 2003 was $3,729,000 and income of $219,000 was recognized during the year while the loans were impaired. The average recorded investment in impaired loans during the year ended September 30, 2002 was $3,486,000 and income of $187,000 was recognized during the year while the loans were impaired.

The Company grants residential, construction, commercial real estate, home equity and other loans to customers primarily throughout its market area of Alamance County, which includes the cities of Burlington, Mebane and Graham. As reflected in the summary of loans receivable at September 30, 2004 and 2003, a significant component of the Company’s loan portfolio consists of lower-risk, one-to-four family residential loans. The higher risk components of the loan portfolio consist of real estate construction loans, commercial real estate loans and commercial loans for which repayment is dependent on the current

D-37	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

real estate market and general economic conditions. The consumer portfolio generally consists of smaller loans to individuals in the Company’s primary market area and can also be affected by general economic conditions.

The Company’s nonaccrual loans amounted to approximately $3,962,000 and $4,153,000 at September 30, 2004 and 2003, respectively. If the Company’s nonaccrual loans had been current in accordance with their original terms, gross interest income of approximately $223,000, $281,000, and $271,000, would have been recorded for the years ended September 30, 2004, 2003, and 2002, respectively. Interest income on these loans included in net income was approximately $208,000, $244,000, and $207,000, for the years ended September 30, 2004, 2003, and 2002, respectively.

Loans serviced for others at September 30, 2004 and 2003 were approximately $47,000,000 and $53,000,000, respectively.

The Company grants residential, construction, commercial, and consumer loans to its officers, directors, and employees for the financing of their personal residences and for other personal purposes. The Company also offers commercial loans to companies affiliated with directors. These loans are made in the ordinary course of business and, in management’s opinion, are made on substantially the same terms, including interest rates and collateral, prevailing at the time for comparable transactions with other persons and companies. Management does not believe these loans involve more than the normal risk of collectibility or present other unfavorable features.

The following is a summary of the activity of loans outstanding to certain executive officers, directors and their affiliates for the year ended September 30:

	2004	2003
	(Dollars in thousands)
Balance at beginning of year	$25,080	15,989
New loans	5,611	12,744
Repayments	(7,157)	(3,653)

Balance at end of year	$23,534	25,080

The Company is a party to financial instruments with off-balance sheet risk including commitments to extend credit under existing lines of credit and commitments to sell loans. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

D-38	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

Off-balance sheet financial instruments whose contract amount represents credit and interest-rate risk are summarized as follows:

	September 30
	2004	2003
	(Dollars in thousands)
Commitments to originate new loans	$2,177	1,552
Commitments to originate new loans held for sale	—	278
Unfunded commitments to extend credit under existing equity line and commercial lines of credit	55,357	57,237
Commercial letters of credit	2,055	326
Commitments to sell loans held for sale	2,174	1,630

Commitments to originate new loans or to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the borrower.

Commitments to sell loans held for sale are agreements to sell loans to a third party at an agreed upon price. At September 30, 2004, the aggregate fair value of these loans held for sale exceeded their book value.

(5)	Allowance for Loan Losses

The following is a summary of the activity in the allowance for loan losses:

	Years ended September 30
	2004	2003	2002
	(Dollars in thousands)
Balance at beginning of year	$3,856	3,732	3,612
Provision for loan losses	240	240	240
Charge-offs	(141)	(117)	(121)
Recoveries	1	1	1

Net charge-offs	(140)	(116)	(120)

Balance at end of year	$3,956	3,856	3,732

D-39	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

(6)	Investment in FHLB Stock

As a member of the FHLB of Atlanta, the Company is required to maintain an investment in the stock of the FHLB. This stock is carried at cost since it has no quoted fair value. See also note 9.

(7)	Premises and Equipment

Premises and equipment consist of the following:

	September 30
	2004	2003
	(Dollars in thousands)
Land	$2,817	2,843
Building and improvements	6,477	6,442
Furniture and equipment	4,820	4,883

	14,114	14,168
Less accumulated depreciation	(6,230)	(5,755)

Total	$7,884	8,413

(8)	Deposit Accounts

A comparative summary of deposit accounts follows:

	September 30, 2004
	Balance	Weighted average rate
	(Dollars in thousands)
Transactions accounts:
Noninterest bearing accounts	$17,417	0.00%
Interest bearing accounts:
Checking accounts	35,299	0.24%
Money market accounts	19,475	0.84%
Passbook and statement savings accounts	30,263	0.61%
Certificates of deposit	160,280	1.85%

Total	$262,734	1.29%

D-40	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

	September 30, 2003
	Balance	Weighted average rate
	(Dollars in thousands)
Transactions accounts:
Noninterest bearing accounts	$13,579	0.00%
Interest bearing accounts:
Checking accounts	35,468	0.22%
Money market accounts	18,496	0.67%
Passbook and statement savings accounts	30,534	0.60%
Certificates of deposit	164,635	2.08%

Total	$262,712	1.45%

Time deposits with balances of $100,000 or greater totaled approximately $60,951,000 and $57,670,000 at September 30, 2004 and 2003, respectively.

At September 30, 2004, the scheduled maturities of certificate accounts were as follows (dollars in thousands):

Year ending September 30:
2005	$126,683
2006	15,429
2007	7,254
2008	5,902
2009	5,012

Total	$160,280

Interest expense on deposit accounts is summarized below:

	Year ended September 30
	2004	2003	2002
	(Dollars in thousands)
Interest-bearing accounts	$216	322	511
Passbook and statement savings accounts	187	273	414
Certificates of deposit	3,040	3,870	5,719

Total	$3,443	4,465	6,644

(9)	Advances from Federal Home Loan Bank of Atlanta

Advances from the FHLB of Atlanta at September 30, 2004 and 2003 totaled $44,000,000 and $31,500,000 at a weighted average interest rate of 3.62% and 3.90%, respectively. Of these totals, $20,000,000 will mature on February 13, 2008 and at September 30, 2004 and 2003, $24,000,000 and $11,500,000 represents overnight borrowings, respectively.

D-41	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

At September 30, 2004 and 2003, the Company had pledged all of its stock in the FHLB (see note 6) and entered into a security agreement with a blanket-floating lien pledging a substantial portion of its one-to-four family residential real estate loans and certain investment securities to the FHLB to secure potential borrowings.

(10)	Stockholders’ Equity and Related Matters

(a)	Capital Adequacy

The Company is regulated by the Board of Governors of the Federal Reserve Board (FRB) and is subject to securities registration and public reporting regulations of the Securities and Exchange Commission.

The Bank is regulated by the Federal Deposit Insurance Corporation (FDIC) and the North Carolina Commissioner of Banks (Commissioner). The Bank must comply with the capital requirements of the FDIC and the Commissioner. The FDIC requires the Bank to maintain minimum ratios of Tier I capital to risk-weighted assets and total capital to risk-weighted assets of 4% and 8%, respectively. To be “well capitalized,” the FDIC requires ratios of Tier I capital to risk-weighted assets and total capital to risk-weighted assets of 6% and 10%, respectively. Tier I capital consists of total stockholders’ equity calculated in accordance with generally accepted accounting principles less certain adjustments, and Total Capital is comprised of Tier I capital plus certain adjustments, the only one of which is applicable to the Company is the allowance for loan losses, subject to certain limitations. Risk-weighted assets reflect the Bank’s on- and off-balance sheet exposures after such exposures have been adjusted for their relative risk levels using formulas set forth in FDIC regulations. The Bank is also subject to a leverage capital requirement, which calls for a minimum ratio of Tier I capital (as defined above) to quarterly average total assets of 3%, and a ratio of 5% to be “well capitalized.”

As summarized below, at September 30, 2004 and 2003, the Bank was in compliance with all of the aforementioned capital requirements. At September 30, 2004, the FDIC categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action.

As of September 30:

					Minimum Ratios
	Capital amount		Ratio		For capital adequacy purposes	To be well capitalized for prompt corrective action purposes
	2004	2003	2004	2003
	(Dollars in thousands)
Tier I Capital (to risk- weighted assets)	$60,938	55,407	21.85%	21.68%	4.00%	6.00%
Total Capital (to risk-weighted assets)	64,430	58,615	23.10%	22.94%	8.00%	10.00%
Leverage – Tier I Capital (to average assets)	60,938	55,407	16.19%	15.67%	3.00%	5.00%

D-42	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

At September 30, 2004 and 2003, the Company was also in compliance with the regulatory capital requirements of the FRB, which are similar to those of the FDIC.

(b)	Treasury Stock

On August 20, 2002, the Company’s board approved a stock repurchase plan authorizing the Company to repurchase up to 328,961 shares, or approximately 10% of the Company’s outstanding common shares. During the year ended September 30, 2004, the Company completed its repurchase of 328,961 shares at a cost of $7,645,000. Included in treasury shares at September 30, 2004 are 338,960 shares with a cost basis of $6,440,000 which are held in a rabbi trust for the Company’s deferred compensation plan (see note 12). On November 17, 2004, the Company announced an additional 10% stock repurchase plan.

(c)	Liquidation Account

At the time of Conversion, the Bank established a liquidation account in an amount equal to its September 30, 1998 net worth for the benefit of eligible account holders who continue to maintain their accounts at the Bank after the Conversion. The liquidation account will be reduced annually to the extent eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation account. In the event of a complete liquidation of the Bank, all remaining eligible account holders would be entitled, after all payments to creditors, to a distribution from the liquidation account before any distribution to stockholders. Dividends cannot be paid from this liquidation account.

(d)	Dividends

Subject to applicable law, the board of directors of the Bank and the Company may each provide for the payment of dividends. Subject to regulations of the Commissioner and the FDIC, the Bank may not declare or pay a cash dividend on any of its common stock if its equity would thereby be reduced below either the aggregate amount then required for the liquidation account or the minimum regulatory capital requirements imposed by regulations. In addition, regulators of the Bank may prohibit the payment of dividends by the Bank to the Company if they determine such payment will constitute an unsafe or unsound practice. The Company has similar dividend limitations imposed by the FRB such that it is unable to declare a dividend that would reduce its capital below regulatory capital limitations or constitute an unsafe or unsound practice.

D-43	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

(11)	Income Taxes

Components of income tax expense (benefit) consist of the following:

	Years ended September 30
	2004	2003	2002
	(Dollars in thousands)
Current:
Federal	$1,922	1,991	1,989
State	96	178	140

	2,018	2,169	2,129

Deferred:
Federal	(81)	98	43
State	(31)	(24)	(18)

	(112)	74	25

Total	$1,906	2,243	2,154

A reconciliation of reported income tax expense for the years ended September 30, 2004, 2003, and 2002, to the amount of the income tax expense computed by multiplying income before income taxes by the statutory federal income tax rate of 34% follows:

	2004	2003	2002
	(Dollars in thousands)
Income tax expense at statutory rate	$1,826	2,095	2,025
Increase in income taxes resulting from:
State income taxes, net of federal benefit	43	102	81
Other	37	46	48

Income tax expense	$1,906	2,243	2,154

D-44	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

The significant components of deferred tax assets (liabilities), which are included in other assets, at September 30, 2004 and 2003, respectively, are:

	2004	2003
	(Dollars in thousands)
Deferred tax assets:
Allowance for loan losses	$1,531	1,463
Deferred compensation	2,083	1,921
Carryforward of charitable contributions	—	44
Unrealized loss on investment securities available for sale	291	494
Other	2	1

Total gross deferred tax assets	3,907	3,923
Less valuation allowance	56	58

Deferred tax assets net of valuation allowance	3,851	3,865

Deferred tax liabilities:
Depreciable basis of fixed assets	(689)	(604)
Tax basis of FHLB stock	(6)	(39)
Net loan fees	(390)	(344)
Other	(190)	(211)

Total gross deferred tax liabilities	(1,275)	(1,198)

Net deferred tax asset	$2,576	2,667

The valuation allowance for deferred tax assets relates to the future state benefit of temporary differences at the Parent as it is management’s belief that realization of such deferred tax assets is not anticipated based upon the Parent’s history of taxable income and estimates of future taxable income.

The Company is permitted under the Internal Revenue Code to deduct an annual addition to a reserve for bad debts in determining taxable income, subject to certain limitations. This addition differs significantly from the provisions for loan losses for financial reporting purposes. Under accounting principles generally accepted in the United States of America, the Company is not required to provide a deferred tax liability for the tax effect of additions to the tax bad debt reserve through 1987, the base year. Retained income at September 30, 2004, includes approximately $4,188,000 for which no provision for federal income tax has been made. These amounts represent allocations of income to bad debt deductions for tax purposes only. Reductions of such amounts for purposes other than tax bad debt losses could create income for tax purposes in certain remote instances, which would be subject to the then current corporate income tax rate.

D-45	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

(12)	Employee Benefit Plans

(a)	401(k) Plan

The Bank sponsors a 401(k) plan that covers all eligible employees. The Bank matches 100% of employee contributions, with the Bank’s contribution limited to 3% of each employee’s salary. Matching contributions are funded when accrued. Matching expense totaled approximately $64,000 in 2004, $53,000 in 2003, and $54,000 in 2002.

(b)	Directors’ and Executive Officers’ Deferred Compensation Plan

Directors and certain executive officers participate in a deferred compensation plan, which was approved by the board of directors on September 24, 1997. This plan generally provides for fixed payments beginning after the participant retires. The plan provided for past service credits on September 24, 1997 for prior years’ service up to nine years. Annual credits are made on September 30 provided that annual credits shall not be made for the benefit of nonemployee directors after 12 years of service credits. Each participant is fully vested in his account balance under the plan. In future years, directors may elect to defer directors’ fees and executive officers may defer 25% of their salary and 100% of bonus compensation.

Prior to the Conversion, amounts deferred by each participant accumulated interest at a rate equal to the highest rate of interest paid on the Bank’s one-year certificates of deposit. In connection with the Conversion, participants in the Plan were given the opportunity to prospectively elect to have their deferred compensation balance earn a rate of return equal to the total return on the Company’s common stock. All participants elected this option concurrent with the Conversion, so the Company purchased common stock in the Conversion on behalf of these participants to fund this obligation.

The common stock purchased by the Company for this deferred compensation obligation is maintained in a rabbi trust (the Trust) on behalf of the participants. The assets of the Trust are subject to the claims of general creditors of the Company.

Dividends payable on the common shares held by the Trust will be reinvested in additional shares of common stock of the Company on behalf of the participants. Since the deferred compensation plan does not provide for diversification of the Trust’s assets and can only be settled with a fixed number of shares of the Company’s common stock, the deferred compensation obligation is classified as a component of stockholders’ equity and the common stock held by the Trust is classified as treasury stock. Subsequent changes in the fair value of the common stock are not reflected in earnings or stockholders’ equity of the Company.

During the years ended September 30, 2004, 2003, and 2002, expense related to this plan was $224,000, $230,000, and $313,000, respectively.

D-46	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

(c)	ESOP

The ESOP is a noncontributory retirement plan adopted by the Company effective October 1, 1998 which covers all eligible employees. The ESOP purchased 253,050 shares of common stock with the proceeds of a loan from the Company in the amount of $4,899,000. The Bank makes annual cash contributions to the ESOP in an amount sufficient for the ESOP to make scheduled payments on the note payable to the Company. In connection with the special cash dividend, the ESOP received $1,308,000 on its shares of the Company’s stock. The ESOP purchased an additional 64,415 shares with the dividend. The note payable has a term of 11 years, bears interest at prime and requires annual payments. The note is secured by the stock purchased by the ESOP and is not guaranteed by the Bank.

As the note is repaid, shares are released from collateral based on the proportion of the payment in relation to total payments required to be made on the loan. The shares released are allocated annually to participants based upon their relative compensation. Benefits under the ESOP vest 20% per year beginning with the third year of service. Up to five years of service has been credited for employment before October 1, 1998.

Compensation expense is determined by multiplying the per share market price of the Company’s stock by the number of shares to be released. Compensation expense related to the ESOP for the years ended September 30, 2004, 2003, and 2002 was $811,000, $753,000, and $669,000, respectively.

The cost of the shares not yet committed to be released from collateral is shown as a reduction of stockholders’ equity. Unallocated shares are not considered as outstanding shares for computation of earnings per share. Dividends on unallocated ESOP shares are reflected as a reduction in the note payable and not as a reduction in retained earnings.

At September 30, 2004, a total of 29,135 shares has been committed to be released and there were 131,352 of unallocated ESOP shares with a market value of approximately $3,500,000.

(d)	Management Recognition Plan (MRP)

The Bank’s MRP was approved by stockholders of the Company on June 6, 2000. On this date restricted stock awards of 126,482 shares were granted. The shares awarded under the MRP were issued from authorized but unissued shares of common stock at no cost to the recipients. The MRP serves as a means of providing existing directors and employees of the Bank with an ownership interest in the Company. Shares of the Company’s common stock awarded under the MRP vest at a rate of 33–l/3% per year with one-third immediately vesting on the date of the grant. During fiscal 2002, the remaining 42,156 shares vested to participants. The Company recorded no compensation expense associated with the MRP during the year ended September 30, 2004 and 2003 as all shares became fully vested in June 2002. Total compensation expense associated with the vesting of shares for the MRP for the year ended September 30, 2002, was $518,000.

Ordinary and return of capital dividends declared on unvested MRP shares are awarded to holders of MRP shares once the underlying shares become vested. Accordingly, the Company recorded

D-47	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

compensation expense for dividends on unvested MRP shares during the years ended September 30, 2004, 2003, and 2002 of $0, $0, and $194,000, respectively.

(13)	Leasing Arrangements

Rental expense was approximately $28,000, $29,000, and $27,000, for the years ended September 30, 2004, 2003, and 2002, respectively. All leases are accounted for as operating leases. Minimum annual rents under noncancelable operating leases with remaining terms in excess of one year at September 30, 2004 are as follows (dollars in thousands):

Office properties
Year ending September 30:
2005	$20
2006	21
2007	21
2008	21
2009	21
Thereafter	5

Total	$109

(14)	Stock Option Plan

On June 6, 2000, the Company’s stockholders approved the 1st State Bancorp, Inc. 2000 Stock Option and Incentive Plan (the Plan). The purpose of this plan is to advance the interests of the Company through providing select key employees and directors of the Bank with the opportunity to acquire shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide incentives to the key employees and directors. Under the Plan, the Company has granted 316,312 options to purchase its $0.01 par value common stock. The exercise price per share is equal to the fair market value per share on the date of the grant. Options granted under the Stock Option Plan are 100% vested on the date of the grant. All options expire 10 years from the date of the grant. As a result of a one-time cash dividend of $5.17 paid on October 2, 2000, the exercise price for the options repriced from $18.44 to $14.71. No options were granted during the year ended September 30, 2004 and 2003. Options exercised during the year ended September 30, 2004 and 2003 were 2,077 and 0, respectively. At September 30, 2004, 314,235 options are outstanding, all of which are exercisable.

The Company has elected to follow APB Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees and related interpretations in accounting for its stock options as permitted under SFAS No. 123 (SFAS 123), Accounting for Stock-Based Compensation. In accordance with APB 25, no compensation cost is recognized by the Company when stock options are granted because the exercise price of the Company’s stock options equals the market price of the underlying common stock on the date of grant. There is no pro forma impact on the Company’s net income and net income per share of applying SFAS 123 in 2004, 2003, and 2002 because no options were granted or became vested during 2004, 2003, and 2002.

D-48	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

(15)	Fair Value of Financial Instruments

SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires a company to disclose the fair value of its financial instruments, whether or not recognized in the balance sheet, where it is practical to estimate that value.

The fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holding of a particular financial instrument. In cases where quoted market prices are not available, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates. Finally, the fair value estimates presented herein are based on pertinent information available to management as of September 30, 2004 and 2003, respectively. Such amounts have not been comprehensively revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

(a)	Cash and Cash Equivalents

The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets’ fair values.

(b)	Investment Securities

Fair values were based on quoted market prices.

(c)	Loans Receivable

The carrying values of variable-rate loans and other loans with short-term characteristics were considered to approximate the fair values. For other loans, the fair values were calculated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality.

(d)	Deposit Accounts

The fair value of deposits with no stated maturity, such as noninterest-bearing accounts, interest-bearing checking accounts, money market accounts, passbook, and statement savings, was, by definition, equal to the amount payable on demand as of September 30, 2004 and 2003, respectively. The fair value of certificates of deposit was estimated using discounted cash flow analyses, using interest rates currently offered for deposits of similar remaining maturities.

D-49	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

(e)	Advances from the FHLB

The fair value of advances from the FHLB was estimated using discounted cash flow analyses, using interest rates currently offered for advances of similar remaining maturities.

The estimated fair values of financial instruments are as follows:

	September 30, 2004
	Carrying value	Estimated fair value
	(Dollars in thousands)
Financial assets:
Cash and cash equivalents	$9,854	9,854
Investment securities	119,612	119,577
Loans held for sale	930	930
Loans receivable, net of allowance for loan losses	231,763	230,807
Federal Home Loan Bank stock	2,325	2,325
Accrued interest receivable	2,124	2,124

Financial liabilities:
Deposit accounts	262,734	262,194
Advances from the Federal Home Loan Bank	44,000	42,083

	September 30, 2003
	Carrying value	Estimated fair value
	(Dollars in thousands)
Financial assets:
Cash and cash equivalents	$9,359	9,359
Investment securities	111,171	111,106
Loans held for sale	645	645
Loans receivable, net of allowance for loan losses	225,725	226,772
Federal Home Loan Bank stock	1,675	1,675
Accrued interest receivable	1,967	1,967

Financial liabilities:
Deposit accounts	262,712	263,962
Advances from the Federal Home Loan Bank	31,500	33,456

At September 30, 2004 and 2003, the Company had outstanding commitments to originate new loans and to extend credit. These off-balance sheet financial instruments were exercisable at the market rate prevailing at the date the underlying transaction will be completed and, therefore, they were deemed to have no material current fair value.

D-50	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. The disclosures do not include premises and equipment and certain intangible assets, such as customer relationships. Accordingly, the aggregate fair value amounts presented above do not represent the underlying value of the Company.

(16)	Parent Company Financial Data

Condensed financial information for 1st State Bancorp, Inc. is as follows:

Condensed Balance Sheets

	2004	2003
	(Dollars in thousands)
Assets:
Cash and cash equivalents	$1,112	1,243
Investment securities:
Available for sale (cost of $1,000 at September 30, 2004 and 2003)	1,002	995
Due from bank subsidiary	2,841	3,328
Investment in bank subsidiary	60,584	56,824
Accrued interest receivable	15	15
Other	690	643

Total assets	$66,244	63,048

Liabilities and stockholders’ equity:
Accrued taxes and other liabilities	$34	50
Dividends payable	296	297

Total liabilities	330	347
Stockholders’ equity	65,914	62,701

Total liabilities and stockholders’ equity	$66,244	63,048

D-51	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

Condensed Statements of Income

	2004	2003	2002
	(Dollars in thousands)
Interest on loan from bank subsidiary	$109	150	217
Dividends from subsidiary	1,000	—	7,500
Interest on investment securities	40	25	43
Interest on overnight deposits	12	31	51

Total income	1,161	206	7,811
Operating expenses	237	240	918

Income (loss) before income taxes	924	(34)	6,893
Income tax expense (benefit)	(26)	(12)	(206)

Income (loss) before equity in undistributed net income of subsidiary	950	(22)	7,099
Excess in undistributed net income (dividends) of subsidiary	2,514	3,942	(3,297)

Net income	$3,464	3,920	3,802

D-52	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

Condensed Statements of Cash Flows

	2004	2003	2002
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$3,464	3,920	3,802
Adjustments to reconcile net income to net cash provided by operating activities:
Excess of undistributed net income (dividends) over dividends (undistributed net income) of bank subsidiary	(2,514)	(3,942)	3,297
Deferred compensation	224	230	313
Deferred tax expense (benefit)	—	—	4
Vesting of MRP shares	—	—	712
Payments from subsidiary for ESOP loan	446	446	446
Decrease in due from subsidiary	41	5	846
Decrease (increase) in accrued interest receivable	—	(13)	1
Decrease (increase) in other assets	(124)	(100)	(217)
Increase (decrease) in other liabilities	735	(200)	510

Net cash provided by operating activities	2,272	346	9,714

Cash flows from investing activities:
Purchase of available for sale investment securities	—	(1,000)	(1,000)
Proceeds from issuer calls of available for sale investment securities	—	1,000	1,000

Net cash used by investing activities	—	—	—

Cash flows from financing activities:
Purchase of treasury stock	(1,301)	(886)	(7,726)
Cash dividends paid on common stock	(1,121)	(1,004)	(948)
Exercise of stock options	19	—	—

Net cash used by financing activities	(2,403)	(1,890)	(8,674)

Net increase (decrease) in cash and cash equivalents	(131)	(1,544)	1,040
Cash and cash equivalents at beginning of year	1,243	2,787	1,747

Cash and cash equivalents at end of year	$1,112	1,243	2,787

D-53	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

Condensed Statements of Cash Flows

	2004	2003	2002
	(Dollars in thousands)
Supplemental disclosure of cash flow information:
Cash paid (received) during the year for income taxes	$31	15	(31)
Supplemental disclosure of noncash transactions:
Cash dividends declared but not paid	$296	297	241
Cash dividends on unallocated ESOP shares	64	72	76
Unrealized gains (losses) on available for sale securities	7	(15)	10

(17)	Quarterly Financial Data (Unaudited)

Summarized unaudited quarterly financial data for the year ended September 30, 2004 is as follows:

	First quarter	Second quarter	Third quarter	Fourth quarter
	(Dollars in thousands, except per share amounts)
Interest income	$4,047	3,954	4,106	4,235
Interest expense	1,235	1,189	1,170	1,199

Net interest income	2,812	2,765	2,936	3,036
Provision for loan losses	60	60	60	60

Net interest income after provision for loan losses	2,752	2,705	2,876	2,976
Other income	526	590	686	539
Other expense	2,103	2,056	2,073	2,048

Income before income tax expense	1,175	1,239	1,489	1,467
Income taxes	417	460	516	513

Net income	$758	779	973	954

Per share data:
Earnings – basic	0.27	0.28	0.35	0.34
Earnings – diluted	0.26	0.26	0.33	0.32

D-54	(Continued)

1ST STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2004, 2003, and 2002

Summarized unaudited quarterly financial data for the year ended September 30, 2003 is as follows:

	First quarter	Second quarter	Third quarter	Fourth quarter
	(Dollars in thousands, except per share amounts)
Interest income	$4,567	4,397	4,122	4,123
Interest expense	1,567	1,445	1,313	1,267

Net interest income	3,000	2,952	2,809	2,856
Provision for loan losses	60	60	60	60

Net interest income after provision for loan losses	2,940	2,892	2,749	2,796
Other income	761	871	908	915
Other expense	2,147	2,181	2,107	2,234

Income before income tax expense	1,554	1,582	1,550	1,477
Income taxes	571	585	562	525

Net income	$983	997	988	952

Per share data:
Earnings – basic	0.35	0.35	0.35	0.34
Earnings – diluted	0.33	0.34	0.34	0.32

D-55

BOARD OF DIRECTORS

James C. McGill President and CEO of 1st State Bancorp, Inc. and 1st State Bank James A. Barnwell, Jr. President of Huffman Oil Co., Inc. Bernie C. Bean Retired	Richard C. Keziah Chairman and CEO of Monarch Hosiery Mills, Inc. Ernest A. Koury, Jr. Vice President of Carolina Hosiery Mills, Inc. James G. McClure President of Green & McClure Furniture Co.	T. Scott Quakenbush Retired Richard H. Shirley President of Dick Shirley Chevrolet, Inc. Virgil L. Stadler Retired

1st STATE BANK OFFICERS

James C. McGill President and Chief Executive Officer	A. Christine Baker Executive Vice President, Secretary and Treasurer	Fairfax C. Reynolds Executive Vice President

Frank Gavigan Senior Vice President	Robert W. Malburg, Jr. Senior Vice President	Dan Hansell Manager, First Capital Services, LLC

Patty G. Blaetz Vice President	L. Michael Dunning Vice President	Michael Gee Vice President

Theresa L. Joyce Vice President	George P. Tarry, Jr. Vice President	R. Hoyle Vickrey Vice President

Laura H. Bailey Assistant Vice President	Gail M. Barnette Assistant Vice President	Myra P. Cathey Assistant Vice President

Julie F. Miller Assistant Vice President	Sharon Oakley Assistant Vice President	Ward Patillo Assistant Vice President

Sherry M. Stewart Assistant Vice President	Glenda S. Madren Assistant Secretary	Debbie Tucker Assistant Secretary

Laura Bennett General Auditor	Doug Bretz Branch Officer	Linda Faucette Branch Officer

Diane Jeffries Branch Officer

OFFICE LOCATIONS

445 S. Main Street Burlington, North Carolina 27215	2294 N. Church Street Burlington, North Carolina 27215	503 Huffman Mill Road Burlington, North Carolina 27215

102 E. Washington Street Mebane, North Carolina 27302	211 N. Main Street Graham, North Carolina 27253	3466 S. Church Street Burlington, North Carolina 27215

1203 S. Main Street Graham, North Carolina 27253

CORPORATE INFORMATION

Auditors KPMG LLP 150 Fayetteville Street Mall, Suite 1200 Raleigh, North Carolina 27601 Special Counsel Muldoon Murphy Faucette & Aguggia LLP 5101 Wisconsin Avenue, NW Washington, DC 20016

Transfer Agent and Registrar

Registrar & Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

Annual Meeting

The Annual Meeting of Stockholders will be held on February 8, 2005 at 5:30 p.m. at 1st State Bank’s main office located at 445 S. Main Street, Burlington, North Carolina 27215

Annual Report on Form 10-K

A copy of 1st State Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders as of the record date for the 2005 Annual Meeting upon written request to Corporate Secretary, 1st State Bancorp, Inc., 445 S. Main Street, Burlington, North Carolina 27215.

Appendix E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2005

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number: 0-25859

1st STATE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	56-2130744
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

445 S. Main Street, Burlington, North Carolina	27215
(Address of Principal Executive Offices)	(Zip Code)

(336) 227-8861

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☐

As of August 1, 2005, the issuer had 2,898,637 shares of common stock issued and outstanding.

1st State Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets

June 30, 2005 and September 30, 2004

(In Thousands, except share data)

	At June 30, 2005	At September 30, 2004
	(Unaudited)
Assets
Cash and cash equivalents	$8,949	$9,854
Investment securities:
Held to maturity (fair value of $24,130 and $22,884 at June 30, 2005 and September 30, 2004, respectively)	24,251	22,919
Available for sale (cost of $88,445 and $97,386 at June 30, 2005 and September 30, 2004, respectively)	87,540	96,693
Loans held for sale, at lower of cost or fair value	1,390	930
Loans receivable (net of allowance for loan losses of $4,191 and $3,956 at June 30, 2005 and September 30, 2004, respectively)	234,396	231,763
Real estate owned	301	17
Federal Home Loan Bank stock, at cost	2,000	2,325
Premises and equipment	7,567	7,884
Accrued interest receivable	2,452	2,124
Other assets	4,241	3,205

Total assets	$373,087	$377,714

Liabilities and Stockholders’ Equity
Liabilities:
Deposit accounts	274,367	262,734
Advances from Federal Home Loan Bank	28,000	44,000
Advance payments by borrowers for property taxes and insurance	273	39
Dividend payable	287	296
Other liabilities	4,040	4,731

Total liabilities	306,967	311,800

Stockholders’ Equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value, 7,000,000 shares authorized; 2,898,637 and 2,962,323 shares issued and outstanding at June 30, 2005 and September 30, 2004, respectively	33	33
Additional paid-in capital	36,316	36,038
Unallocated ESOP shares	(2,154)	(2,571)
Deferred compensation payable in treasury stock	6,700	6,440
Treasury stock	(16,324)	(14,086)
Retained income – substantially restricted	42,100	40,462
Accumulated other comprehensive loss – net unrealized loss on investment securities available for sale	(551)	(402)

Total stockholders’ equity	66,120	65,914

Total liabilities and stockholders’ equity	$373,087	$377,714

See accompanying notes to the consolidated financial statements.

1st State Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

For the Three Months Ended June 30, 2005 and 2004

(In Thousands, Except per Share Data)

(Unaudited)

	For the Three Months Ended June 30,
	2005	2004
Interest income:
Interest and fees on loans	$3,605	$2,812
Interest and dividends on investments	1,151	1,288
Overnight deposits	29	6

Total interest income	4,785	4,106

Interest expense:
Deposit accounts	1,311	824
Borrowings	298	346

Total interest expense	1,609	1,170

Net interest income	3,176	2,936
Provision for loan losses	500	60

Net interest income after provision for loan losses	2,676	2,876

Other income:
Customer service fees	245	253
Commissions from sales of annuities and mutual funds	105	99
Mortgage banking income, net	102	126
Other	72	208

Total other income	524	686

Operating expenses:
Compensation and related benefits	1,290	1,351
Occupancy and equipment	364	351
Real estate operations, net	7	(4)
Other expenses	398	375

Total operating expenses	2,059	2,073

Income before income taxes	1,141	1,489
Income taxes	403	516

Net income	$738	$973

Net income per share:
Basic	$0.27	$0.35
Diluted	$0.25	$0.33

See accompanying notes to the consolidated financial statements.

1st State Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

For the Nine Months Ended June 30, 2005 and 2004

(In Thousands, Except per Share Data)

(Unaudited)

	For the Nine Months Ended June 30,
	2005	2004
Interest income:
Interest and fees on loans	$10,066	$8,495
Interest and dividends on investments	3,500	3,588
Overnight deposits	68	24

Total interest income	13,634	12,107

Interest expense:
Deposit accounts	3,380	2,629
Borrowings	957	965

Total interest expense	4,337	3,594

Net interest income	9,297	8,513
Provision for loan losses	890	180

Net interest income after provision for loan losses	8,407	8,333

Other income:
Customer service fees	788	699
Commissions from sales of annuities and mutual funds	229	263
Mortgage banking income, net	314	337
Securities (losses) gains, net	(2)	185
Other	304	318

Total other income	1,633	1,802

Operating expenses:
Compensation and related benefits	3,828	3,999
Occupancy and equipment	1,074	1,034
Real estate operations, net	(1)	(9)
Other expenses	1,302	1,208

Total operating expenses	6,203	6,232

Income before income taxes	3,837	3,903
Income taxes	1,363	1,393

Net income	$2,474	$2,510

Net income per share:
Basic	$0.88	$0.89
Diluted	$0.84	$0.85

See accompanying notes to the consolidated financial statements.

1st State Bancorp, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity and Comprehensive Income

For the Six Months Ended June 30, 2005 and 2004 (Unaudited)

(In Thousands)

	Common stock	Additional paid-in capital	Unallocated ESOP Shares	Deferred compensation payable in treasury stock	Treasury stock	Retained income	Accumulated other comprehensive income (loss)	Total stockholders’ equity
Balance at September 30, 2003	$33	35,778	(3,141)	5,466	(12,785)	38,118	(768)	62,701
Comprehensive income:
Net income	—	—	—	—	—	2,510	—	2,510
Other comprehensive loss-unrealized loss on securities available-for-sale, net of income tax benefit of $587	—	—	—	—	—	—	(912)	(912)

Total comprehensive income								1,598
Allocation of ESOP shares	—	190	429	—	—	—	—	619
Acquisition of treasury stock	—	—	—	—	(1,112)	—	—	(1,112)
Deferred compensation	—	—	—	786	—	—	—	786
Exercise of stock options	—	19	—	—	—	—	—	19
Cash dividends declared ($0.30 per share)	—	—	—	—	—	(889)	—	(889)
Cash dividends on unallocated ESOP shares	—	—	—	—	—	48	—	48

Balance at June 30, 2004	$33	35,987	(2,712)	6,252	(13,897)	39,787	(1,680)	63,770

Balance at September 30, 2004	$33	36,038	(2,571)	6,440	(14,086)	40,462	(402)	65,914
Comprehensive income:
Net income	—	—	—	—	—	2,474	—	2,474
Other comprehensive loss-unrealized loss on securities available-for-sale, net of income tax benefit of $63,000	—	—	—	—	—	—	(149)	(149)

Total comprehensive income								2,325
Allocation of ESOP shares	—	198	417	—	—	—	—	615
Acquisition of treasury stock	—	—	—	—	(2,238)	—	—	(2,238)
Deferred compensation	—	—	—	260	—	—	—	260
Exercise of stock options	—	80	—	—	—	—	—	80
Cash dividends declared ($0.30 per share)	—	—	—	—	—	(875)	—	(875)
Cash dividends on unallocated ESOP shares	—	—	—	—	—	39	—	39

Balance at June 30, 2005	$33	36,316	(2,154)	6,700	(16,324)	42,100	(551)	66,120

See accompanying notes to the consolidated financial statements

1st State Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the Nine Months Ended June 30, 2005 and 2004

(Unaudited)

(In Thousands)

	For the Nine Months Ended June 30,
	2005	2004
Cash flows from operating activities:
Net income	$2,474	$2,510
Adjustment to reconcile net income to net cash provided by operating activities:
Provision for loan losses	890	180
Depreciation	485	514
Deferred tax benefit	(247)	(135)
Amortization of premiums and discounts, net	(24)	8
Deferred compensation	180	180
Release of ESOP shares	615	619
Loan origination fees and unearned discounts deferred, net of current amortization	(45)	(49)
Gain on sale of other real estate	(10)	(22)
Loss (gain) on sale of investment securities available for sale	2	(185)
Net loss on sale of loans	26	39
Proceeds from loans held for sale	17,470	21,072
Originations of loans held for sale	(17,956)	(21,688)
Increase in other assets	(726)	(190)
Increase in accrued interest receivable	(328)	(262)
Decrease in other liabilities	(610)	(74)

Net cash provided by operating activities	2,196	2,517

Cash flows from investing activities:
Proceeds from redemption of FHLB stock	5,463	2,500
Purchases of FHLB stock	(5,138)	(3,250)
Purchases of investment securities held to maturity	(4,564)	(9,776)
Purchases of investment securities available for sale	—	(48,504)
Proceeds from sales of investment securities available for sale	1,944	10,993
Proceeds from maturities and issuer calls of investment securities available for sale	7,000	30,302
Proceeds from maturities and issuer calls of investment securities held to maturity	3,251	6,002
Net increase in loans receivable	(3,767)	(4,965)
Purchase of and improvements to real estate acquired in settlement of loans	(12)	(255)
Purchases of premises and equipment net of disposals	(168)	(139)
Proceeds from disposal of real estate acquired in settlement of loans	17	528

Net cash provided by (used in) investing activities	4,026	(16,564)

(Continued)

1st State Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows - Continued

For the Nine Months Ended June 30, 2005 and 2004

(Unaudited)

(In Thousands)

	For the Nine Months Ended June 30,
	2005	2004
Cash flows from financing activities:
Net increase in deposits	$11,633	$1,126
Advances from the Federal Home Loan Bank	119,500	90,000
Repayments of advances from the Federal Home Loan Bank	(135,500)	(74,000)
Purchase of treasury stock	(2,238)	(1,112)
Exercise of stock options	80	19
Dividends paid on common stock	(836)	(841)
Increase in advance payments by borrowers for property taxes and insurance	234	231

Net cash used in financing activities	(7,127)	(15,423)

Net decrease in cash and cash equivalents	(905)	(1,376)
Cash and cash equivalents at beginning of period	9,854	9,359

Cash and cash equivalents at end of period	$8,949	$10,735

Payments are shown below for the following:
Interest	$4,299	$3,566

Income taxes	$1,811	$1,397

Noncash investing and financing activities:
Unrealized losses on investment securities available for sale	$212	$1,499

Cash dividends declared but not paid	$274	$280

Cash dividends on unallocated ESOP shares	$39	$48

Transfer from loans to real estate acquired in settlement of loans	$289	$182

See accompanying notes to the consolidated financial statements.

1st State Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

June 30, 2005 (unaudited) and September 30, 2004

Note 1. Nature of Business

1st State Bancorp, Inc. (the “Company”) was incorporated under the laws of the Commonwealth of Virginia for the purpose of becoming the holding company for 1st State Bank (the “Bank”) in connection with the Bank’s conversion from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the “Converted Bank”) pursuant to its Plan of Conversion (the “Stock Conversion”). Upon completion of the Stock Conversion, the Converted Bank converted from a North Carolina-chartered stock savings bank to a North Carolina commercial bank (the “Bank Conversion”), retaining the name 1st State Bank (the “Commercial Bank”), and the Commercial Bank succeeded to all of the assets and liabilities of the Converted Bank. The Stock Conversion and the Bank Conversion were consummated on April 23, 1999. The common stock of the Company began trading on the Nasdaq National Market System under the symbol “FSBC” on April 26, 1999.

Note 2. Basis of Presentation

The accompanying consolidated financial statements (which are unaudited, except for the consolidated balance sheet at September 30, 2004, which is derived from the September 30, 2004 audited consolidated financial statements) have been prepared in accordance with accounting principles generally accepted in the United States of America and with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (none of which were other than normal recurring accruals) necessary for a fair presentation of the financial position and results of operations for the periods presented have been included.

The results of operations for the three and nine month periods ended June 30, 2005 are not necessarily indicative of the results of operations that may be expected for the year ending September 30, 2005. The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make certain estimates. These amounts may be revised in future periods because of changes in the facts and circumstances underlying their estimation.

Note 3. Earnings Per Share

For purposes of computing basic and diluted earnings per share, weighted average shares outstanding excludes unallocated ESOP shares that have not been committed to be released. The deferred compensation obligation discussed in Note 5 that is funded with shares of the Company’s common stock has no net impact on the Company’s earnings per share computations. Diluted earnings per share include the potentially dilutive effects of the Company’s stock-based benefit plans. There were no anti-dilutive stock options for the three and nine months ended June 30, 2005 and 2004. A reconciliation of the denominators of the basic and diluted earnings per share computations is as follows:

	Three Months Ended June 30,
	2005	2004
Average shares issued and outstanding	2,898,955	2,962,323
Less: Unallocated ESOP shares	(113,607)	(142,207)

Average basic shares for earnings per share	2,785,348	2,820,116
Add: Potential common stock pursuant to stock option plan	158,593	145,534

Average dilutive shares for earnings per share	2,943,941	2,965,560

	Nine Months Ended June 30,
	2005	2004
Average shares issued and outstanding	2,930,589	2,965,045
Less: Unallocated ESOP shares	(120,705)	(149,527)

Average basic shares for earnings per share	2,809,884	2,815,518
Add: Potential common stock pursuant to stock option plan	151,573	150,436

Average dilutive shares for earnings per share	2,961,457	2,965,954

Note 4. Employee Stock Ownership Plan (“ESOP”)

The Company sponsors an employee stock ownership plan (the “ESOP”) whereby an aggregate number of shares amounting to 253,050 or 8% of the stock issued in the conversion was purchased for future allocation to employees. The ESOP was funded by an 11-year term loan from the Company in the amount of $4,899,000. The loan is secured by the shares of stock purchased by the ESOP. During the three and nine months ended June 30, 2005 and 2004, 7,098 and 7,280 and 21,294 and 21,920 shares of stock were committed to be released and approximately $215,000 and $199,000 and $615,000 and $619,000, respectively, of compensation expense was recognized.

Note 5. Deferred Compensation

Directors and certain executive officers participate in a deferred compensation plan, which was approved by the Board of Directors on September 24, 1997. This plan generally provides for fixed payments beginning after the participant retires. Each participant is fully vested in his account balance under the plan. Directors may elect to defer their directors’ fees and executive officers may elect to defer 25% of their salary and 100% of bonus compensation.

Prior to the Stock Conversion, amounts deferred by each participant accumulated interest at a rate equal to the highest rate of interest paid on the Bank’s one-year certificates of deposit. In connection with the Stock Conversion, participants in the plan were given the opportunity to prospectively elect to have their deferred compensation balance earn a rate of return equal to the total return of the Company’s stock. All participants elected this option concurrent with the Stock Conversion, so the Company purchases its common stock to fund this obligation. Refer to the Company’s notes to consolidated financial statements, incorporated by reference in the Company’s 2004 Annual Report on Form 10-K for a discussion of the Company’s accounting policy with respect to this deferred compensation plan and the related treasury stock purchased by the Company to fund this obligation.

The expense related to this plan were $60,000 in each of the three months ended June 30, 2005 and 2004 and $180,000 in each of the nine months ended June 30, 2005 and 2004. This expense is included in compensation expense.

Note 6. Stock Option and Incentive Plan

On June 6, 2000, the Company’s stockholders approved the 1st State Bancorp, Inc. 2000 Stock Option and Incentive Plan (the “Plan”). The purpose of this plan is to advance the interests of the Company through providing select key employees and directors of the Bank with the opportunity to acquire shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide incentives to the key employees and directors. Under the Plan, the Company granted 316,312 options to purchase its $0.01 par value common stock. The exercise price per share is equal to the fair market value per share on the date of the grant. Options granted under the Stock Option Plan are 100% vested on the date of the grant, and all options expire 10 years from the date of the grant. As a result of the one-time cash dividend of $5.17 paid on October 2, 2000, the exercise price for the options repriced from $18.44 to $14.71. There were 5,423 options exercised during each of the three and nine months ended June 30, 2005, respectively. No options were granted during the three and nine months ended June 30, 2005 and 2004. At June 30, 2005, 308,812 options are outstanding, all of which are exercisable.

Note 7. Mortgage Servicing Rights

The rights to service mortgage loans for others are included in other assets on the consolidated balance sheet. Mortgage servicing rights (“MSRs”) are capitalized based on the allocated cost that is determined when the underlying loans are sold. MSRs are amortized over a period that approximates the life of the underlying loan as an adjustment of servicing income. Impairment reviews of MSRs are performed on a quarterly basis. As of June 30, 2005 and September 30, 2004, MSRs totaled $464.000 and $493,000, respectively, and no valuation allowance was required.

Amortization expense totaled $75,000 and $85,000 for the nine months ended June 30, 2005 and 2004, respectively.

Note 8. Standby Letters of Credit and Loan Commitments

In November 2002, the FASB issued Interpretation No. 45 (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”, which addressed the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 requires the guarantor to recognize a liability for the non-contingent component of the guarantee, such as the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple events. The initial recognition and measurement provisions are effective for all guarantees within the scope of FIN 45 issued or modified after June 30, 2003. The Company issues standby letters of credit whereby the Company guarantees performance if a specified triggering event or condition occurs (primarily nonperformance under construction contracts entered into by construction customers). The guarantees generally expire within one year and may be automatically renewed depending on the terms of the guarantee. The maximum potential amount of undiscounted future payments related to standby letters of credit at June 30, 2005 is $2.1 million. At June 30, 2005, the Company has recorded no liability for the obligation to perform as a guarantor. In addition, no contingent liability is considered necessary as such amounts are not deemed probable. Substantially all standby letters of credit are secured by real estate and/or guaranteed by third parties in the event the Company had to advance funds to fulfill the guarantee.

The Company originates certain fixed rate residential mortgage loans with the intention of selling these loans. At the time the Company enters into a commitment to originate a fixed rate residential mortgage loan with a potential borrower, we concurrently “lock in” the sale of the loan with a secondary market investor under a best efforts delivery mechanism. Between the time the Company commits to originate the loan and the time the closed loan is sold, the Company is subject to changes in market prices related to these commitments. The commitments to originate fixed rate residential mortgage loans and the forward sales commitments are freestanding derivative instruments. They do not qualify for hedge accounting treatment so their fair value adjustments are recorded through the income statement.

Note 9. Investments

The following table provides additional information regarding unrealized losses as of June 30, 2005, none of which relate to securities that are deemed to be other than temporarily impaired. The table is segregated into investments that have been in a continuous unrealized loss position for less than 12 months and those that have been in a continuous unrealized loss position for more than 12 months.

	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
Held to maturity:
U.S. Government and agency securities	$4,555	(44)	10,896	(95)	6,451	(139)
Municipal bonds	1,599	(24)	613	(20)	2,212	(44)
Collateralized mortgage obligations	—	—	—	—	—	—

Total	$6,154	(68)	11,509	(115)	8,663	(183)

Available for sale:
U.S. Government and agency securities	$13,689	(59)	60,115	(875)	73,804	(904)

In the above table, all of the unrealized losses are the result of increases in the interest rates and not because of credit quality concerns. Therefore, the Company expects to collect the full par value of each bond upon maturity with no accounting loss.

Note 10. Recent Developments

On June 29, 2005, the Board of Directors of 1st State Bancorp, Inc. executed a definitive agreement to merge the company to Capital Bank Corporation, headquartered in Raleigh, N.C. This transaction is expected to close in January 2006, subject to approval of shareholders of both companies and regulators and other normal and customary closing conditions.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

When used in this Form 10-Q, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in our market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in our market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We wish to caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We wish to advise you that the factors listed above could affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

General

1st State Bancorp, Inc. was formed in November 1998 and became the holding company for 1st State Bank on April 23, 1999.

Our business consists principally of attracting deposits from the general public and investing these funds in loans secured by single-family residential and commercial real estate, secured and unsecured commercial loans and consumer loans. Our profitability depends primarily on our net interest income, which is the difference between the income we receive on our loan and investment securities portfolios and our cost of funds, which consists of interest paid on deposits and borrowed funds. Net interest income also is affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. Our profitability is also affected by the level of other income and operating expenses. Other income consists of miscellaneous fees related to our loans and deposits, mortgage banking income and commissions from sales of annuities and mutual funds. Operating expenses consist of compensation and benefits, occupancy related expenses, federal deposit insurance premiums, data processing, advertising and other expenses.

Our operations are influenced significantly by local economic conditions and by policies of financial institution regulatory authorities. Our cost of funds is influenced by interest rates on competing investments and by rates offered on similar investments by competing financial institutions in our market area, as well as general market interest rates. These factors can cause fluctuations in our net interest income and other income. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered. In addition, local economic conditions can impact the credit risk of our loan portfolio, in that local employers may be required to eliminate employment positions of many of our borrowers, and small businesses and other commercial borrowers may experience a downturn in their operating performance and become unable to make timely payments on their loans. Management evaluates these factors in estimating its allowance for loan losses, and changes in these economic conditions could result in increases or decreases to the provision for loan losses.

Our business emphasis has been to operate as a well capitalized, profitable and independent community-oriented financial institution dedicated to providing quality customer service. We are committed to meeting the financial needs of the communities in which we operate. We believe that we can be more effective in servicing our customers than many of our nonlocal competitors because of our ability to quickly and effectively provide senior management responses to customer needs and inquiries. Our ability to provide these services is enhanced by the stability of our senior management team.

Over the years, we have sought to gradually increase the percentage of our assets invested in commercial real estate loans, commercial loans and home equity lines of credit, which have shorter terms and adjust more frequently to changes in interest rates than single-family residential mortgage loans. These loans generally carry added risk when compared to a single-family residential mortgage loan, so we have concurrently increased our allowance for loan losses as we have originated these loans.

Due to a general slowdown in the economy beginning in 2000, the Federal Reserve acted to provide a stimulus through a series of interest rate reductions that lowered the prime rate from 9.50% in January 2001 to 4.00% in June 2003. These reductions in prime tended to negatively impact the Company’s net interest margin and net interest spread which resulted in lower net interest income for the Company. Beginning June 29, 2004, the Federal Reserve implemented a tightening policy that has resulted in nine one-quarter percent increases in the prime rate bringing it to 6.25% at July 1, 2005. These rate increases have helped to improve the yield on earning assets although the cost of funds has also increased primarily as a result of increase in short-term interest rates. The Company’s balance sheet is currently asset sensitive, that is, rate sensitive assets exceed rate sensitive liabilities. We expect an increase in net interest income during periods of rising interest rates and decreased net interest income during periods of falling interest rates.

Merger Agreement

On June 29, 2005, the Company entered into a definitive merger agreement with Capital Bank Corporation (“Capital”) whereby the Company will be merged with and into Capital, with Capital being the surviving corporation. Capital is headquartered in Raleigh, N.C. and operates 21 branches with total assets of $917 million. Upon consummation of the transaction, which is expected to occur in January 2006, each share of the Company’s common stock will receive approximately $37.15 (in cash and/or stock) subject to adjustment based on changes in the value of

Capital Bank stock above or below certain levels . The merger is subject to approval of shareholders of both companies and regulators and other normal and customary closing conditions.

Critical Accounting Policies

The Company’s significant accounting policies are set forth in Note 1 of the consolidated financial statements as of September 30, 2004, which was filed on the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004. Of these significant accounting policies, the Company considers its policy regarding the allowance for loan losses to be its most critical accounting policy, because it requires management’s most subjective and complex judgments. In addition, changes in economic conditions can have a significant impact on the allowance for loan losses and therefore the provision for loan losses and results of operations. The Company has developed appropriate policies and procedures for assessing the adequacy of the allowance for loan losses, recognizing that this process requires a number of assumptions and estimates with respect to its loan portfolio. The Company’s assessments may be impacted in future periods by changes in economic conditions, the impact of regulatory examinations, and the discovery of information with respect to borrowers that is not known to management at the time of the issuance of the consolidated financial statements.

Comparison of Financial Condition at June 30, 2005 and September 30, 2004

Total assets decreased $4.6 million from $377.7 million at September 30, 2004 to $373.1 million at June 30, 2005. During the nine months ended June 30, 2005, the Company’s loan growth was more than offset by a decrease in investments. The Company shrank its investment portfolio by applying proceeds from investment calls to reduce overnight borrowings. The Company grew deposits by $11.7 million during the nine months ended June 30, 2005, the proceeds of which were also applied to reduce overnight borrowings. The Company was successful in attracting retail certificates of deposit as an alternative to short term borrowings from the FHLB of Atlanta as part of its asset liability strategy.

Investment securities available for sale decreased $9.2 million from $96.7 million at September 30, 2004 to $87.5 million at June 30, 2005. During the nine months ended June 30, 2005, we received $8.9 million in proceeds from maturities, sales and issuer calls of investment securities available for sale and did not purchase any investments available for sale. Interest rates increased during the nine months ended June 30, 2005 which caused the Company’s gross unrealized loss on investment securities available for sale to increase from $693,000 at September 30, 2004 to $905,000 at June 30, 2005. Investment securities held to maturity increased $1.4 million from $22.9 million at September 30, 2004 to $24.3 million at June 30, 2005. During the nine months ended June 30, 2005, we purchased $4.6 million of securities and received $3.3 million in proceeds from maturities and issuer calls of investment securities held to maturity. As interest rates have increased, the Company has purchased fewer fixed-rate securities.

Loans held for sale increased to $1.4 million at June 30, 2005 from $930,000 at September 30, 2004. The increase in loans held for sale resulted from timing differences in the funding of loan sales. Loans receivable, net increased from $231.8 million at September 30, 2004 to $234.4 million at June 30, 2005. The Company’s mortgage originations have been slower this year as refinance activity slowed down in response to higher mortgage interest rates. During this same period, the Company saw growth in commercial loans and equity lines.

Deposits increased $11.7 million to $274.4 million at June 30, 2005 from $262.7 million at September 30, 2004. The increase resulted from successful certificate of deposit campaigns.

Advances from the Federal Home Loan Bank of Atlanta decreased $16.0 million from $44.0 million at September 30, 2004 to $28.0 million at June 300, 2005. The Company used deposit proceeds and proceeds from investments calls and maturities to repay these borrowings.

Stockholders’ equity increased by $200,000 from $65.9 million at September 30, 2004 to $66.1 million at June 30, 2005 as a result of net income of $2.5 million and the release of ESOP shares of $615,000 and $80,000 from the exercise of stock options. These increases were partially offset by cash dividends to stockholders declared of $836,000, purchases of treasury stock of $2.0 million, and an increase in the net unrealized loss on available for sale securities of $149,000. The increase in the net unrealized loss on available for sale securities was a result of increases in interest rates which caused bond prices to decrease.

Comparison of Operating Results for the Three Months Ended June 30, 2005 and 2004

Net Income. We recorded net income of $738,000 for the quarter ended June 30, 2005, as compared to $973,000 for the quarter ended June 30, 2004, representing a decrease of $235,000, or 24.2%. For the three months ended June 30, 2005, basic and diluted earnings per share were $0.27 and $0.25, respectively, compared to the basic and diluted earnings per share for the quarter ended June 30, 2004 of $0.35 and $0.33, respectively. The decrease in net income resulted primarily from increased provision for loan losses and decreased other income which was offset partially by increased net interest income and decreased income tax expense. The increase in net interest income resulted from growth in net interest-earning assets and higher net interest margins. The average prime interest rate for the quarter ended June 30, 2005 was 5.91%, an increase of 191 basis points from 4.00%, which was the average prime for the quarter ended June 30, 2004. The repricing of loans and investments increased the Company’s average asset yield by 84 basis points whereas the average cost of funds increased 70 basis points during the quarter ended June 30, 2005.

Net Interest Income. Net interest income, the difference between interest earned on loans and investments and interest paid on interest-bearing liabilities, increased by $300,000 or 10.3% for the three months ended June 30, 2005, compared to the same quarter in the prior year. This increase results from a $700,000 increase in interest income that was partially offset by the $400,000 increase in total interest expense. The average net interest rate spread increased 14 basis points from 3.01% for the three months ended June 30, 2004 to 3.15% for the quarter ended June 30, 2005.

Interest Income. The increase in interest income for the three months ended June 30, 2005 was the result of an increase in yield on interest-earning assets of 84 basis points from 4.61% for the three months ended June 30, 2004 to 5.45% for the three months ended June 30, 2005 which was offset partially by the decrease of $5.4 million in average interest-earning assets compared to the same quarter in the prior year. Average loans receivable increased $3.1 million, average investment securities decreased $9.7 million, and average interest-bearing overnight funds increased $1.2 million. The increase in the average asset yield increased interest income by approximately $740,000 while the decrease in average interest-earning assets decreased interest income by approximately $62,000.

Interest Expense. Interest expense increased in the three months ended June 30, 2005 due to an increase in the cost of interest-bearing liabilities of 70 basis points from 1.60% for the three months ended June 30, 2004 to 2.30% for the three months ended June 30, 2005 which was offset partially by the decrease in average interest-bearing liabilities of $12.2 million. Average interest-bearing deposits increased by $8.6 million while average FHLB advances decreased $20.9 million for the three months ended June 30, 2005 compared to the same quarter in the prior year. The average cost of the FHLB advances increased 202 basis points to 5.16% for the three months ended June 30, 2005 from the 3.14% for the three months ended June 30, 2004. This increase reflects the increase in short term interest rates as well and the impact of lower volumes of short-term borrowings during the quarter ended June 30, 2005 compared to the same quarter in the prior year. Short-term borrowings averaged $3.1 million for the quarter ended June 30, 2005 compared to an average of $24.0 million for the quarter ended June 30, 2004. The cost of the short-term borrowings is less than the average cost of the $20 million long-term advance which was outstanding in both periods. The increase in average cost of interest-bearing liabilities increased interest expense by approximately $488,000 while the decrease in the average interest-bearing liabilities decreased interest expense by approximately $49,000.

The following table presents average balances and average rates earned/paid by the Company for the quarter ended June 30, 2005 compared to the quarter ended June 30, 2004.

	Three Months Ended June 30, 2005			Three Months Ended June 30, 2004
	(Dollars in Thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Loans receivable (1)	$234,199	3,605	6.16%	$231,111	$2,812	4.87%
Investment securities (2)	113,011	1,151	4.07	122,717	1,288	4.20
Interest-bearing overnight deposits	3,983	29	2.88	2,796	6	0.93

Total interest-earning assets (3)	351,193	4,785	5.45	356,624	4,106	4.61
Non interest-earning assets	20,494			20,466

Total assets	$371,687			$377,090

Liabilities and stockholders’ equity
Interest-bearing checking	35,073	26	0.29	36,805	19	0.21
Money market investment accounts	16,818	42	0.99	19,884	33	0.67
Passbook and statement savings	29,375	54	0.73	30,943	47	0.61
Certificates of deposit	175,835	1,189	2.71	160,827	725	1.80
FHLB advances	23,088	298	5.16	43,967	346	3.14

Total interest-bearing liabilities	280,189	1,609	2.30	292,426	1,170	1.60
Noninterest-bearing liabilities	25,729			21,411

Total liabilities	305,918			313,837
Stockholders’ equity	65,769			63,253

Total liabilities and stockholders’ equity	371,687			$377,090

Net interest income		$3,176			$2,936

Interest rate spread			3.15%			3.01%

Net interest margin (4)			3.62%			3.29%

Ratio of average interest-earning assets to average interest-bearing liabilities			125.34%			121.95%

(1)	Includes nonaccrual loans and loans held for sale, net of discounts and allowance for loan losses.

(2)	Includes FHLB of Atlanta stock.

(3)	Due to immateriality, the interest income and yields related to certain tax exempt assets have not been adjusted to reflect a fully taxable equivalent yield.

(4)	Represents net interest income divided by the average balance of interest-earning assets.

Provision for Loan Losses. We charge provisions for loan losses to earnings to maintain the total allowance for loan losses at a level we consider adequate to provide for probable loan losses, based on existing loan levels and types of loans outstanding, nonperforming loans, prior loss experience, general economic conditions and other factors. We estimate the allowance using an allowance for loan losses model which takes into consideration all of these factors. Our policies require the review of assets on a regular basis, and we assign risk grades to loans based on the relative risk of the credit, considering such factors as repayment experience, value of collateral, guarantors, etc. Our credit management systems have resulted in low loss experience; however, there can be no assurances that such experience will continue. We believe we use the best information available to make a determination with respect to the allowance for loan losses, recognizing that future adjustments may be necessary depending upon a change in economic conditions.

The provision for loan losses was $60,000 and net charge-offs were $42,000 for the three months ended June 30, 2004 compared with a provision of $500,000, and net charge-offs of $4,000 for the three months ended June 30, 2005. At June 30, 2005, the Company established a specific loan valuation reserve of $794,000 on a $3.5 million credit that has been identified as a potential loan problem. This specific reserve increased the provision for the quarter ended June 30, 2005. Nonperforming loans at June 30, 2005 and September 30, 2004 were $2.8 million and $4.0 million, respectively. Approximately $2.2 million of nonperforming loans at June 30, 2005 consist of one commercial relationship which is not necessarily indicative of the credit quality of the entire portfolio. See “— Asset Quality” for further information.

Other Income. Other income decreased $162,000 from $686,000 for the three months ended June 30, 2004 to $524,000 for the three months ended June 30, 2005. Mortgage banking income, net decreased $25,000 from $126,000 for the three months ended June 30, 2004 to $101,000 for the three months ended June 30, 2005. The lower fee income reflects lower volumes of mortgage loan originations and sales. We sold loans totaling $6.0 million in the three months ended June 30, 2005 compared with sales of $7.5 million in the previous year for the comparable period. Given the current level of mortgage interest rates, the Company believes that mortgage banking income will continue to decrease in future quarters due to lower refinancing activity. The Company recorded a gain of $143,000 on the sale of real estate that had previously served as one of the Company’s branch offices. This gain was included in other income for the quarter ended June 30, 2004. There was no such gain reported in the quarter ended June 30, 2005 and other income decreased to $72,000 from the $208,000 which was reported in the three months ended June 30, 2004.

Operating Expenses. Total operating expenses were $2.1 million for each of the three months ended June 30, 2005 and 2004. The Company has been able to control expenses during this period of slower asset growth and lower lending volumes.

Income Tax Expense. Income tax expense decreased $113,000 from tax expense of $516,000 for the three months ended June 30, 2004 to $403,000 for the three months ended June 30, 2005. The effective tax rates were 35.3% and 34.7% for the three months ended June 30, 2005 and 2004, respectively. The increase in the effective tax rate was primarily due to a relative decrease in tax-exempt income compared to the prior year.

Comparison of Operating Results for the Nine Months Ended June 30, 2005 and 2004

Net Income. We recorded net income of $2.5 million for each of the nine months ended June 30, 2005 and 2004. For the nine months ended June 30, 2005, basic and diluted earnings per share were $0.88 and $0.84, respectively. The Company reported basic and diluted earnings per share for the nine months ended June 30, 2004 of $0.89 and $0.85, respectively. Comparing the results for the nine months ended June 30, 2005 to the previous year, the Company had an increase in net interest income which was offset by increased provision for loan losses and a decrease in non-in other income. The increase in the net interest income resulted from improved net interest margins and increased net interest earning assets. The average prime interest rate for the nine months ended June 30, 2005 was 5.45%, an increase of 145 basis points from 4.00%, which was the average prime for the nine months ended June 30, 2004. The rate increase caused a greater increase in the average yield on earning assets than the average rate paid on interest-bearing liabilities.

Net Interest Income. Net interest income, the difference between interest earned on loans and investments and interest paid on interest-bearing liabilities, increased by $784,000 or 9.2% for the nine months ended June 30, 2005, compared to the same nine months in the prior year. This increase reflects a $1.5 million increase in interest income that was partially offset by the $743,000 increase in total interest expense. The average net interest rate spread increased 14 basis points from 2.97% for the nine months ended June 30, 2004 to 3.11% for the nine months ended June 30, 2005.

Interest Income. The increase in interest income for the nine months ended June 30, 2005 was due to a increase in yield on interest-earning assets of 49 basis points from 4.67% for the nine months ended June 30, 2004 to 5.16% for the nine months ended June 30, 2005 combined with an increase of $5.6 million in average interest-earning assets compared to the same period in the prior year. The increased volume of average interest-earning assets increased interest income by approximately $200,000 and the increased yield increased interest income by approximately $1.3 million. Average loans receivable increased $4.9 million, average investment securities increased $576,000, and average interest-bearing overnight funds increased $196,000 compared with the prior year.

Interest Expense. Interest expense increased in the nine months ended June 30, 2005 due to an increase in the cost of interest-bearing liabilities of 35 basis points from 1.70% for the nine months ended June 30, 2004 to 2.05% for the nine months ended June 30, 2005. This was partially offset by the decrease in average interest-bearing liabilities of $342,000 compared to the prior year. Average deposits increased by $8.0 million and average FHLB advances decreased $8.3 million for the nine months ended June 30, 2005 compared to the same nine months in the prior year. The increase in the average cost of interest-bearing liabilities increased interest expense by approximately $882,000. The decrease in average interest-bearing liabilities decreased interest expense by approximately $138,000.

The following table presents average balances and average rates earned/paid by the Company for the nine months ended June 30, 2005 compared to the nine months ended June 30, 2004.

	Nine Months Ended June 30, 2005			Nine Months Ended June 30, 2004
	(Dollars in Thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Loans receivable (1)	233,687	$10,066	5.74%	$228,827	$8,495	4.95%
Investment securities (2)	114,056	3,500	4.09	113,480	3,588	4.22
Interest-bearing overnight deposits	3,752	68	1.23	3,556	24	0.89

Total interest-earning assets (3)	351,495	13,634	5.16	345,863	12,107	4.67
Non interest-earning assets	20,527			20,896

Total assets	$372,022			$366,759

Liabilities and stockholders’ equity
Interest-bearing checking	35,498	72	0.27	36,148	57	0.21
Money market investment accounts	16,800	125	0.99	19,565	98	0.67
Passbook and statement savings	29,701	156	0.70	30,377	139	0.61
Certificates of deposit	172,537	3,027	2.34	160,476	2,335	1.94
FHLB advances	27,571	957	4.63	35,883	965	3.58

Total interest-bearing liabilities	282,107	4,337	2.05	282,449	3,594	1.70
Noninterest-bearing liabilities	23,985			21,060

Total liabilities	306,092			303,509
Stockholders’ equity	65,930			63,250

Total liabilities and stockholders’ equity	$372,022			$366,759

Net interest income		$9,297			$8,513

Interest rate spread			3.11%			2.97%

Net interest margin (4)			3.51%			3.28%

Ratio of average interest-earning assets to average interest-bearing liabilities			124.60%			122.45%

(1)	Includes nonaccrual loans and loans held for sale, net of discounts and allowance for loan losses.

(2)	Includes FHLB of Atlanta stock.

(3)	Due to immateriality, the interest income and yields related to certain tax exempt assets have not been adjusted to reflect a fully taxable equivalent yield.

(4)	Represents net interest income divided by the average balance of interest-earning assets.

Provision For Loan Losses. The provision for loan losses is charged to earnings to maintain the total allowance for loan losses at a level considered adequate to absorb estimated probable losses inherent in the loan portfolio based on existing loan levels and types of loans outstanding, non-performing loans, prior loan loss experience, general economic conditions and other factors. Provisions for loan losses totaled $890,000 and $180,000 for the nine months ended June 30, 2005 and 2004, respectively. The provision for loan losses was impacted by the increase the loan charge-offs and an increase in specific reserves for impaired loans. Net loan charge-offs for the nine months ended June 30, 2005 and 2004 were $655,000 and $126,000, respectively. The most significant chargeoff during the nine months ended June 30, 2005 totaled $620,000 related to one credit.

Other Income. Other income was $1.6 million and $1.8 million for the nine months ended June 30, 2005 and 2004, respectively. Customer fees increased $89,000 to $788,000 for the nine months ended June 30, 2005 compared with the $699,000 reported in the prior year. This increase was the result of increased deposit service charges and loan late charges compared with the prior year. Commissions from sales of annuities and mutual funds decreased $34,000 from $263,000 for the nine months ended June 30, 2004 to $229,000 for the nine months ended June 30, 2005. This decrease results from lower sales of annuities and mutual funds. The Company recorded gains on sales of investments of $185,000 in the nine months ended June 30, 2004 compared to a loss of $2,000 in the nine months ended June 30, 2005. Mortgage banking income, net decreased $23,000 from $337,000 for the nine months ended June 30, 2004 to $314,000 for the nine months ended June 30, 2005. The lower fee income reflects lower volumes of mortgage loan originations and sales. We sold loans totaling $18.0 million in the nine months ended June 30, 2005 compared with sales of $21.1 million in the previous year for the comparable period.

Operating Expenses. Total operating expenses were $6.2 million for each of the nine months ended June 30, 2005 and 2004, respectively. The Company has been able to control expenses during this period of slower asset growth.

Income Tax Expense. Income tax expense was $1.4 million for each of the nine months ended June 30, 2005 and 2004. The effective tax rates were 35.5% and 35.7% for the nine months ended June 30, 2005 and 2004, respectively.

Commitments, Contingencies and Off-Balance Sheet Risk

The Company is a party to financial instruments with off-balance sheet risk including commitments to extend credit under existing lines of credit and commitments to sell loans. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

Off-balance sheet financial instruments whose contract amounts represent credit and interest rate risk are summarized as follows:

	June 30, 2005	September 30, 2004
	(In thousands)
Commitments to originate new loans	$4,052	$2,177
Commitments to originate new loans held for sale	117	—
Unfunded commitments to extend credit under existing equity line and commercial lines of credit	65,554	55,357
Commercial letters of credit	2,150	2,055
Commitments to sell loans held for sale	1,344	2,174

Commitments to originate new loan include six unrelated commercial real estate loans totaling $3.7 million. The Company does not have any special purpose entities or other similar forms of off-balance sheet financing arrangements.

Commitments to originate new loans or to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Loan commitments generally expire within 30 to 45 days. Most equity line commitments are for a term of 15 years, and commercial lines of credit are generally renewable on an annual basis. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the borrower.

Commitments to sell loans held for sale are agreements to sell loans to a third party at an agreed upon price. At June 30, 2005, the aggregate fair value of these commitments exceeded the book value of the loans to be sold.

Contractual Obligations

As of June 30, 2005:

	Payments Due by Period
	(Dollars in thousands)

	Less than 1 year	1-3 years	4-5 years	Over 5 years	Total
Deposits	$238,425	$25,966	$9,976	$—	$274,367
Advances from Federal Home Loan Bank	8,000	20,000	—	—	28,000
Lease obligations	20	42	42	5	109

Total contractual cash obligations	$246,445	$46,008	$10,018	$5	$302,476

Asset Quality

At June 30, 2005, the Company had approximately $3.1 million in nonperforming assets (nonaccrual loans and real estate owned) or 0.83% of total assets. At September 30, 2004, nonperforming assets were $4.0 million or 1.05% of total assets. At June 30, 2005 and September 30, 2004, impaired loans totaled $5.9 million (of which $2.4 were on nonaccrual status) and $3.8 million (all of which were on nonaccrual status), respectively, as defined by Statement of Financial Accounting Standards No. 114, “Accounting by Creditors for Impairment of a Loan.” The most significant impaired loans at June 30, 2005 result from two unrelated commercial loans secured by commercial real estate and business assets in Alamance County. At June 30, 2005, the combined loan balances of these two relationships totaled $5.7 million. The average carrying value of impaired loans was $3.2 million during the nine months ended June 30, 2005. Interest income of $97,000 has been recorded on impaired loans in the nine months ended June 30, 2005. The Bank’s net charge-offs for the nine months ended June 30, 2005 were $655,000. The Bank’s allowance for loan losses was $4.2 million and $4.0 million at June 30, 2005 and September 30, 2004, respectively, and the ratio of the allowance for loan losses to total loans, net of loans in process and deferred loan fees was 1.76% and 1.68% at June 30, 2005 and September 30, 2004, respectively.

At June 30, 2005, the Company had one $3.5 million loan relationship which is not currently classified as nonaccrual, 90 days past due or restructured, but where known financial information about possible credit problems causes management to have serious concerns as to the ability of the borrowers to comply with present loan repayment terms and may result in disclosure as nonaccrual, 90 days past due or restructured. See “—Provision For Loan Losses” for information concerning the specific reserve on this loan.

The following table presents an analysis of our nonperforming assets:

	At June 30, 2005	At September 30, 2004	At June 30, 2004
	(Dollars in thousands)
Non-performing loans:
Nonaccrual loans	$2,370	$3,962	$4,007
Loans 90 days past due and accruing	430	—	—
Restructured loans	—	—	—

Total non-performing loans	2,800	3,962	4,007
Other real estate	301	17	26

Total non-performing assets	$3,101	$3,979	$4,033

Non-performing loans to loans receivable, net	1.17%	1.72%	1.74%
Non-performing assets as a percentage of loans and other real estate owned	1.30%	1.72%	1.75%

Regulations require that we classify our assets on a regular basis. There are three classifications for problem assets: substandard, doubtful and loss. We regularly review our assets to determine whether any assets require classification or re-classification. At June 30, 2005, we had $6.9 million in classified assets consisting of $6.6 million in substandard loans, $4,000 in loans classified as loss and $301,000 in real estate owned. At September 30, 2004, we had $4.7 million in classified assets consisting of $4.7 million in substandard loans and $17,000 in real estate owned. At June 30, 2004, we had $4.8 million in classified assets consisting of $4.8 million in substandard loans, $7,000 in loss loans and $26,000 in real estate owned.

In addition to regulatory classifications, we also classify as “special mention” and “watch” assets that are currently performing in accordance with their contractual terms but may become classified or nonperforming assets in the future. At June 30, 2005, we have identified approximately $923,000 in assets classified as special mention and $25.4 million as watch. At June 30, 2004, we had identified approximately $4.8 million in assets classified as special mention and $28.0 million as watch.

The following table sets forth an analysis of our allowance for loan losses for the periods indicated.

	Three Months Ended June 30,		Nine Months Ended June 30,
	2005	2004	2005	2004
	(Dollars in thousands)
Balance at beginning period	$3,695	$3,892	$3,956	$3,856

Loans charged off	(5)	(42)	(657)	(126)

Recoveries	1	—	2	—

Net loans charged off	(4)	(42)	(655)	(126)

Provisions for losses	500	60	890	180

Balance at end of period	$4,191	$3,910	$4,191	$3,910

Average loans outstanding	$234,199	$231,111	$233,687	$228,827

Ratio of net loans charged off to average loans outstanding during the period	.0017%	.0182%	.2803%	.0551%

Liquidity and Capital Resources

The Bank must meet certain liquidity requirements established by the State of North Carolina Office of the Commissioner of Banks (the “Commissioner”). At June 30, 2005, the Bank’s liquidity ratio exceeded such requirements. Liquidity generally refers to the Bank’s ability to generate adequate amounts of funds to meet its cash needs. Adequate liquidity guarantees that sufficient funds are available to meet deposit withdrawals, fund loan commitments, maintain adequate reserve requirements, pay operating expenses, provide funds for debt service, pay dividends to stockholders and meet other general commitments.

Our primary sources of funds are deposits, principal and interest payments on loans, proceeds from the sale of loans, and to a lesser extent, advances from the FHLB of Atlanta. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and local competition.

Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At June 30, 2005, cash and cash equivalents totaled $8.9 million. We have other sources of liquidity should we need additional funds. During the three and nine months ended June 30, 2005, we sold loans totaling $6.0 million and $17.9 million, respectively. Additional sources of funds include FHLB of Atlanta advances. Other sources of liquidity include loans and investment securities designated as available for sale, which totaled $88.9 million at June 30, 2005.

We anticipate that we will have sufficient funds available to meet our current commitments. At June 30, 2005, we had $4.2 million in commitments to originate new loans, $65.6 million in unfunded commitments to extend credit under existing equity lines and commercial lines of credit and $2.2 million in standby letters of credit. At June 30, 2005, certificates of deposit, which are scheduled to mature within one year, totaled $142.4 million. We believe that a significant portion of such deposits will remain with us.

The Federal Deposit Insurance Corporation (“FDIC”) requires the Bank to meet a minimum leverage capital requirement of Tier I capital to assets ratio of 4%. The FDIC also requires the Bank to meet a ratio of total capital to risk-weighted assets of 8%, of which 4% must be in the form of Tier I capital. The Commissioner requires the Bank at all times to maintain certain minimum capital levels. The Bank was in compliance with all capital requirements of the FDIC and the Commissioner at June 30, 2005 and is deemed to be “well capitalized.”

The Federal Reserve also mandates capital requirements on all bank holding companies, including 1st State Bancorp, Inc. These capital requirements are similar to those imposed by the FDIC on the Bank. At June 30, 2005, the Company was in compliance with the capital requirements of the Federal Reserve.

The Company’s equity to asset ratio at June 30, 2005 was 17.7%. The Company’s capital level is sufficient to support future growth.

The Company has declared cash dividends per common share of $0.10 for each of the three months ended June 30, 2005, September 30, 2004 and June 30, 2004. The Company’s ability to pay dividends is dependent upon earnings. The Company’s dividend payout ratio for the three months ended June 30, 2005, September 30, 2004 and June 30, 2004 was 40.0%, 31.3% and 30.3%, respectively.

Accounting Matters

In March 2004, the SEC released Staff Accounting Bulletin No. 105—Application of Accounting Principles to Loan Commitments. This bulletin requires all registrants to begin accounting for their issued loan commitments (including interest rate lock commitments) subject to Statement 133 as written options. Treatment as a written option would require those loan commitments to be reported as liabilities until either they are exercised (and a loan is made) or they expire unexercised. Staff Accounting Bulletin No. 105 must be applied to loan commitments that are issued after June 30, 2004. The adoption of Staff Accounting Bulletin No. 105 did not have a material impact on the consolidated financial statements.

In January 2003, FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51”, (Interpretation 46) was issued. Interpretation 46 addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. Interpretation 46 applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”, which was issued in January 2003. The Company will be required to apply FIN 46R to variable interests in VIEs created after December 31, 2003. FASB deferred the effective date of FIN 46 to no later than the end of the first reporting period that ends after March 15, 2004. The application of this revised interpretation is not expected to have a material effect on the consolidated financial statements.

On September 30, 2004, the FASB issued FASB Staff Position (“FSP”) Emerging Issues Task Force (“EITF”) Issue No. 03-1-1 delaying the effective date of paragraphs 10-20 of EITF 03-1, “The meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”, which provides guidance for determining the meaning of “other-than-temporarily impaired” and its application to certain debt and equity securities within the scope of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, and investments accounted for under the cost method. The guidance requires that investments which have declined in value due to credit concerns or solely due to changes in interest rates must be recorded as other than temporarily impaired unless the Company can demonstrate its intention to hold the security for a period of time sufficient to allow for a recovery of fair value up to or beyond the cost of the investment which might mean maturity. The delay of the effective date of EITF 03-1 will be superceded concurrent with the final issuance of proposed FSP Issue 03-1-a. Proposed FSP Issue 03-1-a is intended to provide implementation guidance with respect to all securities analyzed for impairment under paragraphs 10-20 of EITF 03-1. Management continues to closely monitor and evaluate how the provisions of EITF 03-1 and proposed Issue 03-1-a will affect the Company.

On December 16, 2004, the FASB issued SFAS No. 123R, “Share-Based Payment,” which is an Amendment of FASB Statement Nos. 123 and 95. SFAS No. 123R changes, among other things, the manner in which share-based compensation, such as stock options, will be accounted for and will be effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The cost of employee services received in exchange for equity instruments including options and restricted stock awards generally will be measured at fair value at the grant date. The grant date fair value will be estimated using option-pricing models adjusted for the unique characteristics of those options and instruments, unless observable market prices for the same or similar options are available. The cost will be recognized over the requisite service period, often the vesting period, and will be remeasured subsequently at each reporting date through settlement date.

The changes in accounting will replace existing requirements under SFAS No. 123, “Accounting for Stock-Based Compensation,” and will eliminate the ability to account for share-based compensation transactions using ABP Opinion No. 25, “Accounting for Stock Issued to Employees,” which does not require companies to expense options if the exercise price is equal to the trading price at the date of grant. The accounting for similar transactions involving parties other than employees or the accounting for employee stock ownership plans that are subject to American Institute of Certified Public Accountants (“AICPA”) Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans,” would remain unchanged.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

Market risk is the possible chance of loss from unfavorable changes in market prices and rates. These changes may result in a reduction of current and future period net interest income, which is the favorable spread earned from the excess of interest income on interest-earning assets over interest expense on interest-bearing liabilities.

The Company considers interest rate risk to be its most significant market risk, which could potentially have the greatest impact on operating earnings. The structure of the Company’s loan and deposit portfolios is such that a significant decline in interest rates may adversely impact net market values and net interest income.

The Company monitors whether material changes in market risk have occurred since September 30, 2004. The Company does not believe that any material changes in market risk exposures have occurred since September 30, 2004.

Item 4.	Controls and Procedures

As of the end of the period covered by this report, management of the Company carried out an evaluation, under the supervision and with the participation of the Company’s principal executive officer and principal financial officer, of the effectiveness of the Company’s disclosure controls and procedures. Based on this evaluation, the Company’s principal executive officer and principal financial officer concluded that the Company’s disclosure controls and procedures are effective in ensuring that information required to be disclosed by the Company in reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. It should be noted that the design of the Company’s disclosure controls and procedures is based in part upon certain reasonable assumptions about the likelihood of future events, and there can be no reasonable assurance that any design of disclosure controls and procedures will succeed in achieving its stated goals under all potential future conditions, regardless of how remote, but the Company’s principal executive and financial officers have concluded that the Company’s disclosure controls and procedures are, in fact, effective at a reasonable assurance level.

There have been no changes in the Company’s internal control over financial reporting identified in connection with the evaluation described in the above paragraph that occurred during the Company’s last fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1.	Legal Proceedings

From time to time, we are a party to various legal proceedings incident to our business. There currently are no legal proceedings to which we are a party, or to which any of our property was subject, except as described in the following paragraph and none which are expected to result in a material loss. There are no pending regulatory proceedings to which we are a party or to which any of our properties is subject which are expected to result in a material loss.

A civil action was filed against 1st State Bank and Brokers, Incorporated by Michael Locklar in Davidson County Superior Court, in the State of North Carolina on May 16, 2003. Mr. Locklar has alleged in the action that 1st State Bank granted him an option to purchase certain real property located in Davidson County, North Carolina, which 1st State Bank wrongfully sold to Brokers, Incorporated for $150,000 in breach of the option granted to Mr. Locklar. Mr. Locklar is seeking to set aside the conveyance of property to Brokers, Incorporated and to purchase the property from 1st State Bank for the option price. Brokers, Incorporated has filed a cross-claim against 1st State Bank seeking indemnification in the form of return of the purchase price they paid for the property, damages and attorneys fees should Locklar be successful in setting aside the real estate conveyance. 1st State Bank intends to vigorously contest Mr. Locklar’s allegations. Management does not anticipate that this lawsuit will have a material adverse impact on the Company’s financial condition or results of operations.

The Bank had been named as a co-defendant in a lawsuit brought by minority stockholders of a corporation against the majority stockholders of the corporation. A director of the Company and the Bank, along with family members, is the majority stockholder of the corporation, which had previously had loans outstanding from the Bank. During the quarter ended December 31, 2004, these loans were paid off in full. The Bank settled this lawsuit in July 2005 for an immaterial amount.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

(a)	Not applicable.

(b)	Not applicable.

(c)	The following table sets forth information regarding the Company’s repurchases of its common stock during the quarter ended June 30, 2005.

Period	(a) Total Number of Shares Purchased	(b) Average Price Paid per Share	(c) Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	(d) Maximum Number of Shares that May Yet Be Purchased Under the Plans or Programs
April 2005 Beginning date: April 1 Ending date: April 30	4,880	$29.10	4,880	227,123	(1)

May 2005 Beginning date: May 1 Ending date: May 31

June 2005 Beginning date: June 1 Ending date: June 30

Total	4,880	$29.10	4,880

(1)	On November 17, 2004, the Company announced a 10% stock repurchase program to acquire up to 296,232 shares of the Company’s stock over a period of 24 months. These share purchases were a part of this repurchase program.

Item 3.	Defaults Upon Senior Securities

None.

Item 4.	Submission of Matters to a Vote of Security Holders

Not applicable.

Item 5.	Other Information

None.

Item 6.	Exhibits

The following exhibits are filed herewith:

31.1	Rule 13a-14(a) Certification of Chief Executive Officer

31.2	Rule 13a-14(a) Certification of Chief Financial Officer

32	Section 1350 Certifications

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

1st STATE BANCORP, INC.

Date: August 11, 2005	/s/ James C. McGill
James C. McGill President and Chief Executive Officer (Principal Executive Officer)

Date: August 11, 2005	/s/ A. Christine Baker
A. Christine Baker Executive Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)

Exhibit 31.1

Certification

I, James C. McGill, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of 1st State Bancorp, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report, based on such evaluation; and

(c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board or directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 11, 2005

/s/ James C. McGill
James C. McGill
President and Chief Executive Officer

Exhibit 31.2

Certification

I, A. Christine Baker, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of 1st State Bancorp, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report, based on such evaluation; and

(c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board or directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 11, 2005

/s/ A. Christine Baker
A. Christine Baker
Executive Vice President, Treasurer and Secretary

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned executive officers of 1st State Bancorp, Inc. (the “Registrant”) hereby certify that this Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ James C. McGill
	Name:	James C. McGill
	Title:	President and Chief Executive Officer

By:	/s/ A. Christine Baker
	Name:	A. Christine Baker
	Title:	Chief Financial Officer, Secretary and Treasurer

Date: August 11, 2005

PART II

Information Not Required in Prospectus

Item 20.	Indemnification Of Directors And Officers

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation’s best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

In addition, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney’s fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses such person may incur on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

Capital Bank Corporation’s bylaws provide for indemnification, to the fullest extent permitted by law, of any person who at any time serves or has served as a director or officer of Capital Bank Corporation, or, at the request of Capital Bank Corporation, is or was serving as a officer, director, agent, partner, trustee, administrator or employee of another entity against any threatened, pending or contemplated civil, criminal, administrative, investigative or arbitrative action suit or proceeding: or any appeal of such an action, seeking to hold him or her liable by reason of the fact that he or she was acting in such capacity. Capital Bank Corporation also may provide such indemnification for its employees and agents as it deems appropriate.

The rights of indemnification found in Capital Bank Corporation’s bylaws cover:

•	Reasonable expenses, including without limitation all attorneys’ fees actually and necessarily incurred by him or her in connection with any action, suit or proceeding;

•	All reasonable payments in satisfaction of any judgment, money decree, fine, penalty or settlement; and

•	All reasonable expense incurred in enforcing the indemnification rights.

Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

Finally, Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. Capital Bank Corporation’s directors and officers are currently covered under directors’ and officers’ insurance policies maintained by Capital Bank Corporation. As permitted by North Carolina law, Capital Bank Corporation’s Articles of Incorporation limit the personal liability of directors for monetary damages for breaches of duty as a director provided that, such limitation will not apply to (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of Capital Bank Corporation, (ii) any liability for unlawful distributions under Section 55-8-33 of the North Carolina Business Corporation Act or, (iii) any transaction from which the director derived an improper personal benefit. In addition, its Articles of Incorporation stipulate that the liability of a director is eliminated or limited to the fullest extent permitted by the North Carolina Business Corporation Act, as it may be amended in the future.

For a period of five (5) years after the effective time, Capital Bank Corporation and its wholly-owned subsidiary, Capital Bank, have agreed to indemnify, and advance expenses in matters that may be subject to indemnification to, the present and former directors or officers of 1st State Bancorp, Inc. or of its subsidiaries with respect to liabilities and claims made against them resulting from their service as such prior to the effective time of the proposed merger in accordance with and subject to the requirements and other provisions of the articles of incorporation and bylaws of Capital Bank Corporation and Capital Bank, respectively, and applicable provisions of law to the same extent as Capital Bank Corporation and Capital Bank, respectively, are obligated thereunder to indemnify and advance expenses to their own respective directors and officers. Capital Bank Corporation also has agreed to, or to cause Capital Bank to, obtain and maintain, for a period of six (6) years after completion of the merger, 1st State Bancorp, Inc.’s current directors’ and officers’ liability insurance policies or comparable policies.

In addition, in the ordinary course of Capital Bank Corporation’s business it may from time to time enter into contracts under which Capital Bank Corporation and its directors and officers are provided with standard rights of indemnification against liability that they may incur in their capacities as such and in connection with activities performed under the terms of such contracts.

Item 21.	Exhibits and Financial Schedules

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement.

Exhibit Number	Description of Exhibit
2.01	Merger Agreement, dated as of June 29, 2005, by and between Capital Bank Corporation and 1st State Bancorp (included as Appendix A to the joint proxy statement/prospectus)

2.02	Form of Plan of Merger of 1st State Bancorp into Capital Bank Corporation (included as Exhibit A to Appendix A of the joint proxy statement/prospectus)

2.03(1)	List and Agreement to Furnish Omitted Schedules to Merger Agreement

4.01(2)	Articles of Incorporation of Capital Bank Corporation

4.02(2)	Bylaws of Capital Bank Corporation

4.03(2)	Specimen Common Stock Certificate of Capital Bank Corporation

5.01	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. as to the legality of the securities being registered

8.01	Form of opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. as to the federal tax consequences of the merger

Exhibit Number	Description of Exhibit
13.01	1st State Bancorp, Inc. 2004 Annual Report to Shareholders (included as Appendix D to the joint proxy statement/prospectus)

23.01	Consent of PricewaterhouseCoopers LLP

23.02	Consent of KPMG, LLP

23.03	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.01 hereto)

24.01	Powers of Attorney (see page II-6)

99.01	Form of Proxy Card to be sent to Capital Bank Corporation Shareholders

99.02	Form of Proxy Card to be sent to 1st State Bancorp Shareholders

99.03	Consent of The Orr Group, LLC

99.04	Consent of FTN Midwest Securities Corp. (included in Appendix B to the joint proxy statement/prospectus)

(1)	Incorporated by reference to Exhibit 2.2 to Capital Bank Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2005.
(2)	Incorporated by reference to Capital Bank Corporation’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 19, 1998, as amended on November 10, 1998, December 21, 1998 and February 8, 1999.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file during, any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other Items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in conjunction with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offerings of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on September 8, 2005.

CAPITAL BANK CORPORATION

By:	/S/ B. GRANT YARBER
B. Grant Yarber
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. Grant Yarber, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on September 7, 2005 and September 8, 2005.

Signature	Title

/S/ B. GRANT YARBER B. Grant Yarber	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ WILLIAM R. LAMPLEY William R. Lampley	Interim Chief Financial Officer (Principal Financial Officer)

/S/ GEORGE C. NICHOLSON George C. Nicholson	Chief Accounting Officer (Principal Accounting Officer)

/S/ CHARLES F. ATKINS Charles F. Atkins	Director

/S/ WILLIAM C. BURKHARDT William C. Burkhardt	Director

/S/ LEOPOLD I. COHEN Leopold I. Cohen	Director

/S/ JOHN F. GRIMES, III John F. Grimes, III	Director

/S/ ROBERT L. JONES Robert L. Jones	Director

/S/ OSCAR A. KELLER, JR. Oscar A. Keller, Jr.	Director

/S/ OSCAR A. KELLER, III Oscar A. Keller, III	Director

/S/ JAMES D. MOSER, JR. James D. Moser, Jr.	Director

/S/ GEORGE R. PERKINS, III George R. Perkins, III	Director

/S/ DON W. PERRY Don W. Perry	Director

/S/ CARL H. RICKER, JR. Carl H. Ricker, Jr.	Director

/S/ J. REX THOMAS J. Rex Thomas	Director

/S/ SAMUEL J. WORNOM, III Samuel J. Wornom, III	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.01	Merger Agreement, dated as of June 29, 2005, by and between Capital Bank Corporation and 1st State Bancorp (included as Appendix A to the joint proxy statement/prospectus)

2.02	Form of Plan of Merger of 1st State Bancorp into Capital Bank Corporation (included as Exhibit A to Appendix A of the joint proxy statement/prospectus)

2.03(1)	List and Agreement to Furnish Omitted Schedules to Merger Agreement

4.01(2)	Articles of Incorporation of Capital Bank Corporation

4.02(2)	Bylaws of Capital Bank Corporation

4.03(2)	Specimen Common Stock Certificate of Capital Bank Corporation

5.01	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. as to the legality of the securities being registered

8.01	Form of opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. as to the federal tax consequences of the merger

13.01	1st State Bancorp, Inc. 2004 Annual Report to Shareholders (included as Appendix D to the joint proxy statement/prospectus)

23.01	Consent of PricewaterhouseCoopers LLP

23.02	Consent of KPMG, LLP

23.03	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.01 hereto)

24.01	Powers of Attorney (see page II-6)

99.01	Form of Proxy Card to be sent to Capital Bank Corporation Shareholders

99.02	Form of Proxy Card to be sent to 1st State Bancorp Shareholders

99.03	Consent of The Orr Group, LLC

99.04	Consent of FTN Midwest Securities Corp. (included in Appendix B to the joint proxy statement/prospectus)

(1)	Incorporated by reference to Exhibit 2.2 to Capital Bank Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2005.
(2)	Incorporated by reference to Capital Bank Corporation’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 19, 1998, as amended on November 10, 1998, December 21, 1998 and February 8, 1999.